 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 1996

                                             Registration Statement No. 33-62211

================================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                         ---------------------------

                         AMENDMENT NO. 3 TO FORM S-4

                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933
                         ---------------------------

                  INCOME OPPORTUNITY REALTY INVESTORS, INC.
     (Exact name of registrant as specified in its governing instrument)

        NEVADA                          6513                            75-2615944
(State of Incorporation)    (Primary Standard Industrial    (I.R.S. Employer Identification No.)
                             Classification Code Number)

                        10670 NORTH CENTRAL EXPRESSWAY
                                  SUITE 300
                             DALLAS, TEXAS  75231
                                (214) 692-4700
        (Address and telephone number of principal executive offices)
                           ROBERT A. WALDMAN, ESQ.
                        10670 NORTH CENTRAL EXPRESSWAY
                                  SUITE 300
                             DALLAS, TEXAS  75231
                                (214) 692-4700
          (Name, address and telephone number of agent for service)
                         ---------------------------
                                   Copy to:
                          THOMAS R. POPPLEWELL, ESQ.
                            Andrews & Kurth L.L.P.
                           4400 Thanksgiving Tower
                             Dallas, Texas  75201

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: ASSUMING
    SHAREHOLDERS APPROVE THE PROPOSED INCORPORATION PROCEDURE, AS SOON AS PRACTICABLE AFTER THE DATE OF THE SPECIAL MEETING OF SHAREHOLDERS OF INCOME
                           OPPORTUNITY REALTY TRUST
                         ---------------------------
     If any of the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                         ---------------------------


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                  INCOME OPPORTUNITY REALTY INVESTORS, INC.

                         ---------------------------

                      CROSS REFERENCE SHEET TO FORM S-4

                                                                                           Location in
                        Item Number and Caption                                    Proxy Statement/Prospectus
                        -----------------------                                    --------------------------
 A.     INFORMATION ABOUT THE TRANSACTION

   1.   Forepart of Registration Statement and Outside Front Cover
        Page of Prospectus . . . . . . . . . . . . . . . . . . . . .     Cover Page; Outside Front Cover Page

   2.   Inside Front and Outside Back Cover Pages of Prospectus  . .     Inside Front and Outside Back Cover Pages

   3.   Risk Factors, Ratio of Earnings to Fixed Charges and Other
        Information  . . . . . . . . . . . . . . . . . . . . . . . .     SUMMARY; CERTAIN RISK FACTORS

   4.   Terms of the Transaction . . . . . . . . . . . . . . . . . .     Outside Front Cover Page; SUMMARY; PROPOSED INCORPORATION
                                                                         PROCEDURE -- General Discussion, --  Principal Reasons for
                                                                         the Incorporation Procedure; Comparison of Principal
                                                                         Differences Between the Trust and IORI Nevada, --
                                                                         Management after Incorporation Procedure, -- Business
                                                                         Activities after Incorporation Procedure, -- Comparison
                                                                         of the Securities of IORI Nevada and the Trust, --
                                                                         Stockholder-Management Relations, -- Amendment
                                                                         Provisions; Certain Federal Income Tax Consequences, --
                                                                         Certain  Foreign, State and Local Taxes; SELECTED
                                                                         HISTORICAL  CONSOLIDATED FINANCIAL INFORMATION

   5.   Pro Forma Financial Information  . . . . . . . . . . . . . .     *

   6.   Material Contracts with the Company Being Acquired . . . . .     PROPOSED INCORPORATION PROCEDURE -- General Discussion

   7.   Additional Information Required for Reoffering by Persons and
        Parties Deemed to be Underwriters  . . . . . . . . . . . . .     *

   8.   Interests of Named Experts and Counsel . . . . . . . . . . .     *

   9.   Disclosure of Commission Position on Indemnification for
        Securities Act Liabilities . . . . . . . . . . . . . . . . .     PROPOSED INCORPORATION PROCEDURE -- Liability of Certain
                                                                         Persons

 B.     INFORMATION ABOUT THE REGISTRANT

  10.   Information with Respect to S-3 Registrants  . . . . . . . .     *

  11.   Incorporation of Certain Information by Reference  . . . . .     *

  12.   Information with Respect to S-2 or S-3 Registrants . . . . .     BUSINESS AND PROPERTIES OF IORI NEVADA; SELECTED HISTORICAL
                                                                         CONSOLIDATED FINANCIAL INFORMATION; MARKET PRICES OF THE
                                                                         SHARES; DIVIDENDS; PROPOSED INCORPORATION PROCEDURE --
                                                                         Comparison of the Securities of IORI Nevada and the Trust
                                                                         -- Listing

   13.  Incorporation of Certain Information by Reference  . . . . .     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

 14.    Information with Respect to Registrants other than
        S-3 or S-2 Registrants . . . . . . . . . . . . . . . . . . .     *

 C.     INFORMATION ABOUT THE COMPANY BEING ACQUIRED

  15.   Information with Respect to S-3 Companies  . . . . . . . . .     *

  16.   Information with Respect to S-2 or S-3 Companies . . . . . .     PROPOSED INCORPORATION PROCEDURE -- Replacement of the
                                                                         Fixed-Life Trust with a Perpetual-Life Corporation,  --
                                                                         Management after  Incorporation  Procedure; BUSINESS AND
                                                                         PROPERTIES OF THE TRUST -- The Advisor; SELECTED HISTORICAL
                                                                         CONSOLIDATED FINANCIAL INFORMATION; MARKET PRICES OF  THE
                                                                         SHARE; DIVIDENDS; DISCUSSION AND ANALYSIS OF FINANCIAL
                                                                         CONDITION AND RESULTS OF OPERATIONS -- Introduction, --
                                                                         Liquidity and Capital Resources -- Results of Operations

  17.   Information with Respect to other than S-3 or S-2 Companies      *

 D.     VOTING AND MANAGEMENT INFORMATION

  18.   Information if Proxies, Consents or Authorizations are to be
        Solicited  . . . . . . . . . . . . . . . . . . . . . . . . .     Outside Front Cover Page; SUMMARY; CERTAIN RISK FACTORS --
                                                                         INTERESTS OF CERTAIN PERSONS IN THE INCORPORATION
                                                                         PROCEDURE; GENERAL SHAREHOLDER INFORMATION, --
                                                                         Shareholders Entitled to Vote, -- Voting of Proxies, --
                                                                         Vote Required for Approval, -- Revocation of  Proxies;
                                                                         BUSINESS AND PROPERTIES OF THE TURST -- Involvement in
                                                                         Certain Legal Proceedings, -- Certain Business
                                                                         Relationships; Related-Party Transactions; PROPOSED
                                                                         INCORPORATION PROCEDURE -- Comparison of the Securities
                                                                         of IORI Nevada and the Trust -- Dissenters'  Rights to
                                                                         Dissent and Obtain Payment

  19.   Information if Proxies, Consents or Authorizations are
        not to be Solicited or in an Exchange Offer  . . . . . . . .    *

* Not applicable

                        INCOME OPPORTUNITY REALTY TRUST
                         10670 NORTH CENTRAL EXPRESSWAY
                                   SUITE 300
                              DALLAS, TEXAS  75231



                                                               January __, 1996


Dear Shareholders:


         We are pleased to invite you to a Special Meeting of Shareholders of Income Opportunity Realty Trust (the "Trust") to be held at 2:00 p.m., Dallas time, on February __, 1996, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231.



         At the Special Meeting, you will be asked to consider and vote upon a proposal to convert the Trust from a California business trust into a Nevada corporation.



         The terms of its Declaration of Trust subject the Trust to certain limitations on its ability to make new investments. Since October 24, 1991, the Trust has been constrained from reinvesting proceeds received from sales or refinancings of its existing properties into new properties. Beginning on October 24, 1996, the Trust will be similarly prevented from reinvesting amounts of principal and interest received from the Trust's lone mortgage note receivable. As a result of such limitations and the original intention of the Trust's Board of Trustees to liquidate the assets of the Trust by the end of 1996, the current Board of Trustees has been, and will continue to be, considering the sale or other disposition of the Trust's assets. In the event of such liquidating sales, the Shareholders might begin to receive, over time, diminishing distributions from operating activities and, occasionally, substantial distributions of liquidation proceeds.



         The Declaration of Trust, however, specifically allows the Board of Trustees to hold on to the Trust's investments beyond 1996 if, in their best judgment, market conditions or other circumstances so dictate.



         Based on current market conditions, the Board of Trustees does not anticipate the liquidation of the Trust's assets in the foreseeable future. Although the Board of Trustees has neither performed nor had performed a formal liquidation analysis (due primarily to the expense required) and has not identified potential acquisition possibilities (due to the Trust's limitations on acquiring new properties), the Board believes that it would be beneficial to the Shareholders for the Trust to forego mandatory liquidation in favor of the flexibility to buy and sell properties (and make distributions) as market conditions indicate.



         Consequently, the Board of Trustees recommends that (i) the current charter of the Trust be changed to eliminate restrictions on new investments and provisions regarding mandatory liquidation and (ii) the Trust do business as a corporation rather than a trust (the "Incorporation Procedure"). As stockholders of a Nevada corporation that is not constrained by mandatory liquidation provisions, it is unlikely in the near term that you would receive liquidating distributions, since corporations, unlike the current Trust, generally have no predetermined lifespan. The Board of Trustees nonetheless believes, although it cannot provide you with assurance, that the Incorporation Procedure will allow Shareholders the opportunity to receive greater total distributions over the long term than Shareholders would receive under the current provisions of the Declaration of Trust.




         As discussed in the accompanying Proxy Statement/Prospectus, the Incorporation Procedure would be implemented by incorporating the Trust in California and merging the Trust (the "Merger"), after it is so incorporated, with and into its wholly-owned Nevada subsidiary, Income Opportunity Realty Investors, Inc. ("IORI Nevada"), which has been organized for this purpose. If the Shareholders approve the Incorporation Procedure, you will own after the Merger one share of common stock of IORI Nevada for each share of beneficial interest in the Trust you now own. The Incorporation Procedure will not affect your proportionate equity interest. The Incorporation Procedure is not expected to cause any interruption in the trading of your shares on the American Stock Exchange. If Shareholders approve the Incorporation Procedure, it would be effected without further action by the Shareholders. Each of the current Trustees of the Trust would continue to serve as a director of IORI Nevada until his initial term expires under IORI Nevada's Articles of Incorporation or until a successor is elected. IORI Nevada would succeed to and assume, by operation of law, all rights and obligations of the Trust.


         The Incorporation Procedure will result in the elimination of the Trust's investment restrictions and its liquidation provisions; however, (except as discussed below) the Incorporation Procedure would not otherwise significantly change the nature or conduct of the Trust's business or, except to the extent IORI Nevada may issue preferred stock in the future, voting rights per common share (see "Proposed Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust -- Preferred Stock" in the Proxy Statement/Prospectus attached hereto), nor would it affect the tax status of the Trust as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Incorporation Procedure would result in certain other changes affecting Shareholders, including, among other things, (i) introduction of more clearly defined guidelines and extensive coverage regarding director liability and indemnification, (ii) inclusion of more extensive safeguards for stockholders in connection with a hostile acquisition or change in control of IORI Nevada and (iii) existence of certain legal and procedural differences caused by the Trust's change from a business trust governed by California law and its Declaration of Trust and Trustees' Regulations to a corporation governed by Nevada corporate law and by its Articles of Incorporation and Bylaws. The Incorporation Procedure will also have the following effects: (a) more transactions with insiders will be permitted; (b) the directors will be indemnified for liability arising from gross negligence or reckless disregard of duty; (c) certain anti-takeover defenses permitted pursuant to Nevada law will be adopted; and (d) certain protections available under California law will be eliminated. As discussed more fully in the attached Proxy Statement/Prospectus, the anti-takeover defenses to be adopted could have the effect of rendering more difficult or discouraging a future attempt to acquire control of IORI Nevada by a merger, tender offer, proxy contest or removal of incumbent management without the approval of the Board of Directors, even though certain stockholders of IORI Nevada might desire such a change in control. The Incorporation Procedure, therefore, might be viewed as limiting Shareholders' rights. The attached Proxy Statement/Prospectus provides a detailed description of the Incorporation Procedure. Please give this information your careful attention.

         The Trustees have approved the Incorporation Procedure as in the best interest of the Trust and its Shareholders and strongly recommend that you vote FOR the Incorporation Procedure. Whether or not you plan to attend the Special Meeting in person, please sign, date and return the enclosed proxy card today. We appreciate your support.

                                                   Cordially,


                                                   Randall M. Paulson
                                                        President




***************************************************************************
*                                                                         *
*  IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE OR    *
*  OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT        *
*  PROMPTLY THE  PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE             *
*  INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.                              *
*                                                                         *
***************************************************************************


        SHAREHOLDERS SHOULD NOT SURRENDER THEIR SHARE CERTIFICATES AT THIS TIME IN CONNECTION WITH THE PROPOSED INCORPORATION PROCEDURE.

                        INCOME OPPORTUNITY REALTY TRUST

                   10670 North Central Expressway, Suite 300
                              Dallas, Texas  75231
                                 (214) 692-4700

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Income Opportunity Realty Trust:


         PLEASE TAKE NOTICE that a Special Meeting of the Shareholders of Income Opportunity Realty Trust (the "Trust") will be held at 2:00 p.m., Dallas time, on February ___, 1996, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231, to consider and vote on a proposal described in the accompanying Proxy Statement/Prospectus to convert the Trust from a California business trust (which, pursuant to the terms of its Declaration of Trust, is subject to certain restrictions on its ability to make new investments and is subject to certain self-liquidating provisions, as described under "Proposed Incorporation Procedure -- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation") into a Nevada corporation that would have perpetual duration (the "Incorporation Procedure").


         The principal components of the Incorporation Procedure are the following:

                 (i) the filing of articles of incorporation with the Secretary of State of California, converting the Trust from a California business trust into Income Opportunity Realty Corporation, a California corporation (the "California Corporation") and converting shares of the Trust into shares of the California Corporation on a one-for-one basis;

                 (ii) the execution of an Agreement and Plan of Merger between the California Corporation (as successor to the Trust) and its recently organized, wholly-owned Nevada subsidiary Income Opportunity Realty Investors, Inc. ("IORI Nevada"), that provides, among other things, for (a) the merger of the California Corporation with and into IORI Nevada such that the California Corporation shall cease to exist and IORI Nevada shall be the surviving corporation (the "Merger"), (b) the issuance by IORI Nevada of one share of its common stock in exchange for each share of common stock of the California Corporation and (c) for the cancellation of all shares of IORI Nevada's common stock then held by the California Corporation, with the effect that
         (i) the shareholders of the California Corporation would become the stockholders of IORI Nevada without any change in their percentage ownership, (ii) the California Corporation would cease to exist and
         (iii) IORI Nevada would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust incorporated as the California Corporation; and

                 (iii) the filing of articles of merger with the Secretary of State of Nevada and the Secretary of State of California to effect the Merger.

         THE INCORPORATION PROCEDURE IS PRESENTED AS A SINGLE UNIFIED PROPOSAL TO BE APPROVED OR REJECTED BY SHAREHOLDERS IN ITS ENTIRETY. APPROVAL OF THE INCORPORATION PROCEDURE WILL CONSTITUTE APPROVAL OF EACH OF COMPONENTS (I) TO
(III) ABOVE, INCLUDING (1) ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, (2) APPROVAL AND RATIFICATION OF (A) THE FORMATION OF IORI NEVADA AS A WHOLLY-OWNED SUBSIDIARY OF THE TRUST AND (B) EACH OF THE OTHER COMPONENTS OF THE INCORPORATION PROCEDURE AND (3) APPROVAL AND RATIFICATION OF ANY AND ALL FURTHER STEPS NECESSARY OR APPROPRIATE IN THE JUDGMENT OF MANAGEMENT TO EFFECTUATE THE INCORPORATION PROCEDURE.

         If Shareholders approve the proposed Incorporation Procedure, each of the current Trustees of the Trust would continue to serve as a director of IORI Nevada until his initial term expires under IORI Nevada's Articles of Incorporation or until a successor is elected. IORI Nevada would succeed to and assume, by operation of law, all rights and obligations of the Trust.


         Only Shareholders of record at the close of business on January __, 1996 will be entitled to vote at the Special Meeting. Shareholders are cordially invited to attend the Special Meeting in person.


         Regardless of whether you plan to be present at the Special Meeting, please promptly date, mark, sign and mail the enclosed proxy ballot card to American Stock Transfer and Trust Company in the envelope provided. ANY SHAREHOLDER WHO EXECUTES AND DELIVERS THE ENCLOSED PROXY CARD MAY REVOKE THE AUTHORITY GRANTED THEREUNDER AT ANY TIME PRIOR TO ITS USE BY GIVING WRITTEN NOTICE OF SUCH REVOCATION TO AMERICAN STOCK TRANSFER AND TRUST COMPANY, 40 WALL STREET, NEW YORK, NEW YORK 10005, OR BY EXECUTING AND DELIVERING A PROXY BEARING A LATER DATE. A SHAREHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE SPECIAL MEETING. YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.


Dated:  January __, 1996.

                                            BY ORDER OF THE BOARD OF TRUSTEES OF
                                               INCOME OPPORTUNITY REALTY TRUST


                                                      Robert A. Waldman
                                                          Secretary

                                   IMPORTANT

         YOU CAN HELP THE TRUST AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY BALLOT CARD. IF YOU ARE UNABLE TO ATTEND THE SPECIAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY BALLOT CARD SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE SPECIAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

           FAILURE TO VOTE MAY SUBJECT THE TRUST TO FURTHER EXPENSE.


***************************************************************************
*                                                                         *
*  IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, NOMINEE OR    *
*  OTHER INSTITUTION, ONLY IT CAN VOTE YOUR SHARES. PLEASE CONTACT        *
*  PROMPTLY THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE              *
*  INSTRUCTIONS FOR YOUR SHARES TO BE VOTED.                              *
*                                                                         *
***************************************************************************

                 Subject to Completion, Dated January 23, 1996


                           PROXY STATEMENT/PROSPECTUS


                    PROXY STATEMENT                                           PROSPECTUS
                    ---------------                                           ----------
            INCOME OPPORTUNITY REALTY TRUST                   INCOME OPPORTUNITY REALTY INVESTORS, INC.
             10670 North Central Expressway                         10670 North Central Expressway
                       Suite 300                                              Suite 300
                  Dallas, Texas  75231                                   Dallas, Texas  75231
                     (214) 692-4700                                         (214) 692-4700

 Special Meeting of Shareholders To Be Held on           791,444  Shares of Common Stock, par value $.01 per
 February __, 1996                                       share

                          --------------------------

This Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Trustees of Income Opportunity Realty Trust (the "Trust") of proxies to be used at a Special Meeting of Shareholders for a vote upon a proposal to convert the Trust from a California business trust into a Nevada corporation (the "Incorporation Procedure"). The Trust's Declaration of Trust subjects the Trust to certain limitations regarding new investments and contemplates the liquidation of the Trust by the end of 1996. The Board of Trustees, which has the ability to postpone the liquidation of the Trust if, in its best judgment, market conditions or other circumstances dictate otherwise, proposes to eliminate the Trust's limitations regarding new investments and mandatory liquidation and to have the Trust do business as a Nevada corporation rather than a California business trust.



The elimination of the limitations on new investments and mandatory liquidation provisions, coupled with the change in form of the Trust from a trust to a corporation, will result in significant changes to Shareholders. Although there can be no assurance when the liquidation of the Trust would be begun or completed. Shareholders of the Trust would probably receive distributions from the Trust of the net liquidation proceeds together with diminishing distributions (following liquidation sales) from operating activities. Following the Incorporation Procedure, stockholders of the Nevada corporation would probably receive only distributions based on operating activities, since the corporation will not have a predetermined lifespan. The Board of Trustees believes, although it can provide no assurance, that the Incorporation
Procedure will allow Shareholders the opportunity to receive greater distributions over time that would be the case under the Trust's current structure. The Special Meeting to vote on the Incorporation Procedure will be held at 2:00 p.m., Dallas time, on February ___, 1996, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231. This Proxy Statement/Prospectus and the accompanying proxy card are first being mailed to Shareholders on or about January __, 1996.


FOR A DESCRIPTION OF CERTAIN RISKS ASSOCIATED WITH THE APPROVAL OF THE INCORPORATION PROCEDURE AND AN INVESTMENT IN THE SHARES OF COMMON STOCK OF INCOME OPPORTUNITY REALTY INVESTORS, INC. ("IORI NEVADA"), SEE "CERTAIN RISK FACTORS" BEGINNING ON PAGE 16 HEREIN. IN PARTICULAR, SHAREHOLDERS SHOULD CONSIDER THE FOLLOWING FACTORS:

FUTURE ATTEMPTS TO ACQUIRE CONTROL OF IORI NEVADA BY A MERGER, TENDER OFFER, PROXY CONTEST OR REMOVAL OF MANAGEMENT WITHOUT THE APPROVAL OF THE BOARD OF DIRECTORS WILL LIKELY BE MORE DIFFICULT, EVEN IF SUCH A CHANGE IN CONTROL WOULD BE BENEFICIAL TO THE STOCKHOLDERS GENERALLY.

PROPERTY MANAGEMENT FEES AND ACQUISITION COMMISSIONS PAID TO BASIC CAPITAL MANAGEMENT, INC. ("BCM"), AN AFFILIATE OF THE TRUST, PURSUANT TO THE PROPOSED AMENDED ADVISORY AGREEMENT MAY INCREASE. THE ADVISORY AGREEMENT MAY
BE FURTHER AMENDED IN THE FUTURE TO ELIMINATE THE CURRENT LIMITATION ON OPERATING EXPENSE REIMBURSED TO BCM.

OWNERSHIP OF THE COMMON STOCK OF IORI NEVADA MAY INVOLVE GREATER RISK
THAN AN INVESTMENT IN THE TRUST BECAUSE OF IORI NEVADA'S ABILITY TO ENGAGE IN A LARGER CLASS OF TRANSACTIONS WITH RELATED PARTIES THAN IS PERMITTED BY THE EXISTING DECLARATION OF TRUST (SUBJECT TO CERTAIN LIMITATIONS ON RELATED PARTY TRANSACTIONS PRIOR TO APRIL 28, 1999).

THE ALTERNATIVES OF CONTINUING THE TRUST OR LIQUIDATING ITS ASSETS COULD POTENTIALLY BE MORE BENEFICIAL TO SHAREHOLDERS THAN THE INCORPORATION PROCEDURE.

THE MARKET PRICE OF THE NEVADA COMMON STOCK FOLLOWING THE INCORPORATION PROCEDURE MAY NOT EQUAL THE CURRENT MARKET PRICE OF THE TRUST SHARES THEREBY EXPOSING SHAREHOLDERS TO A REDUCED RETURN ON THEIR INVESTMENT.

SHAREHOLDERS HAVE NO DISSENTERS' RIGHTS IN THE INCORPORATION PROCEDURE, AND THEREFORE CANNOT ELECT TO RECEIVE CASH FOR THEIR TRUST SHARES.

THE EFFECT OF APPROVING THE INCORPORATION PROCEDURE, TOGETHER WITH THE COLLECTIVE BENEFICIAL OWNERSHIP OF 48.4% OF THE COMPANY BY AFFILIATES OF BCM, COULD TEND TO ENTRENCH THE BOARD OF DIRECTORS OF IORI NEVADA.


                          _________________________

THE COMMON STOCK OF IORI NEVADA TO BE ISSUED IN CONNECTION WITH THE INCORPORATION PROCEDURE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                           _________________________


       The date of this Proxy Statement/Prospectus is January __, 1996.

The terms of its Declaration of Trust subject the Trust to certain limitations on its ability to make new investments. Since October 24, 1991, the Trust has been constrained from reinvesting proceeds received from sales or refinancings of its existing properties into new properties. Beginning on October 24, 1996, the Trust will be similarly prevented from reinvesting amounts of principal and interest received from the Trust's lone mortgage note receivable. As a result of such limitations and the original intention of the Trust's Board of Trustees to liquidate the assets of the Trust by the end of 1996, the current Board of Trustees has been, and will continue to be, considering the sale or other disposition of the Trust's assets. In the event of such liquidating sales, the Shareholders might begin to receive, over time, diminishing distributions from operating activities and, occasionally, substantial distributions of liquidation proceeds.



The Declaration of Trust, however, specifically allows the Board of Trustees to hold on to the Trust's investments beyond 1996 if, in their best judgment, market conditions or other circumstances so dictate.



Based on current market conditions, the Board of Trustees does not anticipate the liquidation of the Trust's assets in the foreseeable future. Although the Board of Trustees has neither performed nor had performed a formal liquidation analysis (due primarily to the expense required) and has not identified potential acquisition possibilities (due to the Trust's limitations on acquiring new properties), the Board believes that it would be beneficial to the Shareholders for the Trust to forego mandatory liquidation in favor of the flexibility to buy and sell properties (and make distributions) as market conditions indicate.



Consequently, the Board of Trustees recommends the Incorporation Procedure in order to (i) change the current charter of the Trust to eliminate restrictions on new investments and provisions regarding mandatory liquidation and (ii) cause the Trust to do business as a corporation rather than a trust. As stockholders of a Nevada corporation that is not constrained by mandatory liquidation provisions, it is unlikely in the near term that Shareholders would receive liquidating distributions, since corporations, unlike the current Trust, generally have no predetermined lifespan. The Board of Trustees nonetheless believes, although it cannot provide assurance, that the Incorporation Procedure will allow Shareholders the opportunity to receive greater total distributions over the long term than Shareholders would receive under the current provisions of the Declaration of Trust.



As a result of the Incorporation Procedure, Income Opportunity Realty Investors, Inc., a Nevada corporation ("IORI Nevada"), would become the successor to the Trust, but would not be subject to the Trust's restrictions on investments and provisions regarding liquidation. The Incorporation Procedure would not otherwise significantly change the nature or conduct of the Trust's
business.    At September 30, 1995, the book value of the Trust's assets was
$30.58 per Share, compared to the market price per Share on such date of $19.625. The market price per Share at January 19, 1996 was $19.625. Book value per Share represents the proportionate value of the Trust's assets minus liabilities as determined under generally accepted accounting principles and does not purport to represent the price that could be obtained for the Trust's assets, particularly in a bulk disposition. As discussed in "Proposed Incorporation Procedure -- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation", the Board of Trustees believes that the liquidation policy of the Trust has failed to and will continue to fail to maximize either current or long-term return to Shareholders.


         The Incorporation Procedure would neither affect voting rights per common share, except to the extent IORI Nevada may issue preferred stock in the future (see "Proposed Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust -- Preferred Stock"), nor affect the Trust's continued qualification for taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). If Shareholders approve the proposed Incorporation Procedure, each of the current Trustees of the Trust would continue to serve as a director of IORI Nevada until his initial term expires under IORI Nevada's Articles of Incorporation or until a successor is elected. IORI Nevada would succeed to and assume, by operation of law, all rights and obligations of the Trust, including those under (i) its current advisory agreement (the "Advisory Agreement") with Basic Capital Management, Inc. ("BCM"), as such Advisory Agreement is amended to provide for a substantially identical contractual operating expense limitation and for the payment of certain commissions to BCM upon the acquisition of properties by IORI Nevada, and (ii) its current Brokerage Agreement (the "Brokerage Agreement") with Carmel Realty, Inc. ("Carmel Realty"), as such Brokerage Agreement is amended to encompass acquisitions as well as sales of properties.

         The Incorporation Procedure would, however, result in certain other changes affecting Shareholders, including, among other things, (i) introduction of more clearly defined guidelines and extensive coverage regarding director liability and indemnification, (ii) inclusion of more extensive safeguards for stockholders in connection with a hostile acquisition or change in control of IORI Nevada and (iii) existence of certain legal and procedural differences caused by the Trust's change from a business trust governed by California law and by the Second Amended and Restated Declaration of Trust dated as of April 1, 1987 (the "Declaration of Trust") and the Restated Trustees' Regulations dated as of April 21, 1989 (the "Trustees' Regulations") to a corporation governed by Nevada corporate law and by its Articles of Incorporation and Bylaws. The Incorporation Procedure will also have the following effects: (a) more transactions with insiders will be permitted; (b) the directors will be indemnified for liability arising from gross negligence or reckless disregard of duty; (c) certain anti-takeover defenses permitted pursuant to Nevada law will be adopted; and (d) certain protections available under California law will be eliminated. The anti-takeover defenses to be adopted could have the effect of rendering more difficult or discouraging a future attempt to acquire control of IORI Nevada by a merger, tender offer, proxy contest or removal of incumbent management without the approval of the Board of Directors, even though certain stockholders of IORI Nevada might desire such a change in control. The Incorporation Procedure, therefore, might be viewed as limiting Shareholders' rights. See "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations".

         The Incorporation Procedure is also likely to result in BCM, as advisor, earning greater fees for a longer period of time than would be the case under the Trust's current liquidation policy. In addition, the advisor and its affiliates (such as Carmel Realty) would be entitled to receive fees or commissions on any future acquisitions of real property by the Trust. See "Proposed Incorporation Procedure -- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation". The advisory fees of BCM are currently subject to an operating expense limitation contained in the Declaration of Trust. Although this limitation does not exist in the Articles of Incorporation of IORI Nevada, the Advisory Agreement will be amended upon consummation of the Incorporation Procedure to provide for a substantially identical contractual operating expense limitation. See "Certain Risk Factors -- Elimination of Charter Limitation on Operating Expenses", and "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure". While the Board of Trustees believes that the Incorporation Procedure is in the best interest of the Trust and its Shareholders, certain members of management could benefit from the Incorporation Procedure and, therefore, may be viewed as having a conflict of interest. See "Certain Risk Factors -- Interests of Certain Persons in the Incorporation Procedure".




         THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE INCORPORATION PROCEDURE.

         IORI Nevada has filed a registration statement on Form S-4, No. 33-62211 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended, with respect to the shares of Nevada Common Stock, as hereinafter defined, to be issued in connection with the Merger. This Proxy Statement/Prospectus constitutes the prospectus of IORI Nevada filed as part of the Registration Statement. All information herein with respect to the Trust and IORI Nevada has been furnished by the Trust.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST OR IORI NEVADA. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED HEREBY SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRUST OR IORI NEVADA SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

         The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Trust may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549, and the following regional offices of the SEC:
Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Trust's shares are listed on the American Stock Exchange (the "AMEX") and such material can also be inspected at the AMEX Information Center at 86 Trinity Place, New York, New York
10006-1881.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         The following documents, filed with the Commission by the Trust under the Exchange Act (File No. 1-9525), are incorporated in and made a part of this Proxy Statement/Prospectus by reference:



         (i) the Trust's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Commission on March 8, 1995, as amended by Form 10-K/A, filed with the Commission on November 20, 1995, and Form 10-K/A-2 thereto, filed with the Commission on December 20, 1995;



         (ii) the Trust's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, filed with the Commission on May 11, 1995, as amended by Form 10-Q/A, filed with the Commission on November 20, 1995, and Form 10-Q/A-2 thereto, filed with the Commission on December 20, 1995;



         (iii) the Trust's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed with the Commission on August 9, 1995, as amended by Form 10-Q/A, filed with the Commission on November 20, 1995, and Form 10-Q/A-2 thereto, filed with the Commission on December 20, 1995; and

         (iv) the Trust's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, as filed with the Commission on November 13, 1995, as amended by Form 10-Q/A thereto, as filed with the Commission on December 20, 1995.



                 THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM INCOME OPPORTUNITY REALTY TRUST, 10670 NORTH CENTRAL EXPRESSWAY, SUITE 300, DALLAS, TEXAS 75231. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE RECEIVED BY JANUARY __, 1996.


         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Proxy Statement/Prospectus, or in any other subsequently filed document which is also, or is deemed to be, incorporated by reference, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Proxy Statement/Prospectus, except as so modified or superseded.

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

CERTAIN RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Certain Anti-takeover Effects  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Effect of Certain Super-Majority Voting Provisions of IORI Nevada  . . . . . . . . . . . . . . . . . . . . .  22
         Fees to Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Elimination of Charter Limitation on Operating Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Transactions with Related Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Interests of Certain Persons in the Incorporation Procedure  . . . . . . . . . . . . . . . . . . . . . . . .  24
         Elimination of the Trust's Liquidation Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Potential Reductions in Distributions to Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Market Price of IORI Nevada Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Authorization to Issue Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Other Potential Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Certain Risk Factors Associated with Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Potential Need for Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

GENERAL SHAREHOLDER INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Shareholders Entitled to Vote  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Voting of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Vote Required for Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Revocation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

PROPOSED INCORPORATION PROCEDURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         General Discussion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Principal Reasons for the Incorporation Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Greater Legal Certainty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation  . . . . . . . . . . . . . . . . . . .  35
         Acquisition Safeguards . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         Certain Potential Conflicts of Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         The One-for-One Exchange of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Comparison of Principal Differences Between the Trust and IORI Nevada  . . . . . . . . . . . . . . . . . . .  42
         Management after Incorporation Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Liability of Certain Persons . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         Business Activities after Incorporation Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Comparison of the Securities of IORI Nevada and the Trust  . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Stockholder-Management Relations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

                                                                                                                     Page
                                                                                                                     ----
         Establishment of Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Amendment Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Certain Foreign, State and Local Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

MARKET PRICES OF THE SHARES; DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71

BUSINESS AND PROPERTIES OF IORI NEVADA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         IORI Nevada's Policy With Respect to Certain Activities  . . . . . . . . . . . . . . . . . . . . . . . . . .  73

BUSINESS AND PROPERTIES OF THE TRUST  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Business Plan and Investment Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Trust Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         Certain Factors Associated with Real Estate and Related Investments  . . . . . . . . . . . . . . . . . . . .  81
         Method of Operating and Financing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         The Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Property Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         Real Estate Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         The Advisory Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         Involvement in Certain Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Certain Business Relationships and Related Party Transactions  . . . . . . . . . . . . . . . . . . . . . . .  89

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

                                                                                                                     Page
                                                                                                                     ----
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . .  94
         Introduction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Liquidity and Capital Resources  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         Results of Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         Inflation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Taxation as a REIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Recent Accounting Pronouncement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

SOLICITATION OF PROXIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1

APPENDICES
         Glossary of Principal Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix A
         Form of Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix B
         Articles of Incorporation of Income Opportunity Realty Investors, Inc. . . . . . . . . . . . . . . .  Appendix C
         Bylaws of Income Opportunity Realty Investors, Inc.  . . . . . . . . . . . . . . . . . . . . . . . .  Appendix D
         Second Amended and Restated Declaration of Trust of Income Opportunity Realty Trust. . . . . . . . .  Appendix E
         Restated Trustees' Regulations of Income Opportunity Realty Trust  . . . . . . . . . . . . . . . . .  Appendix F
         Proposed Advisory Agreement between Income Opportunity Realty  Investors, Inc. and
                 Basic Capital Management, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Appendix G

EXHIBITS


                                    SUMMARY


         The following is a brief summary of certain information contained elsewhere in this Proxy Statement/Prospectus. This summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Proxy Statement/Prospectus, including the Appendices hereto. Shareholders are urged to review carefully the entire Proxy Statement/Prospectus, including the Appendices. Initially capitalized terms used in this summary but not defined herein have the meanings assigned to them in this Proxy Statement/Prospectus. A glossary of principal defined terms appears in Appendix A of this Proxy Statement/Prospectus.

CERTAIN RISK FACTORS

         In evaluating the proposed Incorporation Procedure, Shareholders should consider, among other things, risk factors such as:

         (1) The acquisition safeguards provided by the Nevada corporate structure of IORI Nevada could discourage future attempts to acquire IORI Nevada;

         (2) Affiliates of BCM effectively will have a veto power over certain corporate actions of IORI Nevada due to the existence of certain super-majority voting provisions;

         (3) Affiliates of BCM may have the ability to realize higher fees from the operations of IORI Nevada than is currently the case with the Trust;

         (4) IORI Nevada will not be subject to the Trust's charter provision that mandates a limit on annual operating expenses;

         (5) IORI Nevada may continue to engage in transactions with related parties;

         (6) Shareholders should be aware that certain of the Trust's (and, IORI Nevada's) executive officers have interests that may present them with conflicts of interest in the Incorporation Procedure;

         (7) The Trust's liquidation provisions are not included in the charter of IORI Nevada;

         (8) It is possible that IORI Nevada's ability to invest funds (as well as liquidate assets) will result in higher operating expenses and thereby reduce cash available for distribution to stockholders from levels that would be distributed to Shareholders of the Trust if the Incorporation Procedure was not effected;

         (9) There can be no assurance that the market price of Nevada Common Stock after the Incorporation Procedure will be equal to that of the shares in the Trust prior to the Incorporation Procedure;

         (10) The ability of IORI Nevada to issue preferred stock could, in the future, discourage parties from acquiring IORI Nevada and/or dilute the ownership of the stockholders of IORI Nevada;

         (11) The officers and trustees of the Trust (as well as the officers and directors of IORI Nevada), as representatives of other real estate-related companies, may be subject to certain conflicts of interests in selling and buying properties for the Trust and IORI Nevada, respectively;

         (12) The Trust is, and IORI Nevada will be, subject to all the risks incident to ownership and financing of real estate and interests therein; and

         (13) There can be no assurance that the Trust (or IORI Nevada) will continue to have sufficient cash to manage its operations.

THE TRUST AND IORI NEVADA

         The Trust is a California business trust that has invested in mortgage loans and in equity interests in real estate. IORI Nevada is a Nevada corporation and a wholly-owned subsidiary of the Trust formed on August 23, 1995 to facilitate the proposed Incorporation Procedure. The principal executive offices of the Trust and IORI Nevada are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231, telephone number (214) 692-4700.

THE SPECIAL MEETING


         TIME, DATE AND PLACE. The Special Meeting of the Trust's Shareholders will be held at 2:00 p.m., Dallas time, on February _____, 1996, at 10670 North Central Expressway Suite 600, Dallas, Texas 75231.


         PURPOSE OF THE SPECIAL MEETING. At the Special Meeting, Shareholders will be asked to consider and vote upon a proposal to convert the Trust from a California business trust (which, pursuant to the terms of the Declaration of Trust, is subject to certain self-liquidating provisions, as described under "Proposed Incorporation Procedure -- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation") into IORI Nevada, a Nevada corporation that has perpetual duration (the "Incorporation Procedure"). The Trust's financial statements for the year ended December 31, 1994 were audited by BDO Seidman, LLP. As the Trust's independent certified public accountants, representatives from BDO Seidman, LLP are expected to be present at the Special Meeting to respond to appropriate questions, and such representatives will have an opportunity to make a statement if they desire to do so.


         RECORD DATE; VOTING INFORMATION. Only holders of record of issued and outstanding shares of beneficial interest of the Trust (the "Shares") at the close of business on the record date, January __, 1996, are entitled to vote at the Special Meeting.

As of January 19, 1996, there were 791,444 Shares outstanding and entitled to one vote each, of which 383,226 are currently held by Trustees, executive officers and their affiliates. The affirmative vote of the holders of a majority of the outstanding Shares (i.e., at least 395,723 Shares) is required to approve the proposed Incorporation Procedure. See "General Shareholder Information". Shareholders will not have any dissenters' rights of appraisal with respect to the Incorporation Procedure. See "Proposed Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust -- Dissenters' Rights to Dissent and Obtain Payment".


PROPOSED INCORPORATION PROCEDURE

         The Incorporation Procedure would be accomplished by incorporating the Trust in California into a California corporation named Income Opportunity Realty Corporation (the "California Corporation") and merging the Trust, after it is so incorporated, with and into IORI Nevada (the "Merger"). As a result of the Merger, (i) IORI Nevada, by operation of law, would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust as incorporated as the California Corporation, (ii) each of the current Trustees of the Trust would continue to serve as directors of IORI Nevada and (iii) existing Shareholders would automatically become stockholders of IORI Nevada by the exchange of all shares of the California Corporation for newly issued shares of common stock, par value $.01 per share, of IORI Nevada ("Nevada Common Stock") on the basis of a one-to-one exchange.

         The issuance of shares of Nevada Common Stock and the aforementioned exchange will not affect the proportionate security holdings of any Shareholder of the Trust. Although Shareholders will be required to surrender their Share certificates in exchange for Nevada Common Stock certificates if the Incorporation Procedure is approved, Shareholders should not return their Share certificates with their proxies at this time. The Trust's Shares are currently listed on the American Stock Exchange ("AMEX"). Pending approval of the proposed Incorporation Procedure, the Nevada Common Stock will be listed on the AMEX at the time of the effectiveness of the Merger.

         If Shareholders approve the proposed Incorporation Procedure, each of the current Trustees of the Trust would continue to serve as a director of IORI Nevada until his initial term expires under IORI Nevada's Articles of Incorporation or until a successor is elected. Under IORI Nevada's Articles of Incorporation, the initial terms of its directors extend to IORI Nevada's first annual meeting of stockholders. See "Proposed Incorporation Procedure -- Management after Incorporation Procedure."

         IORI Nevada would succeed to and assume, by operation of law, all rights and obligations of the Trust, including those under (i) its current Advisory Agreement with BCM (as amended to provide for the continuation of certain operating expense limitations and for the payment of certain commissions to BCM upon the acquisition of properties by IORI Nevada) and (ii) its current Brokerage Agreement with Carmel Realty (as amended to encompass acquisitions, as well as sales, of properties).

         PRINCIPAL COMPONENTS OF THE INCORPORATION PROCEDURE. The principal components of the Incorporation Procedure are the following:

                 (i) the filing of articles of incorporation with the Secretary of State of California, converting the Trust from a California business trust into the California Corporation and converting shares of the Trust into shares of the California Corporation on a one-for-one basis;

                 (ii) the execution of an Agreement and Plan of Merger between the California Corporation (as successor to the Trust) and IORI Nevada that provides, among other things, for (a) the merger of the California Corporation with and into IORI Nevada such that the California Corporation shall cease to exist and IORI Nevada shall be the surviving corporation (the "Merger"), (b) the issuance by IORI Nevada of one share of Nevada Common Stock in exchange for each share of common stock outstanding of the California Corporation and (c) the cancellation of all shares of Nevada Common Stock then held by the California Corporation, with the effect that (i) the shareholders of the California Corporation would become the stockholders of IORI Nevada without any change in their percentage ownership, (ii) the California Corporation would cease to exist and (iii) IORI Nevada would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust incorporated as the California Corporation, including, without limitation, those under the Advisory Agreement referred to above (as amended to provide for a substantially identical contractual operating expense limitation); and

                 (iii) the filing of articles of merger with the Secretary of State of Nevada and the Secretary of State of California to effect the Merger.

         THE INCORPORATION PROCEDURE IS PRESENTED AS A SINGLE UNIFIED PROPOSAL TO BE APPROVED OR REJECTED BY SHAREHOLDERS IN ITS ENTIRETY. APPROVAL OF THE INCORPORATION PROCEDURE WILL CONSTITUTE APPROVAL OF EACH OF THE AFOREMENTIONED COMPONENTS OF THE INCORPORATION PROCEDURE, INCLUDING (1) ADOPTION OF THE AGREEMENT AND PLAN OF MERGER REFERENCED ABOVE IN ALL RESPECTS, INCLUDING AS A SHAREHOLDER OF THE CALIFORNIA CORPORATION, (2) APPROVAL AND RATIFICATION OF (A) THE FORMATION OF IORI NEVADA AS A WHOLLY-OWNED SUBSIDIARY OF THE TRUST AND (B) EACH OF THE OTHER COMPONENTS OF THE INCORPORATION PROCEDURE AND (3) APPROVAL AND RATIFICATION OF ANY AND ALL FURTHER STEPS NECESSARY OR APPROPRIATE IN THE JUDGMENT OF MANAGEMENT TO EFFECTUATE THE INCORPORATION PROCEDURE.


         PRINCIPAL REASONS FOR THE INCORPORATION PROCEDURE. The elimination of the Trust's liquidation provisions, together with the incorporation of the Trust, have been under consideration by the management of the Trust since 1990. Current market conditions and the approaching self-imposed goal for liquidation of the Trust's properties (October 24, 1996) caused management to intensify its consideration of the Incorporation Procedure in 1995. The members of the Board of Trustees have, in August 1995, approved the Incorporation Procedure as in the best interest of the Trust and its Shareholders. The Board of Trustees believes the elimination of the Trust's liquidation provisions and the change from a finite life entity to an infinite life entity will afford IORI Nevada the opportunity for enhanced long-range planning, flexibility and long-term growth as a perpetual-life corporation as opposed to to the more limited alternatives of a finite-life business trust. The Declaration of Trust contemplates certain self- liquidating actions, as described under "Proposed Incorporation Procedure -- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation", that restrict the Trust's investment opportunities. As an infinite life entity, IORI Nevada will not be limited by the terms of the Declaration of Trust, and may invest in long-term growth assets designed to maximize return to investors. The Board of Trustees believes the liquidation provisions of the Declaration of Trust have not maximized current or long-term return to investors because, even if it is presented with potentially beneficial investment opportunities, the Trust's ability to invest in additional properties is currently prohibited by the self-liquidating provisions of the Declaration of Trust. The Trust is limited to maintaining its current investments or liquidating, and liquidation at the present time would not, in the opinion of the Board of Trustees, maximize return to investors. Although it has not sought to identify potential property acquisition candidates and has not performed or had performed a liquidation analysis, the Board believes, based on discussions with management and on its knowledge of the general economic and financial conditons to which the Trust and its assets are subject, that the proceeds that might be realized from the reinvestment of sales proceeds in new properties by IORI Nevada could, in the long term, be more valuable to Shareholders than the proceeds that could be realized from an immediate liquidation of the Trust's assets or mandatory liquidation over time of such assets. No assurances, however, can be given to such effect. Since the Board of Trustees believes that liquidation at the present time is not in the best interest of the Shareholders and since the Board of Trustees has full discretion to continue to hold and maintain the Trust's assets, no attempts to sell its assets have been undertaken.


         The Board of Trustees also believes the change from a California business trust to a Nevada corporation will be beneficial in that certain safeguards regarding acquisition of IORI Nevada not available to the Trust will be available to IORI Nevada. Such safeguards are designed to (a) discourage unsolicited, non-negotiated takeover attempts that can be unfair to stockholders, pressure management and disrupt the operational continuity, long-range planning and long-term growth of the business of IORI Nevada as successor to the Trust and (b) encourage persons who may wish to make a bona fide offer to acquire IORI Nevada to negotiate with the Board of Directors in good faith and to submit a proposal that is fair and equitable to IORI Nevada and all its stockholders. Further, as a Nevada corporation, IORI Nevada will have greater legal certainty in matters of corporate governance and indemnification as a corporation as opposed to a business trust and hence greater predictability in the conduct of its business as a corporation under Nevada law. Because no substantial body of law has developed concerning the legal status, rights, obligations and liabilities of business trusts and their trustees and shareholders, there is a degree of uncertainty as to the legal principles applicable to business trusts under the laws of the various states, including California, the jurisdiction of organization of the Trust. By contrast, the status, rights, obligations and liabilities of the stockholders, officers and directors of a corporation are governed not only by a corporation's charter documents, but also by comprehensive statutes and a body of case law interpreting those statutes and their application to a corporation and its charter documents. The Board of Trustees believes that the Articles of Incorporation of IORI Nevada, coupled with the existence of a growing body of Nevada corporate law, would allow IORI Nevada to plan the legal aspects of its future activities with more certainty and predictability than currently exists with respect to the Declaration of Trust and the less well- defined provisions of law currently applicable to the operations of a business trust. See "Proposed Incorporation Procedure -- Greater Legal Certainty".

         BUSINESS ACTIVITIES AFTER INCORPORATION. The Incorporation Procedure will result in the elimination of the liquidation provisions of the Trust's Declaration of Trust; however, (except as noted below) the Incorporation Procedure would not otherwise significantly change the nature or conduct of the Trust's business, assets, operations, location of executive office, liabilities, financial status or, except to the extent IORI Nevada may issue preferred stock in the future, voting rights per share. See "Proposed Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust - Preferred Stock". The affairs and the rights of stockholders of IORI Nevada will be governed by Nevada corporate law and articles of incorporation and bylaws rather than by California law and the Declaration of Trust and the Trustees' Regulations; the governing documents of IORI Nevada provide for no restrictions on the investments of IORI Nevada, indemnification standards that are somewhat more beneficial to directors and a larger array of anti-takeover mechanisms than is found in the Declaration of Trust. The Incorporation Procedure could have the effect of rendering more difficult or discouraging a future attempt to acquire control of IORI Nevada, either by a merger, tender offer, proxy contest or removal of incumbent management without the approval of the Board of Directors, even though certain stockholders of IORI Nevada might desire such a change in control, as discussed more fully below under "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations". The Incorporation Procedure, therefore, might be viewed as limiting Shareholders' rights. See "Proposed Incorporation Procedure -- Comparison of Principal Differences Between the Trust and IORI Nevada". No change in the Trust's continued qualification for taxation as a real estate investment trust under the Code is expected to result from the Incorporation Procedure or IORI Nevada's operation of the Trust's business in corporate form following the Merger.


         CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The following discussion of the federal income tax consequences of the Incorporation Procedure is based on the advice of Andrews & Kurth L.L.P., securities and tax counsel to the Trust ("Counsel"). The Trust and IORI Nevada have received an opinion from Counsel to the effect that: (i) the Incorporation Procedure will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code; (ii) upon consummation of the Incorporation Procedure, IORI Nevada will be treated as the same taxpayer as the Trust for federal income tax purposes; (iii) thus, the conversion of the Trust into IORI Nevada essentially will be irrelevant for federal income tax purposes and the operations of the Trust and IORI Nevada will be combined for purposes of determining whether IORI Nevada qualifies as a real estate investment trust for the taxable year in which the Incorporation Procedure is consummated; and (iv) the Incorporation Procedure will not, in and of itself, adversely affect the ability of the Trust or IORI Nevada to qualify as a real estate investment trust for federal income tax purposes. It should be noted that an opinion of cousel is not binding on the Internal Revenue Service or on the courts.



         No gain or loss will be recognized by the Trust as a result of the Incorporation Procedure. Similarly, no gain or loss will be recognized by Shareholders. The federal income tax consequences of the Incorporation Procedure to the Trust and to Shareholders would be materially different from those described herein if a determination were made that the Incorporation Procedure did not constitute a reorganization under the Code. Such a determination could have adverse federal income tax consequences to IORI Nevada and to Shareholders. All Shareholders should carefully read the discussion under "Proposed Incorporation Procedure -- Certain Federal Income Tax Consequences" and should consult their own tax advisors as to the effect of the Incorporation Procedure on their individual tax liability under applicable foreign, state or local income tax laws.


         REGULATORY REQUIREMENTS. The Board of Trustees is not aware of any license, regulatory permit or of any approval by any domestic or foreign governmental or administrative agency that would be required to effect the Incorporation Procedure.

CERTAIN POTENTIAL CONFLICTS OF INTEREST

         The Incorporation Procedure is also likely to result in BCM, as advisor, and Carmel Realty, as broker, earning greater fees for a longer period of time than would be the case under the Trust's current liquidation provisions. See "Proposed Incorporation Procedure -- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation". The advisory fees of BCM are currently subject to an operating expense limitation contained in the Declaration of Trust. Although this limitation does not exist in the Articles of Incorporation of IORI Nevada, the Advisory Agreement will be amended upon consummation of the Incorporation Procedure to provide for a substantially identical contractual operating expense limitation (and for the payment of certain commissions to BCM upon the acquisition of properties by IORI Nevada). See "Certain Risk Factors -- Elimination of Charter Limitation on Operating Expenses" and "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure". Carmel Realty may earn increased fees if IORI Nevada acquires, as well as sells properties, from time to time. While the Board of Trustees believes that the Incorporation Procedure is in the best interest of the Trust and its Shareholders, certain members of management could benefit from the Incorporation Procedure and, therefore, may be viewed as having a conflict of interest. See "Certain Risk Factors -- Interests of Certain Persons in the Incorporation Procedure".

EFFECT OF CERTAIN SUPER-MAJORITY VOTING PROVISION OF IORI NEVADA

         Shareholders should note that affiliates of BCM effectively will have veto power over a limited number of corporate actions requiring the vote of stockholders under super-majority provisions included in the Articles of Incorporation of IORI Nevada. See "Proposed Incorporation Procedure -- Possible Negative Considerations" and "Proposed Incorporation Procedure -- Management after Incorporation Procedure -- The Director Removal Provision" below.

MARKET PRICES OF THE SHARES; DIVIDENDS


         The Trust's Shares are traded on the AMEX using the symbol "IOT". As of the close of business on January 19, 1996, there were 791,444 Shares outstanding. The range of high and low bid quotations per Share as reported by the AMEX are set forth in the table below:

         Quarter                                                             High                      Low
------------------------------------------------------------------------------------------------------------------
 First Quarter, 1993                                                        $ 11 5/8                 $  6
 Second Quarter, 1993                                                         13 1/2                   11 7/8
 Third Quarter, 1993                                                          14 1/4                   13 1/8
 Fourth Quarter, 1993                                                         17 1/2                   14 1/2

 First Quarter, 1994                                                        $ 20                     $ 15 1/8
 Second Quarter, 1994                                                         20 7/8                   18 1/4
 Third Quarter, 1994                                                          20 3/4                   17 1/2
 Fourth Quarter, 1994                                                         19 5/8                   17 1/2

 First Quarter, 1995                                                        $ 20 3/8                 $ 19
 Second Quarter, 1995                                                         20                       19
 Third Quarter, 1995                                                          20 5/8                   19
 Fourth Quarter, 1995                                                         20                       19 1/8



         As of January 19, 1996, there were 2,177 Shareholders of record. On December 5, 1989, the Board of Trustees approved a program pursuant to which the Trust is authorized to repurchase up to a total of 100,000 of its shares of beneficial interest. As of January 19, 1996, the Trust had repurchased 67,952 shares pursuant to such program. None of such shares were purchased in 1995 or 1996.



         On January 19, 1996, the closing price per Share on the AMEX Composite Tape was $19.625. On August 10, 1995, the Trust publicly reported that the Board of Trustees was evaluating whether to recommend changes similar to the Incorporation Procedure to Shareholders. Shareholders should obtain current market quotations for Shares.


         Distributions were declared and paid on the following dates in the following amounts during the periods indicated below.

                                                                                             Amount
                        Date Declared         Date of Record        Date Payable           Per Share
--------------------------------------------------------------------------------------------------------------
 1993                   01/27/93              02/15/93              03/01/93                      $ .10
                        04/30/93              05/24/93              06/01/93                        .10
                        06/30/93              08/16/93              09/01/93                        .15
                        10/29/93              11/30/93              12/15/93                        .15

 1994                   02/15/94              03/01/94              03/21/94                      $ .15
                        05/06/94              06/01/94              06/15/94                        .15
                        08/24/94              09/15/94              09/30/94                        .15
                        12/01/94              12/15/94              12/30/94                        .15

 1995                   03/03/95              03/15/95              03/31/95                      $ .15
                        05/22/95              06/15/95              06/30/95                        .15
                        08/24/95              09/15/95              09/30/95                        .15
                        11/29/95              12/15/95              12/31/95                        .15



         The Trust reported to the Internal Revenue Service that 100% of the distributions paid in 1994 represented a return of capital, and 100% of the distributions paid in 1993 represented ordinary income. A determination as to the source of the distributions paid in 1995 will be made in the first quarter of 1996.


SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

         The following table summarizes selected historical consolidated financial information of the Trust for the nine months ended September 30, 1995 and the nine months ended September 30, 1994 and the last five years ended December 31, 1990 through 1994. IORI Nevada is a newly-created corporation that, by operation of law, would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust as incorporated as the California Corporation upon consummation of the proposed Incorporation Procedure. Thus, for accounting purposes, the assets, liabilities and stockholder's equity of IORI Nevada would be accounted for, on a carry-over basis, as the continuing entity which would be the successor to the Trust. The Incorporation Procedure, if adopted, will have no effect on the book value of the assets, liabilities or Shareholder's equity of the Trust.

         The historical consolidated financial information is not necessarily indicative of IORI Nevada's future results of operations or financial condition. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the "Trust's Consolidated Financial Statements and Supplementary Data". Results for the interim periods are not necessarily indicative of the results for a full year.

                        Income Opportunity Realty Trust

                      Selected Financial Data (Historical)
                    (Dollars in thousands, except per share)

                                    For the Nine Months
                                    Ended September 30,                          For the Years Ended December 31,
                                 -------------------------     -------------------------------------------------------------------
              EARNINGS DATA:        1995           1994           1994           1993          1992           1991          1990
                                 ----------      ---------     ----------     ---------     ----------     ---------     ---------
                      Income     $    5,852      $   5,141     $    6,852     $   7,113     $    6,593     $   6,750     $   8,922
                     Expense          6,863          5,213          7,139         7,044          7,063        15,803        18,011
                                 ----------      ---------     ----------     ---------     ----------     ---------     ---------
                Income (loss)
                before (loss)
  on sale of real estate and
          extraordinary gain         (1,011)           (72)          (287)           69           (470)       (9,053)       (9,089)
                       (Loss)
      on sale of real estate            -              -              -             -              (81)          -             -
          Extraordinary gain            -              -              -             806            -           4,765           -
                                 ----------      ---------     ----------     ---------     ----------     ---------     ---------
            Net income (loss)    $   (1,011)     $     (72)    $     (287)    $     875     $     (551)    $  (4,288)    $  (9,089)
                                 ==========      =========     ==========     =========     ==========     =========     =========

             PER SHARE DATA:
                Income (loss)
   before extraordinary gain     $    (1.28)     $    (.09)    $     (.36)    $     .09     $     (.64)    $   (9.97)    $   (9.79)
          Extraordinary gain            -              -              -            1.00            -            5.25           -
                                 ----------      ---------     ----------     ---------     ----------     ---------     ---------
            Net Income (loss)    $    (1.28)     $    (.09)    $     (.36)    $    1.09     $     (.64)    $   (4.72)    $   (9.79)
                                 ==========      =========     ==========     =========     ==========     =========     =========
     Weighted average number
       of Shares outstanding        791,444        791,444        791,441       804,716        864,321       907,665       928,606
     Distributions per share     $      .45      $     .45     $      .60     $     .50     $       -      $    1.44     $     .88

 The Trust reported to the Internal Revenue Service that 100% of the distributions paid in 1990, 1991 and 1994 represented a return of capital and that 100% of the distributions paid in 1993 represented ordinary income.

                                                                                          December 31,
                                        Sept. 30,              ------------------------------------------------------------------
   BALANCE SHEET DATA:                    1995                   1994            1993         1992          1991           1990
                                        ---------              --------        --------     --------       --------      --------
 Notes and interest
 receivable                              $ 1,983               $  1,974        $ 2,983      $  2,922       $  2,583      $ 28,850
 Foreclosed real estate
   held for sale                          15,656                 15,878         15,121        15,387         16,946         9,428
 Real estate held for sale                24,748                 25,157         25,710        26,259         26,833        24,903
           Total assets                   46,938                 49,035         50,127        51,275         52,401        75,631

 Notes and interest payable               20,284                 20,717         21,354        22,447         22,651        40,798
 Redeemable shares of
   beneficial interest                       -                      -              -             -            6,062         6,062
 Shareholders' equity                     24,205                 25,572         26,334        26,380         20,904        25,574

 Book value per share                    $ 30.58               $  32.31        $ 33.27      $  30.52       $  30.14      $  34.00

____________________________
Shares and per share data have been restated to give effect to the one-for-four reverse share split effected September 9, 1991.

                              CERTAIN RISK FACTORS

         In evaluating the proposed Incorporation Procedure, Shareholders should consider, among other things, the risk factors set forth below and in particular with respect to the Incorporation Procedure, the risk factors discussed under "Certain Risk Factors -- Elimination of the Trust's Liquidation Provisions", "-- Interests of Certain Persons in the Incorporation Procedure", "-- Authorization to Issue Preferred Stock" and "-- Certain Anti-takeover Effects."

CERTAIN ANTI-TAKEOVER EFFECTS

         Shareholders should recognize that the acquisition safeguards discussed more fully below under "Proposed Incorporation Procedure -- Acquisition Safeguards" could have the effect of rendering more difficult or discouraging a future attempt to acquire control of IORI Nevada by a merger, tender offer, proxy contest or removal of incumbent management without the approval of the Board of Directors, even if certain stockholders of IORI Nevada might desire such a change in control and even if such a change in control would be beneficial to the stockholders generally. As a result, stockholders might be deprived of an opportunity to receive a premium for their shares over prevailing market prices and the Incorporation Procedure, therefore, might be viewed as limiting stockholders' rights. See "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations". These safeguards against acquisition of IORI Nevada include (i) the requirement of an 80% vote to make, adopt, alter, amend, change or repeal (a) IORI Nevada's Bylaws or (b) certain key provisions of IORI Nevada's Articles of Incorporation that embody, among other things, the aforementioned acquisition-related safeguards, (ii) the requirement of a two-thirds supermajority vote for (a) the removal of a director from the Board of Directors and (b) certain extraordinary corporate transactions and (iii) the inability generally of stockholders to call meetings of stockholders. See "Proposed Incorporation Procedure -- Comparison of the Principal Differences Between the Trust and IORI Nevada". These acquisition-related safeguards and the collective beneficial ownership of 48.4% of the Trust's Shares (as of October 27, 1995) by the Trustees and the Trust's executive officers and entities with which they are affiliated, could help entrench the Board of Directors and may effectively give IORI Nevada's management the power to block certain extraordinary corporate transactions, as discussed more fully below under "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations".

EFFECT OF CERTAIN SUPER-MAJORITY VOTING PROVISIONS OF IORI NEVADA

         Shareholders should note that affiliates of BCM effectively will have veto power over a limited number of corporate actions requiring the vote of stockholders under super-majority provisions (i.e., provisions requiring more than a simple majority vote) included in the Articles of Incorporation of IORI Nevada. See "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations" and "Proposed Incorporation Procedure -- Management after Incorporation Procedure -- The Director Removal Provision" below.

FEES TO AFFILIATES

         Eliminating the liquidation provisions to which the Trust is subject will enable IORI Nevada to make new investments (although the Board of Directors of IORI Nevada has not yet identified any potential new investments) and is likely to reduce the amount and rate of asset dispositions and result in IORI Nevada having greater reported assets than would be the case under such liquidation provisions. The current Advisory Agreement provides for fees based in part on gross assets, and if the Incorporation Procedure is approved, the Advisory Agreement will be amended to provide for certain fees on property acquisitions. As a result of the elimination of the liquidation provisions to which the Trust is subject and the amendments to the Advisory Agreement, such fees paid to BCM are likely to be higher over time. Furthermore, under the Brokerage Agreement (which will be amended to encompass acquisitions as well as sales of real estate), Carmel Realty may receive increased amounts of commissions in the event that IORI Nevada acquires, as well as sells, properties.

ELIMINATION OF CHARTER LIMITATION ON OPERATING EXPENSES

         Under certain provisions of the Declaration of Trust, Operating Expenses of the Trust (as defined in the Declaration of Trust and discussed specifically under "Proposed Incorporation

Procedure -- Business Activities after Incorporation Procedure") for any fiscal year must not exceed the lesser of (a) 1.5% of the average of the Book Values of Invested Assets (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year or (b) the greater of 1.5% of the average of the Net Asset Value (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year or 25% of the Trust's Taxable Income (as defined in the Declaration of Trust). The Declaration of Trust also provides that any advisory agreement must specifically provide for a refund to the Trust of the amount, if any, by which the operating expenses exceed the applicable amount, provided that the maximum amount of such refund shall not exceed the amount of the advisory fees paid to the advisor with respect to such fiscal year. The Operating Expenses of the Trust in 1994 exceeded such limitation by $6,000.

         In accordance with such provisions, the current Advisory Agreement with BCM specifically provides for a refund to the Trust of the amount by which the Operating Expenses of the Trust for any fiscal year exceed the limitation set forth in the aforementioned provisions of the Declaration of Trust, "or any similar limitation (if contained) in a successor Declaration of
Trust or [Articles] of Incorporation . . . ."  Although the Articles of
Incorporation place no limits on IORI Nevada's operating expenses, the aforementioned limitation on operating expenses, assuming Shareholders approve the Incorporation Procedure, will be included contractually in an amended Advisory Agreement. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure".

         The Trust's Declaration of Trust provides that any contract with an advisor must provide for annual renewal or extension after an initial term of no more than two years, subject to approval by Shareholders of the Trust. The Articles of Incorporation of IORI Nevada contain no such requirement. Although the current directors of IORI Nevada intend to continue to submit the Advisory Agreement annually to stockholders following consummation of the Incorporation Procedure, such practice may be discontinued at some time in the future.

         The various fees payable to BCM under the current Advisory Agreement and the means by which such fees are calculated are discussed in detail below under "The Advisory Agreement".

TRANSACTIONS WITH RELATED PARTIES

         The Trust has engaged, and IORI Nevada may continue to engage, in transactions with certain related parties, as discussed more fully below under "Business and Properties of the Trust - Certain Business Relationships and Related Party Transactions". Currently certain related party transactions require the unanimous approval of the Trust's Board of Trustees. In addition, such related party transactions currently are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Trust's Board of Trustees that (i) the transaction is in the best interest of the Trust and (ii) no other opportunity exists that is as good as the opportunity presented by such transaction. Pursuant to the provisions of the Modification of Stipulation of Settlement (the "Olive Modification") dated April 28, 1994 with regard to a class and derivative action entitled Olive et al. v. National Income Realty Trust et al. (which action is described more fully in "Business and Properties of the Trust -- Involvement in Legal Proceedings") (the "Olive Litigation"), even if the Incorporation Procedure is adopted, the scrutiny of certain related party transactions will continue with respect to such related party transactions prior to April 28, 1999, requiring the unanimous approval of the Board of Directors rather than the Board of Trustees. Likewise, the Board of Directors will be required to make the determination as to whether (i) the transaction is in the best interest of IORI Nevada and (ii) no other opportunity exists that is as good as the opportunity presented by such related party transaction. After April 28, 1999, however, the Board of Directors will have greater discretion as to related party transactions, subject to certain limitations.

         IORI Nevada's Articles of Incorporation generally permit related party transactions if approved by a majority of the independent directors, whereas the existing Declaration of Trust absolutely prohibits certain transactions between the Trust and certain related parties, regardless of the fairness of the terms of such transactions and whether such transactions are authorized by a majority of unaffiliated Trustees or approved by the Shareholders. Such specific prohibitions as well as the general restrictions on transactions between the Trust and certain related parties are described under "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related Party Transactions Provision". Because IORI Nevada's Articles of Incorporation contain no analogous prohibitions, the Incorporation Procedure could potentially permit IORI Nevada greater flexibility to engage in a larger class of transactions with related parties than the Declaration of Trust currently permits between the Trust and certain related parties (but, for the reasons discussed above, only subsequent to April 28, 1999).

         With respect to renewal and modification from time to time of the Advisory Agreement with BCM, the Declaration of Trust mandates the affirmative vote of a majority of the votes cast at an annual meeting of Shareholders prior to any such renewal or modification; however, if the Incorporation Procedure is approved, IORI Nevada's Articles of Incorporation will not mandate such
stockholder approval.   Instead, IORI Nevada's Board of Directors will be able
to renew and modify the Advisory Agreement with BCM upon the affirmative vote of a majority of the Board of Directors (subject to the requirement of the Olive Modification that two-thirds of the Board of Directors approve any such renewal or modification). However, the Board of Directors intends to continue to submit future renewals and modifications of the Advisory Agreement with BCM to stockholders of IORI Nevada at their annual meetings.

          The Board of Trustees believes that the restrictions in IORI Nevada's Articles of Incorporation and those under Chapter 78 of the Nevada Revised Statutes, together with the oversight of related party transactions mandated by the Olive Modification (see "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related Party Transactions Provision"), will offer adequate protection to ensure the fairness and propriety of transactions between IORI Nevada and related parties.

INTERESTS OF CERTAIN PERSONS IN THE INCORPORATION PROCEDURE

         In considering the proposed Incorporation Procedure, Shareholders should be aware that certain of the Trust's executive officers have interests that may present them with conflicts of interest in connection with the Incorporation Procedure. To the extent that BCM continues to serve as advisor, the Incorporation Procedure is also likely to result in BCM earning greater fees for a longer period of time than would be the case under the Trust's current liquidation provisions. Mr. Gene E. Phillips served as a Trustee of the Trust until December 31, 1992, and as a director of BCM until December 22, 1992 and as Chief Executive Officer of BCM until September 1, 1992. Although Mr. Phillips no longer serves as an officer or director of BCM or as a Trustee of the Trust he serves as a representative of the trust established for the benefit of his children, which trust owns BCM, and, in such capacity, has substantial contact with the management of BCM and input regarding its performance of advisory services for the Trust. As such, Mr. Phillips or his children could benefit financially from Shareholder approval of, and may be viewed as having a conflict of interest in connection with, the Incorporation Procedure. See "Business and Properties of the Trust -- Certain Business Relationships and Related Party Transactions," "-- The Advisory Agreement" and "Involvment in Certain Legal Proceedings."

         Additionally, in the future, BCM may benefit from the elimination of certain limitations on investments currently applicable to the Trust. The Articles of Incorporation of IORI Nevada would permit it to engage in a larger class of transactions with related parties than is permitted by the existing Declaration of Trust; however, pursuant to the terms of the Olive Modification (as defined herein), certain related party transactions prior to April 28, 1999, will require unanimous approval of IORI Nevada's Board of Directors. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related-Party Transactions Provision" below. Furthermore, the proposed Incorporation Procedure contains certain safeguards regarding acquisition of IORI Nevada which may, among other things, have the effect of making it more difficult for Shareholders to remove incumbent management. See "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations" below. The Articles of Incorporation of IORI Nevada would also limit the liability of directors to a greater degree than the Declaration of Trust, as discussed more fully below under "Proposed Incorporation Procedure -- Liability of Certain Persons -- The Management Liability Provision".

         Furthermore, Carmel Realty, an affiliate of BCM (see "Business and Properties of the Trust -- Certain Business Relationships and Related Party Transactions"), may benefit from the elimination of the Trust's liquidation provisions. Under the Brokerage Agreement (which will be amended to encompass acquisitions as well as sales of real estate), Carmel Realty may receive increased amounts of fees if IORI Nevada acquires, as well as sells, properties.

         Certain other conflicts of interest that are not expected to be affected by the Incorporation Procedure are described below under "Other Conflicts of Interest".

ELIMINATION OF THE TRUST'S LIQUIDATION PROVISIONS


         The Incorporation Procedure will replace the limited duration Trust with a perpetual-life corporation which the Board of Trustees believes will have more flexibility in holding and selling assets. The Self-liquidating provisions of the Trust included in its Declaration of Trust reflect an intention of the original Trustees to liquidate the Trust's assets by October 24, 1996, and the Declaration of Trust contemplates that no additional investments will be made beyond such date. The Trustees, however, have full discretion, in their best judgment, to hold current investments beyond this date should market conditions or other circumstances so dictate. Although the Trustees have made no determination of such matter, there can be no assurance that the Trustees will choose to liquidate any of the Trust's assets in the foreseeable future.

POTENTIAL REDUCTIONS IN DISTRIBUTIONS TO SHAREHOLDERS


         The effect on distributions to Shareholders of eliminating the liquidation provisions in the Declaration of Trust through the Incorporation Procedure will depend upon IORI Nevada's success in improving its operating results, the prices of which IORI Nevada is ultimately able to sell its properties and the general or local economic conditions of the real estate markets in which the Trust owns properties. If the elimination of the liquidation provisions in the Declaration of Trust through the Incorporation Procedure achieves the desired result, Shareholders would, over time, receive a greater return on their investment than under a liquidation policy. See "Replacement of the Fixed-Life Trust with a Perpetual Life Corporation." However, the success of the Incorporation Procedure is dependent, in part, on factors beyond management's control and there can be no assurance that the Incorporation Procedure will achieve the desired result.


         Shareholders should recognize that a combination of the expected increased costs to renovate and improve Trust properties, additional operating expenses (including advisory fees) for operating the Trust for a potentially longer period of time and the potentially slower rate of sales of the Trust's assets may reduce the amount of cash available in the short term for
distribution to Shareholders.   The minimum amount of distributions will be
determined by the amount required to qualify for taxation as a real estate investment trust under the Code, which requires distribution of at least 95% of the Trust's taxable income (excluding any net capital gain).

MARKET PRICE OF IORI NEVADA STOCK

         As part of the Merger, existing Shareholders of the Trust would automatically become stockholders of IORI Nevada by the exchange of all shares of the California Corporation for newly issued Nevada Common Stock on the basis of the One-for-One Exchange. However, there can be no assurance that the market price per share of Nevada Common Stock after the one-for-one exchange will be equal to the market price per share of the shares before the one-for-one exchange or that the marketability of Nevada Common Stock will remain consistent with the marketability of the shares. Prices for IORI
Nevada Common Stock will be determined in the marketplace and may be influenced by many factors, including investor perception of the changes effected through the Incorporation Procedure.

AUTHORIZATION TO ISSUE PREFERRED STOCK

         The Articles of Incorporation of IORI Nevada authorize the issuance of up to 1,000,000 shares of preferred stock by action of the Board of Directors without stockholder approval, which preferred stock may be issued in one or more series with such preferences, limitations and rights as shall be
determined by the Board of Directors of IORI Nevada.   See "Proposed
Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust -- Preferred Stock". Although no preferred stock has been issued or is being issued as part of the Incorporation Procedure, and the Board of Directors has no present intention of issuing any preferred stock, such stock could be issued as a safeguard against acquisition of IORI Nevada to dilute the stock ownership and voting power of a person or entity seeking to acquire control of IORI Nevada by (i) privately placing such preferred stock with purchasers not hostile to the IORI Nevada Board to oppose an unsolicited takeover bid or (ii) authorizing holders of a series of preferred stock to vote as a class, either separately or with the holders of the Nevada Common Stock, on any merger, sale or exchange of assets or any other extraordinary corporate transaction involving IORI Nevada.

OTHER POTENTIAL CONFLICTS OF INTEREST

         The real estate business is highly competitive, and the Trust competes, and IORI Nevada will compete, with numerous entities engaged in real estate activities. As described below under "Business and Properties of the Trust -- Certain Business Relationships", the officers and trustees of the Trust also serve as officers, directors or trustees of certain other entities, each of which is also advised by BCM, and each of which has business objectives similar to those of the Trust. Such Trustees and officers and BCM each owe a fiduciary duty to such other entities as well as to the Trust under applicable law. Additionally, the Trust also competes with other entities that are affiliates of BCM and that may have investment objectives similar to those of the Trust and that may compete with the Trust in leasing, selling and financing real estate and mortgage notes. In resolving any potential conflicts of interest which may arise, BCM has informed the Trust that it intends to continue to exercise its best judgment as to what is fair and reasonable under the circumstances in accordance with applicable law.

CERTAIN RISK FACTORS ASSOCIATED WITH REAL ESTATE

         The Trust is, and IORI Nevada will be, subject to all the risks incident to ownership and financing of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, (i) changes in general or local economic conditions, (ii) changes in interest rates and availability of permanent mortgage financing that may render the sale or refinancing (and, in the event the Incorporation Procedure is adopted, the acquisition) of a property difficult or unattractive and that may make debt service more burdensome, (iii) changes in real estate and zoning laws, (iv) increases in real estate taxes,
(v) federal or local economic or rent controls, and (vi) floods, earthquakes and other similar acts. See "Business and Properties of the Trust -- Certain Factors Associated with Real Estate and Related Investments".

The illiquidity of real estate investments generally may impair the ability of the Trust to respond promptly to changing circumstances. The Trust's management believes that such risks are partially mitigated by the diversification by geographical region and property type of the Trust's real estate portfolio.

         The Trust has acquired properties subject to or assumed existing debt and has mortgaged, pledged or otherwise obtained financing for its properties. Such borrowings increase the Trust's risks of loss because they represent a prior claim on the Trust's assets and require fixed payments regardless of profitability. If the Trust (or IORI Nevada) defaults on secured indebtedness, the lender may foreclose and the Trust (or IORI Nevada) could lose its investment in the property. With regard to the Trust's mortgage loan portfolio, if a borrower becomes unable to meet principal or interest payments on a loan from the Trust or a loan cross-collateralized by property that is security for a Trust loan, the Trust (or IORI Nevada) might be forced to foreclose on a mortgaged property. The Trust (or IORI Nevada) might not succeed in selling the foreclosed property for the total principal and accrued interest owed to the Trust on the debt, or the ability of the Trust (or IORI Nevada) to liquidate its collateral through foreclosure on a property could be delayed because of the bankruptcy of the borrower or an injunctive proceeding brought by the borrower. If the borrower defaults in payment of a loan held by a prior lienholder, the Trust (or IORI Nevada) to protect its own interest may be required to make payments directly to the holder of the prior lien to maintain the current status of such loan or to discharge it entirely. As of September 30, 1995, the Trust's mortgage notes receivable portfolio consisted of one wrap-around mortgage note, with an outstanding balance of $2.0 million, secured by a shopping center in Joliet, Illinois.

         In the opinion of the Trust's management the real property owned by the Trust is adequately covered by insurance; however, certain types of losses (generally of a catastrophic nature) may be uninsurable or not economically insurable. Such excluded risks generally include war, earthquakes, floods, environmental liabilities and punitive damage judgments. If such losses occur and are not covered by insurance, the Trust (or IORI Nevada) might suffer a loss of capital invested in, and any profits that might be anticipated from, the property.

POTENTIAL NEED FOR CASH

         The Trust's cash and cash equivalents at December 31, 1994 were $232,000. As of September 30, 1995, the Trust's cash and cash equivalents had increased to $297,000. The Trust's principal sources of cash have been and will continue to be property operations, proceeds from property sales, collection of mortgage notes receivable and partnership distributions. Unless the Trust's Trustees make the determination to sell properties during the remainder of 1995 or in early 1996, it is anticipated that one or more of the Trust's properties would have to be financed or refinanced in late 1995 or early 1996 in order for the Trust's continued payment of dividends, property maintenance and required operating cash reserves. There can be no assurance that such financing or refinancing will be available to the Trust on attractive terms. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Commitments".

                        GENERAL SHAREHOLDER INFORMATION


         This Proxy Statement/Prospectus is furnished in connection with the solicitation by the Board of Trustees of the Trust of proxies to be used at a Special Meeting of Shareholders for a vote upon a proposal to convert the Trust from a California business trust (which, pursuant to the terms of the Declaration of Trust, is subject to certain self- liquidating provisions, as described under "Proposed Incorporation Procedure -- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation") into a Nevada corporation that would have perpetual duration (the "Incorporation Procedure") by incorporating the Trust in California and merging the Trust, after it is so incorporated, with and into its wholly-owned Nevada subsidiary that has been organized for this purpose. The Special Meeting will be held at 2:00 p.m., Dallas time, on February __, 1996, at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231. The Trust's financial statements for the year ended December 31, 1994 were audited by BDO Seidman, LLP. A representative from BDO Seidman, LLP is expected to be present at the Special Meeting to respond to appropriate questions and such representative will have an opportunity to make a statement if such representative desires to do so. This Proxy Statement/Prospectus and the accompanying Proxy are first being mailed to shareholders on or about January __, 1996.


SHAREHOLDERS ENTITLED TO VOTE


         Only holders of record of issued and outstanding shares of beneficial interest of the Trust (the "Shares") at the close of business on January __, 1996 (the "Record Date"), are entitled to vote at the Special Meeting and at any adjournments thereof. At the close of business on January 19, 1996, there were 791,444 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.


VOTING OF PROXIES

         When the enclosed proxy card is properly executed and returned, the Shares represented thereby will be voted at the Special Meeting in accordance with the instructions noted thereon. Shareholders may choose to vote for, against or abstain from voting on the Incorporation Procedure proposal in its entirety.

         In the absence of other instructions, the Shares represented by a properly executed and submitted proxy card will be voted in favor of the Incorporation Procedure.

         When a signed proxy card is returned with choices specified with respect to voting matters, the Shares represented are voted by the proxies designated on the proxy card in accordance with the Shareholder's instructions to the tabulator. A Shareholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the Shareholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and to vote at the Special Meeting. Proxy cards so marked should not be mailed directly to the Trust.

VOTE REQUIRED FOR APPROVAL

         Pursuant to Section 6.8 of the Declaration of Trust, a majority of the issued and outstanding Shares entitled to vote at a meeting of Shareholders, represented in person or by proxy, shall constitute a quorum at the Special Meeting. For the purposes of determining the presence of a quorum at the Special Meeting and the number of votes cast thereat with respect to the Incorporation Procedure, all votes cast for or against and abstentions will be included. Abstentions will have the same legal effect as a vote against the proposal. Broker nonvotes, if any, will be treated as not present and not entitled to vote for the proposal. If a quorum should not be present, the Special Meeting may be adjourned from time to time until a quorum is obtained. Shareholders are, therefore, urged to sign the accompanying form of proxy and return it promptly.

          Although Section 3.5 of the Declaration of Trust requires the affirmative vote of only a majority of the votes cast at a meeting of Shareholders to incorporate the Trust, Section 200.5 of the California General Corporation Law requires an affirmative vote of the holders of a majority of the outstanding Shares to approve the Incorporation Procedure.

REVOCATION OF PROXIES

         A proxy card is enclosed herewith. Any Shareholder who executes and delivers the proxy card may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A SHAREHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE SPECIAL MEETING.

                        PROPOSED INCORPORATION PROCEDURE

GENERAL DISCUSSION


         In accordance with the terms of the Declaration of Trust, since October 24, 1991, the Trust has distributed to Shareholders net cash proceeds received by the Trust from sales or refinancing of equity investments, to the extent such proceeds exceeded cash reserves necessary for maintenance and improvement of the Trusts' properties. To provide the Trust with enhanced long-term planning, flexibility and long-term growth, the Board of Trustees has approved, and recommends adoption by the Shareholders of, the proposal that the Trust be transformed from a California business trust into a Nevada corporation that would have perpetual duration. The alternatives considered by the Board of Trustees included (i) continuing as a finite life business trust, holding its properties until the Trust's termination; (ii) liquidating the assets of the Trust; and (iii) the Incorporation Procedure. Based on discussions with management and on the Trustees' knowledge of the gernal economic and financial conditions to which the Trust and its assets are subject, the Board of Trustees adopted the Incorporation Procedure as the option most likely to maximize returns to Shareholders.


         Because no explicit statutory authority permits a California business trust to become a Nevada corporation directly or to merge directly with and into a Nevada corporation, the Incorporation Procedure would be accomplished by incorporating the Trust in California (the "California Corporation"), and merging the California Corporation (as successor to the Trust) with and into its wholly-owned Nevada subsidiary corporation (the "Merger"). The Board of Trustees has caused IORI Nevada to be organized in Nevada to facilitate the Incorporation Procedure. Prior to the Merger, IORI Nevada will have no significant business, assets or liabilities of any consequence and no operating history. The audited balance sheet of IORI Nevada as of August 23, 1995 is included under "Index to Financial Statements and Supplementary Data".

         The Merger will be accomplished pursuant to the terms of the proposed agreement and plan of merger, a form of which is attached as Appendix B to this Proxy Statement/Prospectus (the "Agreement and Plan of Merger") and which is incorporated herein by reference and made a part of this Proxy Statement/Prospectus. As a result of the Merger, (i) the California Corporation would cease to exist as a separate entity, (ii) IORI Nevada, by operation of law, would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust incorporated as the California Corporation including, without limitation, those under the current Advisory Agreement, (iii) each of the current Trustees of the Trust would continue to serve as a director of IORI Nevada until his initial term expires under IORI Nevada's Articles of Incorporation or until a successor is elected and (iv) existing Shareholders would automatically become stockholders of IORI Nevada by the exchange of all shares of the California Corporation for newly issued Nevada Common Stock on a basis of a one-for-one exchange (the "One-for-One Exchange"). The issuance of Nevada Common Stock via the One-for-One Exchange will not affect the proportionate security holdings of any Shareholder of the Trust, either individually or in a group.

         Shareholders will be required to surrender their Share certificates in exchange for Nevada Common Stock certificates, but should not do so at this time. Shareholders who do not surrender their Share certificates will accrue dividends, if declared, but will have their distribution checks, if any, held by American Stock Transfer and Trust Company until they surrender their old certificates. No interest will be paid on amounts so held.

         SHAREHOLDERS OF THE TRUST WILL NOT HAVE ANY DISSENTERS' RIGHTS OF APPRAISAL WITH RESPECT TO THE INCORPORATION PROCEDURE.

         The discussion of the principal terms of the Merger contained in this Proxy Statement/Prospectus is qualified in its entirety by reference to the Agreement and Plan of Merger. THE PROPOSED INCORPORATION PROCEDURE IS A SINGLE UNIFIED PROPOSAL TO BE APPROVED OR REJECTED BY SHAREHOLDERS IN ITS ENTIRETY.
If Shareholders do not approve the Incorporation Procedure, the Trust would not incorporate in California, the formation of IORI Nevada as a wholly-owned subsidiary of the Trust will be reversed and the Merger with IORI Nevada and the attendant One-for-One Exchange will not occur. Rather, the Trust would continue to operate as an unincorporated California business trust, subject to the liquidation provisions set forth in the Declaration of Trust.

         As more fully discussed below under "-- Principal Reasons for the Incorporation Procedure", the members of the Board of Trustees have approved the Incorporation Procedure as in the best interest of the Trust and its Shareholders because the Board of Trustees believes it would afford IORI Nevada
(i) the opportunity for enhanced long-range planning, flexibility and long-term growth as a perpetual-life corporation as opposed to the more limited alternatives of a business trust (which, pursuant to the terms of the Declaration of Trust, is subject to certain self-liquidating provisions, as described under "Proposed Incorporation Procedure -- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation"), (ii) certain acquisition safeguards not available to the Trust, which safeguards are designed to (a) discourage unsolicited, non-negotiated takeover attempts that can be unfair to stockholders, pressure management and disrupt the operational continuity, long-range planning and long-term growth of the business of IORI Nevada as successor to the Trust and (b) encourage persons who may wish to make a bona fide offer to acquire IORI Nevada to negotiate with the Board of Directors in good faith and to submit a proposal that is fair and equitable to IORI Nevada and all its stockholders and (iii) greater legal certainty in matters of corporate governance and indemnification as a corporation as opposed to a business trust and hence greater predictability in the conduct of its business as a corporation under Nevada law. Because no substantial body of law has developed concerning the legal status, rights, obligations and liabilities of business trusts and their trustees and shareholders, there is a degree of uncertainty as to the legal principles applicable to business trusts under the laws of the various states, including California, the jurisdiction of organization of the Trust. By contrast, the status, rights, obligations and liabilities of the stockholders, officers and directors of a corporation are governed not only by a corporation's charter documents, but also by comprehensive statutes and a body of case law interpreting those statutes and their application to a corporation and its charter documents. The Board of Trustees believes that the Articles of Incorporation of IORI Nevada, coupled with the existence of a growing body of Nevada corporate law, would allow IORI Nevada to plan the legal aspects of its future activities with more certainty and predictability than currently exists with respect to the Declaration of Trust and the less well- defined provisions of law currently applicable to the operations of a business trust. See "-- Greater Legal Certainty" and "-- Comparison of Principal Differences Between the Trust and IORI Nevada". No change in the Trust's continued qualification for taxation as a real estate investment trust ("REIT") under the Code is expected to result from the Incorporation Procedure or IORI Nevada's operation of the Trust's business in corporate form following the Merger. See "-- Certain Federal Income Tax Consequences".

         Consummation of the Incorporation Procedure is contingent upon Shareholder approval of the Incorporation Procedure. Pursuant to the California General Corporation Law, the affirmative vote of the holders of a majority of the outstanding Shares will be required to approve the Incorporation Procedure. In addition, Section 3.5 of the Declaration of Trust requires a vote of two-thirds of the Trustees to approve the Incorporation Procedure, which exceeds the voting requirement for aspects of the Incorporation Procedure by applicable state law. The Trustees have approved the Incorporation Procedure.

         The Board of Trustees may, in its discretion and without further approval by Shareholders, abandon the proposed Incorporation Procedure, in whole or in part, at any time before the Merger is effective if any event occurs that, in the Board's opinion, makes consummation of any part of the Incorporation Procedure inadvisable. The Trustees anticipate consummating the Incorporation Procedure as promptly as practicable after approval by the Shareholders.

PRINCIPAL REASONS FOR THE INCORPORATION PROCEDURE

         As mentioned above, the Board of Trustees have approved the Incorporation Procedure as in the best interest of the Trust and its Shareholders because the Board of Trustees believes it would afford IORI Nevada
(i) the opportunity for enhanced long-range planning, flexibility and long-term growth as a perpetual-life corporation as opposed to the more limited alternatives of a business trust (which, pursuant to the terms of the Declaration of Trust, is subject to certain self-liquidating provisions, as described under "Proposed Incorporation Procedure -- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation"), (ii) certain acquisition safeguards not available to the Trust, which safeguards are designed to (a) discourage unsolicited, non-negotiated takeover attempts that can be unfair to stockholders, pressure management and disrupt the operational continuity, long-range planning and long-term growth of the business of IORI Nevada as successor to the Trust and (b) encourage persons who may wish to make a bona fide offer to acquire IORI Nevada to negotiate with the Board of Directors in good faith and to submit a proposal that is fair and equitable to IORI Nevada and all its stockholders and (iii) greater legal certainty in matters of corporate governance and indemnification as a corporation as opposed to a business trust and hence greater predictability in the conduct of its business as a corporation under Nevada law.

GREATER LEGAL CERTAINTY

        The Trustees urge Shareholders to adopt the Incorporation Procedure because it will convert the Trust from a California business trust to the more legally certain and predictable form of a Nevada corporation. For the purpose of carrying on a business enterprise, the business trust is an adaptation of the traditional common law trust. Business trusts are entities created by agreement or under a governing document, such as the Declaration of Trust, for which there is no prescribed form. Accordingly, the powers, rights and obligations of the Trustees and Shareholders of the Trust are determined to a large extent by contractual interpretation, rather than by reference to powers or privileges under any statute.

        Unlike a corporation, many basic legal issues affecting a business trust are not determined by a body of statutory law, but must be spelled out in the declaration of trust. Subject to overriding principles of common law, the declaration of trust serves as a substitute for a corporate statute. Thus, management and shareholders of business trusts must look to the trust instrument or common law to determine questions which would usually be answered by a corporation statute if that form were selected. On the other hand, state corporation statutes generally provide detailed and comprehensive rules concerning corporate organization, the composition, election, and duties of boards of directors and corporate officers, the form and issuance of equity shares (including voting, dividend, and merger rights), rules on meetings, mergers, reorganizations, dissolutions, and derivative actions. Moreover, many matters not detailed in the statutes are usually covered by a well developed body of case law.

        Although the business trust form is regarded as legal and valid in California, the jurisdiction of organization of the Trust, no substantial body of law has developed concerning the legal status, rights, obligations and liabilities of business trusts and their trustees and shareholders, and there is a degree of uncertainty as to the legal principles applicable to business trusts under the laws of California. For example, although the trustees of a business trust are clearly fiduciaries owing a duty as such to the trust and its shareholders, it might be asserted that their fiduciary duties are governed by principles of law and equity applicable to traditional common law trusts, rather than by the standards of care, loyalty and business judgment applied to the directors of a corporation and by the standards defined in the governing trust documents.

         By contrast, the status, rights, obligations and liabilities of the stockholders, officers and directors of a corporation are governed not only by a corporation's charter documents, but also by comprehensive statutes and a body of case law interpreting those statutes and their application to a corporation and its charter documents. The existence of a more well-defined body of law allows a corporation to plan the legal aspects of its future activities with more certainty and predictability than currently exists with respect to the Declaration of Trust and the less well-defined provisions of law currently applicable to the operations of a business trust. Additionally, state law governing qualification of an out-of-state business entity to transact business is generally clearer for corporations than for business trusts. Furthermore, corporations are far more numerous than business trusts and are more familiar to investors or persons doing or proposing to do business with a company.

         Nevada has been selected as the proposed new governing jurisdiction because, among other reasons, the Trustees believe that the Nevada Revised Statutes ("NRS") set forth modern statutes that will meet the business needs of the Trust once the Incorporation Procedure is effected. The NRS is regarded as an extensive and modern corporate statute. In adopting the NRS, the legislature in Nevada has demonstrated an ability and a willingness to act quickly and effectively to meet businesses' changing needs. For many years, Nevada has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern, flexible corporate statutes (very similar to those in effect in Delaware) that are periodically updated and reviewed to meet changing business needs. The Trust's Board of Trustees believe that the Incorporation Procedure will allow IORI Nevada to plan the continuing legal aspects of its future activities with more certainty and predictability than presently exists with respect to the Declaration of Trust and the less-well defined provisions of law currently applicable to the operations of a business trust. Incorporating in Nevada will also enable the Trust to avoid significant annual franchise taxes assessed in certain other states of incorporation. IORI Nevada, as a corporation incorporated in Nevada, will not be required to pay annual franchise or income taxes. The only annual corporate fee in Nevada which IORI Nevada will be required to pay is an $85.00 filing fee.

REPLACEMENT OF THE FIXED-LIFE TRUST WITH A PERPETUAL-LIFE CORPORATION

         The Trustees urge Shareholders to adopt the Incorporation Procedure because, among other things, it will replace the limited duration Trust with a perpetual-life corporation that the Board of Trustees believes will have more flexibility in holding and liquidating investments to enhance long-range planning and long-term growth. Corporations may provide for perpetual existence, while even non-liquidating business trusts generally have only limited duration.

         Section 8.2(a) of the Declaration of Trust states that "[t]he Trustees intend to begin to liquidate the assets of the Trust within ten years of the termination of its first public offering of Shares to the public . . . ."  The
Trust terminated its first public offering of Shares on October 24, 1986. In accordance with the terms of the Declaration of Trust, the Trust is subject to certain self-liquidating provisions (the "Liquidation Provisions"). Pursuant to the Liquidation Provisions, since October 24, 1991, the Trust has distributed to Shareholders net cash proceeds received by the Trust from sales or refinancing of equity investments, to the extent such proceeds have exceeded cash reserves necessary for maintenance and improvement of the Trust's properties (which proceeds have totaled $211,000 through September 30, 1995). Further, the Liquidation Provisions contemplate that, as of October 24, 1996, the Trust will begin to distribute to Shareholders net cash proceeds received by the Trust from the satisfaction of mortgage loan investments. These self-liquidating distributions reflect an intention of the original Trustees to begin liquidation of the Trust's assets by October 24, 1996, and the Declaration of Trust contemplates that no additional investments will be made beyond such date. The Trustees, however, have full discretion, in their best judgment, to hold investments beyond this date should market conditions or other circumstances so dictate. Although the Trustees have made no determination of such matter, there can be no assurance that the Trustees will choose to liquidate any of the Trust's assets in the foreseeable future. The Trust may also be terminated by the vote or consent of holders of a majority of all outstanding Shares. In contrast, IORI Nevada has provided for perpetual duration, unless it is terminated by its Board of Directors acting with stockholder consent. See "Proposed Incorporation Procedure -- Stockholder-Management Relations".


         Although the original Board of Trustees of the Trust had originally intended to begin liquidation of the Trust's assets as early as October 24, 1996, the current Board of Trustees believes that existing market conditions and the substantial debt that exists regarding some of the Trust's real estate investments, together with the other factors discussed below, will not allow the Trust to maximize return to Shareholders if it pursued a liquidation strategy at this time. Moreover, there can be no assurance that liquidation of the Trust's assets will become an attractive alternative at any time in the future.


         For these reasons, the Board of Trustees has determined it to be in the best interests of the Trust and its Shareholders to modify the Trust's initial intended course of operations to allow the possibility of acquiring additional assets in addition to permitting the holding and disposition of assets. The Incorporation Procedure is designed to achieve such end.

         The Board of Trustees believes that the Liquidation Provisions it inherited, which impose certain restrictions on new investments, has failed to and will continue to fail to maximize either current or long-term return to the Shareholders and is inconsistent with the Trust's goal of increasing the Trust's capital. Although it has not performed a liquidation analysis, the Trust's Board of Trustees believes that, based on discussions with management and on the Trustees' knowledge of the general economic and financial conditions to which the Trust and its assets are subject, a current liquidation of the Trust's real estate portfolio is likely to minimize the Trust's return on such investments partially because some of the Trust's real estate investments are held subject to substantial debt. Additionally, to the extent that the Trust seeks to sell any of its properties, the sales price for such properties may be affected by competition from other real estate entities also attempting to sell their properties and governmental agencies and financial institutions, whose assets are located in areas in which the Trust's properties are located, and are seeking to liquidate foreclosed properties. Further, the restrictions in the Trustees' ability to reinvest the proceeds from disposition of the Trust's better performing assets could result in the Trust's assets being increasingly concentrated in problem categories such as foreclosed real estate and non-accruing loans. It is impossible to predict with certainty when and if the real estate markets in which the Trust owns real property will peak, and no assurance can be given that the Trust will be able to receive the same or higher prices for its real property in the future. Nevertheless, the Board of Trustees believes that it is in the Shareholders' long-term interests to afford the Trust more time to try to improve the Trust's operations and seek higher prices for its real property.


         At the same time, the Liquidation Provisions make it more difficult for the Trust to obtain bank credit by potentially impairing a lender's position. Consequently, the Trust might be required in the future to maintain much greater cash reserves if the Liquidation Provisions are continued. The Trust will have to expend funds to maintain its properties regardless of whether the Incorporation Procedure is adopted. Although the amount of such expenditures might be less in the short term and is expected to be greater over the long term if the Incorporation Procedure is adopted, it is anticipated that the Trust may, in time, have greater access to bank credit to the extent that its assets are not encumbered to finance future renovations and improvements.
A combination of the expected increased costs of maintaining and improving the Trust's properties, the additional operating expenses (including advisory fees) of operating the Trust for a potentially longer period of time and the potentially slower rate of sales of the Trust's portfolio may reduce the amount of cash available for distribution to Shareholders. This effect may be partially offset by the Trust's reduced need for cash reserves.


         The effect of eliminating the Liquidation Provisions through the Incorporation Procedure on distributions to Shareholders over the long term, including the amount available for distribution at a future liquidation, will depend upon IORI Nevada's success in improving its operating results, the prices at which IORI Nevada is ultimately able to sell its properties and the stability of the real estate markets in which the Trust owns real property. Eliminating the Trust's Liquidation Provisions will enable the Trust to make new investments and is likely to reduce the amount and rate of asset dispositions (although it will probably reduce the number of dispostions in the near term) and result in the Trust's having greater reported assets than would be the case under such Liquidation Provisions. As a result, to the extent that BCM continues to serve as the advisor under an advisory agreement providing for similar fees as the current Advisory Agreement, which fees are based in part on gross assets (and which, if the Incorporation Procedure is approved, will be amended to provide for certain commissions on property acquisitions) (discussed in more detail above under "The Advisory Agreement"), such fees (and acquisition commissions) are likely to be higher over time. See "Certain Risk Factors -- Elimination of Charter Limitation on Operating Expenses". The Board of Directors of IORI Nevada currently intends to continue to make any renewal of the Advisory Agreement subject to approval by the stockholders of IORI Nevada if Shareholders approve the Incorporation Procedure, although (i) advisory fees would not be subject to a charter limitation on operating expenses, as they are under the Declaration of Trust, and (ii) such stockholder approval is not required by the Articles of Incorporation of IORI Nevada, as it is under the Declaration of Trust. See "Certain Risk Factors -- Elimination of Charter Limitation on Operating Expenses" and "--Business Activities after Incorporation Procedure".

         Furthermore, Carmel Realty, an affiliate of BCM, may receive increased fees under the Brokerage Agreement (as amended to encompass acquisitions as well as sales of real estate) if IORI Nevada acquires, as well as sells, real estate.


         In any event, the Board of Trustees, based upon discussions with management and the Trustees' knowledge of the general economic and financial conditions to which the Trust and its assets are subject, believes that the potential long-term benefits of eliminating the Liquidation Provisions through the Incorporation Procedure justify affording the Trust an opportunity to improve the Trust's operations and to seek higher prices for the Trust's properties over time. With respect to future investments, if Shareholders approve the proposed Incorporation Procedure, IORI Nevada plans to continue to focus on investment in real estate (although it has not yet identified any potential acquisitions). The Trust's investment strategy has been to maximize each property's operating income through aggressive property management by closely monitoring expenses while at the same time renovating properties where appropriate. While such renovations require greater expenditures and therefore increase the amount of revenue required to be generated by such property to cover operating expenses, the Trust believes that such renovations are necessary to maintain and, possibly, enhance the value of the Trust's properties. With respect to properties acquired through foreclosure, management intends to enhance the value of such properties through renovations. However, no assurance can be given that eliminating the Liquidation Provisions through the Incorporation Procedure will result in any improvement in the Trust's operations or higher prices for the Trust's properties, and, further, there can be no assurance that attractive acquisition opportunities will be available after consummation of the Incorporation Procedure.


         The Board of Trustees believes that the current market price for the Shares (see "Market Prices of the Shares; Dividends") does not represent the long-term value of the Trust's assets. Nevertheless, no assurance can be given that eliminating the Liquidation Provisions through the Incorporation Procedure will result either in the Trust's receiving a higher return on its assets upon sale or in increased stock prices (after giving effect to the One-for-One Exchange).

ACQUISITION SAFEGUARDS

         The Board of Trustees also endorses the Incorporation Procedure because it will afford IORI Nevada certain safeguards against acquisition of IORI Nevada that, together with certain provisions of Nevada law, are designed to (a) discourage unsolicited, non-negotiated takeover attempts that can be unfair to stockholders, pressure management and disrupt the operational continuity, long-range planning and long-term growth of the business and (b) encourage persons who may wish to make a bona fide offer to acquire IORI Nevada to negotiate in good faith and to submit a proposal that is fair and equitable to IORI Nevada and all its stockholders. See "-- The Director Removal Provision", "--The Business Combination Provision", "-- The Evaluation Provision", "-- Amendment Provisions" and "-- Acquisition Safeguards -- Possible Negative Considerations".

         It has become common for third parties to accumulate substantial stock positions in public companies as a prelude to proposing a takeover, restructuring, sale of all or a substantial part of the target company or other similar extraordinary corporate action, or simply as a means to put the target company "in play". Such actions are often undertaken by the third party without advance notice to or consultation with management of the target company. In many cases, the purchaser seeks representation on the target company's board of directors or trustees in order to increase the likelihood that its proposal will be implemented by the company. If the target company resists the efforts of the purchaser to obtain representation on the company's board, the purchaser may commence a proxy contest to have its nominees elected to the board in place of certain directors or the entire board. The purchaser may not be truly interested in taking over and running the target company, but rather in using the threat of a proxy fight or a bid to take over the company as a means of forcing it to repurchase the purchaser's equity position at a substantial premium over market price. This predatory practice has come to be known as "greenmail".

         The Board of Trustees believes that the imminent threat of removal of management in such situations would severely curtail management's ability to negotiate effectively with such purchasers and with any other third party interested in acquiring the Trust. Management would be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained. Furthermore, management could be faced with the following dilemma: either to pay greenmail or to allow the Trust's business and management to be disrupted, perhaps irreparably.

         In addition to pressuring the management of the target company, unsolicited tender offers and other non- negotiated acquisition proposals may involve terms and be structured in ways that may be less favorable to all the stockholders than those of a transaction negotiated and approved by the board of directors. Although such proposals may be made at a price substantially above prevailing market prices, they are sometimes made for less than all of the outstanding shares of a company. As a result, stockholders may be forced either to partially liquidate their investment under circumstances that may be disadvantageous to them or to retain their investment as minority stockholders in an enterprise that is controlled by persons whose objectives may be at odds with those of the remaining minority stockholders and former management. Unsolicited tender offers or other purchases of substantial blocks of outstanding shares may also be followed by non-negotiated mergers or similar transactions that involve the elimination of the remaining public stockholders of the target company. Such transactions may not assure fair treatment of the public stockholders remaining after the first step of the acquisition, because the controlling stockholder's influence dominates the negotiations. Such tender offers or purchase programs may also take the form of a two-tiered offer in which cash is offered for a portion of a company's outstanding shares, and, thereafter, securities that are or may be worth less than the cash portion are offered for the remaining shares. Thus, stockholders are pressured into selling as many of their shares as possible either to the purchaser or in the open market without having the opportunity to make a considered investment choice between remaining a stockholder of the company or disposing of their shares. Two-tiered pricing tactics, as well as certain other unsolicited proposals, may also be timed and designed to foreclose or minimize the possibility of more favorable competing bids, which in turn may result in stockholders losing the opportunity to consider alternative and possibly more attractive proposals. In addition, persons who accumulate large blocks of stock without negotiating with management through private or open market transactions may achieve a position of substantial influence and control without paying stockholders a fair control premium.

         The Trustees recognize that acquisition proposals that have not been negotiated with and approved by a company's board of directors do not always have the unfavorable consequences or effects described above. See "Acquisition Safeguards -- Possible Negative Considerations". However, it is the view of the Board of Trustees that the potential disadvantages of non-negotiated acquisition proposals are sufficiently great that it would be in the best interest of IORI Nevada and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors of IORI Nevada and to submit proposals that are fair and equitable to IORI Nevada and all of its stockholders. In the judgment of the Board of Trustees, the proposed acquisition safeguards will help ensure that the Board of Directors of IORI Nevada, if confronted by a proposal from a third party that has acquired a significant block of IORI Nevada stock, will have sufficient opportunity to review and analyze the proposal and appropriate alternatives, and to act as it believes the best interest of all stockholders dictates. The Trustees also believe that the changes resulting from the Incorporation Procedure should not discourage acquisition proposals at a price reflective of the true value of IORI Nevada that are fair and equitable to all stockholders. None of the proposed acquisition safeguards would prevent any person from making a tender offer to IORI Nevada's stockholders or prevent any stockholder from accepting such an offer.

         The Incorporation Procedure does not reflect any present knowledge on the part of the Trustees of any pending, proposed or threatened takeover, tender offer, leveraged buyout, proxy contest, sale of assets or other similar transaction involving a change in control of the Trust. In addition to the reasons discussed above, the Board of Trustees believes that the acquisition safeguards are nonetheless necessary at this time because the effectiveness of the acquisition safeguards depends on their being implemented before an acquisition proposal is made. Otherwise, one of the purposes of the acquisition safeguards -- to encourage potential acquirors to negotiate directly with the Board of Directors of IORI Nevada -- might be thwarted. In any event, it is unlikely that the Trust or IORI Nevada would be able to implement the full range of acquisition safeguards once a takeover attempt is already in progress. For these reasons, the Board of Trustees believes that it would be beneficial to adopt the acquisition safeguards as part of the Incorporation Procedure.

         The Board of Trustees does not currently have under consideration, and does not have any current intention to propose or adopt, any other measures that may have the effect of discouraging acquisitions apart from those proposed in this Proxy Statement/Prospectus. However, circumstances may change and it is, of course, possible that the Board of Directors of IORI Nevada may adopt further measures in the future, which measures may or may not require stockholder approval. See "-- Comparison of Principal Differences Between the Trust and IORI Nevada". As discussed more fully below under "-- Comparison of the Securities of IORI Nevada and the Trust -- No Restrictions on Ownership and Transfer of Nevada Common Stock", the Declaration of Trust generally prohibits ownership by any one Shareholder of more than 5.0% of the outstanding Shares. Although the Board of Trustees has consented, pursuant to its discretionary authority under the Declaration of Trust, to acquisitions by a corporate Shareholder of Shares in excess of such 5.0% limit, it should be noted that this restriction (as well as others discussed more fully below under "-- Comparison of the Securities of IORI Nevada and the Trust --No Restrictions on Ownership and Transfer of Nevada Common Stock") potentially could discourage certain acquisition proposals but that such restrictions would be eliminated as a result of the Incorporation Procedure.

         POSSIBLE NEGATIVE CONSIDERATIONS. In addition to and amplification of the risk factors discussed above under "Certain Risk Factors" and the possible negative effects of eliminating the Trust's Liquidation Provisions discussed above under "-- Replacement of the Fixed Life Trust with a Perpetual-Life Corporation", Shareholders should take into account the following possible negative considerations concerning the acquisition safeguards described above in evaluating the proposed Incorporation Procedure as a whole. Notwithstanding the benefits of the Incorporation Procedure anticipated by the Board of Trustees, Shareholders should recognize that the acquisition safeguards could discourage a future attempt to acquire control of IORI Nevada that is not presented to and approved by the Board of Directors, but which some of IORI Nevada's stockholders might believe to be in their best interest or which might offer stockholders a premium for their shares over prevailing market prices.
As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so and the Incorporation Procedure might therefore be viewed as limiting stockholders' rights. Furthermore, unsolicited proposals are not necessarily less advantageous than transactions negotiated with management.


         Consummation of the Incorporation Procedure could have the effect of making it more difficult for holders of even a majority of the outstanding shares of IORI Nevada (i) to obtain control either directly by making a tender offer for the outstanding stock of IORI Nevada (see "-- The Business Combination Provision") or by soliciting proxies or consents (see "-- Stockholder/Management Relations -- The Consent Provision") for use at a special or regular meeting of IORI Nevada's stockholders (see "-- Stockholder/Management Relations -- The Stockholder Meeting Provision") or (ii) to change the composition of the Board to remove incumbent management (see "-- Management after Incorporation Procedure -- The Director Removal Provision"). Accordingly, the Incorporation Procedure, together with the protection afforded by the collective beneficial ownership of 48.4% of the Trust's Shares (as of January 19, 1996) by the Trustees and the Trust's executive officers and entities with which they are affiliated, could entrench the Board of Directors, even in circumstances where a majority of the stockholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes.

         With respect to (i) certain mergers and other related transactions and
(ii) certain amendments to IORI Nevada's Articles of Incorporation, the acquisition safeguards will also effectively give veto power to holders of more than one- third and one-fifth, respectively, of the outstanding voting shares of IORI Nevada, even if such mergers or amendments were desired by a majority of the stockholders. At present, the Trustees are aware of two Shareholders, Transcontinental Realty Investors, Inc. ("TCI") and American Realty Trust, Inc. ("ART") (each of which are affiliates of BCM), who hold more than 20% of the outstanding shares of the Trust and would hold more than 20% of the outstanding common stock of IORI Nevada if the Incorporation Procedure is effected. As of January 19, 1996, TCI owned approximately 22% of the outstanding shares of the Trust, and ART owned approximately 26% of the outstanding shares of the Trust.


         The cumulative effect of the various changes resulting from the Incorporation Procedure might also discourage some persons from investing in or acquiring a large block of IORI Nevada stock by making it more difficult for a substantial stockholder to exercise control, to complete an acquisition of IORI Nevada or to negotiate a repurchase of its shares by IORI Nevada. Stockholders may also have less opportunity to take advantage of temporary increases in the market price of IORI Nevada's shares that might be caused by takeover speculation.

         The Trustees have considered these potential disadvantages and differences and have concluded that the acquisition safeguards included in the Incorporation Procedure outweigh these possible disadvantages.

CERTAIN POTENTIAL CONFLICTS OF INTEREST

         The Incorporation Procedure is also likely to result in BCM, as advisor, earning greater fees for a longer period of time than would be the case under the Trust's current liquidation provisions. See "-- Replacement of the Fixed-Life Trust with a Perpetual-Life Corporation". In addition, such advisory fees would not be subject to the operating expense limitation currently contained in the Declaration of Trust, although a substantially similar provision would be included in an amendment to the current Advisory Agreement, as discussed under "Certain Risk Factors -- Elimination of Charter Limitation on Operating Expenses", "Business and Properties of the Trust -- The Advisory Agreement" and "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure". Furthermore, Carmel Realty, an affiliate of BCM, may receive increased amounts of fees under the Brokerage Agreement (as amended to encompass acquisitions as well as sales of real estate) if IORI Nevada acquires, as well as sells, properties. While the Board of Trustees believes that the Incorporation Procedure is in the best interest of the Trust and its Shareholders, certain members of management could benefit from the Incorporation Procedure and, therefore, may be viewed as having a conflict of interest. See "Certain Risk Factors -- Interests of Certain Persons in the Incorporation Procedure".

THE ONE-FOR-ONE EXCHANGE OF SHARES

         As part of the Merger, existing Shareholders of the Trust would automatically become stockholders of IORI Nevada by the exchange of all shares of the California Corporation for newly issued Nevada Common Stock on the basis of the One-for-One Exchange. For reasons discussed below under "Proposed Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust -- Common Equity", each new share of Nevada Common Stock would have $0.01 par value, unlike each existing Share, which has no par value.


         The One-for-One Exchange would result in issuance by IORI Nevada of a number of shares of Nevada Common Stock equal to the number of Shares of the Trust outstanding immediately before commencement of the Incorporation Procedure. Based upon the 791,444 Shares outstanding on January 19, 1996, the One-for-One Exchange would result in issuance of 791,444 shares of Nevada Common Stock.


         The One-for-One Exchange will not affect any Shareholder's proportionate equity interest in the Trust. Upon consummation of the Incorporation Procedure, each outstanding share of Nevada Common Stock will be entitled to one vote at each meeting of stockholders, as is the case with each currently outstanding Share of the Trust.

         THERE CAN BE NO ASSURANCE THAT THE MARKET PRICE PER SHARE OF NEVADA COMMON STOCK AFTER THE ONE-FOR-ONE EXCHANGE WILL BE EQUAL TO THE MARKET PRICE PER SHARE OF THE SHARES BEFORE THE ONE-FOR-ONE EXCHANGE OR THAT THE MARKETABILITY OF NEVADA COMMON STOCK WILL REMAIN CONSISTENT WITH THE
MARKETABILITY OF THE SHARES.    Prices for IORI Nevada Common Stock will be
determined in the marketplace and may be influenced by many factors, including investor perception of the changes effected through the Incorporation Procedure.

         Assuming that the proposed Incorporation Procedure is approved, Shareholders will be furnished with the necessary materials and instructions to exchange their certificates representing the existing Shares for new certificates representing Nevada Common Stock.

         ADOPTION AND APPROVAL OF THE INCORPORATION PROCEDURE WILL SIGNIFICANTLY AFFECT CERTAIN RIGHTS OF SHAREHOLDERS. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ CAREFULLY THIS ENTIRE PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO AND TO CONSIDER CAREFULLY THE DIFFERENCES BETWEEN THEIR RIGHTS AS SHAREHOLDERS OF THE TRUST AND AS STOCKHOLDERS OF IORI NEVADA BEFORE VOTING.

COMPARISON OF PRINCIPAL DIFFERENCES BETWEEN THE TRUST AND IORI NEVADA

         If the proposed Incorporation Procedure is approved and consummated, the business of the Trust will be conducted by a Nevada corporation rather than by a business trust organized under the laws of the State of California. The rights and powers of the Trust and its Shareholders and Trustees currently are governed primarily by the Declaration of Trust and the Trustees' Regulations and, to a lesser extent, by California business trust law, while those of IORI Nevada and its stockholders and directors would be governed by its Articles of Incorporation and Bylaws and by Nevada corporate law. Set forth below is a comparison of the principal differences between those respective rights and powers. Although the Trustees believe that the following discussion sets forth the material differences between the rights of Shareholders of the Trust and stockholders of IORI Nevada, the comparison does not purport to be a complete statement of all differences and is qualified in its entirety by reference to the Articles of Incorporation and Bylaws of IORI Nevada and the Declaration of Trust and the Trustees' Regulations. Shareholders should refer to the full text of IORI Nevada's Articles of Incorporation and Bylaws attached hereto as Appendices C and D, respectively, and compare them with the Declaration of Trust and the Trustees' Regulations, attached hereto as Appendices E and F, respectively.

         For convenience and ease of reference, comparisons between the Trust and IORI Nevada are set forth as follows: "Management after Incorporation Procedure" discusses the role of IORI Nevada's advisor and how the Trust's Board of Trustees would be reconstituted as IORI Nevada's Board of Directors; "Liability of Certain Persons" addresses exculpation of trustees and directors, indemnification of trustees, directors and officers and shareholder liability; "Business Activities after Incorporation Procedure" compares business objectives and restrictions on certain activities and related party transactions; "Comparison of the Securities of IORI Nevada and the Trust", in addition to comparing the Shares with the Nevada Common Stock, outlines dissenters' rights, preferred stock, listing with the AMEX and the elimination of certain restrictions on ownership and transfer of shares; "Stockholder-Management Relations" describes the mechanics of stockholder voting and meetings; "The Business Combination Provision" discusses certain provisions of IORI Nevada's Articles of Incorporation relating to acquisition transactions with interested stockholders; "The Evaluation Provision" describes certain new provisions; and "Amendment Provisions" sketches the requirements for amending the governing documents of the Trust and IORI Nevada.

MANAGEMENT AFTER INCORPORATION PROCEDURE

         CONSTITUENCY OF THE BOARD. The Olive Modification required that the Board of Trustees be reduced from 8 to 7 members. The Articles of Incorporation of IORI Nevada sets the number of initial directors at 6. The exact number of directors may be fixed or changed by the affirmative vote of a majority of the entire Board of Directors, from time to time, within the limits set by the Articles of Incorporation, subject to the limitations mandated by the Olive Modification. By comparison, the Declaration of Trust provides that the number of Trustees shall be no less than 5 nor more than 15 as determined by the vote of the Shareholders of the Trust or the Trustees.

         Notwithstanding any limitation on the maximum number of directors in the Articles of Incorporation, whenever IORI Nevada issues preferred stock and gives its holders the right to elect a director at an annual or special meeting of stockholders, then the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation or the resolution(s) adopted by the Board applicable thereto. See "Proposed Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust -- Preferred Stock".

         Any vacancy on the Board of IORI Nevada will be filled by a vote of the majority of the directors then in office or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. The Declaration of Trust provides for filling Board of Trustees vacancies by the remaining Trustees or by the vote or consent of a majority of the outstanding shares entitled to vote thereon.

         The Declaration of Trust requires that a majority of Trustees be persons who are not affiliates of Consolidated Capital Equities Corporation ("CCEC"), the original sponsor of the Trust and one of the Trust's former advisors, or any of CCEC's affiliates or successor entities. Under the Declaration of Trust, "Affiliate" is defined: "as to any person, any other person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such person or of any other person which controls, is controlled by, or is under common control with, such person or is an officer, retired officer, director, employee, partner, or trustee (excluding non-interested trustees not otherwise affiliated with the entity) of such person or of any other person which controls, is controlled by, or is under common control with, such person." Under the Declaration of Trust, "Person" is defined to include "individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof".

         By contrast, Article SIXTH of the Articles of Incorporation does not require that any of IORI Nevada's directors be independent of the advisor or any other person. It should be noted, however, that each of the Trustees, who would serve as directors of IORI Nevada, are unaffiliated with BCM. Moreover, AMEX rules recommend that every company with shares listed on the AMEX have at least two independent directors; that is, directors who are not officers of the company, who are neither related to its officers nor represent concentrated or family holdings of its shares, and who, in the view of the company's board of directors, are free of any relationship that would interfere with the exercise of independent judgment. Each of the Trustees are, in the Board's view, independent Trustees under these criteria. AMEX rules also recommend that every listed company maintain an audit committee composed solely of independent directors. The three members of the Trust's current audit committee are all independent Trustees. Such members will also serve on the audit committee of IORI Nevada if Shareholders approve the Incorporation Procedure.

         THE DIRECTOR REMOVAL PROVISION. Under Article ELEVENTH of the Articles of Incorporation (the "Director Removal Provision"), each Director of the Board may be removed only by the affirmative vote of the holders of not less than two- thirds of the outstanding stock of IORI Nevada then entitled to vote for the election of such director. By contrast, under the Declaration of Trust, Trustees may be removed by vote or consent of the holders of a majority of the outstanding Shares entitled to vote thereon, or by a majority of the remaining Trustees. The Director Removal Provision makes removal of a director of IORI Nevada more difficult by requiring a super-majority vote.

         Shareholders should note that, together, ART and TCI, affiliates of BCM, effectively will have veto power over the removal of directors of IORI Nevada pursuant to the Director Removal Provision.

         The Director Removal Provision tends to ensure managerial continuity and to deter certain kinds of unsolicited takeovers while making changes in control somewhat more difficult. See "Proposed Incorporation Procedure -- Acquisition Safeguards -- Possible Negative Considerations".

         IORI NEVADA'S ADVISOR. It is anticipated that the day-to-day operations of IORI Nevada will be performed by BCM from the effective time of the Merger under the modified Advisory Agreement described under "Business and Properties of the Trust -- The Advisory Agreement", subject to Shareholder approval of the Incorporation Procedure.

         Article THIRTEENTH of the Articles of Incorporation provides that the Board of Directors may authorize advisory agreements. There is no requirement that the Board of Directors obtain stockholder approval prior to any renewal or modification of such advisory agreements (although the Board of Directors intends to continue this practice). In contrast, the Declaration of Trust currently requires that all such advisory agreements have an initial term of no more than two years and provide for annual renewal or extension thereafter, subject to shareholder approval. Pursuant to the terms of the Olive Modification, which became effective on January 11, 1995, if BCM or any other entity affiliated with members of the Trust's management serves as advisor, advisory agreements are and will remain subject to the review and approval of two-thirds of the Board of Directors. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related-Party Transactions Provision".

         The Declaration of Trust also provides for termination of advisory agreements without penalty, (i) by the advisor upon 120 days' written notice or
(ii) by the Shareholders (by a vote of the majority of the outstanding Shares) or (iii) by the Board of Trustees (by majority vote including a majority of unaffiliated Trustees) upon 60 days' written notices. The IORI Nevada Articles of Incorporation leave termination provisions regarding advisory agreements to the negotiation of the parties. See "Proposed Incorporation Procedure -- The Advisor" for a discussion of the relationship between the Trust and BCM. Neither IORI Nevada's Articles of Incorporation nor the Declaration of Trust requires Shareholder approval for the selection of the advisor per se.

         The Declaration of Trust requires that any advisory agreement entered into with a Trustee or an affiliate (see "Proposed Incorporation Procedure -- Management after Incorporation Procedure -- The Classified Board Provision") of a Trustee must be made, approved or ratified by a majority of the Trustees who are not so affiliated. Transactions of IORI Nevada with any advisor or affiliate thereof would be governed by the NRS and the unified related-party provisions contained in Article FOURTEENTH of the Articles of Incorporation together with the Olive Modification. As explained more fully in "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related-Party Transactions Provision" and pursuant to the Olive Modification, until April 28, 1999, prior to entering certain related party transactions, except certain specified contracts including the Advisory Agreement, the Board of Directors would be required to unanimously agree that the transaction is in the best interest of the corporation and that no other opportunity exists that is as good as the opportunity presented by such transaction. Direct contractual agreements for services, such as the Advisory Agreement between IORI Nevada and BCM or one of its affiliates, would require the prior approval of two-thirds of the directors.

         Section 4.3 of the Declaration of Trust requires the Trust's advisor to use its best efforts to present to the Trust a continuing and suitable investment program, consistent with the Trust's investment policies and objectives. However, consistent with the Declaration of Trust, neither the advisor nor any affiliate of the advisor is obligated to present any particular investment opportunity to the Trust. The advisor is, in fact, expressly authorized to take for its own account or recommend to others any particular investment opportunity. There is no comparable provision to such Section 4.3 in the Articles of Incorporation.

         The Articles of Incorporation impose fewer explicit restrictions on compensation of IORI Nevada's advisor than does the Declaration of Trust. Article THIRTEENTH of the Articles of Incorporation provides that the compensation payable under the Advisory Agreement must be approved as "fair and equitable" by the Board of Directors, and the Restrictions on Related-Party Transactions Provision also applies to compensation of the advisor. See, however, the discussion of contractual limits on operating expenses below under "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure".

LIABILITY OF CERTAIN PERSONS

         THE MANAGEMENT LIABILITY PROVISION. The Incorporation Procedure will enable IORI Nevada to define the liability of corporate officers and directors with greater precision. The Board of Trustees believes that limited liability will help retain and attract the best possible officers and directors. Currently, each of the Trustees has been offered contractual indemnification to the fullest extent permitted by the Declaration of Trust or to the fullest extent not prohibited under applicable law. Under the Management Liability Provision (Article NINTH of the Articles of Incorporation), the directors will not have personal liability to IORI Nevada or its stockholders for monetary damages for any breach of their fiduciary duties as directors (including, without limitation, any liability for gross negligence in the performance of their duties), except (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) for the payment of dividends in violation of NRS 78.300. By precluding personal liability for certain breaches of fiduciary duty, including grossly negligent business decisions in evaluating takeover proposals to acquire IORI Nevada, the Management Liability Provision supplements indemnification rights afforded under IORI Nevada's Articles of Incorporation and Bylaws which provide, in substance, that IORI Nevada shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the NRS and other applicable laws.

         The Articles of Incorporation provide that "IORI Nevada shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) . . . to any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of  IORI Nevada . . . ." Further, the Bylaws provide that "[e]ach officer, director or employee . . . shall be indemnified . . . to the full extent permitted under Chapter 78 of the Nevada Revised Statutes . . . and other applicable law." Pursuant to the NRS, a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The NRS further provides that a corporation may indemnify persons for attorneys' fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also indemnify directors for amounts paid in judgments and settlements in such a suit, but only if ordered by a court after determining that the person is "fairly and reasonably" entitled to indemnity.

         The Management Liability Provision contained in the Articles of Incorporation is analogous to Article VII of the Declaration of Trust. Article VII, however, explicitly exculpates Trustees, officers, employees and agents of the Trust while the Management Liability Provision explicitly exculpates only directors. Further, under the Declaration of Trust, a Trustee would not be indemnified for liability arising from gross negligence or reckless disregard of duty, whereas a director of IORI Nevada may be indemnified for such liability under the Articles of Incorporation.

         Current Trustees and the directors of IORI Nevada could personally benefit from expanding the limitation on their personal liability.

         The NRS and Nevada common law provide that a corporation's board of directors owes certain fiduciary duties to the corporation and its stockholders, including a duty of loyalty and a duty of care. The duty of care is generally considered to require directors to be sufficiently diligent and careful in informing themselves regarding, and in deciding whether to take or not to take, corporate action. The duty of care to which directors are bound is that which ordinarily prudent and diligent men would exercise under similar circumstances. The duty of loyalty is generally considered to require directors to act in what they determine in good faith, after appropriate consideration, to be in the best interest of the corporation and not to engage in self-dealing. With respect to limitations on the personal liability of directors to IORI Nevada or its stockholders, the Management Liability Provision is more expansive than the provision in the Declaration of Trust that addresses the limitations on the personal liability of Trustees to the Trust or its shareholders. Consequently, the Management Liability Provision expands the current limitation on personal liability of members of management to cover, in addition, certain violations of their fiduciary duty of care rising to the level of gross negligence or reckless disregard of duty. The Management Liability Provision would not, however, insulate directors of IORI Nevada from liability to IORI Nevada or its stockholders for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of distributions in violation of NRS 78.300. The limitation of liability applies only to claims by IORI Nevada or its stockholders and does not preclude or limit recovery of damages by others, such as creditors. Furthermore, the limitation of liability applies prospectively only and would therefore not affect a Trustee's potential liability for acts or omissions in his capacity as a Trustee prior to the effective time of the Merger.

         The Management Liability Provision further provides that any repeal or modification of Article NINTH would not increase the personal liability of any director of IORI Nevada for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of IORI Nevada existing at the time of such repeal or modification. Moreover, the Management Liability Provision provides that if Nevada law is in the future amended to further eliminate or limit the liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended.

         By protecting directors from assessments of monetary damages for breaches of the duty of care, the Management Liability Provision limits the remedies available to a stockholder seeking to challenge a Board decision protected by the Management Liability Provision, including, for example, decisions relating to acquisition proposals or similar transactions. However, it does not eliminate or change the duty of care. Accordingly, the Management Liability Provision does not limit the availability of equitable remedies, such as an injunction or rescission based on a director's breach of the duty of care, although, as a practical matter, particular equitable remedies may not be available (e.g., after a transaction has already been effected). Additionally, the Bylaws of IORI Nevada provide indemnification to each officer, director and employee of IORI Nevada to the fullest extent permitted by Chapter 78 of the NRS and other applicable law.

         The Management Liability Provision also provides that IORI Nevada shall indemnify to the fullest extent permitted by law any person who is a party or is made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of IORI, or is or was serving at the request of IORI Nevada, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. The Management Liability Provision also provides that IORI Nevada shall advance expenses to the fullest extent permitted by law to such indemnitee. The Management Liability Provision further states that any amendment to or repeal of Article NINTH would not diminish such indemnification with respect to any acts or omissions occurring prior to such amendment or repeal. The Declaration of Trust provides that the Trust shall indemnify and reimburse any person made a party to any action, suit or proceeding or against whom any claim or liability is asserted because he, his testator or intestate was or is a Trustee, officer, employee or agent of the Trust for any judgments, fines, amounts paid on amount thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in defending against such claim, action, suit or proceeding, or alleged liability or in connection with any appeal therein, except where the claim, obligation or liability arose out of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The indemnity provisions of the Management Liability Provision and Section 78.751 of the NRS are comparable except that Section 78.751 of the NRS provides that a corporation shall make no indemnification in respect of any claim as to which a final adjudication establishes that the director is liable to IORI Nevada or for amounts paid in settlement to IORI Nevada unless and only to the extent that the court in which the action was brought determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses.

         As herein described, directors and officers of IORI Nevada are indemnified against certain liabilities under provisions of the Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         In addition, the Management Liability Provision provides, as permitted by the NRS, that IORI Nevada may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of IORI Nevada or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against such expense, liability or loss, whether or not IORI Nevada would have the power to indemnify such person against any such expense, liability or loss under the NRS. Section 7.4 of the Trust's Declaration of Trust is analogous to this portion of the Management Liability Provision. Although the Trust has had the power to purchase such insurance, to date the Trust has not done so.

         The Trustees and officers of the Trust are indemnified under the Declaration of Trust against judgments, fines, amounts paid on account of and reasonable expenses (including attorneys' fees) incurred in connection with the defense of suits or proceedings in which a claim or liability against a person is asserted by reason of the fact that he is a Trustee or officer of the Trust, as the case may be. Currently, each of the Trustees of the Trust has been offered contractual indemnification to the fullest extent permitted by the Declaration of Trust or to the fullest extent not prohibited under applicable law.

         SHAREHOLDER LIABILITY. Limitations on the potential personal liability of stockholders for the acts and obligations applicable to IORI Nevada under Nevada law are comparable to the limitations under California law and the Declaration of Trust applicable to Shareholders of the Trust with respect to the Trust's acts and obligations. Though the Articles of Incorporation do not expressly limit stockholder liability, pursuant to Article 8 Section 3 of the Nevada constitution and Section 78.225 of the NRS, stockholders are not personally liable for the payment of a corporation's debts, except to the extent a stockholder has not paid the consideration for which that stockholder's shares were authorized to be issued or which was specified in a written subscription agreement between the corporation and the stockholder. Similarly, the Declaration of Trust provides that Shareholders shall not be subject to any personal liability for the acts or obligations of the Trust and that every written undertaking made by the Trust shall contain a provision that such undertaking is not binding on any Shareholders personally. Under Section 23001 of the California Corporations Code, no shareholder of a real estate investment trust like the Trust shall be personally liable for any liabilities, debts or obligations of, or claims against, such real estate investment trust. Section 23002 of the California Corporations Code further provides that Section 23001 applies to any real estate investment trust organized under the laws of California with respect to liabilities, debts, obligations and claims wherever arising. Under Section 23000 of the California Corporations Code, the Trust is classified as a "real estate investment trust" for purposes of the foregoing provisions of California law. Thus, it appears that the Incorporation Procedure will not materially alter Shareholder liability in California. It should be noted that the law regarding trusts in other states where the Trust does business might treat Shareholders' liability in a different manner (i.e., impose liability) if a court in such state were not to apply California law to such issue.

BUSINESS ACTIVITIES AFTER INCORPORATION PROCEDURE

         No significant change in the nature of the Trust's business (other than the elimination of the Trust's liquidation provision) is anticipated as a result of the Incorporation Procedure, though IORI Nevada will be empowered under the Articles of Incorporation to engage in a wider range of business activities than those currently permitted under the Declaration of Trust, including the acquisition of properties from time to time. It should be noted that the Articles of Incorporation place no limitations on IORI Nevada's operating expenses, as discussed below.

         Article THIRD of the Articles of Incorporation states that IORI Nevada may engage in any lawful activity, subject to the restrictions set forth above under "Proposed Incorporation Procedure -- Management after Incorporation Procedure -- IORI Nevada Advisor" and below under "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure -- The Restrictions on Related-Party Transactions Provision". While, unlike the Declaration of Trust, the Articles of Incorporation neither dictate specific investment policies nor formally restrict particular activities of IORI Nevada, it is currently expected that the investment policies and activities of IORI Nevada will be substantially similar to the existing investment policies and activities of the Trust. Notwithstanding such expectation, IORI Nevada may avail itself of the greater flexibility permitted by the Articles of Incorporation to make certain investments that the Trust is not authorized to make. No assurance can be given that IORI Nevada's investment policies will not change if, in the opinion of the Board of Directors, circumstances so require, and certain investment policies may be changed without stockholder approval.

         To continue to qualify for taxation as a REIT under the Code, IORI Nevada will, among other things, be required (i) to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash items at the close of each quarter of each taxable year, (ii) to distribute 95% of its taxable income each year (excluding any net capital gain) as dividends, (iii) to ensure that no more than 50% in value of its outstanding stock is held by five or fewer individuals or certain organizations at any time during the last half of each taxable year and (iv) to ensure that no fewer than 100 persons are beneficial owners of stock of IORI Nevada during at least 335 days of each taxable year. Section 5.2 of the Declaration of Trust contains substantial limits on the business activities in which the Trust may engage, some of which facilitate compliance with the aforementioned Code requirements.

         Section 5.2 of the Declaration of Trust prohibits or restricts the Trustees from investing (i) in any foreign currency, bullion or commodities,
(ii) in contracts of sale for real estate, except in conjunction with the acquisition or sale of real property or when such investments are held as security for mortgages made or acquired by the Trust, (iii) in any equity security, including the shares of other REITs, and (iv) in single-family homes. Furthermore, Section 5.2 prohibits the

Trustees from investing more than 10% of the assets of the Trust estate (i) in equity ownership of, or mortgage loans on, unimproved real property that does not produce income or in participations in the ownership of, or mortgage loans on, unimproved real property that does not produce income, except pursuant to an agreement for the development of the land within a reasonable time or (ii) in junior mortgage loans, excluding wraparound loans, and from issuing certain equity and debt securities as more fully described in "Proposed Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust -- Preferred Stock".

         Section 5.2 also prohibits the Trust from making any loan to the original sponsor, CCEC, or its affiliates unless such loan is approved by a majority of the independent Trustees and determined to be commercially reasonable by an independent expert, or from purchasing, selling or leasing any real property to or from CCEC or its affiliates (other than through joint ventures or partnerships with affiliates for the acquisition, development or lease of real property or the funding of mortgage loans), and from engaging in any short sale, engaging in trading as compared with investment activities or engaging in the business of underwriting or agency distribution of securities issued by others, or borrowing, on an unsecured basis if such borrowing would result in an asset coverage ratio (defined as the ratio of the value of total assets less liabilities and indebtedness, other than unsecured borrowings, to the aggregate amount of unsecured borrowings) of less than 300%, holding property primarily for sale to customers in the ordinary course of the trade or business of the Trust and acquiring securities in any company holding any of the investments prescribed by Section 5.2 or engaging in any of the activities prohibited by Section 5.2.

         Subject to the foregoing restrictions and the restrictions on related-party transactions discussed below, the Trustees may change the investment policy of the Trust without Shareholder approval if they determine that such change would be in the best interest of the Trust. As mentioned above, certain of the restrictions contained in Section 5.2 were designed to facilitate the Trust's continuing qualification as a REIT under the Code. Provided IORI Nevada operates as a REIT, and it is not expected that IORI Nevada will conduct its future business activities in such a manner as to terminate its anticipated REIT status, its investment policies would be limited by applicable Code provisions. Nevertheless, IORI Nevada would have substantially greater flexibility and fewer restrictions on its investment policy than the Trust presently has.

         Additionally, Section 4.4 of the Declaration of Trust places specific limits on the Trust's operating expenses (defined in Section 1.4(r) of the Declaration of Trust). For purposes of those limits, operating expenses include (i) aggregate annual expenses constituting operating expenses under generally accepted accounting principles, (ii) the advisory fee payable to the Trust's advisor and (iii) the fees and expenses paid to the Trustees who are not employees or affiliates of the advisor. However, such operating expenses specifically exclude (i) the cost of money borrowed by the Trust, (ii) income taxes, taxes and assessments on real property and all other taxes applicable to the Trust, (iii) expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Trust's securities, (iv) fees and expenses paid to independent mortgage servicers, contractors, consultants, managers and other agents retained by or on behalf of the Trust, (v) expenses directly connected with the purchase origination, ownership and disposition of real properties or mortgage loans, other than expenses with respect thereto of employees of the Trust's advisor, except legal, internal auditing, mortgage servicing, foreclosure and computer costs and transfer agent services performed by employees of the Trust's advisor, (vi) the expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans, (vii) expenses connected with payments of dividends, interest or distributions by the Trust to Shareholders, (viii) expenses connected with communicating to Shareholders and maintaining Shareholder relations, (ix) transfer agent's, registrar's and indenture trustee's fees and charges, (x) the cost of any accounting, statistical, bookkeeping or computer equipment necessary for maintaining the Trust's books and records and (xi) reserves for depletion, depreciation and amortization and losses and provisions for losses. The following direct expenses of the advisor shall be excluded from the Trust's operating expenses and shall be borne by the advisor: (a) employment expenses of the advisor's personnel (including Trustees, officers and employees of the Trust who also serve as directors, officers, or employees of the Trust's advisor or affiliates of the advisor), (b) rent, telephone, utilities, office furnishings and other office expenses of the Trust's advisor (except those relating to a separate office, if any, maintained solely for the Trust) and (c) overhead of the Trust's advisor directly related to performance of its functions under the Advisory Agreement.

         Under Section 4.4 of the Declaration of Trust, operating expenses of the Trust for any fiscal year must not exceed the lesser of (a) 1.5% of the average of the "Book Values of Invested Assets" (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year, or (b) the greater of 1.5% of the average of the "Net Asset Value" (as defined in the Declaration of Trust) of the Trust at the end of each calendar month of such fiscal year and 25% of the Trust's "Taxable Income" (as defined in the Declaration of Trust). Section 4.4 of the Declaration of Trust further provides that any advisory agreement shall specifically provide for a refund to the Trust of the amount, if any, by which the operating expenses exceed the applicable amount, provided that the amount of such refund shall not exceed the aggregate of the advisory fees paid to the advisor under such contract with respect to such fiscal year.

         In accordance with this section, the Advisory Agreement described under "Business and Properties of the Trust -- The Advisory Agreement" specifically provides for a refund to the Trust of the amount by which the operating expenses of the Trust for any fiscal year exceed the limitation set forth in Section 4.4 of the Declaration of Trust, "or in any similar limitation (if contained) in a successor Declaration of Trust or Certificate or [Articles]
of Incorporation . . . ."  Although the Articles of Incorporation place no limitations on IORI Nevada's operating expenses, the limitation on operating expenses under the current Advisory Agreement, assuming Shareholders approve the Incorporation Procedure, will be included contractually in the Advisory Agreement through an amendment thereto. See "Certain Risk Factors -- Elimination of Charter Limitation on Operating Expenses". The operating expenses of the Trust in 1994 exceeded such limitation by $6,000.

         The following table summarizes the fees and commissions payable to affiliates by the Trust currently and the fees and commissions that will be payable to affiliates by IORI Nevada if the Incorporation Procedure is approved:

                                                    Trust                            IORI Nevada
                                                    -----                            -----------
 Gross Asset Fee(1)                        .75% of Gross Asset Value           .75% of Gross Asset Value

 Net Income Fee(1)                         7.5% of Net Income                  7.5% of Net Income

 Acquisition Commission(1)                 None(3)                             1% of Acquisition Cost

 Incentive Sales Compensation(1)           10% of Amount by which Sales        10% of Amount by which Sales
                                           Price exceeds Cost plus Capital     Price exceeds Cost plus
                                           Improvements plus Closing Costs     Capital Improvements plus
                                                                               Closing Costs
 Mortgage Brokerage & Equity               1% of Amount of Loan                1% of Amount of Loan
 Refinancing Fee(1)

 Sales Brokerage Commission(2)             1 1/2 - 4% Variable, depending on   1 1/2 - 4% Variable, depending
                                           Amount of Sales Transaction         on Amount of Sales Transaction

 Acquisition Brokerage Commission(2)       None(3)                             1 1/2 - 4% Variable, depending
                                                                               on Amount of Sales Transaction

_______________________________

(1) Fees payable to BCM pursuant to the applicable Advisory Agreement; however, each Advisory Agreement provides that the total of such expenses cannot exceed a specified amount.

(2) Commissions payable to Carmel Realty pursuant to the applicable Brokerage Agreement.

(3) These commissions are not currently incurred by the Trust because the Liquidation Provisions of the Declaration of Trust prohibit the Trust from acquiring additional assets.




         The table appearing below shows the actual fees and commissions payable by the Trust to affiliates of the Trust as well as a proforma presentation that shows the fees and commissions that would have been payable by the Trust to such affiliates if the Incorporation Procedure had been completed as of January 1, 1994. The 1994 and 1995 proformas assume that mortgage financing was obtained on January 1, 1994, secured by the Saratoga Office Center and Town Center Plaza, resulting in net cash of $8.0 million to the Trust. Such cash is assumed to have been immediately invested in real estate. The proformas further assume the purchase of four properties at a purchase price of $8.0 million each, composed of a cash payment of $2.0 million (25%), with the remainder financed by mortgage debt. At January 1, 1994, the remaining properties owned by the Trust could not be refinanced due to prohibitive debt covenants.



                                                          (in thousands)
                                                      1995
                                                     Actual
                                                   (9 months
                                        1995         ended          1994         1994         1993       1992
                                      Proforma      9/30/95)      Proforma      Actual       Actual     Actual
                                      --------     ---------      --------      ------       ------     ------
Gross Asset Fee                          $447         $271        $  581         $367         $447       $327
Net Income Fee                              0            0             0            0            0          0
Acquisition Commission                      0            0           320            0            0          0
Incentive Sales Commission                  0            0             0            0            0          0
Mortgage Brokerage &
 Equity Refinancing Fee                     0            0            80            0            0          0
Sales Brokerage Commission                  0            0             0            0            0         39
Acquisition Brokerage
 Commission                                 0            0             0            0            0          0
                                      ------------------------------------------------------------------------
       TOTAL                             $447         $271        $1,821         $367         $447       $366
                                      ========================================================================


         THE RESTRICTIONS ON RELATED-PARTY TRANSACTIONS PROVISION. Article FOURTEENTH of the Articles of Incorporation provides that IORI Nevada shall not, directly or indirectly, contract or engage in any transaction with (i) any director, officer or employee of IORI Nevada, (ii) any director, officer or employee of the advisor, (iii) the advisor or (iv) any affiliate or associate (as such terms are defined in Rule 12b-2 under the Exchange Act, as amended) of IORI Nevada or any person identified in the foregoing clauses (i) through (iii) unless (a) the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed to or are known by the Board of Directors or the appropriate committee thereof and (b) the Board of Directors or committee thereof determines that such contract or transaction is fair to IORI Nevada and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of the independent directors of IORI Nevada entitled to vote thereon. Article FOURTEENTH defines an "independent director" as one who is neither an officer or employee of IORI Nevada nor a director, officer or employee of IORI Nevada's advisor.

         Pursuant to the Olive Modification, prior to April 28, 1999, certain related party transactions require the unanimous approval of the Trust's Board of Trustees and may only be entered into in exceptional circumstances and after a determination by the Trust's Board of Trustees that no other opportunity exists that is as good as the opportunity presented by such related-party transaction. If the Incorporation Procedure is adopted, the Board of Directors will continue to review such related party transactions to determine whether such transactions satisfy the criteria established by the Olive Modification. While the Board of Directors will necessarily consider the permissibility of any related-party transaction under IORI Nevada's Articles of Incorporation, such Articles of Incorporation generally permit related-party transactions if approved by a majority of the independent directors. Each of the members of the Board of Directors is not an officer, director or employee of IORI Nevada's advisor and will not be an officer or employee of IORI Nevada. Apart from the different standards applicable to related-party transactions under the Articles of Incorporation and Declaration of Trust, respectively, the proposed Incorporation Procedure is not expected to affect the review and approval of related-party transactions.

         Stockholders should note that Article FOURTEENTH does not supplant Nevada law regarding related-party transactions; rather, Article FOURTEENTH provides additional protection against the possibility of related-party transactions unfavorable to IORI Nevada. Under the NRS, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is not void or voidable solely for this reason, or solely because the director or officer is present at the meeting of the board of directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for that purpose, provided that one of the four requirements below is met:

                 (i) The fact of the common directorship, office or financial interest is disclosed or known to the board of directors or committee and noted in the minutes, and the board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.

                 (ii) The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.

                 (iii) The fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action.

                 (iv) The contract or transaction is fair as to the corporation at the time it is authorized or approved.

         The basic restriction on transactions between the Trust and related parties contained in the Declaration of Trust is similar to restrictions contained in IORI Nevada's Articles of Incorporation and the NRS. Section 7.6 of the Declaration of Trust provides that absent fraud and except as otherwise prohibited by the Declaration of Trust, a contract, act or other transaction between the

Trust and any other person, or in which the Trust is interested, shall be valid even though one or more of the Trustees or officers of the Trust (i) are directly or indirectly interested in, or connected with, or are trustees, partners, directors, officers or related officers of such other person or (ii) individually or jointly with others, are parties to or directly or indirectly interested in, or connected with, such contract, act or transaction. Further, no Trustee or officer shall be under any disability from or have any liability as a result of entering into any such contract, act or transaction provided that (i) such interest or connection is disclosed or known to the Trustees and thereafter the non-interested Trustees vote to authorize such contract, act or other transaction; (ii) such interest or connection is disclosed or known to the Shareholders and thereafter such contract, act or transaction is approved by the Shareholders; and (iii) such contract, act or transaction is fair and reasonable to the Trust at the time it is authorized by the Trustees or by the Shareholders.

         The Declaration of Trust also contains specific restrictions on certain transactions between the Trust and certain other persons. See "Involvement in Certain Legal Proceedings - Olive Litigation". Although the standards and procedures by which such transactions are permissible under IORI Nevada's Articles of Incorporation and Nevada law, on the one hand, and the Declaration of Trust, on the other, are not dissimilar in the opinion of the Board of Trustees, the Declaration of Trust absolutely prohibits certain transactions between the Trust and certain related parties, as discussed below, regardless of the fairness of the terms of such transactions and whether such transactions are authorized by a majority of unaffiliated Trustees or approved by the Shareholders. Because IORI Nevada's Articles of Incorporation contains no analogous prohibition, the Incorporation Procedure could potentially permit IORI Nevada greater flexibility to engage in a larger class of transactions with related parties than the more limited class of transactions between the Trust and certain related parties that is currently permitted by the Declaration of Trust. Nevertheless, the Board of Trustees believes that the restrictions in IORI Nevada's Articles of Incorporation and the restrictions mandated by the NRS, together with the oversight by the Board of Directors required through April 28, 1999, pursuant to the Olive Modification, will offer adequate protection to ensure the fairness and propriety of transactions between IORI Nevada and related parties.

         Section 7.6 of the Declaration of Trust states that the Trust "shall not purchase or lease, directly or indirectly, any real property or purchase any mortgage from the [a]dvisor or any affiliated person or from any partnership in which any of the foregoing may also be a general partner or sponsor." Further, the Trust shall not "sell or lease, directly or indirectly, any of its real property or sell any mortgages to any of the foregoing persons." CCEC or the Trust's advisor may make mortgage loans, purchase real property and assume loans in connection therewith in its own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such real property or mortgage loans or the borrowing of money or obtaining of financing for the Trust, or for any other purpose related to the Trust's business, as long as the price for which the Trust purchases such asset is no greater than the cost to CCEC or the Trust's advisor and there is no difference in the interest rates of the loans related thereto at the time acquired by CCEC or the Trust's advisor and the time acquired by the Trust, nor any other benefit to CCEC or the Trust's advisor arising out of such transaction apart from compensation otherwise permitted by the prospectus pursuant to which the Trust offered its Shares to the public. As discussed under "-- Business Activities After Incorporation Procedure", Section 5.2 of the Declaration of Trust also prohibits the Trustees from (i) making any loan to CCEC or its affiliates except as to loans which have been approved by a majority of the independent Trustees and reviewed and determined to be commercially reasonable by an independent expert and (ii) purchasing, selling or leasing any real properties to or from CCEC or its affiliates, including any investor program in which CCEC may also be a general partner or sponsor. CCEC no longer has any relationship to the Trust.

                 The Declaration of Trust further provides in Section 7.6 that:

                 the Trust shall not, directly or indirectly, engage in any transaction with any Trustee, officer, or employee of the Trust or any director, officer, or employee of the [a]dvisor, or of any company or other organization of which any of the foregoing is an affiliate,except for . . . (iii) entering into joint ventures or partnerships with the [a]dvisor or its affiliates including other programs sponsored by the [a]dvisor; and (iv) transactions with the [a]dvisor or Affiliates thereof involving loans, real estate brokerage services, mortgage brokerage services, real property management services, the servicing of mortgages, the leasing of real or personal property, or other services, provided such transactions are on terms not less favorable to the Trust than the terms on which non-affiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis with such person; provided, however, that any transaction referred to in clause (iv) may be entered into only upon approval by affirmative vote or consent of a majority of the Trustees who are not interested in or affiliates of any person who is interested in the transaction.

                 The Declaration of Trust defines "Affiliate" as follows:

         [A]s to any person, any other person who owns beneficially, directly or indirectly, 1% or more of the outstanding capital stock, shares, or equity interests of such person or of any other person which controls, is controlled by, or is under common control with, such person or is an officer, retired officer, director, employee, partner, or trustee (excluding noninterested trustees not otherwise affiliated with the entity) of such person or of any other person which controls, is controlled by, or is under common control with such person.

COMPARISON OF THE SECURITIES OF IORI NEVADA AND THE TRUST

         COMMON EQUITY. IORI Nevada is authorized by its Articles of Incorporation to issue up to 10,000,000 shares of Nevada Common Stock. By contrast, the Trust may issue an unlimited number of Shares, and such Shares have no par value per share. The directors of IORI Nevada decided to fix the par value of the common stock at $0.01 per share because the filing fees associated with organizing IORI Nevada in Nevada are considerably less expensive than if IORI Nevada had common stock with no par value.

         With respect to conversion, preemptive, dividend and, except to the extent IORI Nevada may issue preferred stock in the future, voting rights, the Nevada Common Stock is comparable to the Shares. For a discussion of liquidation preferences, voting rights and other features of the Nevada preferred stock, see the discussion on preferred stock below. As with the Shares, each holder of Nevada Common Stock will be entitled to one vote for each share on all matters submitted to the stockholders. Similarly, there is no cumulative voting, redemption right, sinking fund provision or right of conversion with respect to either the Nevada Common Stock or the Shares. The holder of the Nevada Common Stock will not have any preemptive rights to acquire additional shares of Nevada Common Stock when issued, as Trust Shareholders currently have no such preemptive rights. All outstanding shares of IORI Nevada issued in the One-for-One Exchange will be fully paid and nonassessable.

         DISTRIBUTIONS. All shares of the common stock of IORI Nevada will be entitled to share equally in dividends from funds legally available therefor, when, as and if declared by the Board of Directors of IORI Nevada, and upon liquidation or dissolution of IORI Nevada, whether voluntary or involuntary, to share equally in the assets of IORI Nevada available for distribution to stockholders, subject to any rights of holders of preferred stock, as discussed below. Similarly, the Declaration of Trust provides that Shareholders have no right to any dividend or distribution unless and until the Trustees declare such dividend or distribution. The Declaration of Trust imposes an additional requirement not contained in IORI Nevada's Articles of Incorporation: the Trustees must furnish the Shareholders with a statement in writing not later than 60 days after the close of each fiscal year in which a distribution is made identifying the source of the funds so distributed. The Trustees currently intend to continue this practice after the Incorporation Procedure. In prior years, the Trust's distribution policy provided for an annual determination of distributions after the Trust's year end until such time as property operations stabilized at a level producing cash flow from property operations in excess of anticipated needs. In January 1993, the Trust's Board of Trustees approved the resumption of quarterly distributions. IORI Nevada intends to continue this policy. The minimum amount of distributions will be determined by the amount required to continue to qualify as a REIT under the Code, which is presently 95% of taxable income (excluding any net capital gain).

         The Declaration of Trust provides that cash distributions may be paid from any source, in the discretion of the Trustees. In contrast, under Nevada law, IORI Nevada may pay dividends from any source, but only if (i) IORI Nevada would continue to be able to pay its debts as they become due in the usual course of business and (ii) IORI Nevada's total assets would continue to equal or exceed the sum of its total liabilities plus the amount that would be needed, if IORI Nevada were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

         PREFERRED STOCK. Unlike the Declaration of Trust, the Articles of Incorporation of IORI Nevada authorize the issuance of up to 1,000,000 shares of preferred stock by action of the Board of Directors without stockholder approval, which may be issued in one or more series with such preferences, qualifications and limitations rights as shall be determined by the Board of Directors of IORI Nevada. The Board of Directors may fix and determine, among other things, (i) the distinctive designation and number of shares comprising such series; (ii) the dividend rates payable with respect to such shares of preferred stock (including whether and in what manner such dividends shall be accumulated); (iii) the extent of the voting rights, if any, of such shares;
(iv) whether such shares shall be redeemable and, if so, the prices, terms and conditions of such redemption; (v) the rights and preferences given such shares in the event of voluntary or involuntary liquidation, dissolution or distribution of assets;
(vi) the nature of any purchase, retirement or sinking fund provisions with respect to such shares; (vii) the nature of any conversion rights with respect to such shares; (viii) whether the issuance of additional shares of Preferred Stock shall be subject to restrictions as to issuance, or as to the powers, preferences or other rights of any other series; (ix) the right of the shares of such series to the benefits of conditions and restrictions upon the creation of indebtedness of IORI Nevada or any subsidiary thereof; and (x) any other preferences, privileges and powers, in relative participating, optional or other special rights, and qualifications, limitations or restrictions of such shares, as the Board of Directors may deem advisable.

         Although no preferred stock has been issued or is being issued as part of the Incorporation Procedure, and the Board of Directors has no present intention of issuing any preferred stock, it is deemed advisable to have such shares available for issuance (i) for possible use to raise additional equity capital or to make acquisitions, (ii) as an acquisition safeguard to dilute the stock ownership and voting power of a person or entity seeking to obtain control of IORI Nevada by (a) privately placing such preferred stock with purchasers not hostile to the IORI Nevada Board of Directors to oppose an unsolicited takeover bid or (b) authorizing holders of a series of preferred stock to vote as a class, either separately or with the holders of Nevada Common Stock, on any merger, sale or exchange of assets or any other extraordinary corporate transaction involving IORI Nevada or (c) for such other uses as the Board of Directors of IORI Nevada may deem appropriate from time to time. The AMEX may decline to list preferred stock that does not have certain minimum voting rights.

         In contrast, the Trust is not authorized to issue preferred shares.
In addition, Section 5.2 of the Declaration of Trust prohibits the Trustees from issuing warrants, options or rights to buy Shares, except as part of (i) a ratable issue or distribution to Shareholders, (ii) a public offering or (iii) a financial arrangement with parties other than the Trust's advisor or directors, Trustees, officers, or employees of the Trust or its advisor. The Trustees are also prohibited from issuing (a) equity securities of more than one class (other than convertible obligations, warrants, rights and options);
(b) "redeemable securities", as defined in Section 2(a)(32) of the Investment Company Act of 1940, as amended, "face-amount certificates of the installment type", as defined in Section 2(a)(15) thereof, and "periodic payment plan certificates", as defined in Section 2(a)(27) thereof; or (c) convertible or non-convertible debt securities to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the debt securities. The Articles of Incorporation impose no such explicit prohibitions on IORI Nevada's power to issue securities.

         DISSENTERS' RIGHTS TO DISSENT AND OBTAIN PAYMENT. Under Nevada law, IORI Nevada's stockholders will not have the right to dissent and obtain payment with respect to any plan of merger or exchange upon which the stockholders may be entitled to vote for so long as IORI Nevada's Common Stock is listed on the AMEX or is held of record by in excess of 2,000 persons. As discussed below under "Listing" IORI Nevada will file a listing application with the AMEX and expects its shares of Nevada Common Stock to be listed at the time of the effectiveness of the Merger. Similarly, the Declaration of Trust provides that Shareholders have no dissenters' rights. Dissenting Shareholders will, therefore, not have any right of appraisal in connection with the Incorporation Procedure.

         WARRANTS. The Trust has no outstanding warrants for the purchase of Shares. IORI Nevada has no outstanding warrants and does not currently anticipate issuing any warrants for the purchase of its capital stock.

         LISTING. The Shares have been listed on the AMEX since May 20, 1987. IORI Nevada has filed a listing application with the AMEX for the common stock of IORI Nevada. If Shareholders approve the proposed Incorporation Procedure, the Nevada Common Stock will be listed on the AMEX at the time of the effectiveness of the Merger.

         NO RESTRICTIONS ON OWNERSHIP AND TRANSFER OF COMMON STOCK. Neither IORI Nevada's Articles of Incorporation nor its Bylaws contain any restriction on the transfer or percentage ownership of shares of the Nevada Common Stock. Although the governing documents of the Trust do contain such restrictions, the Board of Trustees has largely eliminated the application of those restrictions with respect to corporate Shareholders because ownership of the Shares by corporate Shareholders in most cases will not affect the continued qualification for taxation as a REIT under the Code and because of the burdens they impose on the Trust and its Shareholders.

         Section 6.7 of the Declaration of Trust provides that no Shareholder is permitted to acquire Shares such that it would own more than 5% of the outstanding Shares, absent the consent of a majority of Trustees. This limitation applies to all Shares issued, including Shares issued upon the exercise of warrants. To the extent a Shareholder owns Shares in excess of the 5% limit, the Shareholder is not entitled to vote those excess Shares nor to receive dividends on those Shares. These transfer and ownership restrictions inherited by management of the Trust were apparently motivated by the Code, which requires that no more than 50% of the value of a REIT's outstanding stock be held by five or fewer individuals or certain organizations at any time during the last half of each taxable year. The transfer and ownership restrictions are currently noted in a legend on the certificates representing the Trust's Shares. Other provisions of the Trust's governing documents empower the Trustees to prevent Share transfers, redeem Shares or obtain information from Shareholders or proposed transferees if necessary to protect the Trust's continued qualification for taxation as a REIT under the Code. It should be noted that these provisions potentially have anti-takeover effects.

         The Board of Trustees has determined that the 5% ownership limit is artificial and not well suited to protect the Trust's continued qualification for taxation as a REIT. The 5% limit restricts ownership by all Shareholders, including corporations, partnerships and other entities, but the Code provisions target only ownership by individuals and certain organizations. Furthermore, the ownership limit potentially introduces uncertainty into the market for Shares and therefore may impose additional transaction costs on Shareholders and transferees. For these reasons, the Board of Trustees, at its meeting on December 5, 1989, consented, pursuant to its discretionary power under Section 6.7 of the Declaration of Trust, to any future acquisition by a corporate Shareholder of Shares in excess of 5%, provided that such acquisition does not endanger the Trust's status as a REIT for tax purposes. At the same meeting, the Board of Trustees repealed Section 4.12 of the Trustees' Regulations, which has prohibited any Shareholder that owns in excess of 9.8% of the

Trust's outstanding Shares from voting the Shares in excess of the 9.8% limit, and had empowered the Trustees to redeem excess Shares. The Trust retains its other discretionary powers.

         On March 24, 1989, the Trust distributed one share purchase right for each outstanding share of beneficial interest of the Trust. On December 10, 1991, the Trust's Board of Trustees voted to redeem the rights having determined that they were no longer necessary to protect the Trust from coercive tender offers. On February 10, 1992, the rights were redeemed, the Shareholders of the Trust receiving $.04 for each right. In connection with such redemption, Mr. Phillips and his affiliates, who owned approximately 12% of the Trust's outstanding shares of beneficial interest at the time, agreed not to acquire more than 40% of the Trust's outstanding shares of beneficial interest without the prior action of the Trust's Board of Trustees to the effect that they do not object to such increased ownership.

         In August 1994, Mr. Phillips and his affiliates, primarily ART and TCI, owned approximately 39.8% of the Trust's outstanding shares of beneficial interest. Mr. Phillips and his affiliates desired to purchase additional shares of the Trust and requested that the Trust's Board of Trustees consider the elimination of the limitations on the percentage of shares which may be acquired by them. The Board of Trustees reviewed the limitation and determined that, due to the fact that Mr. Friedman was no longer affiliated with Mr. Phillips or his affiliates, and had disposed of any shares of the Trust which Mr. Friedman or his affiliates may have owned, the limitation should no longer apply to Mr. Friedman or his affiliates. The Board of Trustees also determined that there was no reason to object to the purchase of additional shares of the Trust by Mr. Phillips and his affiliates and, on August 23, 1994 the Trust's Board of Trustees adopted a resolution to the effect that they do not object to the acquisition of up to 49% of the Trust's outstanding shares of beneficial interest by Mr. Phillips and his affiliates. Pursuant to this action, Mr. Phillips and his affiliates may not acquire more than 49% of the Trust's outstanding shares of beneficial interest without the prior action of the Trust's Board of Trustees to the effect that they do not object to such increased ownership. At October 27, 1995, Mr. Phillips and his affiliates, primarily ART and TCI, owned approximately 48.8% of the Trust's outstanding shares of beneficial interest.

         In the Trustees' view, concentration of ownership of IORI Nevada stock is unlikely to threaten IORI Nevada's continued qualification for taxation as a REIT under the Code. In the opinion of the Trustees, the carefully designed acquisition safeguards built into the Articles of Incorporation and Bylaws of IORI Nevada are sufficient to meet the needs of IORI Nevada. See "-- Acquisition Safeguards". Accordingly, IORI Nevada's Articles of Incorporation and Bylaws do not contain restrictions on transfer or percentage ownership of the Nevada Common Stock nor do they grant the directors the related discretionary powers, and the certificates representing the Nevada Common Stock will contain no legend to that effect.

STOCKHOLDER-MANAGEMENT RELATIONS

         THE CONSENT PROVISION. The Consent Provision (Article EIGHTH of the Articles of Incorporation) provides that stockholders of IORI Nevada may not act without a duly called annual or special meeting except by written consent setting forth the action to be taken and signed by all of the stockholders entitled to vote thereon. Under the NRS, unless otherwise provided in a corporation's articles of incorporation, any action which is required or permitted to be taken at an annual or special meeting of stockholders may instead be taken without a meeting if a written consent setting forth the action to be taken is signed by stockholders holding at least a majority of the voting power, or of such greater proportion as is required for such action. Unlike the IORI Nevada Articles of Incorporation, the Declaration of Trust permits Shareholders of the Trust to approve certain acts by written consent without a meeting if such consent sets forth the action so taken and is signed by holders of the majority of the Trust's outstanding Shares.

         For all practical purposes, the Consent Provision would allow stockholders to act only at an annual or special meeting. By effectively prohibiting stockholders from acting without a meeting, the Consent Provision ensures that all stockholders will have the opportunity to consider any matter that could affect their rights. However, such a limitation on a major stockholder's ability to act could conceivably adversely affect a potential major stockholder's decision to purchase voting securities of IORI Nevada.


         THE STOCKHOLDER MEETING PROVISION. The Stockholder Meeting Provision (also set forth in Article EIGHTH of the Articles of Incorporation) provides that subject to the rights of the holders of any series of preferred stock, special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board or the President of IORI Nevada. Stockholders of IORI Nevada may not by themselves call a special meeting of stockholders. In contrast to the Stockholder Meeting Provision, the Declaration of Trust permits Shareholders to call special meetings upon the written request of Shareholders holding not less than 10% of the outstanding Shares of the Trust entitled to vote in the manner provided in the Trustees' Regulations. The Trustees' Regulations further provide that special meetings of Shareholders may be called at any time by the President or the Trustees or by any two or more Trustees, or by one or more Shareholders holding not less than two-thirds of the outstanding Shares of the Trust.


         The Stockholder Meeting Provision would have the effect of inhibiting stockholder actions that require a meeting of stockholders unless the Board of Directors, the Chairman thereof or the President of IORI Nevada calls such a meeting. Such meetings can impose considerable expenses upon IORI Nevada. The Trustees believe that the Board of Directors will be in the best position to determine those issues which are properly the subject of a special meeting of stockholders. In the view of the Board of Trustees, stockholders would have a full opportunity to make proper proposals at duly convened stockholder meetings and to request that any such proposal be presented for consideration to other stockholders in IORI Nevada's annual proxy statement.

         OTHER PROVISIONS REGARDING STOCKHOLDER-MANAGEMENT RELATIONS. IORI Nevada's Bylaws provide, among other things, that any stockholder entitled to vote in the election of directors of IORI Nevada's Board of Directors generally may nominate one or more persons for election as directors at a meeting only if such stockholder gives not fewer than 35 nor more than 60 days' prior written notice of intent to make such nomination or nominations to the Secretary of IORI Nevada (or, if fewer than 45 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than 10 days following such notice or disclosure). Each such notice must set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such notice; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons pursuant to which the nomination or nominations are to be made by the stockholder; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (vi) the consent of each nominee to serve as a director of IORI Nevada if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure, which is referred to herein as the "Nomination Provision". Neither the Declaration of Trust nor the Trustees' Regulations contains any provisions analogous to the Nomination Provision.

         Although the Nomination Provision will not give IORI Nevada's Board any power to approve or disapprove of stockholder nominations for the election of directors, the Nomination Procedure may have the effect of precluding a nomination for the election of directors at a particular annual meeting if the proper procedures are not followed and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of IORI Nevada, even if such attempt might be deemed by some stockholders to be beneficial to IORI Nevada and its stockholders. The Board of Trustees is currently unaware of any controlling judicial precedent addressing the validity of the Nomination Provision and therefore the matter is not entirely free from doubt. The Board of Trustees nevertheless believes that this provision is appropriate because it requires stockholders to give adequate notice to allow orderly and considered evaluation of nominees and fair elections.

         IORI Nevada's Bylaws also provide that, in addition to any other applicable requirements, for business not specified in the notice of meeting or brought by or at the direction of the Board of Directors of IORI Nevada to be properly introduced by a stockholder, the stockholder must give not fewer than 35 nor more than 60 days' prior notice to the Secretary of IORI Nevada (or if fewer than 45 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than 10 days following such event). This provision (the "Stockholder Proposal Provision") does not preclude discussion by any stockholder of any business properly brought before any meeting. Each such notice must set forth (i) a description of each item of business proposed to be brought before the meeting; (ii) the name and address of the stockholder proposing to bring such item of business before the meeting;
(iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting and as of the date of such stockholder meeting notice; and (iv) all other information that would be required to be included in a proxy statement filed with the Commission. Neither the

Declaration of Trust nor the Trustees' Regulations contains any provisions analogous to the Stockholder Proposal Provision.

         Although the Stockholder Proposal Provision does not give IORI Nevada's Board of Directors or the Chairman of the meeting any powers to approve or disapprove such matters, the Stockholder Proposal Provision may have the effect of precluding the consideration of matters at a particular meeting if the proper procedures are not followed, even if approval of such matters may be deemed by some stockholders to be beneficial to IORI Nevada and its stockholders. IORI Nevada is presently unaware of any controlling judicial precedent addressing the validity of the Stockholder Proposal Provision and therefore the matter is not entirely free from doubt. As with the Nomination Provision, the Trustees believe that the Stockholder Proposal Provision is appropriate because it requires stockholders to give both management and other stockholders adequate notice of such proposals and time to consider and respond to such proposals.

         IORI Nevada's Bylaws also provide that annual meetings of stockholders shall be held within the first eight months of the calendar year, or as soon as practicable thereafter, beginning in 1996. Written or printed notice of annual and special meetings of stockholders shall be given to stockholders entitled to vote not fewer than 10 nor more than 60 days before the date of such meeting, unless stockholders are to vote upon a proposed merger, consolidation or disposition of substantially all of IORI Nevada's assets, in which case notice shall be given no later than 20 nor more than 60 days before the date of such meeting. The Declaration of Trust contains similar provisions except that pursuant to the Declaration of Trust annual meetings of stockholders are to be held in the first six months of the calendar year.

         A full and correct statement of the affairs of IORI Nevada is to be prepared annually and submitted at the annual meeting. Such annual reports will include a balance sheet and a financial statement of operations for the preceding fiscal year. IORI Nevada will be subject to the information requirements of the Exchange Act, as amended, and the balance sheet and financial statement will be required by such Act to be certified by independent certified public accountants, although the Bylaws do not impose such a requirement. The Declaration of Trust provides that the Trustees must mail an annual report not later than 120 days after the close of each fiscal year. The annual report must include a statement of assets and liabilities and a statement of income and expenses of the Trust, accompanied by the report of an independent certified public accountant. The Trustees are also required to send shareholders interim reports at least quarterly.


         THE BUSINESS COMBINATION PROVISION. The Business Combination Provision (Article TENTH of the Articles of Incorporation) is designed to encourage companies interested in acquiring IORI Nevada to negotiate with the Board of Directors and to give greater assurance to the stockholders of IORI Nevada that they will receive fair and equitable treatment in the event of a "Business Combination" (as defined below) involving IORI Nevada or a subsidiary thereof with, or proposed by or on behalf of, an "Interested Stockholder" (as defined below) or certain related parties.

         Under Article TENTH of the Articles of Incorporation, a Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any affiliate or associate (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act, as amended) of any Interested Stockholder or any Person who thereafter would be an affiliate or associate of any Interested Stockholder would require approval by the affirmative vote of not less than sixty-six and two-thirds of the votes entitled to be cast on such transaction by the holders of all shares of voting stock of IORI Nevada then outstanding (the "Voting Stock"), voting together as a single class, excluding shares Beneficially Owned by such Interested Stockholders. However, the two-thirds affirmative vote of stockholders is not required if a majority of the members of the Board of Directors or, in the case of such Business Combination involving any affiliate of IORI Nevada, a majority of the Board of Directors including a majority of the members of the Board of Directors who at the time are neither officers or employees of IORI Nevada nor directors, officers or employees of IORI Nevada's advisor, approves the Business Combination prior to the date on which the Interested Stockholder became the beneficial owner of 20% or more of IORI Nevada's shares (the "Acquisition Date"). If such prior Board of Director's approval is obtained, the Business Combination will be subject to the applicable voting requirement under the NRS. Presently, for most types of Business Combination transactions on which a stockholder vote would be required, the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on the matter (including shares beneficially owned by the Interested Stockholder) is required. If the two-thirds vote required by the Business Combination Provision is obtained in connection with a particular proposed Business Combination, approval of a majority of IORI Nevada's Board of Directors will not be necessary. Under certain circumstances a Business Combination will be presumed to be proposed by or on behalf of an Interested Stockholder unless a majority of the members of the Board of Directors determines otherwise.

         If, as expected, the Nevada Common Stock is listed on the AMEX at the time of effectiveness of the Merger, then, in addition, certain rules of the AMEX would apply to IORI Nevada. These rules require prior stockholder approval as a prerequisite to the AMEX's approval of applications to list additional shares where such shares are to be issued in any transaction or series of related transactions (i) as sole or partial consideration for an acquisition of the stock or assets of another company (a) if any individual director, officer or substantial stockholder of the listed company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction and the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 5% of more; or (b) where the present or potential issuance of common stock, or securities convertible into common stock, could result in an increase in outstanding common shares of 20% or more; (ii) in connection with (a) the sale or issuance of common stock (or securities convertible into common stock) at a price less than the greater of book or market value which together with sales by officers, directors or principal stockholders of the company equals 20% or more of presently outstanding common stock or (b) the sale or issuance by the company of common stock (or securities convertible into common stock) equal to 20% or more of presently outstanding stock for less than the greater of book or market value of the stock; or (iii) the net effect of which is that a listed company is acquired by a unlisted company even though the listed company is the nominal survivor.

         An "Interested Stockholder" is defined in the Business Combination Provision to include any Person who (i) is or has announced or publicly disclosed a plan or intention to become, the Beneficial Owner of 20% or more of the Voting Stock or (ii) is an affiliate or associate of IORI Nevada and at any time within the two year period immediately prior to the date in question was the Beneficial Owner of 20% or more of the Voting Stock. A person is the "Beneficial Owner" of Voting Stock that such person and certain related parties, directly or indirectly, own or have the right to acquire, hold, vote or dispose of. IORI Nevada, any of its subsidiaries and certain profit-sharing and employee-benefit plans are among the entities specifically excepted from the definition of "Interested Stockholder." Currently IORI Nevada is not aware of any Shareholder or group of Shareholders that would be an "Interested Stockholder" subsequent to the Merger.

         A "Business Combination" includes the following transactions with, or proposed by or on behalf of, any Interested Stockholder or certain related parties: (i) a merger or consolidation of IORI Nevada or any subsidiary with an Interested Stockholder or certain related parties, (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition by IORI Nevada or a subsidiary of any assets or securities to an Interested Stockholder or certain related parties, or any other arrangement with or for the benefit of an Interested Stockholder or any such related party (including investments, loans, advances, guarantees, extensions of credit, security interests and joint venture participation) that (except in certain circumstances), together with all other such arrangements (including all contemplated future events), involve assets or securities having a value (or involving aggregate commitments) of $5 million or more or constitute more than 5% of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5% of the stockholders equity (in the case of transactions in capital stock) of the entity in question, as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of IORI Nevada would be required to approve or authorize such transaction, (iii) the adoption of any plan or proposal for the liquidation or dissolution of IORI Nevada, (iv) any reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect, directly or indirectly, of increasing an Interested Stockholder's proportionate share of the outstanding capital stock of IORI Nevada or a subsidiary or (v) any agreement or arrangement providing for any one or more of the actions specified in the foregoing clauses (i) through (iv).

         By providing that the two-thirds vote requirement would not be invoked if a majority of IORI Nevada's Board of Directors approves a Business Combination prior to the Acquisition Date, the business Combination Provision is intended to encourage companies interested in acquiring IORI Nevada to negotiate in advance with IORI Nevada's Board of Directors. See "-- Acquisition Safeguards". The Business Combination Provision may discourage attempts to take over IORI Nevada by a principal stockholder. By requiring a two-thirds vote of stockholders other than the relevant Interested Stockholder to approve a Business Combination not approved by IORI Nevada's Board of Directors, the Business Combination Provision may enable a minority of IORI Nevada's stockholders to prevent consummation of a Business Combination. To the extent that the Business Combination Provision discourages tender offers or the accumulation of Nevada Common Stock by a third party, stockholders may be deprived of higher market prices for their stock which may result from such events.

         Article TENTH effectively allows the Board of Directors to waive the requirement that any Business Combination with, or proposed by or on behalf of, any Interested Stockholder requires the approval of not less than two-thirds of the votes cast by the holders of all shares of Voting Stock (excluding Voting Stock owned by such Interested Stockholder). If a majority of the members of the Board of Directors or, in the case of such Business Combination involving any affiliate or IORI Nevada, a majority of the Board of Directors including a majority of the members of the Board of Directors who at the time are neither officers or employees of IORI Nevada nor directors, officers or employees of IORI Nevada's advisor, approves such Business Combination prior to the Acquisition date, such Business Combination requires only such affirmative vote, if any, as is required by applicable law or by any other provision of the Articles of Incorporation or Bylaws or by any agreement with any national securities exchange.

         The NRS imposes generally similar restrictions upon certain business combinations with interested stockholders of a Nevada corporation, but, among other differences, the NRS defines the terms "business combination" and "interested stockholder" differently and, unlike Article TENTH of the Articles of Incorporation, Nevada law subjects certain business combinations with interested stockholders to a three-year moratorium unless specified conditions are met. The NRS prohibits a Nevada corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an "interested stockholder." With certain exceptions, an "interested stockholder" is a person or group that owns 10% or more (compared to more than 20% under Article TENTH of the Articles of Incorporation) of such corporation's outstanding voting stock, or is an affiliate or associate of the corporation and was the beneficial owner of 10% or more of such voting stock at any time within the previous three years.

         However, a Nevada corporation may elect not to be governed by the Business Combination provisions of Nevada law by expressly electing not to be governed by such statutes in the original Articles of Incorporation or an amendment thereto. Because IORI Nevada's Board of Directors believes that the Business Combination Provision offers sufficient protection, Article TENTH of the Articles of Incorporation contains a provision expressly electing not to be governed by NRS statutes governing business combinations with interested stockholders (NRS Sections 78.411 through 78.444, inclusive) and acquisitions of a controlling interest (NRS Sections 78.378 through 78.3793, inclusive).

         California has adopted legislation that has certain anti-takeover implications. Although the California Corporations Code does not specifically apply to business trusts, certain of its provisions could be applied to business trusts by analogy. If the proposed Incorporation Procedure is adopted, such legislation will not apply to IORI Nevada.

         Sections 1101 and 407 of the California General Corporation Law require that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than 50% but less than 90% of such common stock or its affiliate unless either (i) all of the holders of such common stock consent to the transaction or (ii) the terms and conditions of the transaction and the fairness of such terms and conditions have been approved by the appropriate state regulatory agency. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Nevada law has no comparable provision. California law also requires that shareholders be provided with a fairness opinion under certain circumstances when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party. Again, Nevada law has no provision comparable to such provision.

         THE EVALUATION PROVISION. Article TWELFTH of the Articles of Incorporation (the "Evaluation Provision") permits the Board of Directors to take into account all factors it deems relevant in evaluating, among other things, tender offers, proposals of business sales or combinations and proposals for corporate liquidation or reorganizations involving IORI Nevada, including the potential impact of any such transaction on IORI Nevada's creditors, partners, joint venturers, other constituents or IORI Nevada and the communities in which its offices, other establishments or investments are located (collectively, "Non-Stockholder Constituencies") and on IORI Nevada's continuing status as a qualified REIT under the Code.

         The Evaluation Provision does not specify the relative weight that the Board of Directors should give to the various factors. Under the Evaluation Provision, the Board of Directors might, for example, take into account whether a potential acquiror proposed to use IORI Nevada's assets to finance an acquisition of IORI Nevada and the effect that such use of IORI Nevada's assets might have on its Non-Stockholder Constituencies, if any, and its REIT status. The Trustees believe that consideration of the effect of a business combination proposal on IORI Nevada's Non-Stockholder Constituencies and REIT status may help to maintain or improve the financial condition of IORI Nevada and, as a result, confer related benefits upon its stockholders. However, because the Evaluation Provision allows the Board of Directors to consider numerous judgmental or subjective factors affecting such a proposal, including certain non-financial matters, their consideration may lead the Board of Directors to oppose a transaction that, as an exclusively financial matter, may be attractive to stockholders.

         The Declaration of Trust does not contain any provision similar to the Evaluation Provision. Courts construing California law have held that the decisions of California corporate directors in evaluating takeover bids generally are protected by the "business judgment rule," under which a court will not question the directors' business judgment so long as they act in accordance with their fiduciary duties to the corporation and to all of the stockholders. The Trustees are currently unaware of any judicial precedent construing California law that addresses the question of whether corporate directors (and, by analogy, trustees of unincorporated business trusts) may consider the interests of Non-Stockholder Constituencies or whether such consideration of such interests would be protected by the "business judgment rule".

         The NRS expressly provides that directors in evaluating acquisition proposals may consider certain interests of Non-Stockholders Constituencies including (i) the interests of the corporation's employees, suppliers, creditors and customers; (ii) the economy of the state and nation; (iii) the interests of the community and of society; and (iv) the long term as well as short term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

ESTABLISHMENT OF SUBSIDIARIES

         Under Section 3.5 of the Declaration of Trust, a vote of two-thirds of the Trustees and holders of a majority of the Shares voting at a meeting called for such purpose is required for the formation of a subsidiary to hold, all or part of the Trust's assets. Shareholders, by approving the Incorporation Procedure, will be ratifying the actions of the Trustees in forming IORI Nevada. There exists no comparable provision in the Articles of Incorporation.

AMENDMENT PROVISIONS

         The Bylaw Amendment Provision and the Articles of Incorporation Amendment Provision (each as defined below) generally require a supermajority vote for changes in the governing documents of IORI Nevada submitted to stockholders. Although those provisions may by themselves have a deterrent effect on some potential acquisitions of IORI Nevada, they are designed primarily to ensure that an acquiror cannot circumvent the acquisition safeguards contained in the governing documents. See "-- Acquisition Safeguards" and "-- Comparison of Principal Differences Between the Trust and IORI Nevada". The Trustees recognize that the amendment provisions may serve to entrench current management (see "-- Acquisition Safeguards -- Possible Negative Considerations"); however, for the same reasons the Trustees deem acquisition safeguards to be in the best interest of IORI Nevada and its stockholders, the amendment provisions are required to buttress those safeguards.

         THE BYLAW AMENDMENT PROVISION. Article SEVENTH of the Articles of Incorporation (the "Bylaw Amendment Provision") expressly authorizes IORI Nevada's Board of Directors to make, adopt, alter, amend, change or repeal IORI Nevada's Bylaws. The Bylaw Amendment Provision further states that the stockholders of IORI Nevada may not make, adopt, alter, amend, change or repeal IORI Nevada's Bylaws except upon the affirmative vote of holders of not less than 75% of the outstanding stock of IORI Nevada entitled to vote thereon. The Trustees are currently unaware of any controlling judicial precedent under the NRS addressing the validity of this aspect of the Bylaw Amendment Provision and, therefore, the matter is not entirely free from doubt. This supermajority voting provision could enable holders of only 26% of the Nevada Common Stock to prevent holders of a substantial majority of the Nevada Common Stock who do not approve of certain provisions of the Bylaws from amending or repealing such provisions. In this regard, it should be noted that certain executive officers of the Trust and entities with which they are affiliated have collective beneficial ownership of 48.4% of the Shares (as of October 27, 1995). Nevertheless, IORI Nevada's Board of Directors believes that the Bylaw Amendment Provision will help to ensure continuity with respect to the management of the day-to-day operations of IORI Nevada. In addition, the provision will prevent a purchaser who acquires a majority of the shares of the Nevada Common Stock from adopting Bylaws that are not in the best interest of the minority stockholders or repealing Bylaws that are in such stockholders' interest.

         Section 3.3 of the Declaration of Trust vests the power to make, adopt, amend or repeal Trustees' Regulations in the Trustees. Nevertheless, the Trustees' Regulations provide that they may be amended or repealed either by the majority vote of Shareholders or by the Board of Trustees.

         THE ARTICLES OF INCORPORATION AMENDMENT PROVISION. Article SEVENTEENTH of the Articles of Incorporation (the "Articles of Incorporation Amendment Provision") requires the affirmative vote of at least 75% of all of the Voting Stock to alter, amend or repeal the Bylaw Amendment Provision, Consent Provision, Stockholder Meeting Provision, Business Combination Provision, Director Removal Provision, Evaluation Provision and Articles of Incorporation Amendment Provision, unless a majority of IORI Nevada's Board of Directors approves such alteration, amendment or repeal.

         In contrast, the Declaration of Trust generally may be amended (i) by Shareholders holding a majority of the outstanding Shares entitled to vote thereon or (ii) by the Trustees without the vote or consent of Shareholders to the extent they deem it necessary to cure any ambiguity or inconsistency therein or to conform the Declaration of Trust to REIT requirements or other applicable law, unless, in either case, the proposed amendment would change certain rights with respect to any outstanding securities of the Trust, in which case the Declaration of Trust requires the vote or consent of the holders of two-thirds of the outstanding Shares entitled to vote thereon.

         Although the Declaration of Trust already requires a supermajority vote for certain proposed amendments, the Articles of Incorporation Amendment Provision will make it more difficult for stockholders to make changes in the Articles of Incorporation, including changes designed to enable holders of a majority of the Nevada Common Stock to obtain control over IORI Nevada. However, the Articles of Incorporation Amendment Provision may help protect minority stockholders from disadvantageous changes supported by less than a substantial majority of other stockholders.

         THE FOREGOING IS ONLY A SUMMARY OF THE SIMILARITIES AND DIFFERENCES BETWEEN IORI NEVADA'S ARTICLES OF INCORPORATION AND BYLAWS, ON THE ONE HAND, AND THE TRUST'S DECLARATION OF TRUST AND TRUSTEES' REGULATIONS, ON THE OTHER, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXTS OF THOSE DOCUMENTS, WHICH ARE ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS APPENDICES C THROUGH F, RESPECTIVELY.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES



         GENERAL. The following is a general discussion of certain of the anticipated federal income tax consequences to the Trust and Shareholders of the Incorporation Procedure. The discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change or possibly differing interpretations.


         IORI Nevada has received an opinion from Andrews & Kurth L.L.P., securities and tax counsel to the Trust, to the effect that: (i) the Incorporation Procedure will constitute a reorganization within the meaning of
Section 368(a)(1)(F) of the Code; (ii) upon consummation of the Incorporation Procedure, IORI Nevada will be treated as the same taxpayer as the Trust for federal income tax purposes; (iii) thus, the conversion of the Trust into IORI Nevada essentially will be irrelevant for federal income tax purposes and the operations of the Trust and IORI Nevada will be combined for purposes of determining whether IORI Nevada qualifies as a real estate investment trust for the taxable year in which the Incorporation Procedure is consummated; (iv) the Incorporation Procedure will not, in and of itself, adversely affect the ability of the Trust or IORI Nevada to qualify as a real estate investment trust for federal income tax purposes; and (v) the information in this Proxy Statement/Prospectus under the caption "Certain Federal Income Tax Consequences," to the extent it constitutes matters of law or legal conclusions, is correct in all material respects. It should be noted that an opinion of counsel is not binding on the Internal Revenue Service or on the courts.


         CONSEQUENCES TO SHAREHOLDERS. Pursuant to the Incorporation Procedure, (i) each Shareholder will receive one share of Nevada Common Stock for each share of beneficial interest in the Trust that it owns, and (ii) the Shares will be canceled. No gain or loss will be recognized by Shareholders in respect of these transactions and the tax basis to a Shareholder of the shares of the Nevada Common Stock it receives will equal the tax basis to the Shareholder of its Shares. In addition, the holding period of the Nevada Common Stock received by a Shareholder will include the period during which the Shareholder held its Shares, provided that the Shares were held by the Shareholder as a capital asset at the time the Incorporation Procedure was effected.

         CONSEQUENCES TO THE TRUST AND IORI NEVADA. Pursuant to the Incorporation Procedure, the Trust will be incorporated in California and the California Corporation will be merged with and into IORI Nevada. No gain or loss will be recognized by the Trust as a result of these transactions. The tax basis of the assets received by IORI Nevada in the Merger will equal the tax basis of those assets to the Trust immediately prior to the time the Incorporation Procedure is effected. The holding period of the assets received by IORI Nevada in the Merger will include the period during which such assets were held by the Trust.


         The Trust has not applied to the Internal Revenue Service for a ruling confirming that the Incorporation Procedure will qualify as a reorganization under the Code. The federal income tax consequences of the Incorporation Procedure to the Trust and to Shareholders would be materially different from those described herein if a determination were made that the Incorporation Procedure did not constitute a reorganization under the code. Such a determination could have adverse federal income tax consequences to the Trust and to Shareholders.


CERTAIN FOREIGN, STATE AND LOCAL TAXES

         If the Incorporation Procedure is consummated, IORI Nevada may become subject to state franchise or income taxes in addition to those which the Trust is already obligated to pay. See the discussion of filing fees associated with organizing IORI Nevada under "Proposed Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust -- Common Equity" above.
Management of the Trust believes that the net effect on IORI Nevada of any additional state franchise or income taxes will not be material.

         No determination has been made as to how the proposed Incorporation Procedure would be treated under the various foreign, state or local tax laws that might apply to Shareholders, and

Shareholders should consult their own tax advisors as to the effect of the Incorporation Procedure on their individual tax liability under applicable foreign, state or local income tax laws.

                     MARKET PRICES OF THE SHARES; DIVIDENDS


         The Shares of the Trust have been traded on the AMEX since May 20, 1987 using the symbol "IOT." As of the close of business on January 19, 1996, there were 791,444 Shares outstanding. The range of high and low bid quotations per share as reported by the AMEX are set forth in the table below:




----------------------------------------------------------------------------------------
     Quarter                                         High                      Low
----------------------------------------------------------------------------------------
First Quarter, 1993                               $  11 5/8                 $  6
Second Quarter, 1993                                 13 1/2                   11 7/8
Third Quarter, 1993                                  14 1/4                   13 1/8
Fourth Quarter, 1993                                 17 1/2                   14 1/2

First Quarter, 1994                               $  20                    $  15 1/8
Second Quarter, 1994                                 20 7/8                   18 1/4
Third Quarter, 1994                                  20 3/4                   17 1/2
Fourth Quarter, 1994                                 19 5/8                   17 1/2

First Quarter, 1995                               $  20 3/8                $  19
Second Quarter, 1995                                 20                       19
Third Quarter, 1995                                  20 5/8                   19
Fourth Quarter, 1995                                 20                       19 1/8




        As of January 19, 1996 there were 2,177 Shareholders of record. On December 5, 1989, the Board of Trustees approved a share repurchase program pursuant to which the Trust is authorized to repurchase a total of 100,000 of its shares of beneficial interest. As of January 19, 1996, the Trust had repurchased 67,952 shares pursuant to such program.



        On January 19, 1996, the closing price per Share on the AMEX
Composite Tape was $19.625. On August 10, 1995, the Trust publicly reported that the Board of Trustees was evaluating whether to recommend changes similar to the Incorporation Procedure to Shareholders. Shareholders should obtain current market quotations for Shares.

        Distributions were declared and paid by the Trust on the following dates in the following amounts during the periods indicated below.

                                                                                             Amount
                        Date Declared         Date of Record        Date Payable           Per Share
--------------------------------------------------------------------------------------------------------------
 1993                   01/27/93              02/15/93              03/01/93                      $ .10
                        04/30/93              05/24/93              06/01/93                        .10
                        06/30/93              08/16/93              09/01/93                        .15
                        10/29/93              11/30/93              12/15/93                        .15

 1994                   02/15/94              03/01/94              03/21/94                      $ .15
                        05/06/94              06/01/94              06/15/94                        .15
                        08/24/94              09/15/94              09/30/94                        .15
                        12/01/94              12/15/94              12/30/94                        .15

 1995                   03/03/95              03/15/95              03/31/95                      $ .15
                        05/22/95              06/15/95              06/03/95                        .15
                        08/24/95              09/15/95              09/30/95                        .15
                        11/29/95              12/15/95              12/31/95                        .15

         The Trust reported to the Internal Revenue Service that 100% of the distributions paid in 1994 represented a return of capital, and 100% of the distributions paid in 1993 represented ordinary income. A determination as to the source of the distributions paid in 1995 will be made following the Trust's year end.

                           BUSINESS AND PROPERTIES OF
                                  IORI NEVADA

         IORI Nevada was formed as a Nevada corporation on August 23, 1995. It is a wholly-owned subsidiary of the Trust. Prior to the Merger, IORI Nevada will have no business, assets or liabilities of any consequence and no operating history. The audited balance sheet of IORI Nevada is included under "Index to Financial Statements." As a result of the Merger, IORI Nevada, by operation of law, would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust incorporated as the California Corporation, including, without limitation, those under the modified Advisory Agreement described under "Business and Properties of the Trust -- The Advisory Agreement" (if approved). The principal assets of the Trust to which IORI Nevada would succeed as a result of the Merger are described below under "Business and Properties of the Trust -- Mortgage Loans." As described more fully under "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure," no significant change in the nature of the Trust's business or investment policies (other than the elimination of the Trust's Liquidation Provisions) is currently expected as a result of the Incorporation Procedure, though IORI Nevada would be empowered under the Articles of Incorporation to engage in a wider range of business activities than those currently permitted under the Declaration of Trust (including the acquisition of properties), and IORI Nevada would be able to alter its investment policies without obtaining stockholder approval.

IORI NEVADA'S POLICY WITH RESPECT TO CERTAIN ACTIVITIES

         The Articles of Incorporation impose no limitations on IORI Nevada's ability to invest in equity securities of, or acquire interests in, other persons engaged in real estate activities. Although IORI Nevada has no present intention of purchasing securities of other issuers for the purpose of exercising control, it reserves the right to purchase securities of other issuers in the future. IORI Nevada does not propose to engage in underwriting the securities of other issuers. Furthermore, to continue to qualify for taxation as a REIT under the Code, IORI Nevada will, among other things, be required to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash items at the close of each quarter of each taxable year. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure".

         IORI Nevada has the authority to issue shares of Nevada Common Stock (up to a total of 10,000,000) and preferred stock (in one or more series up to a total of 1,000,000) on terms which the IORI Nevada's Board of Directors believe to be in the best interests of IORI Nevada. However, the directors
currently do not intend to issue any preferred stock.   See "Proposed
Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust -- Preferred Stock".

         Subject to available financing, IORI Nevada may borrow money for its day-to-day operations and to acquire additional assets or refinance existing assets. Market financing terms available at the time of any borrowings and the objective of paying dividends on the Nevada Common Stock will place a practical limit on the nature and extent of those borrowings. Borrowing may come from banks, other institutional lenders and private lenders, including BCM and other REITs of which the directors of IORI Nevada may serve as directors, officers or trustees, subject to the limitations set forth in the "Proposed Incorporation Procedure -- Business Activities after Incorporation

Procedure -- The Restrictions on Related-Party Transactions Provision". IORI Nevada may also take properties subject to, or assume, existing debt and may mortgage, pledge or otherwise obtain financing for its real properties. IORI Nevada may also establish lines of credit with banks or other lenders. The Declaration of Trust prohibits the aggregate secured and unsecured indebtedness of the Trust to exceed 300% of the Trust's net asset value (defined as the book value, as defined in the Declaration of Trust, of all assets of the Trust minus all of its liabilities). Although the Articles of Incorporation impose no such limitation, the Board of Directors currently intends to continue this policy. However, the directors of IORI Nevada may alter such policy without a vote of the stockholders. No assurance can be given as to the availability of credit for IORI Nevada, the amount or terms thereof or of the restrictions that may be imposed upon IORI Nevada by lenders. For a discussion of the Trust's access to credit, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources". IORI Nevada also has the authority to issue notes, debentures, convertible notes and other debt securities. IORI Nevada has the authority to repurchase or otherwise reacquire its shares of capital stock without the consent of its stockholders, except as and unless restricted by Nevada law. Nevada law does not presently restrict the repurchase of capital stock by a corporation. See "Proposed Incorporation Procedure -- Comparison of the Securities of IORI Nevada and the Trust" above.

                           BUSINESS AND PROPERTIES OF
                                   THE TRUST

GENERAL

         The Trust is a California business trust organized pursuant to a declaration of trust dated December 14, 1984, and amended and restated as of May 27, 1987. The Trust commenced operations on April 10, 1985. The Trust has elected to be treated as a REIT under Sections 856 through 860 of the Code, and has qualified for taxation as a REIT for all periods since May 1, 1985. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure".

         On April 20, 1987, the Trust changed its name from Consolidated Capital Income Opportunity Trust/2 to Income Opportunity Realty Trust. On May 20, 1987, the Trust's Shares began trading on the American Stock Exchange ("AMEX") under the symbol "IOT". The Trust's real estate at September 30, 1995, consisted of seven properties, all of which are held for sale, and an interest in a partnership which owns five properties. One of the properties held for sale was obtained during 1994 through an in substance foreclosure. In addition, the Trust has an interest in a partnership which holds two wraparound mortgage loans. The Trust's real estate and mortgage note receivable portfolios are more fully discussed below.

BUSINESS PLAN AND INVESTMENT POLICIES

         The Trust's primary business and only industry segment is investing in and financing real estate and real- estate related activities through mortgage loans and in equity interests in real estate through direct acquisitions, leases and partnerships. The properties in which the Trust invests are located throughout the continental United States. Information regarding the properties and mortgage note receivable of the Trust is set forth below and in Schedules III and IV, respectively, to the Consolidated Financial Statements included in "Index to Financial Statements".

         The business of the Trust is not seasonal. The Trust had previously pursued a balanced investment policy, seeking both current income and capital appreciation. Since October 24, 1991, the Trust's plan of operation has been to continue to service the mortgage note receivable that it holds and to manage its real estate for income and long-term appreciation for the benefit of its shareholders. Pursuant to the terms of the Declaration of Trust, the Trust is prohibited from reinvesting the net cash proceeds from the sale or refinancing of any of its properties. During the remainder of the holding phase, the Trust's investment strategy is to maximize each properties operating income by aggressive property management through closely monitoring expenses while at the same time making property renovations and/or improvements when appropriate. While such expenditures increase the amount of revenue required to cover operating expenses, the Trust's management believes that such expenditures are necessary to maintain or enhance the value of the Trust's properties.

TRUST ASSETS

         The Trust's principal executive offices are located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. In the opinion of the Trust's management, the Trust's offices are suitable and adequate for its present operations.

         Details of the Trust's real estate and mortgage note receivable portfolios at December 31, 1994 are set forth in Schedules III and IV, respectively, to the Consolidated Financial Statements included under "Index to Financial Statements". The discussion set forth below under the headings "Business and Properties of the Trust -- Real Estate" and "-- Mortgage Loans" provide certain summary information concerning the Trust's real estate and mortgage notes receivable portfolios.

         The Trust's real estate portfolio consists of properties acquired through equity investments (which include direct equity investments and partnerships) and properties obtained through foreclosure of the collateral securing mortgage notes receivable. The discussion set forth below under the heading "Real Estate" provides certain summary information concerning the Trust's real estate and further summary information with respect to the portion of the Trust's real estate which consists of equity investments, all of which are held for sale, and the Trust's investments in partnerships.

         The Trust's real estate is geographically diversified. At September 30, 1995, the Trust held equity investments in apartments and office buildings in the Pacific, Southwest, Southeast and Midwest regions of the continental United States, as shown more specifically in the table under "Business and Properties of the Trust -- Real Estate". The majority of the Trust's properties, however, are located in California and Texas. At September 30, 1995, the Trust held one wraparound mortgage note receivable, secured by a shopping center in Joliet, Illinois.

         In November 1993, the Trust placed the $1.1 million wraparound mortgage note receivable, secured by the Cedars Apartments in Irving, Texas on nonperforming, nonaccrual status. The Trust had sold the property securing the mortgage note in 1992 providing purchase money financing in conjunction with the sale. In December 1993, the borrower filed for bankruptcy protection. The Trust accepted a deed in lieu of foreclosure on March 2, 1995. The Trust recorded an in substance foreclosure of the property at the December 31, 1994. The Trust did not incur a loss on foreclosure as the fair value of the property, less estimated costs of sale, exceeded the principal balance of the mortgage note receivable. The property has been renamed the Spanish Trace Apartments.

         At September 30, 1995, three of the Trust's properties, Plumtree Apartments, Porticos Apartments and the Saratoga Office Building each exceeded 10% of the Trust's total assets. At September 30, 1995, 86% of the Trust assets consisted of real estate held for sale, 4% consisted of mortgage notes and interest receivable and 6% consisted of investments in partnerships. The remaining 4% of the Trust's assets at September 30, 1995, were cash, cash equivalents and other assets. It should be noted, however, that the percentage of the Trust assets invested in any one category is subject to change and that no assurance can be given that the composition of the Trust's assets in the future will approximate the percentages listed herein. To continue to qualify for federal taxation as a REIT under the Code, the Trust is required, among other things, to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year. See "Proposed Incorporation Procedure -- Business Activities after Incorporation Procedure".

         GEOGRAPHIC LOCATION OF REAL ESTATE INVESTMENTS. The Trust has divided the continental United States into the following geographic regions.

         Northeast region comprised of the states of Connecticut, Delaware, Maryland, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania, Rhode Island and Vermont and the District of Columbia. The Trust has no properties in this region.

         Southeast region comprised of the states of Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee and Virginia. The Trust has 1 commercial property in this region.

         Southwest region comprised of the states of Arizona, Arkansas, Louisiana, New Mexico, Oklahoma and Texas. The Trust has 3 apartment buildings in this region.

         Midwest region comprised of the states of Illinois, Indiana, Iowa, Kansas, Kentucky, Michigan, Minnesota, Missouri, Nebraska, North Dakota, Ohio, South Dakota, West Virginia and Wisconsin. The Trust has 1 apartment building in this region.

         Mountain region comprised of the states of Colorado, Idaho, Montana, Nevada, Utah and Wyoming. The Trust has no properties in this region.

         Pacific region comprised of the states of California, Oregon and Washington. The Trust has 1 apartment building and 1 commercial property in this region.

         REAL ESTATE. At September 30, 1995, over 90% of the Trust's assets were invested in real estate, located throughout the continental United States, either on a leveraged or nonleveraged basis. The Trust real estate portfolio consisted of direct equity investments, investments in partnerships and properties obtained through foreclosure of the collateral securing mortgage notes receivable.

         Types of Real Estate Investments. The Trust has made real estate investments in commercial properties, primarily office buildings and shopping centers and in apartments or similar properties having established income-producing capabilities. In selecting real estate for investment, the location, age and type of property, gross rentals, lease terms, financial and business standing of tenants, operating expenses, fixed charges, land values and fiscal conditions were considered. The Trust has acquired properties subject to or assumed, existing debt and has mortgaged, pledged or otherwise obtained financing for its properties. Since October 24, 1991, the Trust, pursuant to the terms of its Declaration of Trust, has not reinvested the cash proceeds from the sale or refinancing of any of its properties and has distributed to its shareholders such net cash proceeds, to the extent such proceeds have exceeded amounts required for renovations and improvements to its properties. Consistent with the Liquidation Provisions of the Declaration of Trust, since October 24, 1991, the Trust has classified all of its properties as held for sale in the accompanying Consolidated Balance Sheets included in "Index to Financial Statements".

         At September 30, 1995, the Trust had no properties on which significant capital improvements were in process. In the opinion of the Trust's management, the properties owned by the Trust are adequately covered by insurance.

         The following table sets forth the percentages, by property type and geographic region of the Trust real estate (including partnership properties) at September 30, 1995.

               Region                             Apartments                      Commercial Properties
               ------                             ----------                      ---------------------
               Pacific                                11%                                  31%
              Southwest                               65%                                  60%
              Southeast                                0%                                   9%
               Midwest                                24%                                   0%
                                                     ----                                 ----
                                                     100%                                 100%
                                                     ====                                 ====

         The foregoing table is based solely on the number of apartment units and commercial square footage owned by the Trust and does not reflect the value of the Trust's investment in each region. See Schedule III to the Consolidated Financial Statements included under "Index to Financial Statements" below.

         Properties Held for Sale. Set forth below is the real estate owned by the Trust, all of which is presently held for sale:

                                                                  Units/                    Occupancy
          Property                   Location                 Square Footage            at Sept. 30, 1995
          --------                   --------                 --------------            -----------------
 Apartments
 ----------
 Spanish Trace                      Irving, TX                   136 units                     94%

 Eastpoint                         Mesquite, TX                  126 units                     97%

 Plumtree                          Martinez, CA                  116 units                     92%

 Porticos                          Milwaukee, WI                 256 units                     94%

 Treehouse                        San Antonio, TX                106 units                     93%

 Office Buildings
 ----------------
 Saratoga                          Saratoga, CA               89,825 sq. ft.                   95%

 Town Center                      Boca Raton, FL              24,518 sq. ft.                   100%


Occupancy presented here is without reference to whether leases in effect are at, below or above market rates.

         To the extent that the Trust seeks to sell any of its properties, the sales prices for such properties may be affected by competition from other real estate entities also attempting to sell their properties and governmental agencies and financial institutions that are seeking to liquidate foreclosed properties, and whose assets are located in areas in which the Trust's properties are located.

         Partnership Properties. The following table summarizes the Trust's investments in partnership properties as of September 30, 1995:

                                                                  Units/                    Occupancy
          Property                   Location                 Square Footage            at Sept. 30, 1995
          --------                   --------                 --------------            -----------------
 Apartments
 ----------
 Inwood Greens                      Houston, TX                  126 units                     93%

 Oaks of Inwood                     Houston, TX                  198 units                     93%


 Office Building
 ---------------
 MacArthur Mills                  Carrollton, TX              53,472 sq. ft.                   89%


 Shopping Centers
 ----------------
 Chelsea Square                     Houston, TX               70,275 sq. ft.                   58%

 Summit at Bridgewood
                                  Fort Worth, TX              48,696 sq. ft.                   63%

         The Trust owns a 36.3% general partner interest and TCI owns a 63.7% combined general and limited partner interest in Tri-City Limited Partnership ("Tri-City") which in turn owns the five properties listed above. Four of the five properties are unencumbered by mortgage debt. In July 1995, Tri-City obtained first mortgage financing of $1.4 million, secured by the previously unencumbered MacArthur Mills Office Building. The Trust received $485,000 of the net financing proceeds.

         As vacant space in the office building and the shopping centers is leased, the partnership is required to make certain tenant improvements and pay leasing commissions. In 1994, the Trust made no advances to Tri-City as the tenant improvements and leasing commissions were funded by Tri-City, and through September 30, 1995, the Trust has contributed $21,000 to Tri-City. The Trust received distributions of $254,000 and $613,000 (including $486,000 of financing proceeds) from Tri-City during 1994 and through September 30, 1995, respectively.

         MORTGAGE LOANS. Prior to 1991, a substantial portion of the Trust's assets had been invested in mortgage notes receivable secured by income-producing real estate. The Trust's mortgage notes have included first mortgage loans, wraparound mortgage loans and junior mortgage loans. BCM, in its capacity as a mortgage servicer, services the Trust's mortgage notes.

         At September 30, 1995, the Trust's mortgage note receivable portfolio consisted of one wraparound mortgage note, with an outstanding balance of $2.0 million, secured by a shopping center in Joliet, Illinois. A wraparound mortgage loan, sometimes called an all-inclusive loan, is a mortgage loan having an original principal amount equal to the outstanding balance under the prior existing mortgage loan plus the amount actually advanced under the wraparound mortgage loan.

         Through September 30, 1995, the Trust funded no new mortgage loans and made no additional advances on existing mortgage loans.

CERTAIN FACTORS ASSOCIATED WITH REAL ESTATE AND RELATED INVESTMENTS

         The Trust is subject to all the risks incident to ownership of real estate and interests therein, many of which relate to the general illiquidity of real estate investments. These risks include, but are not limited to, changes in general or local economic conditions, changes in interest rates and availability of permanent mortgage financing that may render the acquisition, sale or refinancing of a property difficult or unattractive and that may make debt service more burdensome, changes in federal or local economic or rent controls, floods, earthquakes, other acts of God and other factors beyond the control of the advisor or the Trust. The illiquidity of real estate investments generally may impair the ability of the Trust to respond promptly to changed circumstances. See "Certain Risk Factors -- Certain Risk Factors Associated with Real Estate". The Trust's management believes that such risks are partially mitigated by the diversification by geographical location and property type of the Trust's real estate portfolio.

METHOD OF OPERATING AND FINANCING

         The Declaration of Trust has permitted the Trust to acquire real estate investments for cash, for other property, through issuing Shares, notes, debentures, bonds or other obligations of the Trust, including borrowing money, subject to the following restrictions. Under the Declaration of Trust, upon and after giving effect to any proposed borrowing, the amount of outstanding indebtedness of the Trust may not exceed 300% of the net asset value of the Trust. The Declaration of Trust does not limit the number or amount of mortgages which can be placed on any one of the Trust's real estate investments. Apart from the aforementioned restrictions, the Trustees may alter the Trust's method of operating and financing without a vote of Shareholders. IORI Nevada's Articles of Incorporation impose no limitations either on borrowing or on the number or amount of mortgages which can be placed on any one of IORI Nevada's real estate investments. See "Proposed Incorporation Procedure -- Business Activities after Incorporation".

OFFICERS

         The following persons currently serve as executive officers of the Trust and, if the Incorporation Procedure is approved, will serve as the executive officers of IORI Nevada: Randall M. Paulson, President; Thomas A. Holland, Executive Vice President and Chief Financial Officer; and Bruce A. Endendyk, Executive Vice President. Although not executive officers of the Trust, the following persons currently serve as officers of the Trust and, if the Incorporation

Procedure is approved, will serve as officers of the IORI Nevada: Drew D. Potera, Treasurer; and Robert A. Waldman, Senior Vice President, General Counsel and Secretary.

THE ADVISOR

         Although the Board of Trustees is directly responsible for managing the affairs of the Trust and for setting the policies which guide the Trust, the day-to-day operations of the Trust are performed by a contractual advisor under the supervision of the Board of Trustees. The duties of the advisor include, among other things, locating, investigating, evaluating and recommending real estate and mortgage note refinancing and sales opportunities to the Trust. The advisor also serves as a consultant in connection with business planning for the Trust.


         BCM has served as the Trust's advisor since March 1989. BCM also serves as advisor to Continental Mortgage and Equity Trust ("CMET"), ART and TCI. The Trustees of the Trust are also trustees of CMET and directors of TCI, and the officers of the Trust are also officers of CMET and TCI. Randall M. Paulson, President of the Trust, also serves as President of CMET, TCI, BCM and Syntek Asset Management, Inc. ("SAMI"), the managing general partner of Syntek Asset Management, L.P. ("SAMLP"). The officers of the Trust are also officers of ART. As of January 19, 1996, ART owned approximately 26% and TCI owned approximately 22% of the Trust's outstanding shares of beneficial interest and BCM owned approximately 41.6% of ART's outstanding shares of common stock.


PROPERTY MANAGEMENT

         Since February 1, 1990, affiliates of BCM have provided property management services to the Trust. Currently Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides such property management services for a fee of 5% or less of the monthly gross receipts collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Trust at various rates. The general partner of Carmel, Ltd. is BCM. Carmel, Ltd. subcontracts the property-level management and leasing of one of the Trust's office buildings and the commercial properties owned by a real estate partnership in which the Trust and TCI are partners to Carmel Realty, which is a company owned by SWI. Carmel Realty, Inc. ("Carmel Realty") is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

REAL ESTATE BROKERAGE

         Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Trust and received brokerage commissions in accordance with the Advisory Agreement. Effective December 1, 1992, the Trust's Board of Trustees approved the non-exclusive engagement of Carmel Realty to perform brokerage services for the Trust. Under the Brokerage Agreement, Carmel Realty is entitled to receive a real estate sales commission for the sale of each Trust property in accordance with the following sliding scale of total fees to be paid by the Trust: (i) maximum fee of 5% on the first $2.0 million of any sale transaction of which no more than 4% would be paid to Carmel Realty or affiliates; (ii) maximum fee of 4% on transaction amounts between $2.0 million to $5.0 million of which no more than 3% would be paid to Carmel Realty or affiliates; (iii) maximum fee of 3% on transaction amounts between $5.0 million to $10.0 million of which no more than 2% would be paid to Carmel Realty or affiliates; and (iv) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1 1/2% would be paid to Carmel Realty or affiliates. If the Incorporation Procedure is approved, the Brokerage Agreement will be amended to provide for payment of such fees upon the acquisition, as well as the sale, of properties.

THE ADVISORY AGREEMENT

         BCM has served as advisor to the Trust since March 28, 1989. The current Advisory Agreement was entered into effective December 1, 1992. At the Trust's annual meeting of shareholders held on March 7, 1995, the renewal (until the next Annual Meeting of the Trust or IORI Nevada as its successor) of the Trust's Advisory Agreement with BCM was approved.

         Under the Advisory Agreement, BCM is required to formulate and submit annually for approval by the Board of Trustees a budget and business plan for the Trust containing a twelve-month forecast of operations and cash flow, a general plan for asset sales, foreclosure and borrowing activity, and BCM is required to report quarterly to the Trust's Board of Trustees on the Trust's performance against the business plan. In addition, all transactions by the Trust require prior approval by the Trust's Board of Trustees unless such transactions are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to BCM by the Board of Trustees.

         The Advisory Agreement also requires prior approval of the Board of Trustees for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that BCM shall be deemed to be in a fiduciary relationship to the Trust's shareholders; contains a broad standard governing BCM's liability for losses by the Trust; and contains guidelines for BCM's allocation of investment opportunities as among itself, the Trust and other entities it advises.

         The Advisory Agreement provides for BCM to be responsible for the day-to-day operations of the Trust and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value of the Trust (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of the Trust's net income.

         The Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Trust during such fiscal year exceeds the sum of: (1) the cost of each such property as originally recorded in the Trust's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Trust and (iii) all closing costs (including real estate commissions) incurred in the sale of such property; provided, however, no incentive fee shall be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the Trust's net investment including capital improvements, calculated over the Trust's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate net operating income from all real estate owned by the Trust for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

         The Advisory Agreement requires BCM or any affiliate of BCM to pay to the Trust one-half of any compensation received from third parties with respect to the origination, placement or brokerage of any loan made by the Trust, provided, however, that the compensation retained by BCM or any affiliate of BCM shall not exceed the lesser of (i) 2% of the amount of the loan committed by the Trust or (ii) a loan brokerage and commitment fee that is reasonable and fair under the circumstances.

         The Advisory Agreement also provides that BCM or an affiliate of BCM is to receive a mortgage or loan acquisition fee with respect to the acquisition or purchase of any existing mortgage loan by the Trust equal to the lesser of (i) 1% of the amount of the loan purchased or (ii) a loan brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Trust of any mortgage loan.

         Under the Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to the Trust or refinancing on Trust properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced or (ii) a brokerage or refinancing fee that is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Trust's Board of Trustees. No fee shall be paid on loan extensions.

         Under the Advisory Agreement, BCM is to receive reimbursement of certain expenses incurred by it in the performance of advisory services to the Trust.

         Under the Advisory Agreement (as required by the Declaration of Trust), all or a portion of the annual advisory fee must be refunded by the Advisor to the Trust if the Operating Expenses of the Trust (as defined in the Declaration of Trust) exceed certain limits specified in the Declaration of Trust based on the book value, net asset value and net income of the Trust during such fiscal year. In 1994, the effect of this limitation was to require that BCM refund $6,000 of the 1994 annual advisory fee.

         Additionally, if the Trust were to request that BCM render services to the Trust other than those required by the Advisory Agreement, BCM or an affiliate of BCM will be separately compensated for such additional services on terms to be agreed upon from time to time. The Trust has hired Carmel Ltd., an affiliate of BCM, to provide property management for the Trust's properties, and the Trust has engaged Carmel Realty, also an affiliate of BCM, on a non-exclusive basis, to provide brokerage services for the Trust.

         BCM may only assign the Advisory Agreement with the prior consent of the Trust.

         As discussed above and as mandated by the Declaration of Trust, the current Advisory Agreement requires that a portion of the annual advisory fee be refunded to the Trust if operating expenses exceed certain limits. Although IORI Nevada's Articles of Incorporation do not require such a limitation, it will be included contractually in an amendment to the Advisory Agreement if the Incorporation Procedure is approved. Additionally, if the Incorporation Procedure is approved, the Advisory Agreement will be amended such that BCM will be entitled to acquisition commissions for supervising the acquisition, purchase or long term lease of real property for IORI Nevada. Such additional fees will be equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers or (ii) the compensation customarily charged in arm's-length transactions by others rendering similar services.


         The director and principal officers of BCM are set forth below.

M. NED PHILLIPS                                    Director

RYAN T. PHILLIPS                                   Director

RANDALL M. PAULSON                                 President

OSCAR W. CASHWELL                                  Executive Vice President

MARK BRANIGAN                                      Executive Vice President

BRUCE A. ENDENDYK                                  Executive Vice President

THOMAS A. HOLLAND                                  Executive Vice President and Chief Financial Officer

COOPER B. STUART                                   Executive Vice President

CLIFFORD C. TOWNS, JR.                             Executive Vice President, Finance

ROBERT A. WALDMAN                                  Senior Vice President, General Counsel and Secretary

DREW D. POTERA                                     Vice President, Treasurer and Securities Manager

         M. Ned Phillips is Gene E. Phillips' brother, and Ryan T. Phillips is Gene E. Phillips' son. Mr. Phillips served as a Trustee of the Trust until December 31, 1992, as a Director of BCM until December 22, 1992 and as Chief Executive Officer of BCM until September 1, 1992. Although Mr. Phillips no longer serves as an officer or director of BCM or as a Trustee of the Trust, he serves as a representative of the trust established for the benefit of his children, which trust owns BCM, and, in such capacity, Mr. Phillips has substantial contact with the management of BCM and input with respect to its performance of advisory services for the Trust.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

         SOUTHMARK BANKRUPTCY. Until January 1989, Mr. Phillips, who served as a Trustee of the Trust until December 31, 1992, served as Chairman of the Board and Director (since 1980) and President and Chief Executive Officer (since
1981) of Southmark Corporation ("Southmark").

         As a result of a deadlock on Southmark's Board of Directors, Mr. Phillips, among others, reached agreement with Southmark in January 1989 such that Mr. Phillips resigned his positions with Southmark and certain of Southmark's subsidiaries and affiliates. Southmark filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Code on July 14, 1989.

         SAN JACINTO SAVINGS ASSOCIATION. On November 30, 1990, San Jacinto Savings Association ("SJSA"), a savings institution that had been owned by Southmark since 1983 and for which Mr. Phillips served as a director from 1987 to January 1989, was placed under conservatorship of the Resolution Trust Corporation ("RTC") by federal banking authorities. On December 14, 1990, SJSA was converted into a Federal Association and placed in receivership. On November 26, 1993, the RTC filed lawsuits in Dallas and New York City against Mr. Phillips, six former directors, auditors and lawyers of SJSA, alleging that the auditors and former directors could and should have stopped SJSA's poor lending practice during the period it was owned by Southmark and that the former directors abdicated their responsibility for reviewing loans during the same period. The Office of Thrift Supervision ("OTS") also conducted a formal examination of SJSA and its affiliates.

         On November 21, 1994, Mr. Phillips entered into an agreement with the RTC and the OTS settling all claims relating to his involvement with SJSA.

         LITIGATION AGAINST SOUTHMARK AND ITS AFFILIATES ALLEGING FRAUD OR MISMANAGEMENT. There were several lawsuits filed against Southmark, its former officers and directors (including Mr. Phillips) and others, alleging, among other things, that such persons and entities engaged in conduct designed to defraud and mislead the investing public by intentionally misrepresenting the financial condition of Southmark. All such lawsuits have been settled or dismissed without any findings or admissions of wrongdoing by Mr. Phillips.
THE TRUST WAS NOT A DEFENDANT IN ANY OF THESE LAWSUITS.

         LITIGATION RELATING TO LINCOLN SAVINGS AND LOAN ASSOCIATION, F.A. In an action filed in the United States District Court for the District of Arizona on behalf of Lincoln Savings and Loan Association, F.A. ("Lincoln"), and captioned RTC v. Charles H. Keating, Jr., et al., the RTC alleged that Charles
H. Keating, Jr. and other persons, including Mr. Phillips, fraudulently diverted funds from Lincoln.

         The RTC alleged that Mr. Phillips aided and abetted the insider defendants in a scheme to defraud Lincoln and its regulators; that Southmark, its subsidiaries and affiliates, including SJSA, facilitated and concealed the use of Lincoln's funds to finance the sale, at inflated prices, of assets of Lincoln's parent, American Continental Corp. ("ACC"), in return for loans from Lincoln and participations in contrived transactions; and that the insider defendants caused Southmark to purchase ACC assets at inflated prices. The RTC alleged that Lincoln and/or ACC engaged in three illegal transactions with Southmark or its affiliates while Mr. Phillips was affiliated with Southmark. Southmark was not a defendant in this action.

         The RTC alleged nine separate causes of action against Mr. Phillips, including aiding and abetting the violation of, and conspiracy to violate, federal and state Racketeer Influenced and Corrupt Organizations Act ("RICO") statutes, violations of Arizona felony statutes, common law fraud, civil conspiracy and breach of fiduciary duty. The RTC sought to recover from the defendants more than $1 billion, as well as treble damages under the federal RICO statute, punitive damages of at least $100 million and attorneys' fees and costs.

         On November 21, 1994, Mr. Phillips entered into an agreement with the RTC settling all claims relating to his involvement with Lincoln.

         SOUTHMARK PARTNERSHIP LITIGATION. One of Southmark's principal businesses was real estate syndication, and from 1981 to 1987 Southmark raised over $500 million in investments from limited partners of several hundred limited partnerships. The following two cases relate to and involve such activities.

         In an action filed in May 1992 in a Texas state court captioned HCW Pension Real Estate Fund, et al. v. Phillips, et al., the plaintiffs, 15 former Southmark related public limited partnerships, alleged that the defendants violated the partnership agreements by charging certain administrative costs and expenses to the plaintiffs. The complaint alleged claims for breach of fiduciary duty, fraud and conspiracy to commit fraud and sought to recover actual damages of approximately $12.6 million plus punitive damages, attorneys' fees and costs. The defendants included, among others, Mr. Phillips. In October 1993, the court granted partial summary judgment in favor of Mr. Phillips on the plaintiffs' breach of fiduciary duty claims. Notice of non-suit in favor of Mr. Phillips was entered on March 9, 1994.

         In an action filed in January 1993 in a Michigan state court captioned Van Buren Associates Limited Partnership, et al., v. Friedman, et al., the plaintiff, a former Southmark sponsored limited partnership, alleged a claim for breach of fiduciary duty in connection with the 1988 transfer of certain property by the partnership. The plaintiff sought damages in an unspecified amount, plus costs and attorneys' fees. The plaintiff also sought to quiet title to the property at issue. The defendants included, among others, Mr. Phillips. This lawsuit was settled in November 1994.

         OLIVE LITIGATION. In February 1990, the Trust, together with CMET, National Income Realty Trust ("NIRT") and TCI, three real estate entities with, at the time, the same officers, directors or trustees and advisor as the Trust, entered into a settlement of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al. pending before the United States District Court for the Northern District of California and relating to the operation and management of each of the entities (the "Olive Litigation"). The Olive Litigation was originally filed on December 8,

1989, and alleged, among other things, a breach of the terms of the Declaration of Trust, a breach of trust, and a breach of the fiduciary duty owed by the Trustees to the Trust. These allegations were based in part on the Trustees' actions in retaining BCM as the advisor to the Trust without Shareholder approval. The plaintiffs in the case originally sought injunctive and other equitable relief. On April 23, 1990, the court granted final approval of the terms of the settlement.

         On May 4, 1994, the parties entered into the Olive Modification that settled subsequent claims of breaches of the settlement that were asserted by the plaintiffs and that modified certain provisions of the April 1990 settlement. The Olive Modification was preliminarily approved by the court on July 1, 1994, and final court approval was entered on December 12, 1994. The effective date of the Olive Modification was January 11, 1995.

         The Olive Modification, among other things, provided for the addition of three new unaffiliated members to the Trust's Board of Trustees and set forth new requirements for the approval of transactions with affiliates over the next five years. In addition, BCM, the Trust's advisor, Gene E. Phillips and William S. Friedman, who served as President and Trustee of the Trust until February 24, 1994, President of BCM until May 1, 1993 and Director of BCM until December 22, 1989, agreed to pay a total of $1.2 million to the Trust, CMET, NIRT and TCI, of which $150,000 was to be paid to the Trust. The Trust received $12,300 in May 1994 and the remaining $137,000 is to be paid in 18 monthly installments which began February 1, 1995. As of November 1, 1995, all payments required to be paid to the Trust under the Olive Modification by BCM and Messrs. Phillips and Friedman have been made.

         Under the Olive Modification, the Trust, CMET, NIRT, TCI and their shareholders released the defendants from any claims relating to the plaintiffs' allegations. The Trust, CMET, NIRT and TCI also agreed to waive any demand requirement for the plaintiffs to pursue claims on behalf of each of them against certain persons or entities. The Olive Modification also requires that any shares of the Trust held by Messrs. Phillips, Friedman or their affiliates shall be (i) voted in favor of the reelection of all current members of the Board of Trustees that stand for reelection during the two calendar years following the effective date of the Olive Modification and (ii) voted in favor of all new members of the Board of Trustees appointed pursuant to the terms of the Olive Modification that stand for reelection during the three calendar years following the effective date of the Olive Modification.

         Pursuant to the terms of the Olive Modification, certain related party transactions which the Trust (or IORI Nevada, as successor to the Trust) may enter into prior to April 28, 1999, will require the unanimous approval of the Board of Trustees. In addition, such related party transactions are to be discouraged and may only be entered into in exceptional circumstances and after a determination by the Board of Trustees that the transaction is in the best interest of the Trust and that no other opportunity exists that is as good as the opportunity presented by such transaction.

         For purposes of the Olive Modification requirements, the term "related party transaction" means and includes "(i) any transaction between or among the Trust and CMET,

NIRT or TCI or any of their affiliates or subsidiaries; (ii) any transaction between or among the Trust, its affiliates or subsidiaries and the Advisor, Mr. Phillips, Mr. Friedman or any of their affiliates; and (iii) any transaction between or among the Trust or any of its affiliates or subsidiaries and a third party with whom the Advisor, Mr. Phillips, Mr. Friedman or any of their affiliates has an ongoing or contemplated business or financial transaction or relationship of any kind, whether direct or indirect, or has had such a transaction or relationship in the preceding one year."

         The Olive Modification requirements for related party transactions do not apply to direct contractual agreements for services between the Trust and BCM or one of its affiliates, including the Advisory Agreement, the Brokerage Agreement and property management contracts. These agreements, pursuant to the specific terms of the Olive Modification, require the prior approval by two-thirds of the Trustees of the Trust and, pursuant to the terms of the Declaration of Trust, approval by a majority of the shareholders. The Olive Modification requirements for related party transactions also do not apply to joint ventures between or among the Trust and CMET, NIRT or TCI or any of their affiliates or subsidiaries and a third party having no prior or intended future business or financial relationship with Mr. Phillips, Mr. Friedman, the Advisor, or any affiliate of such parties. Such joint ventures may be entered into on the affirmative vote of a majority of the Trustees of the Trust.

         The Olive Modification also terminated a number of the provisions of the original settlement including the requirement that the Trust, CMET, NIRT and TCI maintain a Related Party Transaction Committee and a Litigation Committee of their respective Boards. The Court retained jurisdiction to enforce the Olive Modification.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         CERTAIN BUSINESS RELATIONSHIPS. In February 1989, the Trust's Board of Trustees voted to retain BCM as the Trust's advisor. The Trust's President and all Executive Vice Presidents serve also as executive officers of BCM.

         Since February 1, 1991, affiliates of BCM have provided property management services to the Trust. Currently, Carmel Ltd. provides such property management services. The general partner of Carmel Ltd. is BCM. The limited partners of Carmel Ltd. are (i) Syntek West Inc. ("SWI"), of which Mr. Phillips is the sole shareholder, (ii) Mr. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel Ltd. subcontracts the property-level management and leasing of one of the Trust's office buildings and commercial properties owned by a real estate partnership in which the Trust and TCI are partners to Carmel Realty, which is a company owned by SWI.

         Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Trust and received brokerage commissions in accordance with the Advisory Agreement. Since December 1, 1992, the Trust has engaged, on a non-exclusive basis, Carmel Realty to perform brokerage services to the Trust.

         The Trustees and officers of the Trust also serve as trustees or directors and officers of CMET and TCI. The Trustees owe fiduciary duties to such entities as well as to the Trust under applicable law. CMET and TCI have the same relationship with BCM as the Trust. Mr. Phillips is a general partner of SAMLP, the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP"). BCM performs certain administrative functions for NRLP and NOLP on a cost-reimbursement basis. BCM also serves as advisor to ART. Mr. Phillips served as Chairman of the Board and director of ART, until November 16, 1992. The officers of the Trust also serve as officers of ART.

         From April 1992 to December 31, 1992, Ted P. Stokely, a Trustee of the Trust, was employed as a paid real estate consultant and since January 1993 as a part-time unpaid consultant for Eldercare Housing Foundation ("Eldercare"), a nonprofit corporation engaged in the acquisition of low income and elderly housing. Eldercare has a revolving loan commitment from BCM, of which Mr. Phillips is the sole shareholder. Eldercare filed for bankruptcy protection in July 1993 and was dismissed from bankruptcy on October 12, 1994. Eldercare filed again for bankruptcy protection in May 1995.

         RELATED PARTY TRANSACTIONS. Historically, the Trust has engaged in and may continue to engage in business transactions, including real estate partnerships, with related parties. The Trust's management believes that all of the related party transactions represented the best investments available at the time and were at least as advantageous to the Trust as could have been obtained from unrelated third parties.

         The Trust is a partner with TCI in the Tri-City Limited Partnership ("Tri-City").

         In 1994, the Trust paid BCM and its affiliates $367,000 in advisory fees, $126,000 in property and construction management fees (net of property management fees paid to subcontractors, other than Carmel Realty) and $20,000 in leasing commissions. In addition, as provided in the Advisory Agreement, BCM received cost reimbursements from the Trust of $158,000 in 1994. No brokerage commissions were paid to BCM or its affiliates in 1994.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

         The following table summarizes selected historical consolidated financial information of the Trust for the nine months ended September 30, 1995 and the nine months ended September 30, 1994 and the last five years ended December 31. IORI Nevada is a newly-created corporation that, by operation of law, would succeed to all the rights and properties, and be subject to all the obligations and liabilities, of the Trust as incorporated as the California Corporation upon consummation of the proposed Incorporation Procedure. Thus, for accounting purposes, the assets, liabilities and stockholder's equity of IORI Nevada would be accounted for, on a carry-over basis, as the continuing entity which would be the successor to the Trust. The Incorporation Procedure, if adopted, will have no effect on the book value of the assets, liabilities or Shareholder's equity of the Trust.

         The historical consolidated financial information is not necessarily indicative of IORI Nevada's future results of operations or financial condition. The information set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Trust's Consolidated Financial Statements and notes thereto appearing under "Index to Financial Statements". Results for the interim periods are not necessarily indicative of the results for a full year.

                        Income Opportunity Realty Trust

                      Selected Financial Data (Historical)
                    (Dollars in thousands, except per share)


                                    For the Nine Months
                                    Ended September 30,                          For the Years Ended December 31,
                                 -------------------------     -------------------------------------------------------------------
              EARNINGS DATA:        1995           1994           1994           1993          1992           1991          1990
                                 ----------      ---------     ----------     ---------     ----------     ---------     ---------
                    Income       $    5,852      $   5,141     $    6,852     $   7,113     $    6,593     $   6,750     $   8,922

                   Expense            6,863          5,213          7,139         7,044          7,063        15,803        18,011
                                 ----------      ---------     ----------     ---------     ----------     ---------     ---------

              Income (loss)
              before (loss)
on sale of real estate and
        extraordinary gain           (1,011)           (72)          (287)           69           (470)       (9,053)       (9,089)
                     (Loss)
    on sale of real estate             -              -             -              -               (81)          -            -

        Extraordinary gain             -              -             -               806          -             4,765          -
                                 ----------      ---------     ----------     ---------     ----------     ---------     ---------

          Net income (loss)      $   (1,011)     $     (72)    $     (287)    $     875     $     (551)    $  (4,288)    $  (9,089)
                                 ==========      =========     ==========     =========     ==========     =========     =========

           PER SHARE DATA:

              Income (loss)
 before extraordinary gain       $    (1.28)     $    (.09)    $     (.36)    $     .09     $     (.64)    $   (9.97)    $   (9.79)
        Extraordinary gain             -              -              -             1.00           -             5.25          -
                                 ----------      ---------     ----------     ---------     ----------     ---------     ---------

          Net Income (loss)      $    (1.28)     $    (.09)    $     (.36)    $    1.09     $     (.64)    $   (4.72)    $  (9.79)
                                 ==========      =========     ==========     =========     ==========     =========     =========

   Weighted average number
     of Shares outstanding          791,444        791,444        791,441       804,716        864,321       907,665       928,606
   Distributions per share       $      .45      $     .45     $      .60     $     .50     $     -        $    1.44     $     .88

The Trust reported to the Internal Revenue Service that 100% of the distributions paid in 1990, 1991 and 1994 represented a return of capital and that 100% of the distributions paid in 1993 represented ordinary income.

                                   Sept. 30,                                December 31,
                                   ---------        --------------------------------------------------------
       BALANCE SHEET DATA:           1995              1994       1993        1992        1991        1990
                                   -------          --------    -------    --------    --------     --------
Notes and interest receivable      $ 1,983          $  1,974    $ 2,983    $  2,922    $  2,583     $ 28,850
Foreclosed real estate
  held for sale                     15,656            15,878     15,121      15,387      16,946        9,428
Real estate held for sale           24,748            25,157     25,710      26,259      26,833       24,903
          Total assets              46,938            49,035     50,127      51,275      52,401       75,631

Notes and interest payable          20,284            20,717     21,354      22,447      22,651       40,798
Redeemable shares of
  beneficial interest                  -                -          -           -          6,062        6,062
Shareholders' equity                24,205            25,572     26,334      26,380      20,904       25,574
Book value per share               $ 30.58          $  32.31    $ 33.27    $  30.52    $  30.14     $  34.00

____________________________
Shares and per share data have been restated to give effect to the one-for-four reverse share split effected September 9, 1991.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

         The Trust was formed to invest in mortgage loans, including first, wraparound, junior, development and construction loans and to invest in equity interests in real property through direct acquisitions, leases, joint venture development projects and partnership agreements. The Trust was organized on December 14, 1984 and commenced operations on April 10, 1985.

         Under the Declaration of Trust, the Trust is a self-liquidating trust. The Declaration of Trust currently contemplates the distribution to the Trust's shareholders of (i) the net cash proceeds from sale or refinancing of equity investments received by the Trust and (ii) the net cash proceeds from the satisfaction of mortgage notes receivable received after October 24, 1996. Additionally, the Declaration of Trust contemplates that no additional investments will be made after October 24, 1996; however, the Board of Trustees has discretionary authority to hold any current investment past such date, should circumstances so dictate. Although the Trustees have made no determination of such matter, there can be no assurance that the Trustees will choose to liquidate any of the Trust's assets in the foreseeable future. The Trust's management does not believe that the Trust's status as a self-liquidating Trust has impaired the carrying value of the Trust's assets because liquidation is expected to be carried out in an orderly fashion.

         If the Incorporation Procedure is approved, the liquidation provisions of the Trust will be eliminated, and IORI Nevada will maintain the properties and consider possible future sales as each of the markets in which the properties are located so dictate. It is anticipated that the Incorporation Procedure will have no adverse effect on the financial condition of IORI Nevada. The Incorporation Procedure could increase the results of operations if IORI Nevada acquires additional properties and the liquidity of IORI Nevada could be enhanced by retaining rather than distributing refinancing proceeds. However, there can be no assurance that the market price per share of IORI Nevada common stock after the one-for-one exchange will be equal to the market price per share of the shares before the one-for-one exchange or that the marketability of IORI Nevada common stock will remain consistent with the marketability of the shares.

LIQUIDITY AND CAPITAL RESOURCES

         Cash and cash equivalents at September 30, 1995 aggregated $297,000, compared with $232,000 at December 31, 1994. The Trust's principal sources of cash have been and will continue to be property operations and collection of interest on its mortgage note receivable and distributions from partnerships. Unless the Trust's Trustees make the determination to sell properties during the remainder of 1995 or in early 1996, it is anticipated one or more of the Trust's properties would have to be financed or refinanced in late 1995 or early 1996 for the Trust's continued payment of dividends, property maintenance and required operating cash reserves. There can be no assurance that such financing or refinancing will be available to the Trust on attractive terms.

         In the first nine months of 1995, the Trust paid quarterly distributions aggregating $0.45 per share or a total of $356,000. The Trust's distribution policy previously provided for an annual determination of distributions after the Trust's year end until such time as property operations stabilized at a level producing cash flow from property operations in excess of anticipated needs. In January 1993, the Trust's Board of Trustees approved the resumption of quarterly distributions. In 1994 and 1993, the Trust paid distributions to shareholders totaling $475,000 ($.60 per share) and $406,000 ($.50 per share), respectively. The Trust paid no distribution to shareholders in 1992.

         As of November 3, 1995, the Trust had repurchased 67,952 of its shares of beneficial interest at a cost of $1.2 million pursuant to a repurchase program commenced in December 1989. None of such shares were repurchased in 1995. The Trust's Board of Trustees has authorized the Trust's repurchase of a total of 100,000 shares under such repurchase program, of which 32,048 shares remain to be repurchased. The level of any future shares repurchases will depend on the market price of the Trust's shares and the continued availability to the Trust of excess funds.

         The Trust owns a 36.3% general partner interest and TCI owns a 63.7% combined general and limited partner interest in Tri-City. In 1994, the Trust received $254,000 in distributions from the Tri-City property. As of September 30, 1995, the Trust has received distributions in 1995 totaling $613,000 from Tri-City and has made contributions totalling $21,000 to Tri-City. The Trust also owns a 40% general partner interest and TCI owns a 60% general partner interest in the Nakash Income Associates ("NIA"). In 1994, the Trust received $154,000 in distributions from and made $145,000 in contributions to NIA. As of September 30, 1995, the Trust had received distributions of $57,000 from NIA.

         On a quarterly basis, the Trust's management reviews the carrying values of the Trust's mortgage note receivable and properties. Generally accepted accounting principles require that the carrying amount of an investment cannot exceed the lower of its cost or its estimated net realizable value. In an instance where the estimate of net realizable value of a Trust property or note is less than the carrying value thereof at the time of evaluation, a provision for loss is recorded by a charge against earnings. The estimate of net realizable value of the Trust's mortgage note receivable is based on management's review and evaluation of the collateral property securing the mortgage note. The property review generally includes selective property inspections, a review of the property's current rents compared to market rents, a review of the property's expenses, a review of the maintenance requirements, discussions with the manager of the property and a review of the surrounding area. See "Recent Accounting Pronouncement" below.

RESULTS OF OPERATIONS

         FIRST NINE MONTHS OF 1995 COMPARED TO FIRST NINE MONTHS OF 1994. For the nine months ended September 30, 1995, the Trust incurred a net loss of $1.0 million, as compared with a net loss of $72,000 in the corresponding period in 1994. For the three months ended September 30, 1995, the Trust had a net loss of $139,000 as compared with a net loss of $70,000 in the corresponding period in

1994. The primary factor contributing to the Trust's net loss in the three and nine months ended September 30, 1995 was an increase in equity in losses of partnerships of $79,000 and $752,000, respectively, as discussed in detail below.

         Rents for the first nine months of 1995 were $5.7 million as compared to $4.9 million in the corresponding period in 1994. $360,000 of the increase is attributable to the Trust having obtained the Spanish Trace Apartments through foreclosure, which was completed in March 1995, and an additional $261,000 is due to an increase in occupancy at Saratoga Office Center from an average of 84% in 1994 to an average of 95% in 1995.

         Property operations expense for the first nine months of 1995 was $3.2 million as compared to $2.4 million in the corresponding period in 1994. The increase is primarily due to an increase of $458,000 due to obtaining the Spanish Trace Apartments through foreclosure. The remainder of the increase is comprised of $108,000 increase in real estate tax expense, $46,000 increase in insurance expense and $41,000 increase in replacements expense.

         Equity in loss of partnerships was a loss of $54,000 and $698,000 for the three and nine months ended September 30, 1995 compared to income of $25,000 and $54,000 in the corresponding periods in 1994, respectively. The increased equity loss for the three months is primarily due to a modification of a wraparound mortgage note receivable and underlying note payable by NIA, a partnership in which the Trust has a 40% general partner interest. NIA owns two wraparound mortgage notes receivable, the debtor on one of which informed NIA that it intends to deed the property securing the NIA's wraparound mortgage back to the underlying lienholder in lieu of foreclosure. As the debtor has no other assets, NIA recorded a provision for loss of $1.5 million at June 30, 1995. Accordingly, the increased equity loss for the nine months is primarily due to the write down of the wraparound mortgage note receivable to the balance of the underlying mortgage payable also by NIA and the note modification discussed above. The Trust's equity share of the note modificationwas $85,000 and its equity share of the note writedown was $601,000.

         Interest income, interest expense, depreciation and advisory fee expense for the three and nine months ended September 30, 1995 all approximated that of the corresponding periods in 1994.

         General and administrative expenses for the three months ended September 30, 1995 and 1994 were comparable at $168,000 and $163,000, respectively; however, the general and administrative expenses for the nine months ended September 30, 1995 and 1994 increased from $442,000 in 1994 to $566,000 in the corresponding period in 1995. The increase is primarily due to higher communications and legal fees relating to the Trust's 1994 annual meeting of shareholders, which meeting was held in March 1995. There was no annual meeting held in 1994.

         1994 COMPARED TO 1993. For the year ended December 31, 1994, the Trust had a net loss of $287,000, as compared with net income of $875,000 in fiscal year 1993. The Trust's 1993 net income included an extraordinary gain of $806,000 on the early payoff of mortgage debt. The primary factors contributing to the Trust's 1994 net loss are discussed in the following paragraphs.

         Rental income for the year ended December 31, 1994 was $6.6 million, as compared to $6.8 million in 1993. Of this decrease, $137,000 is due to reduced common area maintenance recovery at the Saratoga Office Center due to a decrease in occupancy from an average of 87% in 1993 to an average of 84% in 1994.

         Property operations expense for the year ended December 31, 1994 was $3.4 million, comparable to the $3.4 million for 1993. Increases of $192,000 attributable to increased personnel, cleaning and replacement expenses at two of the Trust's apartments complexes were offset by a decrease of $133,000 at the Trust's office buildings due to decreases in real estate taxes, cleaning and leasing expenses.

         Equity in income of partnerships was $86,000 in 1994, as compared to $203,000 in 1993. The decrease is attributable to an increase in repair expenses representing the deductible portion of a fire loss at one of the Tri-City apartment complexes.

         Interest income of $294,000 for 1994 approximated the $308,000 in 1993. Interest income in 1995 is expected to decrease due to the in substance foreclosure as of December 31, 1994, of the Cedars Apartments, the collateral securing one of the Trust's mortgage notes receivable. Interest expense of $1.9 million in 1994 approximated the $1.8 million in 1993.

         Depreciation expense was $967,000 in 1994 compared to $949,000 in 1993. The increase is attributable to an increase in tenant improvement at one of the Trust's commercial properties.

         The advisory fee was $367,000 in 1994 as compared to $447,000 in 1993. The decrease is due to the Trust having paid a net income incentive fee in 1993, while no such fee was paid in 1994.

         General and administrative expenses were $555,000 in 1994 as compared to $700,000 in 1993. The decrease is due to a decrease in legal fees associated with the Olive Litigation, which was settled in 1994.

         In 1993 the Trust recognized an extraordinary gain of $806,000 on the early payoff of the mortgage secured by the Porticos Apartments. The Trust reported no such gain in 1994.

         The Trust's distribution policy previously provided for an annual determination of distributions after the Trust's year end until such time as property operation stabilized at a level producing cash flow from property operations in excess of anticipated needs. In January 1993, the Trust's Board of Trustees approved the resumption of quarterly distributions. In 1994 and 1993, the

Trust paid distributions to shareholders totaling $475,000 ($.60 per share) and $406,000 ($.50 per share), respectively. The Trust paid no distribution to shareholders in 1992.

         1993 COMPARED TO 1992. For the fiscal year ended December 31, 1993, the Trust had net income of $875,000 as compared to a net loss of $551,000 in 1992. The primary factor contributing to the Trust's 1993 net income was an extraordinary gain of $806,000 recognized on the early payoff of mortgage debt. This and the other factors contributing to the Trust's 1993 net income are discussed in the following paragraphs.

         Rental income for the year ended December 31, 1993 was $6.8 million, as compared to $6.3 million in 1992. The increase is primarily attributable to an increase of $525,000 due to obtaining the Saratoga Office Center trhough foreclosure, which was completed in April 1992.

         Property operations expense for the year ended December 31, 1993 was $3.4 million, as compared to $3.3 million in 1992. The increase is primarily attributable to an increase of $135,000 due to obtaining the Saratoga Office Center through foreclosure, which was completed in April 1992.

         Equity in income of partnerships was $203,000 for 1993, as compared to $26,000 for 1992. The increase is primarily due to decreased administrative expenses in Tri-City in which the Trust has a 36.3% general partner interest.

         Interest income of $308,000 for 1993 approximated the $296,000 in 1992.

         Interest expense for 1993 was $1.8 million, which approximated the $1.9 million in 1992.

         Depreciation expense for 1993 was $949,000 compared with $910,000 in 1992. The increase is attributable to depreciation of improvements made on the Trust's commercial properties.

         The advisory fee for 1993 was $447,000 as compared to $327,000 in 1992. The increase is due to the Trust's 1993 net income which required the payment of a net income incentive fee to the Trust's advisor.

         General and administrative expenses of $700,000 in 1993 approximated the $668,000 in 1992.

         The Trust recognized an extraordinary gain of $806,000 on the early payoff of the mortgage secured by the Porticos Apartments in 1993. The Trust reported no such gain in 1992.

ENVIRONMENTAL MATTERS

         Under various federal, state and local environmental laws, ordinances and regulations, the Trust may be potentially liable for removal or remediation costs, as well as certain other potential costs, relating to hazardous or toxic substances (including governmental fines and injuries to persons and property) where property-level managers have arranged for the removal, disposal or treatment of hazardous or toxic substances. In addition, certain environmental laws impose liability for release of asbestos-containing materials into the air, and third parties may seek recovery from the Trust for personal injury associated with such materials. The Trust's management is not aware of any environmental liability relating to the above matters that would have a materially adverse effect on the Trust's business, assets or results of operations.

INFLATION

         The effects of inflation on the Trust's operations are not quantifiable. Gross revenues from property operations fluctuate proportionately with inflationary increases and decreases in housing costs. Fluctuations in the rate of inflation also affect the sale value of properties and, correspondingly, the ultimate realizable value of the Trust's real estate and notes receivable portfolios.

TAXATION AS A REIT

         For the years ended December 31, 1994, 1993 and 1992, the Trust elected and, in management's opinion, qualified to be treated as a REIT as defined under Sections 856 through 860 of the Code. To continue to qualify for federal taxation as a REIT under the Code, the Trust is required to hold at least 75% of the value of its total assets in real estate assets, government securities, cash and cash equivalents at the close of each quarter of each taxable year. The Code also requires a REIT to distribute at least 95% of its REIT taxable income plus 95% of its net income from foreclosure property, all as defined in Section 857 of the Code, on an annual basis to shareholders.

RECENT ACCOUNTING PRONOUNCEMENT

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121 - "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to Be Disposed Of."

         The Trust is a self-liquidating trust. Accordingly, all of the Trust's properties are classified as held for sale. SFAS No. 121 requires long-lived assets held for sale ". . .be reported at the lower of carrying amount or fair value less cost to sell." If a reduction in a held for sale asset's carrying amount to fair value less cost to sell is required, a provision for loss shall be recognized by a charge against earnings. Subsequent revisions, either upward or downward, to be held for sale asset's carrying amount when originally classified as held for sale. A corresponding charge against or credit to earnings is to be recognized. Long-lived assets held for sale are not to be depreciated. SFAS No. 121 is effective for fiscal years beginning after December 15, 1995.

         The Trust's management has not fully evaluated the effects of adopting SFAS No. 121, but it estimates that if the Trust had adopted SFAS No. 121 effective January 1, 1995, the Trust would have recorded no depreciation in the three and nine months ended September 30, 1995, the Trust's reported net loss for the three and nine months ended September 30, 1995 would have decreased by $263,000 and $784,000, respectively, and a provision for loss to reduce any property's carrying amount to its fair value less cost to sell would not have been required in either period.

                                 LEGAL MATTERS

         The validity of the shares of the Nevada Common Stock to be issued by IORI Nevada pursuant to the Incorporation Procedure and the federal income tax consequences of the Incorporation Procedure have been passed upon by Andrews & Kurth L.L.P., Dallas, Texas. Andrews & Kurth L.L.P. will rely as to all matters of Nevada law on Kummer Kaempfer Bonner & Renshaw, Las Vegas, Nevada.

                                    EXPERTS

         The financial statements and schedules included in this Proxy Statement/Prospectus have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the periods set forth in their reports appearing elsewhere herein and in the Registration Statement, and such reports are included herein in reliance upon the authority of said firm as experts in auditing and accounting.



                            SOLICITATION OF PROXIES

         THIS PROXY STATEMENT/PROSPECTUS IS FURNISHED TO SHAREHOLDERS TO SOLICIT PROXIES ON BEHALF OF THE TRUSTEES OF THE TRUST. The cost of soliciting proxies will be borne by the Trust. Trustees and officers of the Trust may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Trust has retained Beacon Hill Partners ("Beacon Hill") to assist in the solicitation of proxies. An agreement with Beacon Hill provides that Beacon Hill will distribute materials relating to the solicitation of proxies, contact Shareholders to confirm receipt of such materials and answer questions relating thereto. Beacon Hill is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against all liability incurred as a result of any material omission or misstatement in any of the materials so distributed.

                                        By Order of the Board of Trustees


                                        By:
                                           -----------------------------------
                                               Randall M. Paulson, President

         THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE INCORPORATION PROCEDURE AND RATIFICATION OF CERTAIN COMPONENTS THEREOF BY VOTING FOR THE INCORPORATION PROPOSAL ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF TRUSTEES URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

INDEX TO FINANCIAL STATEMENTS

1.       Consolidated Financial Statements:

         Income Opportunity Realty Investors, Inc.:

                 Report of Independent Certified Public Accountants - BDO Seidman, LLP

                 Consolidated Balance Sheet at August 23, 1995

                 Notes to Balance Sheet August 23, 1995

         Income Opportunity Realty Trust:

                 Report of Independent Certified Public Accountants - BDO
                 Seidman

                 Consolidated Balance Sheets at December 31, 1994 and 1993

                 Consolidated Statements of Operations - Years ended December 31, 1994, 1993 and 1992

                 Consolidated Statements of Shareholder's Equity - Years ended December 31, 1994, 1993 and 1992

                 Consolidated Statements of Cash Flows - Years ended December 31, 1994, 1993 and 1992

                 Notes to Consolidated Financial Statements - Years ended December 31, 1994, 1993 and 1992

                 Consolidated Balance Sheet at September 30, 1995

                 Consolidated Statements of Operations - Nine months ended September 30, 1995 and 1994

                 Consolidated Statements of Shareholder's Equity - Nine months ended September 30, 1995 and 1994

                 Consolidated Statements of Cash Flows - Nine months ended September 30, 1995 and 1994

                 Notes to Consolidated Financial Statements - Nine Months ended September 30, 1995

         Tri-City Limited Partnerships

                 Report of Independent Certified Public Accountants - BDO
                 Seidman

                 Balance Sheets at December 31, 1994 and 1993
                 Statements of Operations - Years ended December 31, 1994, 1993 and 1992
                 Statements of Partner's Equity - Years ended December 31, 1994, 1993 and 1992
                 Statements of Cash Flows - Years ended December 31, 1994, 1993 and 1992
                 Notes to Financial Statements - Years ended December 31, 1994, 1993 and 1992

2.       Consolidated Financial Statement Schedules:
         Income Opportunity Realty Trust

         III - Real Estate and Accumulated Depreciation

         IV - Mortgage Loans on Real Estate

         Tri-City Limited Partnerships

         III - Real Estate and Accumulated Depreciation


All other schedules are omitted because they are not applicable or because the required information is shown in the consolidated financial statements or the notes thereto.

              REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Directors and Shareholder
Income Opportunity Realty Investors, Inc.

We have audited the accompanying balance sheet of Income Opportunity Realty Investors, Inc. as of August 23, 1995. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Income Opportunity Realty Investors, Inc. as of August 23, 1995 in conformity with generally accepted accounting principles.

                                         /s/ BDO SEIDMAN, LLP




August 25, 1995
Dallas, Texas

                                                       INCOME OPPORTUNITY REALTY
                                                                 INVESTORS, INC.


                                                                   BALANCE SHEET


                                                                 AUGUST 23, 1995
--------------------------------------------------------------------------------
ASSETS

Cash                                                              $        1,000

--------------------------------------------------------------------------------

Total assets                                                               1,000

--------------------------------------------------------------------------------

STOCKHOLDER'S EQUITY

  Common stock, $.01 par value; 10,000,000 authorized shares,
    100 shares issued and outstanding                                          1
  Preferred stock, no par value, 1,000,000 shares authorized
    share issued                                                               -
  Additional paid-in capital                                                 999

--------------------------------------------------------------------------------

Total stockholder's equity                                        $        1,000

                          INCOME OPPORTUNITY REALTY
                               INVESTORS, INC.


                            NOTES TO BALANCE SHEET


--------------------------------------------------------------------------------
1.       ORGANIZATION  Income Opportunity Realty Investors, Inc. ("the
                       Company"), a Nevada corporation, was formed on August
                       23, 1995, and has had no operations since that date.
                       The corporation is a wholly-owned subsidiary of Income
                       Opportunity Realty Trust, a California business trust
                       (the "Trust).

2.       PURPOSES      The Company was formed to facilitate the incorporation
                       to the Trust in Nevada.  It is anticipated that the
                       Trust will be incorporated as a California corporation,
                       which corporation will be merged into IORI Neveda to
                       complete this reorganization.

3.       INCOME        The  Company intends to  qualify as a real estate
                       investment trust ("REIT"), as defined TAXES in Sections
                       856 through 860 of the Internal Revenue Code of 1986, as
                       amended, and as such, will not be taxed for federal
                       income tax purposes on that portion of its taxable
                       income which is distributed to the shareholders,
                       provided that at least 95 percent of its REIT  taxable
                       income, plus 95 percent of its net income from
                       foreclosure property, is distributed.

ITEM 8.




                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS




                                                                                                              PAGE
                                                                                                             ------
Report of Independent Certified Public Accountants......................                                      F-7

Consolidated Balance Sheets -
            December 31, 1994 and 1993..................................                                      F-8

Consolidated Statements of Operations -
            Years Ended December 31, 1994, 1993 and 1992................                                      F-9

Consolidated Statements of Shareholders' Equity -
            Years Ended December 31, 1994, 1993 and 1992................                                      F-10

Consolidated Statements of Cash Flows -
            Years Ended December 31, 1994, 1993 and 1992................                                      F-11

Notes to Consolidated Financial Statements..............................                                      F-13

Schedule III - Real Estate and Accumulated Depreciation.................                                      F-25

Schedule IV  - Mortgage Loans on Real Estate............................                                      F-27




All other schedules are omitted because they are not required, are not applicable or the information required is included in the Consolidated Financial Statements or the notes thereto.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




Board of Trustees of
Income Opportunity Realty Trust

We have audited the accompanying consolidated balance sheets of Income Opportunity Realty Trust and Subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. We have also audited the schedules listed in the accompanying index. These financial statements and schedules are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and schedules are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and schedules. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements and schedules. We believe our audits provide a reasonable basis for our opinion.

As described in Note 1, the Trust is to begin the liquidation of its assets prior to October 24, 1996. The Trust is also required to distribute the net cash proceeds from the sale or refinancing of its equity investments.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Income Opportunity Realty Trust and Subsidiaries as of December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

Also, in our opinion, the schedules referred to above present fairly, in all material respects, the information set forth therein.




                                  BDO SEIDMAN



Dallas, Texas
February 28, 1995

                        INCOME OPPORTUNITY REALTY TRUST
                          CONSOLIDATED BALANCE SHEETS





                                                                                          December 31,
                                                                             ---------------------------------
                                                                                  1994                 1993
                                                                             -------------         -------------
                                                                                   (dollars in thousands)
                   Assets
                   ------

Notes and interest receivable,
 performing.........................................                         $        1,974       $        1,962
Nonperforming, nonaccruing..........................                                    -                  1,021
                                                                             --------------       --------------
                                                                                      1,974                2,983

Foreclosed real estate held for sale, net of
 accumulated depreciation ($1,128 in 1994 and
 $738 in 1993)......................................                                 15,999               15,242

Real estate held for sale, net of accumulated
 depreciation ($3,927 in 1994 and $3,350 in 1993)...                                 25,157               25,710

Less - allowance for estimated losses...............                                   (121)                (121)
                                                                             --------------       --------------
                                                                                     43,009               43,814

Investment in partnerships..........................                                  3,980                4,157
Cash and cash equivalents...........................                                    232                  582
Other assets (including $44 in 1994 and $58 in
 1993 due from affiliates)..........................                                  1,814                1,574
                                                                             --------------       --------------
                                                                             $       49,035       $       50,127
                                                                             ==============       ==============


       Liabilities and Shareholders' Equity
       ------------------------------------

Liabilities
Notes and interest payable..........................                         $       20,717       $       21,354
Other liabilities (including $407 in 1994 and $242
 in 1993 due to affiliates).........................                                  2,746                2,439
                                                                             --------------       --------------
                                                                                     23,463               23,793

Commitments and contingencies


Shareholders' equity
Shares of beneficial interest, no par value;
 authorized shares, unlimited; issued and
 outstanding 791,444 shares in 1994 and 1993........                                  3,347                3,347
Paid-in capital.....................................                                 62,093               62,093
Accumulated distributions in excess of accumulated
 earnings...........................................                                (39,868)             (39,106)
                                                                             --------------       --------------
                                                                                     25,572               26,334
                                                                             --------------       --------------
                                                                             $       49,035       $       50,127
                                                                             ==============       ==============




  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        INCOME OPPORTUNITY REALTY TRUST
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                                  For the Years Ended December 31,
                                                     -----------------------------------------------------------
                                                           1994                 1993                   1992
                                                     ---------------       ---------------       ---------------
                                                             (dollars in thousands, except per share)
Income
 Rentals..............................               $         6,558       $         6,805        $        6,297
 Interest (including $11 in 1992
    from affiliates)..................                           294                   308                   296
                                                     ---------------       ---------------        --------------

                                                               6,852                 7,113                 6,593

Expenses
 Property operations (including $146
    in 1994, $133 in 1993 and $64 in
    1992 to affiliates)...............                         3,425                 3,382                 3,284
 Equity in (income) of partnerships...                           (86)                 (203)                  (26)
 Interest.............................                         1,911                 1,769                 1,900
 Depreciation.........................                           967                   949                   910
 Advisory fee to affiliate............                           367                   447                   327
 General and administrative
    (including $158 in 1994, $160 in
    1993 and $145 in 1992 to
    affiliate)........................                           555                   700                   668
                                                     ---------------       ---------------        --------------
                                                               7,139                 7,044                 7,063
                                                     ---------------       ---------------        --------------

Income (loss) before (loss) on sale of
 real estate and extraordinary gain...                          (287)                   69                  (470)
(Loss) on sale of real estate.........                           -                     -                     (81)
Extraordinary gain....................                           -                     806                   -
                                                     ---------------       ---------------        --------------
Net income (loss).....................               $          (287)      $           875        $         (551)
                                                     ===============       ===============        ==============


Earnings per share
Income (loss) before extraordinary
 gain.................................               $        (.36)        $         .09          $        (.64)
Extraordinary gain....................                         -                    1.00                    -
                                                     -------------         -------------          -------------
Net income (loss).....................               $        (.36)        $        1.09          $        (.64)
                                                     =============         =============          =============


Weighted average shares of
 beneficial interest used in
 computing earnings per share.........                     791,444               804,716                864,321
                                                     =============         =============          =============



  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        INCOME OPPORTUNITY REALTY TRUST
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                                                                      Accumulated
                                              Shares of                              Distributions
                                         Beneficial Interest                         in Excess of
                                     --------------------------       Paid-in         Accumulated     Shareholders'
                                       Shares          Amount         Capital           Earnings         Equity
                                     ----------       ---------      ---------        ------------    -------------
                                                          (dollars in thousands)
Balance, January 1, 1992               693,571            2,774            57,154          (39,024)           20,904
Redemption of share
         purchase rights.......           -                -                  (35)            -                  (35)
Reclassification of
         redeemable shares of
         beneficial interest...        170,750              683             5,379             -                6,062

Net (loss).....................           -                -                 -                (551)             (551)
                                  ------------     ------------      ------------       ----------      ------------
Balance, December 31,
         1992..................        864,321            3,457            62,498          (39,575)           26,380
Repurchase of shares of
         beneficial interest...        (72,877)            (110)             (405)            -                 (515)
Distributions ($.50 per
         share)................           -                -                 -                (406)             (406)
Net income.....................           -                -                 -                 875               875
                                  ------------     ------------      ------------       ----------      ------------
Balance, December 31,
         1993..................        791,444            3,347            62,093          (39,106)           26,334
Distributions ($.60 per
         share)................           -                -                 -                (475)             (475)
Net (loss).....................           -                -                 -                (287)             (287)
                                  ------------     ------------      ------------       ----------      ------------
Balance, December 31,
         1994..................        791,444     $      3,347      $     62,093        $ (39,868)     $     25,572
                                  ============     ============      ============        =========      ============




  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        INCOME OPPORTUNITY REALTY TRUST
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                         For the Years Ended December 31,
                                                                  ---------------------------------------------
                                                                      1994           1993              1992
                                                                  ------------   -------------    -------------
                                                                            (dollars in thousands)
Cash Flows from Operating Activities
 Rentals collected..........................                     $       6,694    $      6,703     $      6,278
 Interest collected (including $40 in
    1992 from affiliates)...................                               282             248              274
 Interest paid..............................                            (1,828)         (1,748)          (1,913)
 Payments for property operations
    (including $146 in 1994, $133 in 1993
    and $64 in 1992 to affiliate)...........                            (2,973)         (3,739)          (2,918)
 Advisory fee paid to affiliate.............                              (371)           (449)            (341)
 General and administrative expenses paid
    (including $158 in 1994, $160 in 1993
    and $145 in 1992 to affiliates).........                              (792)           (380)          (1,006)
 Funding of partnerships....................                              (145)            (92)             (79)
 Distributions from partnerships............                               408             478               36
 Funding of escrows, debt refinancing.......                               -              (608)             -
 Other......................................                              (331)            825              187
                                                                 -------------    ------------     ------------
       Net cash provided by operating
          activities........................                               944           1,238              518

Cash Flows from Investing Activities
 Collections on note receivable from
 affiliate..................................                               -               -                616
 Real estate improvements...................                              (184)           (134)            (191)
 Net proceeds from sale of real estate......                               -               -                137
                                                                 -------------    ------------     ------------
    Net cash provided by (used in)
       investing activities.................                              (184)           (134)             562

Cash Flows from Financing Activities
 Proceeds from notes payable................                               -            10,500              -
 Payments on notes payable..................                              (635)        (10,774)            (170)
 Cash paid in conjunction with debt
    refinancing.............................                               -              (472)             -
 Distributions to shareholders..............                              (475)           (406)             -
 Repurchase of shares of beneficial
    interest................................                               -              (515)             -
 Redemption of share purchase rights........                               -               -                (35)
                                                                 -------------    ------------     ------------
       Net cash (used in)
          financing activities..............                            (1,110)         (1,667)            (205)

Net increase (decrease) in cash and
 cash equivalents...........................                              (350)           (563)             875
Cash and cash equivalents, beginning of
  year......................................                               582           1,145              270
                                                                 -------------    ------------     ------------

Cash and cash equivalents, end of year......                     $         232    $        582     $      1,145
                                                                 =============    ============     ============



  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        INCOME OPPORTUNITY REALTY TRUST
               CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)




                                                                          For the Years Ended December 31,
                                                                 -----------------------------------------------
                                                                      1994            1993             1992
                                                                 -------------   --------------   --------------
                                                                            (dollars in thousands)


Reconciliation of net income (loss) to net
 cash provided by operating activities
 Net income (loss)............................                   $        (287)   $        875     $       (551)

 Adjustments to reconcile net income (loss)
    to net cash provided by operating
    activities
       Depreciation and amortization..........                           1,041             914              876
       Provision for losses...................                             -               -                -
       Extraordinary gain.....................                             -              (806)             -
       Equity in income of partnerships.......                             (86)           (203)             (26)
       Loss on sale of real estate............                             -               -                 81
       Funding of partnerships................                            (145)            (92)             (79)
       Distributions from partnerships........                             408             478               36
       Decrease in interest receivable........                             -               -                 29
       (Increase) decrease in other assets....                            (284)             95              516
       (Decrease) in interest payable.........                              (3)             (3)             (30)
       Increase (decrease) in other
          liabilities.........................                             300             (20)            (334)
                                                                 -------------    ------------     ------------
             Net cash provided by operating
             activities.......................                   $         944    $      1,238     $        518
                                                                 =============    ============     ============

Schedule of noncash investing and financing activities

 Note receivable from sale of real estate.....                   $         -      $        -       $      1,050

 Forgiveness of notes payable through
    discount on early payoff of mortgage......                             -               806              -

 Carrying value of real estate obtained
    through insubstance foreclosure in
    satisfaction of note receivable with a
    carrying value of $990....................                             990             -                -



  The accompanying notes are an integral part of these Consolidated Financial
                                  Statements.

                        INCOME OPPORTUNITY REALTY TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


The accompanying Consolidated Financial Statements of Income Opportunity Realty Trust and consolidated entities(the "Trust") have been prepared in conformity with generally accepted accounting principles, the most significant of which are described in NOTE 1. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES." These, along with the remainder of the Notes to Consolidated Financial Statements, are an integral part of these Consolidated Financial Statements. The data presented in the Notes to Consolidated Financial Statements are as of December 31 of each year and for the year then ended, unless otherwise indicated.
Dollar amounts in tables are in thousands, except per share amounts.

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Trust business. Income Opportunity Realty Trust ("IORT"), is a California business trust organized on December 14, 1984. The Trust may hold interests in real estate through direct ownership, leases and partnerships and it may also invest in mortgage loans on real estate, including first, wraparound and junior mortgage loans.

The Trust is a self-liquidating trust and is scheduled, unless and until the Trust's shareholders decide on a contrary course of action, to begin liquidation of its assets prior to October 24, 1996. However, the Trust's Board of Trustees has discretionary authority to hold any investment past October 24, 1996, should circumstances so dictate. The Trust's Declaration of Trust also requires the distribution to the Trust's shareholders of (i) the net cash proceeds from sale or refinancing of equity investments received by the Trust, and (ii) after October 24, 1996 the net cash proceeds received from the satisfaction of mortgage notes receivable.

The Trust's management does not believe that the Trust's status as a liquidating Trust has impaired the carrying value of the Trust's assets because liquidation is expected to be carried out in an orderly fashion.

Basis of consolidation. The Consolidated Financial Statements include the accounts of IORT and partnerships which it controls. All intercompany transactions and balances have been eliminated.

Interest recognition on notes receivable. It is the Trust's policy to cease recognizing interest income on notes receivable that have been delinquent for 60 days or more. In addition, accrued but unpaid interest income is only recognized to the extent that the net realizable value of the underlying collateral exceeds the carrying value of the receivable.

Allowance for estimated losses. Valuation allowances are provided for estimated losses on notes receivable and properties held for sale to the extent that the investment in the notes or properties exceeds the Trust's estimate of net realizable value of the property or collateral securing such note, or fair value of the collateral if foreclosure is probable. In estimating net realizable value, consideration is given to the current estimated collateral or property value adjusted for costs to

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

complete or improve, hold and dispose. The cost of funds, one of the criteria used in the calculation of estimated net realizable value (approximately 4.8% and 4.1% as of December 31, 1994 and 1993, respectively) is based on the average cost of all capital. The provision for losses is based on estimates, and actual losses may vary from current estimates. Such estimates are reviewed periodically, and any additional provision determined to be necessary is charged against earnings in the period in which it becomes reasonably estimable.

Foreclosed real estate held for sale. Foreclosed real estate is initially recorded at new cost, defined as the lower of original cost or fair value minus estimated costs of sale. After foreclosure, the excess of new cost, if any, over fair value minus estimated costs of sale is recognized in a valuation allowance. Subsequent changes in fair value either increase or decrease such valuation allowance. See "Allowance for estimated losses" above. Properties held for sale are depreciated in accordance with the Trust's established depreciation policies. See "Real estate and depreciation" below.

Real estate held for sale and depreciation. Real estate is carried at the lower of cost or estimated net realizable value, except for foreclosed properties held for sale, which are recorded initially at the lower of original cost or fair value minus estimated costs of sale. Depreciation is provided for by the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years.

Present value discounts. The Trust provides for present value discounts on notes receivable that have interest rates that differ substantially from prevailing market rates and amortizes such discounts by the interest method over the lives of the related notes. The factors considered in determining a market rate for notes receivable include the borrower's credit standing, nature of the collateral and payment terms of the note.

Revenue recognition on the sale of real estate. Sales of real estate are recognized when and to the extent permitted by Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate" ("SFAS No. 66"). Until the requirements of SFAS No. 66 for full profit recognition have been met, transactions are accounted for using either the deposit, the installment sale, the cost recovery or the financing method, whichever is appropriate.

Investment in noncontrolled partnerships. The Trust uses the equity method to account for investments in partnerships which it does not control. Under the equity method, the Trust's initial investment, recorded at cost, is increased by the Trust's proportionate share of the partnership's operating income and additional advances and decreased by the Trust's proportionate share of the partnership's operating losses and distributions received.

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair value of financial instruments. The Trust used the following assumptions in estimating the fair value of its notes receivable and payable. For performing notes receivable the fair value was estimated by discounting future cash flows using current interest rates for similar loans. For nonperforming notes receivable, the estimated fair value of the Trust's interest in the collateral property was used. The estimated fair value presented does not purport to represent the amounts to be ultimately realized by the Trust. The amounts ultimately realized may vary significantly from the estimated fair value presented. For notes payable the fair value was estimated using current rates for mortgages with similar terms and maturities.

Cash equivalents. For purposes of the Consolidated Statements of Cash Flows, the Trust considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents.

Earnings per share. Income (loss) per share of beneficial interest is computed based upon the weighted average number of shares of beneficial interest outstanding during each year.

NOTE 2.   NOTES AND INTEREST RECEIVABLE

Notes and interest receivable consisted of the following:

                                                           1994                                 1993
                                            --------------------------------       ------------------------------
                                               Estimated                            Estimated
                                                 Fair                Book             Fair               Book
                                                Value               Value             Value             Value
                                            -------------       ------------       -----------       ------------
 Notes Receivable
    Performing.................            $        1,989       $      2,000      $      2,119       $      2,000
    Nonperforming, nonaccruing.                       -                  -               1,695              1,050
                                           --------------       ------------      ------------       ------------
                                           $        1,989              2,000      $      3,814              3,050
                                           ==============                         ============

 Interest......................                                           17                                   16
 Unamortized discount..........                                          (43)                                 (83)
                                                                ------------                         ------------
                                                                $      1,974                         $      2,983
                                                                ============                         ============

The Trust does not recognize interest income on nonperforming notes receivable. Notes receivable are considered to be nonperforming when they become 60 days or more delinquent. For the years 1994 and 1993, unrecognized interest income on nonperforming notes receivable aggregated $121,000 and $86,000, respectively. No notes receivable were nonperforming during 1992.

The Trust's note receivable at December 31, 1994, matures in 1998 and bears interest at 10.0% per annum. The weighted average interest rate on the Trust's notes receivable outstanding during 1994 was 9.2%.

In April 1992, the Trust sold the Cedars Apartments in Irving, Texas for $1.3 million, consisting of $250,000 in cash with the Trust providing

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2.  NOTES AND INTEREST RECEIVABLE (Continued)

purchase money financing in the form of a wraparound mortgage note for the remainder of the purchase price. The Trust incurred a loss on the sale of $81,000 in excess of the amount previously provided. The mortgage note was non-interest bearing through May 1, 1993 and thereafter bore interest at 10% per annum through May 1, 1994, the maturity date of the note. In November 1993, the Trust placed the $1.1 million wraparound mortgage note on nonperforming, nonaccrual status. In December 1993, the borrower filed for bankruptcy protection. The Trust accepted a deed in lieu of foreclosure on March 2, 1995. The Trust recorded the property as an insubstance foreclosure as of December 31, 1994. The Trust did not incur a loss on foreclosure as the fair value of the property, less estimated costs of sale, exceeds the principal balance of the note receivable.

NOTE 3.  REAL ESTATE HELD FOR SALE AND DEPRECIATION

As further described in NOTE 1. "SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Organization and Trust business", the Trust is scheduled, unless and until the shareholders decide on a contrary course of action, to begin liquidation of its assets prior to October 24, 1996 and to distribute to its shareholders the net cash proceeds from the sale or refinancing of equity investments received by the Trust. Accordingly, the Trust has classified all of its properties as held for sale in the accompanying Consolidated Balance Sheets.

As discussed in NOTE 2. "NOTES AND INTEREST RECEIVABLE", as of December 31, 1994, the Trust recorded the insubstance foreclosure of the Cedars Apartments.

NOTE 4.  ALLOWANCE FOR ESTIMATED LOSSES

Activity in the allowance for estimated losses was as follows:

                                   1994          1993          1992
                                 ---------     ---------     --------
Balance January 1,..........     $     121     $     121     $    532
 Amounts charged off........           -             -           (411)
                                 ---------     ---------     --------
Balance December 31,........     $     121     $     121     $    121
                                 =========     =========     ========

NOTE 5.  INVESTMENT IN EQUITY METHOD PARTNERSHIPS

The Trust's investments in equity method partnerships consisted of the following:

                                                 1994          1993
                                               ---------     --------
Tri-City Limited Partnership ("Tri-City")...   $   2,852     $  3,026
Nakash Income Associates ("NIA")............       1,128        1,131
                                               ---------     --------
                                               $   3,980     $  4,157
                                               =========     ========

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


NOTE 5.  INVESTMENT IN EQUITY METHOD PARTNERSHIPS (Continued)

The Trust uses the equity method to account for its investment in Tri-City, a 36.3% owned limited partnership, and in NIA, a 40% owned partnership.

In June 1989, the Trust issued to F. C. MacArthur, Inc. ("MacArthur"), a wholly-owned subsidiary of Collecting Bank, N.A. (a national bank in liquidation), 170,750 of its shares of beneficial interest with a market value at the date of issuance of $6.1 million, in exchange for a 36.3% general partner interest in Tri-City, which owns and operates five properties in Texas. Transcontinental Realty Investors, Inc. ("TCI") with a 23.6% general partner interest is the other general partner in Tri-City. In November 1992, TCI purchased MacArthur's 40.1% limited partner interest in Tri-City increasing its ownership interest to 63.7%. Also in November 1992, TCI acquired all of the shares of beneficial interest of the Trust owned by MacArthur. As of March 3, 1995, TCI owned approximately 22% of the Trust's outstanding shares of beneficial interest.

In September 1989, the Trust acquired a 40% interest in the NIA partnership from Nakash Brothers Realty in exchange for 50,000 of its shares of beneficial interest with a market value at the date of issuance of $1.3 million, cash of $800,000 and a contribution of property and notes with a carrying value of $462,000. In addition, 12,500 of the Trust's shares of beneficial interest were issued to consultants for services provided in connection with the acquisition of the partnership interest. In February 1993, the Trust purchased the 62,500 shares of beneficial interest for a total purchase price of $375,000. TCI owns the remaining 60% interest in NIA.

Set forth below are summarized financial data for the partnerships the Trust accounts for using the equity method:

                                                  1994            1993
                                               -----------     ----------
Notes receivable............................   $     4,099     $    4,099
Real estate, net of accumulated
 depreciation ($2,586 in 1994 and $1,982
 in 1993)...................................        10,757         11,132
Other assets................................         1,016            307
Notes payable...............................        (2,634)        (2,699)
Other liabilities...........................          (520)          (423)
                                               -----------     ----------
Partners' capital...........................   $    12,718     $   12,416
                                               ===========     ==========

                                   1994           1993            1992
                                ----------     -----------     ----------
Rental income................   $    2,380     $     2,409     $    2,369
Interest income..............          349             397            988
Interest expense.............         (283)           (317)          (904)
Property operations..........       (1,656)         (1,528)        (1,666)
Depreciation expense.........         (605)           (583)          (516)
Provision for losses.........          -               -             (263)
                                ----------     -----------     ----------
Net income...................   $      185     $       378     $        8
                                ==========     ===========     ==========

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


NOTE 5.   INVESTMENT IN EQUITY METHOD PARTNERSHIPS (Continued)

The Trust's equity share of the above net income for 1994, 1993 and 1992 was $102,000, $219,000 and $42,000, respectively, before amortization of property acquisition cost discussed below.

The Trust's share of the above partnership's capital was $3.6 million in 1994 and $3.8 million in 1993.

The excess of the Trust's investment over its respective share of the equity in the underlying net assets of the partnerships relates principally to the remaining unamortized property acquisition costs of $373,000 in 1994 and $389,000 in 1993. These amounts are being amortized over the remaining estimated useful lives of the properties.

NOTE 6.   NOTES AND INTEREST PAYABLE

Notes and interest payable consisted of the following:

                                                           1994                                 1993
                                           ---------------------------------      ---------------------------------
                                             Estimated                               Estimated
                                               Fair                 Book                Fair              Book
                                               Value                Value              Value              Value
                                           --------------       ------------      --------------     --------------
Notes payable...................           $      19,408        $     20,580      $       21,746     $     21,214
                                           =============
Interest payable................                                         137                                  140
                                                                ------------                         ------------
                                                                $     20,717                         $     21,354
                                                                ============                         ============


Scheduled notes payable principal payments are due as follows:

          1995....................................     $    511
          1996....................................          339
          1997....................................          370
          1998....................................        5,865
          1999....................................          316
          Thereafter..............................       13,179
                                                       --------
                                                       $ 20,580
                                                       ========

Mortgage notes payable at December 31, 1994, bear interest at rates ranging from 7.75% to 10.0% and mature between 1995 and 2025. These notes are collateralized by deeds of trust on real estate with a net carrying value of $25.2 million.

In November 1993, the Trust refinanced the Porticos Apartments, an apartment complex in Milwaukee, Wisconsin for $10.0 million. The Trust used cash of $10.1 million with the lender accepting a second lien mortgage of $500,000, to pay the existing mortgage of $11.5 million. In accordance with the terms of the extinguished first mortgage, the Trust received a discount of $806,000 and recognized an extraordinary gain of a like amount. The second lien mortgage bears interest at 8.5% per annum, requires monthly principal payments of $25,000 plus interest and matures August 1, 1995. As a condition of accepting the second lien mortgage, the lender required that the Trust's advisor pledge to it 166,667 shares of American Realty Trust, Inc. ("ART") common stock owned by the advisor as additional collateral for the second lien mortgage. As of March 3, 1995, ART owned approximately 22% of the Trust's outstanding shares of beneficial interest.

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


NOTE 7.   DISTRIBUTIONS

In January 1993, the Trust's Board of Trustees approved the resumption of the payment of quarterly distributions to shareholders. In 1994 and 1993, the Trust paid distributions of $.60 and $.50 per share of beneficial interest, respectively, aggregating $475,000 and $406,000, respectively.

No distributions were declared or paid in 1992.

The Trust reported to the Internal Revenue Service that 100% of the distributions paid in 1994 represented a return on capital and 100% of the distributions paid in 1993 represented ordinary income.

NOTE 8.   RENTALS UNDER OPERATING LEASES

The Trust's rental operations include the leasing of office buildings. The leases thereon expire at various dates through 1999. The following is a schedule of minimum future rentals on non-cancelable operating leases as of December 31, 1994:

       1995......................................                      $       1,345
       1996......................................                              1,200
       1997......................................                                531
       1998......................................                                275
       1999......................................                                169
                                                                       -------------
                                                                       $       3,520
                                                                       =============

NOTE 9.   ADVISORY AGREEMENT

Basic Capital Management, Inc. ("BCM" or the "Advisor") has served as advisor to the Trust since March 28, 1989. BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips. Mr. Phillips served as a Trustee of the Trust until December 31, 1992, and as a director of BCM until December 22, 1989, and as Chief Executive Officer of BCM until September 1, 1992. Mr. Phillips serves as a representative of his children's trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Trust.

At the Trust's annual meeting of shareholders held on March 7, 1995, the renewal of the Trust's Advisory Agreement with BCM through the next annual meeting of the Trust's shareholders was approved. Subsequent renewals of the Trust's Advisory Agreement with BCM require the approval of the Trust's shareholders.

Under the Advisory Agreement, the Advisor is required to formulate and submit annually for approval by the Trust's Board of Trustees a budget and business plan for the Trust containing a twelve-month forecast of operations and cash flow, a general plan for asset sales, foreclosure and borrowing activity and the Advisor is required to report quarterly to the Trust's Board of Trustees on the Trust's performance against the

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


NOTE 9.   ADVISORY AGREEMENT (Continued)

business plan. In addition, all transactions by the Trust shall require prior approval by the Trust's Board of Trustees, unless they are explicitly provided for in the approved business plan or are made pursuant to authority expressly delegated to the Advisor by the Trust's Board of Trustees.

The Advisory Agreement also requires prior approval of the Trust's Board of Trustees for the retention of all consultants and third party professionals, other than legal counsel. The Advisory Agreement provides that the Advisor shall be deemed to be in a fiduciary relationship to the Trust's shareholders and contains a broad standard governing the Advisor's liability for losses by the Trust.

The Advisory Agreement provides for BCM to be responsible for the day-to-day operations of the Trust and to receive an advisory fee comprised of a gross asset fee of .0625% per month (.75% per annum) of the average of the gross asset value of the Trust (total assets less allowance for amortization, depreciation or depletion and valuation reserves) and an annual net income fee equal to 7.5% per annum of the Trust's net income.

The Advisory Agreement also provides for BCM to receive an annual incentive sales fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all real estate sold by the Trust during such fiscal year exceeds the sum of: (i) the cost of each such property as originally recorded in the Trust's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Trust, and (iii) all closing costs, (including real estate commissions) incurred in the sale of such property; provided, however, no incentive fee shall be paid unless (a) such real estate sold in such fiscal year, in the aggregate, has produced an 8% simple annual return on the Trust's net investment including capital improvements, calculated over the Trust's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate net operating income from all real estate owned by the Trust for each of the prior and current fiscal years shall be at least 5% higher in the current fiscal year than in the prior fiscal year.

Under the Advisory Agreement, BCM or an affiliate of BCM is also to receive a mortgage brokerage and equity refinancing fee for obtaining loans to the Trust or refinancing on Trust properties equal to the lesser of (i) 1% of the amount of the loan or the amount refinanced or (ii) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however, that no such fee shall be paid on loans from BCM or an affiliate of BCM without the approval of the Trust's Board of Trustees. No fee shall be paid on loan extensions.

Under the Advisory Agreement, BCM is to receive reimbursement of certain expenses incurred by it, in the performance of advisory services to the Trust.

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


NOTE 9.   ADVISORY AGREEMENT (Continued)

Under the Advisory Agreement (as required by the Trust's Declaration of Trust) all or a portion of the annual advisory fee must be refunded by the Advisor to the Trust if the Operating Expenses of the Trust (as defined in the Trust's Declaration of Trust) exceed certain limits specified in the Declaration of Trust based on the book value, net asset value and net income of the Trust during such fiscal year. The effect of this limitation was to require that BCM refund $6,000 and $42,000, of the 1994 and 1992 annual advisory fee, respectively. No refund was required in 1993.

Additionally, if the Trust were to request that BCM render services to the Trust other than those required by the Advisory Agreement, BCM or an affiliate of BCM will be separately compensated for such additional services on terms to be agreed upon from time to time. As discussed in NOTE 10. "PROPERTY MANAGEMENT," the Trust has hired Carmel Realty Services, Ltd. ("Carmel, Ltd."), an affiliate of BCM, to provide property management for the Trust's properties and, as discussed in NOTE 11. "REAL ESTATE BROKERAGE," the Trust has engaged Carmel Realty, Inc. ("Carmel Realty"), also an affiliate of BCM, on a non-exclusive basis, to provide brokerage services for the Trust.

BCM may only assign the Advisory Agreement with the prior consent of the Trust.

NOTE 10.  PROPERTY MANAGEMENT

Since February 1, 1990, affiliates of BCM have provided property management services to the Trust. Currently, Carmel, Ltd. provides such property management services for a fee of 5% or less of the monthly gross rents collected on the properties under its management. Carmel, Ltd. subcontracts with other entities for the property-level management services to the Trust at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) Syntek West, Inc. ("SWI"), of which Mr. Phillips is the sole shareholder, (ii) Mr. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management and leasing of one of the Trust's office buildings and the commercial properties owned by Tri-City in which the Trust and TCI are partners to Carmel Realty which is a company owned by SWI. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

NOTE 11.  REAL ESTATE BROKERAGE

Prior to December 1, 1992, affiliates of BCM provided brokerage services to the Trust and received brokerage commissions in accordance with the terms of the advisory agreement. Effective December 1, 1992, the Trust's Board of Trustees approved the non-exclusive engagement by the

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


NOTE 11.  REAL ESTATE BROKERAGE (Continued)

Trust of Carmel Realty to perform brokerage services for the Trust. Carmel Realty is entitled to receive a real estate sales commission for the sale of each Trust property in accordance with the following sliding scale of total fees to be paid by the Trust: (i) maximum fee of 5% on the first $2.0 million of any sales transaction of which no more than 4% would be paid to Carmel Realty or affiliates; (ii) maximum fee of 4% on transaction amounts between $2.0 million - $5.0 million of which no more than 3% would be paid to Carmel Realty or affiliates; (iii) maximum fee of 3% on transaction amounts between $5.0 million - $10.0 million of which no more than 2% would be paid to Carmel Realty or affiliates; and, (iv) maximum fee of 2% on transaction amounts in excess of $10.0 million of which no more than 1 1/2% would be paid to Carmel Realty or affiliates.

NOTE 12.  ADVISORY FEES, PROPERTY MANAGEMENT FEES, ETC.

Fees and cost reimbursements to BCM, the Trust's advisor, and its affiliates:

                                                                1994                 1993                1992
                                                            -------------        ------------        --------------
Fees
 Advisory........................                           $         367        $        447        $         327
 Brokerage commissions...........                                     -                   -                     39
 Property and construction
    management fees and leasing
    commissions*.................                                     146                 133                   64
                                                            -------------        ------------        -------------
                                                            $         513        $        580        $         430
                                                            =============        ============        =============

Cost reimbursements...............                          $         158        $        160        $         145
                                                            =============        ============        =============

---------------------------
* Net of property management fees paid to subcontractors, other than Carmel Realty.

NOTE 13.  INCOME TAXES

For the years 1994, 1993 and 1992, the Trust has elected and qualified to be treated as a Real Estate Investment Trust ("REIT"), as defined in Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and as such, will not be taxed for federal income tax purposes on that portion of its taxable income which is distributed to shareholders, provided that at least 95% of its REIT taxable income, plus 95% of its taxable income from foreclosure property as defined in Section 857 of the Code, is distributed. See NOTE 7. "DISTRIBUTIONS."

The Trust had a net loss for federal income tax purposes in 1994, 1993 and 1992; therefore, the Trust recorded no provision for income taxes.

The Trust's tax basis in its net assets differs from the amount at which its net assets are reported for financial statement purposes, princi-

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


NOTE 13.  INCOME TAXES (Continued)

pally due to the accounting for gains and losses on property sales, the difference in the allowance for estimated losses, depreciation on owned properties and investments in joint venture partnerships. At December 31, 1994, the Trust's tax basis in its net assets exceeded its basis for financial statement purposes by $4.8 million. As a result, aggregate future income for income tax purposes will be less than such amount for financial statement purposes and the Trust would be able to maintain its REIT status without distributing 95% of its financial statement income. Additionally, at December 31, 1994, the Trust had a tax net operating loss carryforward of $18.0 million expiring through 2007.

As a result of the Trust's election to be treated as a REIT for income tax purposes and of its intention to distribute its taxable income, if any, in future years, no deferred tax asset, liability or valuation allowance was recorded.

NOTE 14.  EXTRAORDINARY GAIN

In November 1993, the Trust recognized an extraordinary gain of $806,000 on the early payoff of mortgage debt secured by the Porticos Apartments. See NOTE 6. "NOTES AND INTEREST PAYABLE."

NOTE 15.  COMMITMENTS AND CONTINGENCIES

OLIVE LITIGATION. In February 1990, the Trust, together with Continental Mortgage and Equity Trust ("CMET"), National Income Realty Trust ("NIRT") and TCI, three real estate entities with, at the time, the same officers, directors or trustees and advisor as the Trust, entered into a settlement of a class and derivative action entitled Olive et al. v. National Income Realty Trust et al., relating to the operation and management of each of the entities. On April 23, 1990, the Court granted final approval of the terms of the settlement.

On May 4, 1994, the parties entered into a Modification of Stipulation of Settlement dated April 27, 1994 (the "Modification") which settled subsequent claims of breaches of the settlement which were asserted by the plaintiffs and modified certain provisions of April 1990 settlement. The Modification was preliminarily approved by the court July 1, 1994 and final court approval was entered on December 12, 1994. The effective date of the Modification was January 11, 1995.

The Modification, among other things, provided for the addition of three new unaffiliated members to the Trust's Board of Trustees and set forth new requirements for the approval of any transactions with affiliates over the next five years. In addition, BCM, the Trust's advisor, Mr. Phillips and William S. Friedman, who served as the President and Trustee of the Trust until February 24, 1994, President of BCM until May 1, 1993 and director of BCM until December 22, 1989, agreed to pay a

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)


NOTE 15.  COMMITMENTS AND CONTINGENCIES (Continued)

total of $1.2 million to the Trust, CMET, NIRT and TCI, of which the Trust's share is $150,000. The Trust received $12,300 in May 1994. The remaining $137,700 is to be paid in 18 monthly installments which began February 1, 1995.

Under the Modification, the Trust, CMET, NIRT, TCI and their shareholders released the defendants from any claims relating to the plaintiffs' allegations. The Trust, CMET, NIRT and TCI also agreed to waive any demand requirement for the plaintiffs to pursue claims on behalf of each of them against certain persons or entities. The Modification also requires that any shares of the Trust held by Messrs. Phillips, Friedman or their affiliates shall be (i) voted in favor of the reelection of all current members of the Trust's Board of Trustees that stand for reelection during the two calendar years following the effective date of the Modification and (ii) voted in favor of all new members of the Trust's Board of Trustees appointed pursuant to the terms of the Modification that stand for reelection during the three calendar years following the effective date of the Modification.

Pursuant to the terms of the Modification, any related party transaction which the Trust may enter into prior to April 27, 1999, will require the unanimous approval of the Trust's Board of Trustees. In addition, related party transactions may only be entered into in exceptional circumstances and after a determination by the Trust's Board of Trustees that the transaction is in the best interests of the Trust and that no other opportunity exists that is as good as the opportunity presented by such transaction.

For purposes of the Modification requirements, the term "related party transaction" means and includes (i) any transaction between or among the Trust or CMET, NIRT or TCI or any of their affiliates or subsidiaries; (ii) any transaction between or among the Trust, its affiliates or subsidiaries and the Advisor, Mr. Phillips, Mr. Friedman or any of their affiliates; and (iii) any transaction between or among the Trust or any of its affiliates or subsidiaries and a third party with whom the Advisor, Mr. Phillips, Mr. Friedman or any of their affiliates has an ongoing or contemplated business or financial transaction or relationship of any kind, whether direct or indirect, or has had such a transaction or relationship in the preceding one year.

The Modification requirements for related party transactions do not apply to direct contractual agreements for services between the Trust and the Advisor or one of its affiliates (i.e. the Advisory Agreement, Property Management Contracts, etc.). These agreements require the prior approval by two-thirds of the Trustees of the Trust, and if required, approval by a majority of the shareholders. The Modification requirements for related party transactions also do not apply to joint ventures between or among the Trust and CMET, NIRT or TCI or any of their affiliates or subsidiaries and a third party having no prior or intended future business or financial relationship with Mr. Phillips, Mr. Friedman, the Advisor, or any affiliate of such parties. Such joint ventures may be entered into on the affirmative vote of a majority of the Trustees of the Trust.

The Modification also terminated a number of the provisions of the settlement, including the requirement that the Trust, CMET, NIRT and TCI maintain a Related Party Transaction Committee and a Litigation Committee of their respective Boards. The court retained jurisdiction to enforce the Modification.

Other Litigation. The Trust is also involved in various other lawsuits arising in the ordinary course of business. The Trust's management is of the opinion that the outcome of these lawsuits will have no material impact on the Trust's financial condition or results of operations.

                                                                    SCHEDULE III

                        INCOME OPPORTUNITY REALTY TRUST
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1994

                                                                        Cost
                                                                    Capitalized
                                                                   Subsequent to     Gross Amounts of Which Carried
                                             Initial Cost to Trust  Acquisition              at End of Year
                                           ------------------------ ------------  -------------------------------------
                                                        Building &                             Building &       (1)
  Property/Location         Encumbrances      Land     Improvements Improvements   Land       Improvements     Total
---------------------       ------------   ---------   ------------ ------------  -------     ------------   ----------
                                                           (dollars in thousands)
Properties Held For Sale
------------------------

APARTMENTS
----------

Cedars.................     $       -      $     198    $     792     $     -     $   198      $     792     $      990(2)
   Irving, Texas

Eastpoint..............          1,922         1,181        2,749          321      1,181          3,070          4,251
   Mesquite, Texas

Plumtree...............          5,875         1,751        5,038          824      1,751          5,862          7,613
   Martinez, California

Treehouse..............          1,886           375        2,124          185        375          2,309          2,684
   San Antonio, Texas

Porticos...............         10,084         2,897       11,588           50      2,897         11,638         14,535
   Milwaukee, Wisconsin

OFFICE BUILDINGS
----------------

Saratoga...............             -          2,577       10,306          388      2,583         10,688         13,271
   Saratoga, California

Town Center Plaza......             -            554        2,214           99        554          2,313          2,867
   Boca Raton, Florida

                            ----------     ---------    ---------     --------    -------      ---------     ----------

                            $   19,767     $   9,533    $  34,811     $  1,867    $ 9,539      $  36,672         46,211
                            ==========     =========    =========     ========    =======      =========


Allowance for estimated
   losses...............                                                                                           (121)
                                                                                                             ----------

                                                                                                             $   46,090
                                                                                                             ==========

                                                                       Life on Which
                                                                       Depreciation
                                                                         In Latest
                                                                         Statement
                              Accumulated      Date of       Date      of Operation
  Property/Location           Depreciation  Construction   Acquired     is Computed
---------------------         ------------  ------------   --------    ------------
                                                (dollars in thousands)
Properties Held For Sale
------------------------

APARTMENTS
----------

Cedars.................          $    -          1964         12/94         40 years
   Irving, Texas

Eastpoint..............              998         1985         01/86     5 - 40 years
   Mesquite, Texas

Plumtree...............            1,642         1986         02/86     5 - 40 years
   Martinez, California

Treehouse..............              358         1975         09/89     5 - 40 years
   San Antonio, Texas

Porticos...............              929         1973         11/91         40 years
   Milwaukee, Wisconsin

OFFICE BUILDINGS
----------------

Saratoga...............              886         1986         12/91     3 - 40 years
   Saratoga, California

Town Center Plaza......              242         1985         03/91     5 - 40 years
   Boca Raton, Florida

                                 -------

                                 $ 5,055
                                 =======


Allowance for estimated
   losses...............


____________________________
(1) The aggregate cost for Federal income tax purposes is $45,587.
(2) An allowance for loss has been provided to reduce the carrying value of this property to the Trust's estimate of fair value minus estimated costs of sale.

                                                                    SCHEDULE III
                                                                     (Continued)


                        INCOME OPPORTUNITY REALTY TRUST
                    REAL ESTATE AND ACCUMULATED DEPRECIATION



                                                               1994                  1993                1992
                                                          --------------        -------------       -------------
                                                                               (dollars in thousands)
Reconciliation of Real Estate

Balance at January 1,....................                $       45,040        $      44,906       $       46,681

   Additions

           Improvements..................                           184                  134                  191
           Foreclosure...................                           990                  -                    -
           Other.........................                            (3)                 -                     31


   Deductions

           Sale of real estate...........                           -                    -                 (1,997)
                                                         --------------        -------------       --------------


Balance at December 31,..................                $       46,211        $      45,040       $       44,906
                                                         ==============        =============       ==============



Reconciliation of Accumulated
   Depreciation

Balance at January 1,....................                $        4,088        $       3,139       $        2,370
   Additions

           Depreciation..................                           967                  949                  910

   Deductions

           Sale of real estate...........                           -                    -                   (141)
                                                         --------------        -------------       --------------


Balance at December 31,..................                $        5,055        $       4,088       $        3,139
                                                         ==============        =============       ==============


                                                                     SCHEDULE IV




                        INCOME OPPORTUNITY REALTY TRUST
                         MORTGAGE LOANS ON REAL ESTATE
                               December 31, 1994





                                       Final                                                                      Carrying
                             Interest maturity                                        Prior     Face amount       amounts
      Description              rate     date         Periodic payment terms           liens     of mortgage    of mortgage (1)
-------------------------   --------  --------    -----------------------------    ----------   -----------    ---------------
                                                                                                    (dollars in thousands)
WRAPAROUND MORTGAGE NOTE

Twin Oaks................     10.00%     08/98    Monthly interest - only payments    $   813    $    2,000        $  2,000
Secured by shopping                               due through maturity, at which      =======    ==========        ========
center in Joliet, IL.                             time the entire principal balance
                                                  and all accrued and unpaid
                                                  interest are due.

Interest Receivable                                                                                                      17

Discount on Notes
  Receivable                                                                                                            (43)
                                                                                                                   --------

                                                                                                                      1,974
Allowance for Estimated
  Losses                                                                                                                 -
                                                                                                                   --------
                                                                                                                   $  1,974
                                                                                                                   ========




                                                             Principal amount of
                                                               loans subject to
                                                             delinquent principal
      Description                                                or interest
-------------------------                                    -------------------
WRAPAROUND MORTGAGE NOTE

Twin Oaks................                                       $      -
Secured by shopping                                             =============
center in Joliet, IL.



Interest Receivable

Discount on Notes
  Receivable



Allowance for Estimated
  Losses

------------------------

(1)    The aggregate cost for Federal income tax purposes is $3,135.

                                                                     SCHEDULE IV
                                                                     (Continued)




                        INCOME OPPORTUNITY REALTY TRUST
                         MORTGAGE LOANS ON REAL ESTATE





                                                    1994           1993             1992
                                                 ---------       ---------       ---------
                                                          (dollars in thousands)
Balance at January 1,..........                  $   3,050      $   3,050      $     2,000

    Additions
      New mortgage loans.......                       -              -               1,050


    Deductions
      Foreclosure..............                     (1,050)          -                 -
                                                 ---------      ---------      -----------
Balance at December 31,........                  $   2,000      $   3,050      $     3,050
                                                 =========      =========      ===========

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of
Tri-City Limited Partnership
Dallas, Texas

We have audited the accompanying balance sheets of Tri-City Limited Partnership as of December 31, 1994 and 1993, and the related statements of operations, partners equity, and cash flows for the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tri-City Limited Partnership at December 31, 1994 and 1993, and the results of its operations and its cash flows for the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.




                                          BDO Seidman

February 28, 1995
Dallas, Texas

                                                    TRI-CITY LIMITED PARTNERSHIP

                                                                  BALANCE SHEETS
================================================================================

December 31,                                                                        1994                 1993
--------------------------------------------------------------------------------------------------------------
                                                                                       (dollars in thousands)
ASSETS

Real estate held for investment
  Land                                                                  $          2,076        $       2,076
  Building and improvements                                                       11,356               11,077
--------------------------------------------------------------------------------------------------------------


                                                                                  13,432               13,153
Less accumulated depreciation                                                     (2,788)              (2,134)
--------------------------------------------------------------------------------------------------------------


                                                                                  10,644               11,019

Cash and cash equivalents                                                             19                  228
Other assets (including $411 in 1994 and
 $0 in 1993 due from affiliates)                                                     512                  187
--------------------------------------------------------------------------------------------------------------

Total assets                                                            $         11,175        $      11,434
==============================================================================================================


LIABILITIES AND PARTNERS EQUITY

Accounts payable (including $271 in 1994
   and $67 in 1993 due to affiliates)                                   $            791        $         490
--------------------------------------------------------------------------------------------------------------


Commitments and contingencies
--------------------------------------------------------------------------------------------------------------


Partners equity
  Limited Partners                                                                 6,698                6,698
  General Partners                                                                 3,686                4,246
--------------------------------------------------------------------------------------------------------------


                                                                                  10,384               10,944
--------------------------------------------------------------------------------------------------------------


Total liabilities and partners equity                                   $         11,175        $      11,434
==============================================================================================================


                                 See accompanying notes to financial statements.

                                                    TRI-CITY LIMITED PARTNERSHIP

                                                        STATEMENTS OF OPERATIONS
================================================================================

Years ended December 31,                                                 1994            1993            1992
--------------------------------------------------------------------------------------------------------------
                                                                                  (dollars in thousands)

INCOME
  Rentals                                                        $      2,380    $      2,483    $      2,386
  Other                                                                     -             100               2
--------------------------------------------------------------------------------------------------------------

Total revenue                                                           2,380           2,583           2,388
--------------------------------------------------------------------------------------------------------------

EXPENSES
  Property operations (including $86 in
   1994, $57 in 1993 and $40 in 1992
   to affiliates)                                                       1,572           1,661           1,431
  Interest (including $27 in 1993 and $56 in
   1992 to affiliates)                                                      -              27              56
  Depreciation                                                            654             632             564
  General and administrative                                               14              28              47
--------------------------------------------------------------------------------------------------------------

Total expenses                                                          2,240           2,348           2,098
--------------------------------------------------------------------------------------------------------------

Net income                                                       $        140    $        235    $        290
==============================================================================================================


                                 See accompanying notes to financial statements.

                                                    TRI-CITY LIMITED PARTNERSHIP

                                                   STATEMENTS OF PARTNERS EQUITY
================================================================================

                                                                      Limited         General
                                                                      Partner        Partners           Total
--------------------------------------------------------------------------------------------------------------
                                                                              (dollars in thousands)

Balance January 1, 1992                                          $      6,698    $      4,721    $     11,419

Net income                                                                  -             290             290
--------------------------------------------------------------------------------------------------------------

Balance December 31, 1992                                               6,698           5,011          11,709

Distributions                                                               -          (1,000)         (1,000)

Net income                                                                  -             235             235
--------------------------------------------------------------------------------------------------------------

Balance December 31, 1993                                               6,698           4,246          10,944

Distributions                                                               -            (700)           (700)

Net income                                                                  -             140             140
--------------------------------------------------------------------------------------------------------------

Balance December 31, 1994                                        $      6,698    $      3,686    $     10,384
==============================================================================================================


                                 See accompanying notes to financial statements.

                                                    TRI-CITY LIMITED PARTNERSHIP

                                                        STATEMENTS OF CASH FLOWS
================================================================================

Years ended December 31,                                                 1994            1993            1992
--------------------------------------------------------------------------------------------------------------
                                                                                (dollars in thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                     $        140    $        235    $        290
  Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization                                        654             632             564
     Increase (decrease) in due to affiliates                            (207)            153            (104)
     Decrease (increase) in other assets                                   86             (19)            (39)
     Increase (decrease) in accrued interest                                -              (6)              1
     Increase (decrease) in accounts payable                               97              33             (37)
--------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                 770           1,060             675
--------------------------------------------------------------------------------------------------------------

NET CASH USED IN INVESTING ACTIVITIES -
  Real estate improvements                                               (279)           (274)           (328)
--------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable                                               -               -             750
  Payoffs on notes payable                                                  -            (778)            (46)
  Distributions                                                          (700)         (1,000)              -
--------------------------------------------------------------------------------------------------------------

Net cash provided by (used in) financing activities                      (700)         (1,778)            704
--------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                     (209)           (986)          1,051
Cash and cash equivalents, beginning of period                            228           1,214             163
--------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                         $         19    $        228    $      1,214
==============================================================================================================


                                 See accompanying notes to financial statements.

                                                    TRI-CITY LIMITED PARTNERSHIP

                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================




ORGANIZATION            Tri-City Limited Partnership, a Texas partnership was
AND PURPOSE             organized on June 29, 1989. The purpose of the
                        Partnership is to acquire, hold for investment, improve, lease, operate, and sell or otherwise dispose of real estate, and to engage in any and all activities related or incidental thereto.

                        Income Opportunity Realty Trust (IORT) and
                        Transcontinental Realty Investors (TCI) are partners in the Partnership. IORT is a publicly-held real estate investment trust whose shares are traded on the American Stock Exchange. TCI is a publicly held real estate investment trust whose shares are traded on the New York Stock Exchange. Basic Capital Management, Inc. (BCM) serves as the advisor to IORT and TCI.

                        The percentages of ownership of the Partnership are as follows:

                                         General       Limited
                                         Partner       Partner       Total
                        ----------------------------------------------------
                        TCI              23.59%        40.11%         63.7%
                        IORT             36.30%          -            36.3%
                        ----------------------------------------------------

                                         59.89%        40.11%        100.0%
                        ====================================================


                        Allocations of profits and distributions are made in accordance with the partnership agreement.

REAL ESTATE             Land, buildings and improvements are stated at the lower
AND                     of cost or estimated net realizable value.
DEPRECIATION            Depreciation is  provided on buildings and
                        improvements using the straight-line method over the estimated useful lives of forty years for buildings and four to forty years for improvements. Expenditures for renewal and betterments are capitalized and repairs and maintenance are charged against operations as incurred.

                                                    TRI-CITY LIMITED PARTNERSHIP

                                                  SUMMARY OF ACCOUNTING POLICIES
================================================================================




CASH AND CASH           The Partnership considers all highly liquid debt
EQUIVALENTS             instruments purchased with a maturity of three months or
                        less to be cash equivalents.


INCOME TAXES            The Partnership is taxed as such for federal income tax
                        purposes. The Partnership has no current year income tax expense or deferred taxes. Taxable income is included in the respective tax returns of the Partners.

                                                    TRI-CITY LIMITED PARTNERSHIP

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

1.   RELATED PARTY      LOAN FROM AFFILIATE - On July 16, 1992, TCI loaned to
     TRANSACTIONS       the Partnership $750,000 bearing interest at a rate of
                        9.5 percent per annum. The loan was paid down to $704,000 at December 31, 1992. The outstanding loan was paid off during 1993.

                        PROPERTY MANAGEMENT FEES - Carmel Realty Service Ltd. (Carmel), an affiliate of BCM, provides property management services for a fee of 5 percent of the monthly gross rents collected on the properties under its management. Carmel subcontracts with other entities for property level management services to the Partnership's apartments at various rates.

                        LEASING COMMISSIONS - As compensation for providing leasing and rent-up services for a Partnership property, Carmel or its affiliates shall be paid a reasonable leasing commission.

                        CONSTRUCTION SUPERVISION - As compensation for oversight of major renovations and refurbishments, Carmel or its affiliates shall be paid a construction supervision fee.

                        Fees to BCM and its affiliates are as follows:

                                                                        1994          1993          1992
                        --------------------------------------------------------------------------------
                        Property management fees *                $   75,367    $   39,196    $   24,670
                        Leasing commissions                            3,346        17,946        15,060
                        Construction supervision
                          fees                                         7,780             -             -
                        --------------------------------------------------------------------------------
                                                                  $   86,493    $   57,142    $   39,730
                        ================================================================================


                        *  Net of property management fees paid to
                           subcontractors, other than Carmel.

                                                    TRI-CITY LIMITED PARTNERSHIP

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================


2.   FUTURE             Future minimum rentals on noncancellable operating
     MINIMUM            leases, expiring at various dates, as of December 31,
     RENTS              1994 are as follows:

                        Year                                           Amount
                        -----------------------------------------------------
                        1995                                    $   1,150,377
                        1996                                          987,967
                        1997                                          696,535
                        1998                                          394,647
                        1999                                          294,427
                        Thereafter                                    931,950
                        -----------------------------------------------------

                                                                $   4,455,903
                        =====================================================

                                                    TRI-CITY LIMITED PARTNERSHIP

                                        REAL ESTATE AND ACCUMULATED DEPRECIATION
                                                               DECEMBER 31, 1994
================================================================================

SCHEDULE III

                                                   COST
                                                CAPITALIZED
                                               SUBSEQUENT TO   GROSS AMOUNTS AT WHICH CARRIED
                            INITIAL COST        ACQUISITION            AT END OF YEAR
                      ------------------------- ------------ ------------------------------------
                                    BUILDING &                            BUILDING &                 ACCUMULATED
PROPERTY DESCRIPTION (1)  LAND     IMPROVEMENTS IMPROVEMENTS    LAND     IMPROVEMENTS   TOTAL (2)    DEPRECIATION
--------------------------------------------------------------------------------------------------------------------
MacArthur Mills S.C.  $  238,812   $ 1,353,266  $ 1,075,527 $   264,110  $ 2,403,515   $ 2,667,625   $   824,085

Oaks of Inwood Apts.     522,157     1,486,137        2,950     522,157    1,344,958     1,867,115       204,743

Inwood Greens Apts.      318,968       956,904            -     318,968      789,947     1,108,915       131,580

Summit at
  Bridgewood S.C.        408,430     2,314,436      762,027     408,430    3,076,464     3,484,894       854,637

Chelsea Square S.C.      562,019     3,184,774      556,925     562,019    3,741,699     4,303,718       772,948
--------------------------------------------------------------------------------------------------------------------

                      $2,050,386   $ 9,295,517  $ 2,397,429 $ 2,075,684  $11,356,583   $13,432,267   $ 2,787,993
====================================================================================================================
                                                LIFE OF WHICH
                                               DEPRECIATION IN
                                               LATEST STATEMENT
                           DATE OF       DATE     OF INCOME
PROPERTY DESCRIPTION (1) CONSTRUCTION  ACQUIRED  IS COMPUTED
---------------------------------------------------------------
MacArthur Mills S.C.          1986        6/89    4-40 years

Oaks of Inwood Apts.          1979        6/89      40 years

Inwood Greens Apts.           1980        6/89      40 years

Summit at
  Bridgewood S.C.             1985        6/89    5-40 years

Chelsea Square S.C.           1985        6/89    5-40 years
---------------------------------------------------------------


===============================================================


(1)  There are no encumbrances on the properties.

(2) The aggregate cost for federal income tax purposes is approximately $13,100,000.

                                                    TRI-CITY LIMITED PARTNERSHIP

================================================================================


                                                                  1994              1993             1992
-------------------------------------------------------------------------------------------------------------
RECONCILIATION OF REAL ESTATE

BALANCE at January 1,                                        $     13,153,708  $   12,879,047   $  12,551,048
  Additions
   Improvements                                                       278,558         274,661         327,999
-------------------------------------------------------------------------------------------------------------

BALANCE at December 31,                                      $     13,432,260  $   13,153,708   $  12,879,047
=============================================================================================================


RECONCILIATION OF ACCUMULATED DEPRECIATION

BALANCE at January 1,                                        $      2,134,465  $     1,502,14   $     938,162

  Additions
   Depreciation                                                       653,528         632,318         563,985
-------------------------------------------------------------------------------------------------------------

BALANCE at December 31,                                      $      2,787,993  $    2,134,465   $   1,502,147
=============================================================================================================

The accompanying Consolidated Financial Statements have not been examined by independent certified public accountants, but in the opinion of the management of Income Opportunity Realty Trust (the "Trust"), all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the Trust's consolidated financial position, consolidated results of operations and consolidated cash flows at the dates and for the periods indicated, have been included.

                        INCOME OPPORTUNITY REALTY TRUST
                          CONSOLIDATED BALANCE SHEETS



                                                                        September 30,           December 31,
                                                                            1995                    1994
                                                                         -----------            -------------
                                                          Assets               (dollars in thousands)
Notes and interest receivable
  Performing  . . . . . . . . . . . . . . . . . . . . .                  $    1,983               $   1,974

Foreclosed real estate held
 for sale, net of accumulated
 depreciation ($1,481 in 1995
 and $1,128 in 1994)  . . . . . . . . . . . . . . . . .                      15,777                  15,999
Real estate held for sale, net of accumulated
  depreciation ($4,358 in 1995 and $3,927 in 1994)  . .                      24,748                  25,157
Less - allowance for estimated losses . . . . . . . . .                        (121)                   (121)
                                                                         ----------               ---------
                                                                             42,387                  43,009

Investment in partnerships  . . . . . . . . . . . . . .                       2,632                   3,980
Cash and cash equivalents . . . . . . . . . . . . . . .                         297                     232
Other assets (including $215 in 1995 and $44 in
  1994 from affiliates)   . . . . . . . . . . . . . . .                       1,622                   1,814
                                                                         ----------               ---------
                                                                         $   46,938               $  49,035
                                                                         ==========               =========

                                           Liabilities and Shareholders' Equity

Liabilities
Notes and interest payable  . . . . . . . . . . . . . .                  $   20,284               $  20,717
Other liabilities (including $805 in 1995 and $407
  in 1994 to affiliates)  . . . . . . . . . . . . . . .                       2,449                   2,746
                                                                         ----------               ---------
                                                                             22,733                  23,463
Commitments and contingencies

Shareholders, equity
Shares of beneficial interest, no par value;
  authorized shares, unlimited; issued and
  outstanding, 791,444 shares   . . . . . . . . . . . .                       3,347                   3,347
Paid-in capital . . . . . . . . . . . . . . . . . . . .                      62,093                  62,093
Accumulated distributions in excess of accumulated
  earnings  . . . . . . . . . . . . . . . . . . . . . .                     (41,235)                (39,868)
                                                                         ----------               ---------
                                                                             24,205                  25,572
                                                                         ----------               ---------
                                                                         $   46,938               $  49,035
                                                                         ==========               =========


       The accompanying notes are an integral part of these Consolidated
                             Financial Statements.

                        INCOME OPPORTUNITY REALTY TRUST
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                    For the Three Months             For the Nine Months
                                                    Ended September 30,              Ended September 30,
                                                 -------------------------        -------------------------
                                                   1995            1994             1995            1994
                                                 ---------       ---------        ---------       ---------
                                                            (dollars in thousands, except per share)
INCOME
 Rents  . . . . . . . . . . . . . . .            $ 1,992         $ 1,677           $ 5,692          $ 4,929
 Interest . . . . . . . . . . . . . .                 57              71               170              212
                                                --------        --------          --------         --------
                                                   2,049           1,748             5,862            5,141
EXPENSES
 Property operations  . . . . . . . .              1,152             887             3,155            2,410
 Equity in (income) loss of
  partnerships  . . . . . . . . . . .                 54             (25)              698              (54)
 Interest   . . . . . . . . . . . . .                463             476             1,399            1,438
 Depreciation . . . . . . . . . . . .                263             242               784              720
 Advisory fee to affiliate  . . . . .                 88              75               271              257
 General and administrative . . . . .                168             163               566              442
                                                --------        --------          --------         --------
                                                   2,188           1,818             6,873            5,213
                                                --------        --------          --------         --------

Net income (loss) . . . . . . . . . .           $   (139)       $    (70)         $ (1,011)        $    (72)
                                                ========        ========          ========         ========
Earnings Per Share
 Net income (loss)  . . . . . . . . .           $   (.18)       $   (.09)         $  (1.28)        $   (.09)
                                                ========        ========          ========         ========
Shares of beneficial interest
 used in computing earnings
 per share  . . . . . . . . . . . . .            791,444         791,444           791,444          791,444
                                                ========        ========          ========         ========


       The accompanying notes are an integral part of these Consolidated
                             Financial Statements.

                        INCOME OPPORTUNITY REALTY TRUST
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                  For the Three Months Ended September 30, 1995





                                                                                Accumulated
                                  Shares of Beneficial                         Distributions
                                        Interest                                in Excess of
                             --------------------------         Paid-In         Accumulated      Shareholders'
                               Shares          Amount           Capital           Earnings          Equity
                             ----------      ----------      -------------    ----------------   -------------
                                                           (dollars in thousands)
Balance, January 1,
 1995   . . . . . . . . .     791,444           $ 3,347          $ 62,093         $ (39,868)       $ 25,572

Distributions ($.45 per
 share)   . . . . . . . .           -                 -                 -              (356)           (356)

Net loss  . . . . . . . .           -                 -                 -            (1,011)         (1,011)
                             --------           -------          --------         ---------        --------

Balance, September 30, 1995   791,444           $ 3,347          $ 62,093         $ (41,235)       $ 24,205
                             ========           =======          ========         =========        ========


       The accompanying notes are an integral part of these Consolidated
                             Financial Statements.

                        INCOME OPPORTUNITY REALTY TRUST
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                     For the Nine Months
                                                                                     Ended September 30,
                                                                             -----------------------------------
                                                                                  1995                 1994
                                                                             --------------       --------------
                                                                                   (dollars in thousands)
Cash Flows from Operating Activities
 Rents collected...................................                          $        5,667       $        5,046
 Interest collected................................                                     162                  203
 Interest paid.....................................                                  (1,337)              (1,375)
 Payments for property operations..................                                  (2,737)              (2,279)
 Advisory fee paid to affiliate....................                                    (272)                (215)
 General and administrative expenses paid..........                                    (665)                (502)
 Distributions from equity partnerships' operating
    cash flow......................................                                     184                  117
 Other.............................................                                    (463)                (413)
                                                                             --------------       --------------
    Net cash provided by operating activities......                                     539                  582

Cash Flows from Investing Activities
 Funding of equity partnerships....................                                     (21)                (127)
 Real estate improvements..........................                                    (152)                 (89)
                                                                             --------------       --------------
    Net cash (used in) investing activities........                                    (173)                (216)

Cash Flows from Financing Activities
 Distributions from equity partnerships' financing
    cash flow......................................                                     486                  -
 Payments on notes payable.........................                                    (431)                (486)
 Distributions to shareholders.....................                                    (356)                (345)
                                                                             --------------       --------------
    Net cash (used in) financing activities........                                    (301)                (831)

Net increase (decrease) in cash and cash
 equivalents.......................................                                      65                 (465)
Cash and cash equivalents, beginning of period.....                                     232                  582
                                                                             --------------       --------------
Cash and cash equivalents, end of period...........                          $          297       $          117
                                                                             ==============       ==============

Reconciliation of net (loss) to net cash provided
 by operating activities
Net (loss).........................................                          $       (1,011)      $          (72)
Adjustments to reconcile net (loss) to net cash
    provided by operating activities
 Depreciation and amortization.....................                                     840                  776
 Equity in loss (income) of partnerships...........                                     698                  (54)
 Distributions from operating cash flow of equity
    partnerships...................................                                     184                  117
 (Increase) in other assets........................                                    (548)                (295)
 (Decrease) in interest payable....................                                      (3)                  (2)
 Increase in other liabilities.....................                                     379                  112
                                                                             --------------       --------------
    Net cash provided by operating activities......                          $          539       $          582
                                                                             ==============       ==============



The accompanying notes are an integral part of these Consolidated Financial Statements.

                        INCOME OPPORTUNITY REALTY TRUST
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1. BASIS OF PRESENTATION

The accompanying Consolidated Financial Statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. Operating results for the nine month period ended September 30, 1995 are not necessarily indicative of the results that may be expected for the year ending December 31, 1995. For further information, refer to the Consolidated Financial Statements and notes thereto included in the Trust's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 Form 10-K").

NOTE 2. NOTES AND INTEREST RECEIVABLE

In November 1993, the Trust placed the $1.1 million wraparound mortgage note, secured by the Cedars Apartments in Irving, Texas on nonperforming, nonaccrual status. The Trust had sold the property securing the mortgage in 1992 providing purchase money financing in conjunction with the sale. In December 1993, the borrower filed for bankruptcy protection. The Trust recorded the property as an insubstance foreclosure as of December 31, 1994 and accepted a deed in lieu of foreclosure on March 2, 1995. The Trust did not incur a loss on foreclosure as the fair value of the property, less estimated costs of sale, exceeded the principal balance of the note receivable.

NOTE 3. REAL ESTATE HELD FOR SALE AND DEPRECIATION

As discussed in NOTE 2. "NOTES AND INTEREST RECEIVABLE," as of December 31, 1994, the Trust recorded the insubstance foreclosure of the Cedars Apartments. The property has been renamed the Spanish Trace Apartments.

NOTE 4. INVESTMENT IN EQUITY METHOD PARTNERSHIPS

The Trust's investments in equity method partnerships consisted of the following:

                                                   1995          1994
                                                  ------        ------
Tri-City Limited Partnership ("Tri-City")         $2,370        $3,077
Nakash Income Associates ("NIA")                     262         1,144
                                                  ------        ------
                                                  $2,632        $4,221
                                                  ======        ======

In September 1989, the Trust purchased a 40% general partner interest in Nakash Income Associates ("NIA") for a total of $2.6 million in cash, assets and shares of beneficial interest. NIA owns two wraparound mortgage notes receivable, one of which is secured by the Green Hills Shopping Center ("Green Hills") in Onandaga, New York. The shopping center in turn is owned by Green Hills Associates ("GHA"). In July 1995, GHA determined that further investment in Green Hills was not justified and further that it intends to deed the property back to the first lien holder in lieu of foreclosure. As GHA has no other assets, the wraparound note receivable held by NIA will become uncollectible, and therefore, at June 30, 1995, NIA recorded a provision for loss of $1.5 million to write its wraparound note receivable down to the balance of the first lien mortgage. The Trust's equity portion of the loss is $601,000.

In September 1995, the Trust received notice from NIA that one of its wraparound notes receivable has been modified in conjuntion with the modification of the underlying note payable. NIA recorded a provision for loss of $212,000 on such modification of which the Trust's equity share is $85,000.

The Trust is a 36.3% general partner in Tri-City Limited Partnership ("Tri-City"). In July 1995, Tri-City obtained first mortgage financing of $1.4 million, secured by the previously unencumbered MacArthur Mills Office Park located in Dallas, Texas. The mortgage bears interest at 9.32% per annum, requires monthly payments of principal and interest of $12,186 and matures August 1, 2005. The Trust received $486,000 of the net financing proceeds. In conjunction with the financing, Tri-City paid a mortgage brokerage and equity refinancing fee of $14,000 to Basic Capital Management, Inc., the Trust's advisor, based upon the mortgage of $1.4 million.

Set forth below are summarized financial data for the partnerships the Trust accounts for using the equity method:

                                              September 30,   September 30,
                                                  1995            1994
                                               -----------     -----------
Notes receivable............................   $     2,597     $     4,099
Real estate, net of accumulated
 depreciation ($3,008 in 1995 and $2,438
 in 1994)...................................        10,421          10,728
Other assets................................           392           2,847
Notes payable...............................        (4,142)         (2,650)
Other liabilities...........................          (339)           (316)
                                               -----------     -----------
Partners' capital...........................   $     8,929     $    14,708
                                               ===========     ===========

                                September 30,  September 30,
                                   1995            1994
                                -----------     -----------
Rental income................   $     1,887     $     1,751
Interest income..............           310             262
Interest expense.............          (221)           (213)
Property operations..........        (1,218)         (1,223)
Depreciation expense.........          (422)           (456)
Provision for losses.........        (1,714)              -
                                -----------    ------------
Net income (loss)............   $    (1,378)     $      121
                                ===========    ============

The Trust's equity share of the above net loss for 1995 was $506,000 and of net income for 1994 was $66,000, before amortization of property acquisition cost discussed below.

The Trust's share of the above partnership's capital was $2.4 million in 1995 and $3.8 million in 1994.

The excess of the Trust's investment over its respective share of the equity in the underlying net assets of the partnerships relates principally to the underlying unamortized property acquisition costs of $181,000 in 1995 and $377,000 in 1994. These amounts are being amortized over the remaining useful lives of the properties.

                        INCOME OPPORTUNITY REALTY TRUST
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED



NOTE 5. COMMITMENTS AND CONTINGENCIES

The Trust is involved in various lawsuits arising in the ordinary course of business. The Trust's management is of the opinion that the outcome of these lawsuits will have no material impact on the Trust's financial condition or results of operations or liquidity.

                                   APPENDIX A

                           GLOSSARY OF DEFINED TERMS

Term                              Page Reference            Definition
----                              --------------            ----------
ACC                                        87               American Continental Corp., a  corporation that previously owned Lincoln

AMEX                                  5,11,75               American Stock Exchange

ART                                        41               American Realty Trust, Inc., an affiliate of BCM

Acquisition Date                           64               The date, if any, on which an Interested Stockholder becomes the beneficial owner of 20% or more of the common stock of IORI
                                                            Nevada

Advisory Agreement                          3               The advisory agreement between the Trust and BCM providing for BCM to be responsible for the day-to-day operations of the Trust in exchange for an advisory fee

Affiliate                               44,56               As to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person or is an officer, retired officer, director,
                                                            employee, partner, or trustee (excluding non-interested
                                                            trustees not otherwise affiliated with the entity) of such
                                                            Person or of any other Person which controls, is controlled by, or is under common control with, such Person

Agreement and Plan
    of Merger                              31               The proposed agreement and plan of merger of the California
                                                            Corporation and IORI Nevada, a form of which is attached as Appendix
                                                            B hereto



Term                              Page Reference            Definition
----                              --------------            ----------
Articles of Incorporation
  Amendment Provision                      69               The provision found in Article SEVENTEENTH of the Articles of
                                                            Incorporation whereby the affirmative vote of at least 75% of all of the Voting Stock is required to alter, amend or repeal the Bylaw
                                                            Amendment Provision, Consent Provision, Stockholder Meeting Provision,
                                                            Business Combination Provision, Director Removal Provision,
                                                            Evaluation Provision and Articles of Incorporation Amendment
                                                            Provision, unless a majority of IORI Nevada's Board of
                                                            Directors approves such alteration, amendment or repeal

BCM                                       2,3               Basic Capital Management, Inc., an affiliate of the Trust

Beneficial Owner                           65               The Person who, individually or through certain related parties, owns or has the right to acquire, hold, vote or dispose of Voting Stock

Brokerage Agreement                         3               The non-exclusive brokerage agreement between the Trust and
                                                            Carmel Realty, providing for Carmel Realty to provide brokerage services in exchange for commissions

Business Combination                       65               Any of the following transactions with, or proposed by or
                                                            on behalf of, any Interested Stockholder or certain related parties:  (i) a merger or consolidation of IORI Nevada or any subsidiary with an Interested Stockholder or certain related parties, (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition by IORI Nevada or a subsidiary of any assets or securities to an Interested Stockholder or certain related parties, or any other arrangement with or for the benefit of an Interested Stockholder or any such related party (including investments, loans, advances, guarantees, extensions of credit, security interests and joint venture participation) that (except in certain circumstances),
                                                            together with all other such arrangements (including all
                                                            contemplated future events), involve assets or securities

Term                              Page Reference            Definition
----                              --------------            ----------
                                                            having a value (or involving aggregate commitments) of $5
                                                            million or more or constitute more than 5% of the book value of the total assets (in the case of transactions involving assets or commitments other than capital stock) or 5% of the stockholders equity (in the case of transactions in capital stock) of the entity in question, as reflected in the most recent fiscal year-end consolidated balance sheet of such
                                                            entity existing at the time the stockholders of IORI Nevada would be required to approve or authorize such transaction,
                                                            (iii) the adoption of any plan or proposal for the
                                                            liquidation or dissolution of IORI Nevada, (iv) any
                                                            reclassification of securities, recapitalization, merger with a subsidiary or other transaction which has the effect,
                                                            directly or indirectly, of increasing an Interested
                                                            Stockholder's proportionate share of the outstanding capital stock of IORI Nevada or a subsidiary or (v) any agreement or arrangement providing for any one or more of the actions
                                                            specified in the foregoing clauses (i) through (iv)


Bylaw Amendment Provision                  68               The provision found in Article SEVENTH of the Articles of Incorporation whereby IORI Nevada's Board of Directors is authorized to make, adopt, alter, amend, change or repeal IORI Nevada's Bylaws

CCEC                                       44               Consolidated Capital Equities Corporation, the original sponsor of the Trust and one of the Trust's former advisors

CMET                                       82               Continental Mortgage and Equity Trust

California Corporation                  11,31               Income Opportunity Realty Corporation, the California corporation, that the Trust will incorporate as, pursuant to the Incorporation
                                                            Procedure


Term                              Page Reference            Definition
----                              --------------            ----------
Carmel Ltd.                               82                Carmel Realty Services, Ltd, an affiliate of BCM that provides property management services to the Trust

Carmel Realty                            3,82               Carmel Realty, Inc, a corporation that provides brokerage services to the Trust pursuant to the Brokerage Agreement and that is owned 100%
                                                            by SWI

Code                                        3               Internal Revenue Code of 1986, as amended

Commission                                  5               Securities and Exchange Commission

Counsel                                 14,69               Andrews & Kurth L.L.P., securities and tax counsel to the
                                                            Trust

Declaration of Trust                        4               Second Amended and Restated Declaration of Trust of Income Opporutnity
                                                            Realty Trust, dated as of April 1, 1987

Director Removal Provision                 44               The provision found in Article ELEVENTH of the Articles of
                                                            Incorporation whereby each Director of the Board may be removed only by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of  IORI Nevada then entitled to vote for the election of such director

Eldercare                                  90               Eldercare Housing Foundation, a nonprofit corporation engaged in the acquisition of low income and elderly housing

Evaluation Provision                       67               The provision found in Article TWELFTH of the Articles of
                                                            Incorporation whereby the Board of Directors is permitted to take into account all factors it deems relevant in evaluating, among other things, tender offers, proposals of business sales or combinations and proposals for corporate liquidation or reorganizations
                                                            involving IORI Nevada, including the

Term                              Page Reference            Definition
----                              --------------            ----------
                                                            potential impact of any such transaction on IORI Nevada's
                                                            creditors, partners, joint venturers, other constituents or
                                                            IORI Nevada and the communities in which its offices, other establishments or investments are located and on IORI
                                                            Nevada's continuing status as a qualified REIT under the Code

Exchange Act                                5               Securities and Exchange Act of 1934, as amended

IORI Nevada                                 3               Income Opportunity Realty Investors, Inc., a Nevada
                                                            corporation and a wholly-owned subsidiary of the Trust

Incorporation Procedure                10, 29               The procedure by which the Trust will be converted from a California business trust, with certain self-liquidating provisions, into a
                                                            Nevada corporation with a perpetual duration

Interested Stockholder                     65               With the exception of IORI Nevada, any of its subsidiaries and certain profit-sharing and employee benefit plans, any Person who (i) is or has announced or publicly disclosed a plan or intention to become, the Beneficial Owner of 20% or more of the Voting Stock or (ii) is an affiliate or associate of IORI Nevada and at any time within the two year period immediately prior to the date in question was the
                                                            Beneficial Owner of 20% or more of the Voting Stock


Lincoln                                    86               Lincoln Savings and Loan Association, F.A.


Liquidation Provisions                     35               The self-liquidiating provisions of the Declaration of Trust found in
                                                            Sections 6.5 and 8.2 and pursuant to which the Trust has distributed to Shareholders net cash proceeds received by the Trust from any sales or refinancing of equity investments, to the extent such proceeds have exceeded cash reserves necessary for maintenance and improvement of its properties, since October 24,1991, and pursuant to which the Trust intends to distribute to Shareholders net cash proceeds received by the
                                                            Trust from the satisfaction of mortgage loan investments on or prior to October 24, 1995

Term                              Page Reference            Definition
----                              --------------            ----------
                                                            satisfaction of mortgage loan investments received after
                                                            October 24, 1996

Merger                              11, 12, 31              The merger of the Trust with and into IORI Nevada

NIA                                     95                  Nakash Income Associates a limited partnership in which the
                                                            Trust owns a 40% general partnership

NIRT                                    87                  National Income Realty Trust

NOLP                                    90                  National Operating, L.P.

NRLP                                    90                  National Realty, L.P.

NRS                                     34                  The Nevada Revised Statutes

Nevada Common Stock                     11                  The common stock of IORI Nevada, par value $.01 per share

Nomination Provision                    62                  Section 3.6 of the Bylaws of IORI Nevada, which provides that any stockholder entitled to vote in the election of directors of IORI Nevada's Board of Directors generally may nominate one or more persons for election as directors at a meeting only if such stockholder gives not fewer than 35 nor more
                                                            than 60 days' prior written notice of intent to make such
                                                            nomination or nominations to the Secretary of IORI Nevada
                                                            (or, if fewer than 45 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not
                                                            later than 10 days following such notice or disclosure)

Non-Stockholder Constituencies          67                  IORI Nevada's creditors, partners, joint venturers, other
                                                            constituents or IORI Nevada and the communities in
                                                            which its offices, other establishments or investments are located


Term                              Page Reference            Definition
----                              --------------            ----------
OTS                                    86                   Office of Thrift Supervision

Olive Litigation                     23, 87                 A class and derivative action entitled Olive et al. v.
                                                            National Income Realty Trust et al. which has been
                                                            settled pursuant to the Olive Modification

Olive Modification                     23                   Modification of Stipulation of Settlement dated April 28,
                                                            1994 with regard to the Olive Litigation

One-for-One Exchange                   31                   Exchange of shares of the California Corporation with the
                                                            common stock of IORI Neveda pursuant to the Incorporation
                                                            Procedure

Person                                 44                   Individuals, corporations, limited partnerships, general
                                                            partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust
                                                            companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions
                                                            thereof

REIT                                   33                   Real estate investment trust as defined in the Code

RICO                                   87                   Racketeer Influenced and Corrupt Organizations Act

RTC                                    86                   Resolution Trust Corporation

Record Date                            29                   December ______, 1995

Registration Statement                  4                   The registration statement on  Form S-4, No. 33-6221, pursuant to the Securities Act of 1933, as amended, with respect to the shares of Nevada Common Stock

Related Party Transaction              88                   Except for direct contractual agreements for services between the Trust and BCM or one of its affiliates, including the Advisory
                                                            Agreement, the Brokerage Agreement and property management contracts, (i) any transaction between or among the Trust and
                                                            CMET,NIRT or TCI or any of their affiliates or subsidiaries;
                                                            (ii) any transaction between or among the Trust, its affiliates or subsidiaries and the Advisor, Mr. Phillips, Mr. Friedman or any of their affiliates; and (iii) any transaction between or among the Trust or any of its affiliates or subsidiaries and a third party with whom the Advisor, Mr. Phillips, Mr. Friedman or any of their affiliates has an ongoing or contemplated
                                                            business or financial transaction or relationship of any kind, whether direct or indirect, or has had such a transaction or relationship in the preceding one year

SAMI                                   82                   Syntek Asset Management, Inc., the managing general partner of SAMLP

Term                              Page Reference            Definition
----                              --------------            ----------
SAMLP                                      82               Syntek Asset Management, L.P.

SFAS                                       99               Statement of Financial Accounting Standards

SJSA                                       86               San Jacinto Savings Association, a savings institution that was previously owned by Southmark

SWI                                     82,89               Syntek West, Inc., a corporation that owns 100% of Carmel
                                                            Realty and that is owned 100% by Gene E. Phillips

Shares                                  10,29               Issued and outstanding shares of beneficial interest of the
                                                            Trust

Southmark                                  86               Southmark Corporation

Stockholder Proposal Provision             62               Section 2.5 of the Bylaws of IORI Nevada, which provides that in addition to any other applicable requirements, for business not specified in the notice of meeting or brought by or at the direction of the Board of Directors of IORI Nevada to be properly introduced by a stockholder, the stockholder must give not fewer than 35 nor more than
                                                            60 days' prior notice to the Secretary of IORI Nevada (or if fewer than
                                                            45 days' notice or prior public disclosure of the meeting date is given or made to stockholders, not later than 10 days following such event)

TCI                                        41               Transcontinental Realty Investors, Inc., an affiliate of BCM

Term                              Page Reference            Definition
----                              --------------            ----------
Tri-City                                  80,90             Tri-City Limited Partnership, a limited partnership in which the Trust owns 36.3% general partnership interest.

Trust                                       1               Income Opportunity Realty Trust, a California business trust

Trustees' Regulations                       4               Restated Trustees' Regulations of Income Opportunity Realty Trust,
                                                            dated as of April 21, 1989

Voting Stock                               64               The issued and outstanding common stock of IORI Nevada

                                   APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

                                       OF

                     INCOME OPPORTUNITY REALTY CORPORATION
                           (a California corporation)

                                      AND

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.
                             (a Nevada corporation)

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of ____________, 1995, is by and between Income Opportunity Realty Corporation, a California corporation ("IORT California"), and Income Opportunity Realty Investors, Inc., a Nevada corporation ("IORI Nevada").

         WHEREAS, IORT California is a California corporation with its resident agent therein located at CT Corporation System, 818 West Seventh Street, Los Angeles, California 90017; and

         WHEREAS, the shares of stock that IORT California has authority to issue are 11,000,000 shares of which 10,000,000 shares, par value $0.01 per share, are designated Common Stock (the "California Common Stock") and 1,000,000 shares, par value $0.01 per share, are designated Preferred Stock; and

         WHEREAS, IORI Nevada is a Nevada corporation with its registered office therein located at CT Corporation System, One East First Street, County of Washoe, Reno, Nevada 89501; and

         WHEREAS, the total number of shares of stock which IORI Nevada has authority to issue is 11,000,000 shares, of which 10,000,000 shares, par value $0.01 per share, are designated Common Stock ("Nevada Common Stock"), and 1,000,000 shares, par value $0.01 per share, are designated Preferred Stock; and

         WHEREAS, the General Corporation Law of the State of Nevada permits the merger of one or more foreign corporations with one or more domestic corporations into a single corporation; and

         WHEREAS, IORT California and IORI Nevada and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge IORT California with and into IORI Nevada pursuant to the provisions of the Nevada Law upon the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Merger. Upon the terms and subject to the conditions hereof, the Merger shall be consummated in accordance with the General Corporation Law of Nevada (the "Nevada Law") and the General Corporation Law of California (the "California Law") on ____________, 1995 or as soon thereafter as is reasonably practicable. At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Nevada Law and the California Law, IORT California shall be merged with and into IORI Nevada (the "Merger"), the separate corporate existence of IORT California shall cease, and IORI Nevada shall continue as the surviving corporation.

         2. Effective Time. On ____________, 1995 or as soon thereafter as is reasonably practicable, the parties hereto shall cause the Merger to be consummated by filing articles of merger with the Secretary of State of the State of Nevada and the documents required by Section 1108 of the California Law with the Secretary of State of the State of California, in such form as required by, and executed in accordance with, the relevant provisions of the Nevada Law and the California Law. The Merger shall become effective upon the filing of such articles of merger with the Secretary of State of the State of Nevada (the "Effective Time").

         3. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 78.459 of the Nevada Law.

         4. Articles of Incorporation. At the Effective Time, the Articles of Incorporation of IORI Nevada, as in effect immediately prior to the Effective Time, shall remain the Articles of Incorporation of IORI Nevada as the surviving corporation until thereafter further amended as provided by law.

         5. Bylaws. The Bylaws of IORI Nevada, as in effect immediately prior to the Effective Time, shall remain the Bylaws of IORI Nevada as the surviving corporation until thereafter amended as provided by law.

         6. Directors. The directors of IORI Nevada immediately prior to the Effective Time shall remain the directors of IORI Nevada and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and the Bylaws of IORI Nevada, or as otherwise provided by law.

         7. Officers. The officers of IORI Nevada immediately prior to the Effective Time shall remain the officers of IORI Nevada and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and the Bylaws of IORI Nevada, or as otherwise provided by law.

         8. Additional Actions. If, at any time after the Effective Time, IORI Nevada shall consider or be advised that any deeds, bills of sale, assignments, assurances, or any other actions or things are necessary or desirable to vest, perfect or confirm, of record or otherwise, in IORI Nevada its right, title or interest in, to or under any of the rights, properties or assets of IORT California acquired or to be acquired by IORI Nevada as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of IORI Nevada shall be authorized to execute and deliver, in the name and on behalf of IORT California, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of IORT California, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in IORI Nevada or otherwise to carry out this Agreement.

         9. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of IORI Nevada, IORT California or the holder of any of the following securities

                 (a) each of the shares of IORT California Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of IORT California Common Stock to be cancelled pursuant to
                          Section 9(b) hereof, shall be converted into one validly issued, fully paid and nonassessable share of IORI Nevada Common stock, upon surrender of the certificate representing such share;

                 (b) each share of IORT California Common Stock held in the treasury of IORT California immediately prior to the Effective Time shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto;

                 (c) each share of IORI Nevada Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled; and

                 (d) from and after the Effective Time, holders of certificates formerly evidencing shares of IORT California Common Stock shall have rights as stockholders of IORI Nevada (and not IORT California) in accordance with applicable law.

         10.     Surrender of Shares; Stock Transfer Books.

                 (a) Each holder of a certificate or certificates formerly representing any shares of IORT California Common Stock converted in the Merger pursuant to Section 9(a) shall surrender such certificate or certificates to IORI Nevada as promptly as practicable. Upon surrender by such holder to IORI Nevada of a certificate, together with such other instruments and acknowledgments as IORI Nevada may require, the holder of such certificate shall be entitled to receive in exchange therefor an equal number of shares of Nevada Common Stock represented by such certificate, and such former certificate shall forthwith be cancelled.

                 (b) At the Effective Time, the stock transfer books of IORT California shall be closed and there shall be no further registration of transfers of shares of IORT California Common Stock thereafter on the records of IORT California. No interest shall accrue or be paid on any cash payable upon the surrender of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of IORT California Common Stock.

         11.     Certain Changes.

                 (a) The Boards of Directors of IORI Nevada and IORT California may amend this Agreement at any time prior to the filing of the articles of merger with the Secretary of State of the State of Nevada, provided that an amendment made subsequent to the adoption of the Merger by the stockholders of IORI Nevada and IORT California shall not (1) alter or change the amount of consideration to be received in exchange for or on conversion of the shares of any class or series thereof of IORT California, (2) further alter or change any term of the Articles of Incorporation of IORI Nevada, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of the shares of any class or series of IORI Nevada or IORT California.

                 (b) This Agreement may be terminated and the Merger abandoned at any time prior to the filing of the articles of merger with the Secretary of State of the State of Nevada, notwithstanding approval hereof by the stockholders of IORI Nevada or IORT California or by the Board of Directors of IORI Nevada or IORT California.

         12. Tax Effect. The parties hereby agree to treat the Merger for federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(f) of the Internal Revenue Code, with no gain or loss recognized by IORI Nevada or its stockholders or by IORT California or its shareholders.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

         14.     Counterparts.  This Agreement may be executed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Merger to be executed by their respective officers as of the ________ day of _________________, 1995.




                             INCOME OPPORTUNITY REALTY
                             CORPORATION



                             By:
                                ----------------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                             ATTEST:


                             -------------------------------------------------
                             Its Secretary

                             INCOME OPPORTUNITY REALTY INVESTORS, INC.



                             By:
                                ----------------------------------------------
                                     Name:
                                          ------------------------------------
                                     Title:
                                           -----------------------------------


                             ATTEST:


                             -------------------------------------------------
                             Its Secretary

         The undersigned, being the Secretary of Income Opportunity Realty Corporation, does hereby certify that (a) the holders of 100% of the outstanding stock of said corporation were entitled to vote on the foregoing Agreement and Plan of Merger, (b) the principal terms of the agreement in the form attached were approved by ___% of the outstanding shares and (c) such vote exceeded the majority vote required to approve the foregoing Agreement and Plan of Merger.



                                     -------------------------------------
                                     Robert A. Waldman, Secretary
                                     Income Opportunity Realty Corporation


         The undersigned, being the Secretary of Income Opportunity Realty Investors, Inc., does hereby certify that the holder of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and such sole stockholder consented in writing, pursuant to the provisions of
Section 78.320 of the General Corporation Law of the State of Nevada, to the adoption of the foregoing Agreement and Plan of Merger.


                                     -------------------------------------
                                     Robert A. Waldman, Secretary
                                     Income Opportunity Realty Investors, Inc.

                                  APPENDIX C

                          ARTICLES OF INCORPORATION

                                      OF

                  INCOME OPPORTUNITY REALTY INVESTORS, INC.


         I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of Chapter 78 of the Nevada Revised Statutes (the "NRS"), do hereby certify as follows:

         FIRST: The name of the Corporation is Income Opportunity Realty Investors, Inc. (hereinafter the "Corporation").

         SECOND: The address of the principal office of the Corporation in the State of Nevada is c/o CT Corporation System, One East First Street, County of Washoe, Reno, Nevada 89501. The name of the registered agent of the Corporation at such address is CT Corporation System.

         THIRD:  The Corporation may engage in any lawful activity.

         FOURTH:  A.   The total number of shares of all classes which the
Corporation shall have authority to issue is 11,000,000 shares, of which 10,000,000 shares, par value $0.01 per share, shall be of a class designated "Common Stock" and 1,000,000 shares, par value $0.01 per share, shall be of a class designated "Preferred Stock".

         B.  1.   The Board of Directors of the Corporation (the "Board of
Directors") is authorized, subject to applicable law and the provisions of this Article FOURTH, to provide for the issuance from time to time in one or more series of any number of shares of Preferred Stock, and, by filing a certificate pursuant to the NRS, to establish the number of shares to be included in each such series, and to fix the designation, relative rights, preferences, qualifications and limitations of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                 (a) the distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

                 (b) the dividend rate or rates on the shares of such series and the preferences, if any, over any other series (or of any other series over such series) with respect to dividends, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

                 (c) the voting powers, full or limited, if any, of shares of such series, and under what conditions, if any, the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a class for the election of one or more directors of the Corporation in case of dividend arrearages or other specified events or upon other matters;

                 (d) whether the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemptions, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable, including, but not limited to, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed;

                 (e) the rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates;

                 (f) whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series, including, but not limited to, the price or prices at which the shares may be purchased or redeemed, or to other corporate purposes and the terms and provisions relative to the operation thereof;

                 (g) whether the shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, or of any other series of the same class, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange;

                 (h) whether the issuance of additional shares of Preferred Stock shall be subject to restrictions as to issuance, or as to the powers, preferences or other rights of any other series;

                 (i) the right of the shares of such series to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding stock of the Corporation; and

                 (j) any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with applicable law or the provisions of these Articles of Incorporation, as amended from time to time.

         2. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding until the Corporation elects to retire them, shares which are held as treasury shares, but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) shall have the status of authorized but unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as a part of another series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issuance of any series of Preferred Stock.

         3. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, after payment shall have been made to the holders of Preferred Stock of the full amount of dividends to which they shall be entitled pursuant to the resolution or resolutions providing for the issuance of any series of Preferred Stock, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors.

         4. Except as otherwise provided by the resolution or resolutions providing for the issuance of any series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of Preferred Stock of the full amounts to which they shall be entitled pursuant to such resolution or resolutions, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         5. The holders of Preferred Stock shall not have any preemptive rights except to the extent such rights shall be specifically provided for in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors.

         C. Except as otherwise specifically required by law or as specifically provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock of the Corporation. Except as otherwise provided in these Articles of Incorporation, each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation.

         D. The capital stock of the Corporation, after the amount of the subscription price has been paid, in money, property or services, as the Board of Directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and these Articles of Incorporation shall not be amended in this particular.

         FIFTH:  The name and address of the incorporator are as follows:

                   Name                                       Address
                   ----                                       -------
           J. Gregory Holloway                       4400 Thanksgiving Tower
                                                     Dallas, TX  75201

         SIXTH: The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which shall consist of not fewer than three (3) nor more than twelve (12) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. Initially, the number of directors of the Corporation shall be six (6), and their names shall be as follows:

                              Geoffrey C. Etnire
                              John P. Parsons
                              Bennett B. Sims
                              Ted P. Stokely
                              Martin L. White
                              Edward G. Zampa

Each of the above directors can be reached c/o the Corporation at 10670 North Central Expressway, Dallas, Texas 75231. Such directors are hereby elected for a term to expire at the first annual meeting of stockholders. At each succeeding annual meeting of stockholders beginning with the first, successors to directors shall be elected. A director shall hold office until the annual meeting for the year in which such director's term expires and until such director's successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office. Except as provided by applicable law, any vacancy in the Board of Directors shall be filled by a majority of the directors then in office or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

         Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article FOURTH applicable thereto.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation. The stockholders of the Corporation may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of not less than seventy five percent (75%) of the outstanding stock of the Corporation entitled to vote thereon; provided, however, that the power of the stockholders to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation is further subject to the provisions of Article TENTH of these Articles of Incorporation. In addition to the powers and authority expressly conferred upon them herein or by statute, the directors of the Corporation are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to applicable provisions of the statutes of Nevada, these Articles of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

         EIGHTH: Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without such a meeting except any action taken upon the signing of a consent in writing by all stockholders of the Corporation entitled to vote thereon setting forth the action to be taken. Subject to the rights of the holders of any series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board or the President of the Corporation and not by any other person or persons.

         NINTH:  A.   A director of the Corporation shall not be personally
liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that this part A of Article NINTH shall not eliminate or limit a director's liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300. If the NRS is amended after the date these Articles of Incorporation became effective under the NRS to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

         Any repeal or modification of this part A of Article NINTH shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         The provisions of this part A of Article NINTH shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability of a director which has not been eliminated by the provisions of this part A of Article NINTH.

         B. The Corporation shall indemnify to the fullest extent authorized or permitted by law (as now or hereafter in effect) and shall advance expenses, to the fullest extent authorized or permitted by law (as now or hereinafter in effect), to any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or by reason of the fact that such person, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment to or repeal of this part B of Article NINTH shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

         C. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS. The Board of Directors, without the approval of the stockholders of the Corporation, may also create a trust fund, grant a security interest or use other means (including, but not limited to, letters of credit, surety bonds or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

         TENTH:  A.   The Corporation expressly elects not to be governed by
the Nevada "Combinations with Interested Stockholders" statutes contained in NRS 78.411 to 78.444 and the Nevada "Acquisition of Controlling Interest" statutes contained in NRS 78.378-78.3793.

         B. In addition to any affirmative vote required by law, these Articles of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in part C of this Article TENTH, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as such terms are hereinafter defined) of any Interested Stockholder or any Person (as hereinafter defined) who thereafter would be an Affiliate or Associate of any Interested Stockholder shall require the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of all the shares of Voting Stock (as hereinafter defined) then outstanding, voting together as a single class, excluding Voting Stock Beneficially Owned (as hereinafter defined) by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by applicable law or in any agreement with any national securities exchange or otherwise.

         C. The provisions of part B of this Article TENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by applicable law or by any other provision of these Articles of Incorporation or the Bylaws of the Corporation, or any agreement with any national securities exchange, if such Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority of the Board of Directors or, in the case of such a Business Combination involving any Person (as hereinafter defined) that is an Affiliate (as hereinafter defined) of the Corporation, by a majority of the Board of Directors including a majority of the members of the Board of Directors who at the time are neither officers or employees of the Corporation nor directors, officers or employees of any Advisor (as defined in Article THIRTEENTH), prior to the Acquisition Date (as hereinafter defined) with respect to any Person involved in such Business Combination.

         D. The following definitions shall apply with respect to this Article TENTH and, when noted therein, to Articles TWELFTH, FOURTEENTH and
SEVENTEENTH:

                 1. The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as in effect on the date these Articles of Incorporation became effective under the NRS (the term "registrant" in such Rule meaning in this case the Corporation).

                 2. The term "Acquisition Date", with respect to any Person, shall mean the date on which such Person becomes the Beneficial Owner of Voting Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all the shares of Voting Stock then outstanding.

                 3. A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "Beneficially Own", shares of Capital Stock:

                          (a) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the sole or shared right to vote or dispose of or has beneficial ownership of (as determined pursuant to Rule 13d-3 promulgated under the Exchange Act or pursuant to any successor provision), including, but not limited to, pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security under this clause (a) as a result of an agreement, arrangement or understanding to vote such security that both (i) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the rules and regulations under the Exchange Act and (ii) is not reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report or schedule) without giving effect to any applicable waiting period; or

                          (b) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (a) above) or disposing of any shares of Capital Stock; provided, however, that (i) no director or officer of the Corporation (nor any Affiliate or Associate of any such director or officer) shall, solely by reason of any or all of such directors or officers acting in their capacities as such, be deemed the Beneficial Owner of or to Beneficially Own any shares of Capital Stock that are Beneficially Owned by any other such director or officer; and (ii) no Person shall be deemed the Beneficial Owner of or to Beneficially Own any shares of Voting Stock held in any voting trust, any employee stock ownership plan or any similar plan or trust if such Person does not possess the right to vote, to direct the voting of or to be consulted with respect to the voting of such shares.

                 4.       The term "Business Combination" shall mean:

                          (a)     any merger or consolidation of the
                 Corporation or any Subsidiary (as hereinafter defined) with
                 (i) any Interested Stockholder or (ii) any other company (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder;

                          (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving the Corporation or any Subsidiary and any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder that (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Stockholder or any Affiliate or Associate thereof shall, directly or indirectly, have any control over or responsibility for the management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all other such arrangements (including all contemplated future events), has an aggregate fair market value or involves aggregate commitments of $5,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than shares of Capital Stock) or five percent (5%) of the stockholders' equity (in the case of transactions in shares of Capital Stock) of the entity in question (a "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities or commitments constituting any Substantial Part;

                          (c) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation;

                          (d) any reclassification of securities of the Corporation (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is Beneficially Owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

                          (e) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (a) through (d).

                 5. The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article FOURTH of these Articles of Incorporation, and, with respect to any particular Business Combination, the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally or which by its terms may be voted on such Business Combination.

                 6. The term "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity and other than Income Opportunity Realty Trust, a California business trust, or any successor thereof, which remains the record owner of all the outstanding shares of Common Stock) who (a) is or has announced or publicly disclosed a plan or intention to become the Beneficial Owner of Common Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Common Stock or (b) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner of Common Stock representing twenty percent (20%) or more of the votes entitled to be cast by the holders of all shares of Common Stock then outstanding.

                 7. The term "Person" shall mean any individual, firm, corporation, partnership or other entity and shall include any group comprised of any Person and any other Person with whom such Person or any Affiliate or Associate of such Person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of shares of Capital Stock.

                 8. The term "Subsidiary" means any entity of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in sub-part 6 of this part D, the term Subsidiary shall mean only a company of which a majority of each class of equity securities is Beneficially Owned by the Corporation.


         E.  1.   A majority of the Board of Directors shall have the power to determine all questions arising under this Article TENTH, including, without limitation, (a) whether a Person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities Beneficially Owned by any Person, (c) whether a Person is an Affiliate or Associate of another, (d) whether a Business Combination is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (e) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate fair market value of

$5,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets or five percent (5%) of the stockholders' equity of the entity in question, (f) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part, (g) the date on which an Interested Stockholder became an Interested Stockholder, (h) the occurrence and time of any Acquisition Date and (i) any other matter relating to the applicability or effect of this Article TENTH. Any such determination shall be binding and conclusive on all parties.

         2. The Board of Directors shall have the right to demand that any Person who it believes is or may be an Interested Stockholder (or who holds of record shares of Capital Stock that are Beneficially Owned by any Person that the Board of Directors believes is or may be an Interested Stockholder) supply the Corporation with complete information as to (a) the record holders of all shares of Capital Stock that are Beneficially Owned by such Person, (b) the number of shares of each class or series of Capital Stock that are Beneficially Owned by such Person and held of record by each such record holder and the numbers of the stock certificates evidencing such shares and (c) any other matter relating to the applicability or effect of this Article TENTH as the Board of Directors may reasonably request. Each such Person shall furnish such information within ten (10) days after the receipt of such demand.

         F. Nothing contained in this Article TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law or to be in derogation of any action, past or future, which has been or may be taken by the Board of Directors or the stockholders with respect to the subject matter contained herein.

         G. For the purposes of this Article TENTH, a Business Combination is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a Person who thereafter would become such if such Interested Stockholder, Affiliate, Associate or Person votes for or consents to the adoption of any such Business Combination, unless as to such Interested Stockholder, Affiliate, Associate or Person a majority of the Board of Directors makes a determination that such Business Combination is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or Person.

         ELEVENTH: Any director of the Corporation may be removed from office at any time by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

         TWELFTH: The Board of Directors, when evaluating any (a) tender offer or invitation for tenders, or proposal to make a tender offer or request or invitation for tenders, by another party, for any equity security of the Corporation or (b) proposal or offer by another party to (i) merge or consolidate the Corporation or any Subsidiary (as defined in part C of Article TENTH) with another corporation, (ii) purchase or otherwise acquire all or a substantial portion of the properties or assets of the Corporation or any Subsidiary, or sell or otherwise dispose of to the Corporation or any Subsidiary all or a substantial portion of the properties or assets of such other party or (iii) liquidate, dissolve, reclassify the securities of, declare an extraordinary dividend of, recapitalize or reorganize the Corporation, shall take into account all factors which the Board of Directors deems relevant, including, without limitation, to the extent so deemed relevant, the continuing status of the

Corporation as a "real estate investment trust", as defined in Section 856 of the Internal Revenue Code of 1986, as amended, the potential impact on creditors, partners, joint venturers and other constituents of the Corporation and the communities in which the Corporation's offices, other establishments or investments are located.

         THIRTEENTH: Subject to Article FOURTEENTH and applicable law, the Board of Directors may authorize the Corporation to enter into and perform one or more agreements with any person whereby, subject to the supervision and control of the Board of Directors, any such person shall render or make available to the Corporation managerial, investment, advisory or related services, office space and other services and facilities, including, if deemed advisable by the Board of Directors, the management or supervision of the investments or the day-to-day operations of the Corporation (any such person being referred to herein as an "Advisor"), upon such terms and conditions as may be provided in such agreement or agreements, including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation.

         FOURTEENTH: The Corporation shall not, directly or indirectly, contract or engage in any transaction with (a) any director, officer or employee of the Corporation, (b) any director, officer or employee of any Advisor, (c) any Advisor or (d) any Affiliate or Associate (as such terms are defined in part D of Article TENTH) of the Corporation or of any person identified in the foregoing clauses (a) through (c) unless the material facts as to the relationship among or financial interest of the relevant individuals or persons and as to the contract or transaction are disclosed or are known to the Board of Directors or committee thereof, as the case may be, and the Board of Directors or committee thereof, as the case may be, determines that such contract or transaction is fair as to the Corporation and simultaneously authorizes or ratifies such contract or transaction by the affirmative vote of a majority of independent directors (as hereinafter defined) entitled to vote thereon. For purposes of this Article FOURTEENTH, a director of the Corporation shall be deemed "independent" if such director is neither an officer or employee of the Corporation nor a director, officer or employee of any Advisor.

         FIFTEENTH: Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the NRS) outside the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

         SIXTEENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Nevada may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of NRS 78.635 or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of NRS 78.600 order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTEENTH:  A.   Notwithstanding any other provision of these
Articles of Incorporation or the Bylaws of the Corporation, any agreement with any national securities exchange or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock (as defined in part D of Article TENTH) required by any other provision of these Articles of Incorporation, any agreement with any national securities exchange or any provision of law, the affirmative vote of the holders of record of shares of Voting Stock representing at least seventy five percent (75%) of the votes cast by such holders voting thereon shall be required to alter, amend or repeal Article SIXTH, Article SEVENTH, Article EIGHTH, Article TENTH, Article ELEVENTH, Article TWELFTH or this Article SEVENTEENTH or to adopt any provision inconsistent therewith; provided, however, that this part A shall not apply to, and such seventy five percent (75%) vote shall not be required for, any alteration, amendment, repeal or adoption recommended by more than fifty percent (50%) of the entire Board of Directors.

         B. Except as provided in part D of Article FOURTH the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, or any amendment hereof, in the manner now or hereafter prescribed by the laws of the State of Nevada and these Articles of Incorporation, and all rights and powers conferred herein on stockholders, directors and officers are subject to such reservation.

         If any provision of these Articles of Incorporation is determined to be invalid, void, illegal or unenforceable, the remaining provisions of these Articles of Incorporation shall continue to be valid and enforceable and shall in no way be affected, impaired or invalidated.

         IN WITNESS WHEREOF, I have executed these Articles of Incorporation this 22nd day of August, 1995.

                                        /s/ J. Gregory Holloway
                                    -----------------------------------
                                     J. Gregory Holloway, Incorporator

                                   APPENDIX D


                                   BYLAWS OF
                   INCOME OPPORTUNITY REALTY INVESTORS, INC.


                               ARTICLE ARTICLE I


                                    OFFICES

         SECTION 1.1 Registered Office in Nevada. The registered office of Income Opportunity Realty Investors, Inc. (the "Corporation") in the State of Nevada shall be in the City of Carson City, or such other place as the Board of Directors may from time to time authorize by resolution.

         SECTION 1.2 Principal Office. The principal office for the transaction of the business of the Corporation is located at 10670 North Central Expressway, Suite 300, Dallas, Texas 75231. The Board of Directors of the Corporation (the "Board of Directors") is hereby granted full power and authority to change the location of the principal office.

         SECTION 1.3 Other Offices. The Corporation may also have offices at such other places inside or outside the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

                               ARTICLE ARTICLE II


                            MEETINGS OF STOCKHOLDERS

         SECTION 2.1 Annual Meetings. Annual meetings of stockholders shall be held within the first eight months of each calendar year, or as soon as practicable thereafter, commencing with the calendar year 1996.

         SECTION 2.2 Special Meetings. Special meetings of the stockholders of the Corporation may be called by resolution of the Board of Directors, the Chairman of the Board or the President.

         SECTION 2.3 Time and Place of Meetings. Each meeting of stockholders shall be held at such place within the United States, and at such hour on such date, as shall be designated by the Board of Directors and stated in the notice of meeting delivered pursuant to Section 2.4.

         SECTION 2.4 Notice of Meetings. Except as otherwise provided by law, written or printed notice of each meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of such meeting to each stockholder entitled to vote at such meeting or, in the event that the stockholders are to vote upon any proposal to merge or consolidate the Corporation or to sell, lease or exchange all or substantially all of its property and assets, not less than 20 nor more than 60 days before the date of such meeting. Such notice shall be delivered either personally or by mail or at the direction of the Chairman of the Board, the President or the Secretary. Each notice of meeting shall state the place, date and hour of the meeting.

         SECTION 2.5 Nature of Business. At any meeting of stockholders, only such business shall be conducted as shall have been brought before such meeting by or at the direction of the Board of Directors, the Chairman of the Board or the President, as applicable, or by any stockholder who complies with the procedures set forth in this Section 2.5.

         Except as otherwise provided by Section 3.6 of these Bylaws or by law, the only business which shall be conducted at any meeting of stockholders shall
(i) have been specified in the written notice of meeting (or any supplement thereto) given as provided in Section 2.4, (ii) be brought before the meeting at the direction of the Board of Directors or the chairman of the meeting or
(iii) have been specified in a written notice (a "Stockholder Meeting Notice") given to the Corporation, in accordance with all of the following requirements, by or on behalf of any stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote at such meeting. Each Stockholder Meeting Notice must be delivered personally to, or be mailed to and received by, the Secretary at the principal office of the Corporation not less than 35 days nor more than 60 days prior to such meeting; provided, however, that in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each Stockholder Meeting Notice shall set forth (a) a description of each item of business proposed to be brought before the meeting, (b) the name and address of the stockholder proposing to bring such item of business before the meeting, (c) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such Stockholder Meeting Notice and (d) all other information which would be required to be included in a proxy statement filed with the Securities and Exchange Commission (the "Commission") if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to Section 14 of the Securities Exchange Act of 1934. No business shall be brought before any meeting of stockholders otherwise than as provided in this Section 2.5 or in Section 3.6.

         When a meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken, unless the adjournment is for more than 30 days, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. At the adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

         SECTION 2.6 Quorum. Subject to the provisions of the Articles of Incorporation of the Corporation (the "Articles") and any applicable statute, the presence in person or by proxy of holders of a majority of the outstanding shares of the Corporation's voting stock shall constitute a quorum.

         SECTION 2.7 Voting. Subject to the provisions of the Articles and any applicable statute, a majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law or by the Articles.

         Subject to the Articles and any applicable statute, each stockholder of record shall be entitled to one vote for each share registered in such stockholder's name as of the record date determined pursuant to Section 6.5 below or applicable law. A stockholder entitled to vote may do so either in person or by proxy executed in writing by such stockholder or by such stockholder's duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

         SECTION 2.8 Organization and Order of Business. At each meeting of stockholders, the Chairman of the Board or, if the Chairman of the Board is absent or unable to act, the President or, in the absence or inability to act of both the Chairman of the Board and the President, the Treasurer shall act as chairman of the meeting. The Secretary or, if the secretary is absent or unable to act, any other person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

         SECTION 2.9 Inspectors of Election. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote at such meeting shall, appoint inspectors. The number of inspectors shall be either one or three. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at such meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.

         SECTION 2.10 Action Without Meeting. Except as otherwise provided by statute or the Articles, any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth such action, is signed by all the stockholders entitled to vote on the subject matter thereof and if any other stockholders entitled to notice of a meeting of stockholders but not to vote at such meeting have waived in writing any rights which they may have to dissent from such action, and such consent and waiver shall be delivered to the registered office of the Corporation in the State of Nevada, its principal office or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every consent or waiver shall bear the date of signature of each stockholder who signs such consent or waiver.

                              ARTICLE ARTICLE III


                               BOARD OF DIRECTORS

         SECTION 3.1 Number, Election and Term of Directors. The Board of Directors shall consist of not fewer than 3 nor more than 12 directors. Subject to the foregoing limits, the Board of Directors may increase or decrease the number of directors from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors; provided, however, that the tenure of office of an incumbent director shall not be affected by any such increase or decrease. Initially, the names of the directors shall be as specified in the Articles. A director shall hold office until the annual meeting of stockholders for the year in which such director's term expires and until such director's successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office in accordance with the Articles and these Bylaws. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

         Notwithstanding the foregoing, whenever the holder of any one or more series of Preferred Stock shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election and term of office of such directorships shall be governed by the terms of the Articles.

         Directors need not be stockholders.

         SECTION 3.2 Powers. The business and affairs of the Corporation shall be managed in accordance with the Articles by its Board of Directors, which may exercise all of the powers of the Corporation, except such as are by law, the Articles or these Bylaws conferred upon or reserved to the stockholders. As provided in the Articles, the Board of Directors may delegate certain duties, including the duty of management of the Corporation's day-to-day operations or investments, to one or more persons.

         SECTION 3.3 Vacancies. Except as provided by applicable law, any vacancy in the Board of Directors shall be filled by a majority of the directors then in office or by a sole remaining director.

         SECTION 3.4 Resignation of Directors. Any director or member of a committee may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time is specified, at the time of receipt thereof by the Chairman of the

Board, the President or the Secretary. The acceptance of a resignation, unless otherwise stated therein, shall not be necessary to make it effective.

         SECTION 3.5 Removal of Directors. Any director of the Corporation may be removed from office at any time by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to voting power.

         SECTION 3.6 Nomination of Directors. Except as otherwise fixed pursuant to Article FOURTH of the Articles relating to the rights of the holders of any one or more classes or series of Preferred Stock, acting separately by class or series, to elect, under specified circumstances, directors at a meeting of stockholders, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholders' intent to make such nomination or nominations has been delivered personally to, or been mailed to and received by the Secretary at, the principal office of the Corporation not less than 35 days nor more than 60 days prior to the meeting; provided, however, that, in the event that less than 45 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Each such notice shall set forth (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,
(ii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such stockholder as of the record date for the meeting (if such date shall then have been made publicly available) and as of the date of such notice, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission and (vi) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         SECTION 3.7 Committees. The Board of Directors shall appoint from among its members an Audit Committee and may appoint other committees, each to be composed of three or more directors. None of the members of the Audit Committee shall be employees of the Corporation or any Advisor (as defined in Article THIRTEENTH of the Articles). Subject to any provisions of the Articles calling for action by the entire Board of Directors, the Board of Directors may delegate to any committee any of the powers of the Board of Directors except the power to determine the number of directors constituting the Board of Directors, to fill vacancies in the Board of Directors, to take any action pursuant to Articles TENTH and SEVENTEENTH of the Articles, to declare dividends or distributions on stock, to recommend to the stockholders any action which requires stockholder approval, to amend the Bylaws, to approve any merger or share exchange which does not require stockholder approval and to issue stock.

         Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors.

         One-third, but not less than two, of the members of any committee shall be present in person or by telephone at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place absent or disqualified member.

         The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

         The Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

         SECTION 3.8 Meetings. The first meeting of each newly elected Board of Directors shall be held as soon as practicable after each annual meeting of stockholders. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver as provided in Section 4.1, except that no notice or waiver shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of stockholders.

         Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be designated by the Board of Directors.

         Special meetings of the Board of Directors may be called at any time by two or more directors, or in writing by a majority of the members of the Executive Committee, if one is constituted, or by the Chairman of the Board or the President. Special meetings may be held at such place or places inside or outside the State of Nevada as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

         Notice of the place and time of every special meeting of the Board of Directors shall be delivered by the Secretary to each director either personally or by telephone, facsimile, telegram or telegraph, or by leaving the same at his residence or usual place of business at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, at least four days before the day on which such meeting is to be held. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post-office address as it appears on the records of the Corporation, with postage thereon prepaid.

         SECTION 3.9 Quorum and Voting. At any meeting of the Board, a majority of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, the Articles or these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present at such meeting may, by a majority vote, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 3.10 Organization. At each meeting of the Board of Directors, the Chairman of the Board or, if the Chairman of the Board is absent or unable to act, the President or, in the absence or inability to act of both the Chairman of the board and the President, another director chosen by a majority of the directors present shall act as chairman of and preside at the meeting. The Secretary or, if the Secretary is absent or unable to act, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof.

         SECTION 3.11 Meeting by Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

         SECTION 3.12 Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

         SECTION 3.13 Compensation of Directors. Directors, as such, shall not receive any stated salary for their services. Directors deemed "independent" pursuant to the terms of Article FOURTEENTH of the Articles shall receive compensation of (i) $15,000 per year plus expenses for serving on the Board of Directors and (ii) up to $1,000 per day for any special services rendered by such director to the Corporation outside of ordinary duties as director, plus reimbursement for expenses. The Chairman of the Board shall receive additional compensation of $15,000 per year. By resolution, the Board of Directors may change or eliminate such compensation or eliminate reimbursement for expenses. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV


                               WAIVERS OF NOTICE

         SECTION 4.1 Waivers of Notice. Notice of the time, place or purpose of any meeting of stockholders, directors or committee required to be given under law or under the provisions of the Articles or these Bylaws need not be given to a person who shall have signed a written waiver, whether before or after the relevant meeting, or who shall attend such meeting in person (or, in the case of a meeting of stockholders, in person or by proxy). All such waivers shall be filed with the records of the relevant meeting.

                                  ARTICLE V


                                    OFFICERS

         SECTION 5.1 Officers. The executive officers of the Corporation shall be chosen by the Board of Directors and shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may from time to time choose other officers or agents of the Corporation, including in its discretion a Chairman of the Board or one or more Assistant Secretaries or Assistant Treasurers. Two or more offices, except those of (i) President and Vice President, (ii) Secretary and Assistant Secretary and (iii) Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity if such instrument is required by law, the Articles or these Bylaws to be executed, acknowledged or verified by two or more officers.

         Any officer or agent may be, but need not be, a director of the Corporation.

         SECTION 5.2 Compensation. The salaries of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

         SECTION 5.3 Term; Removal; Resignation. An officer of the Corporation shall hold office until the first meeting of the Board of Directors to occur after the next succeeding annual meeting of stockholders and until such officer's successor is chosen and qualifies, subject, however, to prior death, resignation, retirement or removal from office in accordance with these Bylaws. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no such time is specified, at the time of receipt thereof by the Chairman of the Board, the President or the Secretary. The acceptance of a resignation, unless otherwise stated therein, shall not be necessary to make it effective. If any office becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         SECTION 5.4 Chairman of the Board. The Chairman of the Board, if one shall be elected, shall have the power to preside at all meetings of the Board of Directors and stockholders and exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.5 President. The President shall be the Chief Executive Officer of the Corporation. The President shall have general control of the business, finances and affairs of the Corporation, subject to the control of the Board of Directors. Except as may otherwise be provided by the Board of Directors from time to time, the President shall have the general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the Corporation and to affix the Corporate Seal, to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix their compensation subject to the provisions of these Bylaws and subject to the approval of the Board of Directors, to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors and to suspend for cause, pending final action by the Board of Directors, any employee or agent who shall have been appointed by the Board of Directors. The President shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.6 Vice President. The Vice President, if one shall be elected, or, if there shall be more than one, the Vice Presidents in the order specified by the Board of Directors shall in the absence or disability of the President perform the duties and exercise the powers of the President, and shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.7 Secretary. The Secretary shall keep a minute book of all meetings of stockholders and of the Board of Directors. The Secretary shall keep in safe custody the Corporate Seal and, when authorized by the Board of Directors, affix the same to any instrument requiring it and shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.8 Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer. The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all transactions and of the financial condition of the Corporation.

         If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of that office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal of the Treasurer from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the Treasurer and belonging to the Corporation. The Treasurer shall exercise and perform such other powers and duties as are specified in these Bylaws and as may from time to time be prescribed by the Board of Directors.

         SECTION 5.9 Delegation of Duties. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any director.

         SECTION 5.10 Indemnification. Each officer, director or employee of the Corporation shall be indemnified by the Corporation to the full extent permitted under Chapter 78 of the Nevada Revised Statutes and other applicable law.


                               ARTICLE ARTICLE VI


                             CERTIFICATES OF STOCK

         SECTION 6.1 Certificates. Records shall be kept by or on behalf of the Corporation which shall contain the names and addresses of stockholders, the number and class of shares held by them respectively and the number of certificates, if any, representing the shares, and in which there shall be recorded all transfers of shares. Each stockholder shall be entitled to a certificate or certificates which shall certify the number and class of shares owned by such stockholder in the corporation. Each certificate shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer and may be sealed with the Corporate Seal; provided, however, that such signatures may be either manual or facsimile signatures and the Corporate Seal may be either a facsimile or any other form of Corporate Seal. In case any officer who has signed any certificate ceases to hold the office in question before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to hold such office as of the date of its issue. Each stock certificate shall include on its face the name of the Corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. If the Corporation has authority to issue stock of more than one class, each stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder upon request and without charge a full statement of such information. A summary of such information included in a registration statement permitted to become effective under the federal Securities Act of 1933, as now or hereafter amended, shall be an acceptable summary for the purposes of this Section 6.1. Every stock certificate representing shares of stock which are restricted as to transferability by the Corporation shall contain a full statement of the restriction or state that the Corporation will furnish information about the restriction to the stockholder on request and without charge. A stock certificate may not be issued until the stock represented by it is fully paid, except in the case of stock purchased under an option plan as permitted by law.

         SECTION 6.2 Lost Certificates. In case any certificate for shares of the Corporation shall be lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, or any transfer agent thereunto duly authorized by the Board, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen, mutilated or destroyed, and may cause such substitute certificate to be countersigned by the appropriate transfer agent (if any); provided, however, that in each such case the applicant for a substitute certificate shall furnish to the Corporation and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft, mutilation or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required. The Board of Directors may adopt such other provisions and restrictions with reference to lost, stolen, mutilated or destroyed certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

         SECTION 6.3 Transfer Agents and Registrars. The Board of Directors may in its discretion appoint one or more banks or trust companies in such city or cities as the Board of Directors may deem advisable, from time to time, to act as transfer agents or registrars of the Corporation's shares, and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents (if any) and registered by one of such registrars (if any).

         SECTION 6.4 Transfer of Stock. Subject to the restrictions contained in the Articles, upon surrender to the Corporation or its transfer agent of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         SECTION 6.5 Fixing of Record Dates; Closing of Transfer Books. The Board of Directors may fix in advance a date as the record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be more than sixty (60) days, and in case of meeting of stockholders not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, twenty (20) days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

         SECTION 6.6 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments, if any, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         SECTION 6.7 Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these Bylaws, as it may deem expedient concerning the issue, transfer and registration of certificates for the Corporation's shares.


                                 ARTICLE VII


                               GENERAL PROVISIONS

         SECTION 7.1 Dividends. Dividends, if any, upon the capital stock of the Corporation, subject to the provisions of the Articles, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, property or the Corporation's shares, subject to the provisions of applicable law and of the Articles. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, for equalizing dividends or for repairing or maintain any property of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 7.2 Annual Report. The Chairman of the Board, the President, a Vice President or the Treasurer shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. Such balance sheet and financial statement may be, but are not required by these Bylaws to be, certified by independent certified public accountants. Such report shall also be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Corporation.

         SECTION 7.3 Checks. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by the President or the Treasurer or by such officer or officers as the Board of Directors may from time to time designate.

         SECTION 7.4 Depositories and Custodians. The funds of the Corporation shall be deposited with such banks or other depositories as the Treasurer may from time to time designate. All securities and other investments shall be deposited in the safekeeping of such banks or other companies as the Board of Directors may from time to time designate.

         SECTION 7.5 Books of Account and Records. The Corporation shall maintain at its principal office correct and complete books and records of account of all the business and transactions of the Corporation. Upon request of any stockholder, there shall be made available in accordance with the provisions of Nevada law a record containing the number of shares of stock issued during a specified period not to exceed twelve months and the consideration received by the Corporation for each such share.

         SECTION 7.6 Information for Inspection. Any stockholder of the Corporation, or any agent thereof, may inspect and copy during usual business hours these Bylaws, minutes of the proceedings of meetings of stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.

         SECTION 7.7 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

         SECTION 7.8 Corporate Seal. The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Nevada." The Corporate Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                 ARTICLE VIII


                                   AMENDMENTS

         SECTION 8.1 Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation.

         SECTION 8.2 Stockholders. The stockholders of the Corporation may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of not less than seventy five percent (75%) of the outstanding stock of the Corporation entitled to vote thereon; provided, however, that the power of the stockholders to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation is further subject to the provisions of the Articles of Incorporation.

                                                                      APPENDIX E


                          SECOND AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                        INCOME OPPORTUNITY REALTY TRUST
           (Formerly Consolidated Capital Income Opportunity Trust/2)


         This second amended Declaration of Trust is made and entered into as of April 1, 1987 and will be recorded in Alameda County, California, as soon as reasonably possible after execution. The original Declaration of Trust was entered into on December 14, 1984 and was first amended on April 24, 1985.
This Declaration of Trust supercedes and overrides all prior Declaration of Trust of Income Opportunity Realty Trust (the "Trust") formerly known as Consolidated Capital Income Opportunity Trust/2.

         Robert J. Blake, Fred H. Field, Albert H. Schaaf, and Douglas M. Temple, Thomas J. Fitzmyers, David V. John, Betty Hood-Gibson and Robert J. Thiebaut do hereby agree to hold in trust, as Trustees, any and all property, real, personal, or otherwise, tangible or intangible, of every type and description, which is transferred, conveyed, or paid to them as such Trustees, and all rents, income, profits, and gains therefrom for the benefit of the Shareholders hereunder, subject to the terms and conditions and for the uses and purposes hereinafter set forth.

                                   ARTICLE I

                             The Trust: Definitions

         1.1. Name. The name of the Trust shall be "Income Opportunity Realty Trust." As far as practicable and except as otherwise provided in this Declaration, the Trustees shall conduct the Trust's activities, execute all documents, and sue or be sued in the name of Income Opportunity Realty Trust, or in their names as Trustees of Income Opportunity Realty Trust. If the Trustees determine that the use of such name is not practicable, legal or convenient, they may use such other designation or may adopt another name under which the Trust may hold property or conduct its activities.

         If Consolidated Capital Equities Corporation, a Colorado corporation, or any subsidiary, affiliate, or successor of such corporation shall cease, for any reason, to render to the Trust the services of Advisor (as defined in Section 1.4 hereof) pursuant to the contract referred to in

Article IV hereof and any renewal or extension of such contract, then the Trustees shall, upon request of Consolidated Capital Equities Corporation or its successors, and without any vote or consent of the Shareholders of this Trust being required, promptly amend this Declaration of Trust to change the name of the Trust to one which does not include any reference to "Consolidated Capital," "Johnstown/Consolidated" or any approximation thereof.

         1.2. Place of Business. The principal office of the Trust shall be 2000 Powell Street, Emeryville, California 94608. However, the Trustees may, from time to time, change such location and maintain other offices or places of business.

         1.3. Nature of Trust. The Trust is a real estate investment trust (also known as a business trust for real estate purposes) organized under the laws of the state of California. It is intended that the Trust shall carry on business as a "real estate investment trust" ("REIT") as described in the REIT Provisions of the Code. The Trust is not a general partnership, limited partnership, joint venture, corporation, or joint stock company or association (but nothing herein shall preclude the Trust from being taxed as an association under the REIT Provisions of the Code), nor shall the Trustees or Shareholders or any of them for any purpose be, nor be deemed to be, nor treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Shareholders to the Trustees shall be solely that of beneficiaries of the Trust, and their rights shall be limited to those conferred upon them by this Declaration.

         1.4. Definitions. The terms defined in this Section 1.4, whenever used in this Declaration, shall, unless the context otherwise requires, have the respective meanings hereinafter specified in this Section 1.4. In this Declaration, words in the singular number include the plural, and words in the plural number include the singular.

                 (a) Advisor. "Advisor" shall mean any Person appointed, employed, or contracted with by the Trustees under the provisions of
         Article IV hereof.

                 (b) Affiliate. "Affiliate" shall mean, as to any person, any other person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares, or equity interests of such person or of any other person which controls, is controlled by, or is under common control with, such person or is an officer, retired officer, director, employee, partner, or trustee (excluding non-interested trustees not otherwise affiliated with the entity) of such person or of any other person which controls, is controlled by, or is under common control with, such person.

                 (c) Annual Meeting of Shareholders. "Annual Meeting of Shareholders" shall mean the meeting of Shareholders held once a year, at the time and place designated by the Trustees, for the purpose of electing Trustees, conducting a vote on other issues appropriate for Shareholder vote, and discussing appropriate issues concerning the business of the Trust.

                 (d) Annual Report. "Annual Report" shall mean the report to Shareholders distributed annually concerning the business and financial operations of the Trust for such year, containing the report of the Trust's auditors and audited financial statements.

                 (e) Appraisal. "Appraisal" shall mean the value, as of the date of the appraisal, of real property (in its existing state or in a state to be created) as determined by (i) the Trustees, (ii) the Advisor, or (iii) a disinterested person having no economic interest in the real property and who is a member in good standing of the American Institute of Real Estate Appraisers (MAI), or who in the sole judgment of the Trustees is properly qualified to make such determination. The Trustees may in good faith rely on a previous Appraisal made on behalf of other persons, provided (i) it meets the aforesaid standard, and was made in connection with an investment in which the Trust acquires an interest or (ii) it was prepared not earlier than two years prior to the acquisition by the Trust of its interest in the real property. In appraising such properties, appraisers may take into consideration each of the specific terms and conditions of a purchase, including any leaseback or other guarantee arrangement contained therein. An appraisal may not necessarily represent the cash value of the property but may consider the value of the income stream from such property plus the discounted value of the fee interest and other terms of the purchase.

                 (f) Appraised Value. "Appraised Value" shall mean the value stated in the most recent appraisal of the real property owned by the Trust.

                 (g) Average Net Invested Capital. "Average Net Invested Capital" for a period shall mean the average of the Net Invested Capital at the end of each calendar month during the period in respect to which such computation is being made.

                 (h) Book Value. "Book Value" shall mean the value of an asset or assets of the Trust on the books of the Trust, before provision for amortization, depreciation, or depletion, and before deducting any indebtedness or other liability in respect thereto, except that no asset shall be valued at more than its fair value as determined by the Trustees.

                 (i) Book Value of Invested Assets. "Book Value of Invested Assets" shall mean the Book Value of the Trust's total assets (without deduction of any liabilities) but excluding (i) goodwill and other intangible assets; (ii) cash; and (iii) cash-equivalent investments with terms which mature in one year or less.

                 (j) Code. "Code" shall mean the Internal Revenue Code of 1954, as amended through the date hereof.

                 (k) Declaration. "Declaration" shall mean this Declaration of Trust and all amendments, restatements or modifications thereof. References in this Declaration to "herein," "hereof," and "hereunder" shall be deemed to refer to this Declaration and shall not be limited to the particular text, article, or section in which such words appear.

                 (l) Mortgage Loans. "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations which are negotiable or non-negotiable and which are secured or collateralized by mortgages, including first, wraparound, development and construction, and junior mortgages.

                 (m) Mortgages. "Mortgages" shall mean mortgages, deeds of trust, or other security deeds on real property or rights or interests in real property.

                 (n)      Net Asset Value.   "Net Asset Value" shall mean the
         Book Value of all the assets of the Trust minus all the liabilities of the Trust.

                 (o) Net Contributed Capital. "Net Contributed Capital" shall mean the total initial investments and contributions to the capital of the Trust by all investors after deduction of the expenses of organization and registration.

                 (p) Net Income. "Net Income" for any period shall mean the Net Income of the Trust for such period computed on the basis of its results of operations for such period, after deduction of all expenses other than the Advisory Fee payable to the Advisor, extraordinary items, gains, and losses from the disposition of assets of the Trust and amortization, and depreciation or depletion of the assets of the Trust.

                 (q) Non-Interested Trustee. "Non-Interested Trustee" shall mean a Trustee who is not affiliated, directly or indirectly, with the Advisor, whether by ownership of, ownership interest in, employment by, any business or professional relationship with, or serves as an officer or director of, the Advisor or an affiliated business entity of the Advisor. A Non-Interested Trustee shall also mean one who performs no other services for the Trust, except as Trustee. An indirect relationship shall include circumstances in which a member of the immediate family of a Trustee has one of the foregoing relationships with the Advisor or the Trust for which he serves as Trustee. A Non-Interested Trustee may also serve as a Non-Interested Trustee of other independent REITs sponsored by Consolidated Capital.

                 (r) Operating Expenses. "Operating Expenses" shall mean the aggregate annual expenses regarded as operating expenses in accordance with generally accepted accounting principles, as determined by the independent auditors selected by the Trustees and including the Advisory Fee payable to the Advisor and the fees and expenses paid to the Trustees who are not employees or affiliates of the Advisor. The operating expenses shall exclude, however, the following:

                          (i)     the cost of money borrowed by the Trust;

                          (ii) income taxes, taxes and assessments on real property and all other taxes applicable to the Trust;

                          (iii) expenses and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Trust's securities (including legal, auditing, accounting, underwriting, brokerage, printing, engraving, and other fees);

                          (iv) fees and expenses paid to independent mortgage servicers, contractors, consultants, managers, and other agents retained by or on behalf of the Trust;

                          (v) expenses directly connected with the purchase origination, ownership, and disposition of real properties or mortgage loans (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) other than expenses with respect thereto of employees of the Advisor, except legal, internal auditing, mortgage servicing, foreclosure and computer costs and transfer agent services performed by employees of the Advisor;

                          (vi) expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans;

                          (vii)   expenses connected with payments of
                 dividends, interest or distributions by the Trust to Shareholders;

                          (viii) expenses connected with communications to Shareholders and bookkeeping and clerical expenses for maintaining Shareholder relations, including the cost of printing and mailing share certificates, proxy solicitation materials and reports;

                          (ix) transfer agent's, registrar's and indenture trustee's fees and charges;

                          (x) the cost of any accounting, statistical, bookkeeping, or computer equipment necessary for the maintenance of books and records of the Trust.

                          (xi) reserves for depletion, depreciation and amortization and losses and provisions for losses.

         The following direct expenses of the Advisor shall be excluded from the Trust's operating expenses and shall be borne by the Advisor:

                          (i)     employment expenses of the Advisor's
                 personnel (including Trustees, officers, and employees of the Trust who are directors, officers, or employees of the Advisor or its affiliates), other than the expenses of those employee services listed at (v) above;

                          (ii) rent, telephone, utilities, and office furnishings and other office expenses of the Advisor (except those relating to a separate office, if any, maintained solely for the Trust); and

                          (iii) the Advisor's overhead directly related to performance of its functions under the Advisory Agreement.

                 (s) Person. "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                 (t) Real Property. "Real Property" shall mean and include land, rights in land, leasehold interests (including, but not limited to, interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein, but shall not include mortgages, mortgage loans, or interests therein.

                 (u)      REIT.  "REIT" shall mean Real Estate Investment Trust.

                 (v) REIT Provisions of the Code. "REIT Provisions of the Internal Revenue Code" shall mean Part II, Subchapter M of Chapter 1, of the Internal Revenue Code of 1954, as now enacted or hereafter amended, or successor statutes, and regulations and rulings promulgated thereunder.

                 (w) Securities. "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities," or any certificates of interest, shares, or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options (except non-tradeable options relating to the purchase of a particular parcel of real estate), or rights to subscribe to, purchase, or acquire any of the foregoing.

                 (x) Shares. "Shares" shall mean the shares of beneficial interest of the Trust as described in Section 6.1.

                 (y) Shareholders. "Shareholders" shall mean, as of any particular time, all holders of record of outstanding Shares at such time.

                 (z) Sponsor. "Sponsor" shall mean Consolidated Capital Equities Corporation, a Colorado corporation, or any successor entity.

                 (aa) Taxable Income. "Taxable Income" shall have the same meaning as "Taxable Income" has in the REIT Provisions of the Code.

                 (bb) Total Assets of the Trust Estate. "Total Assets of the Trust Estate" shall mean the value of all the assets of the Trust Estate as shown on the books of the Trust.

                 (cc) Trust Estate. "Trust Estate" shall mean, as of any particular time, any and all property, real, personal, or otherwise, tangible or intangible, which is owned or held by the Trust or the Trustees, including, but not limited to, property which is transferred, conveyed, or paid to the Trust or Trustees, and all rents, income, profits, and gains therefrom.

                 (dd) Trustees. "Trustees" shall mean, as of any particular time, Trustees holding office under this Declaration at such time, whether they be the Trustees named herein or additional or successor Trustees, and shall not include the officers, representatives or agents of the Trust, or the Shareholders, but nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives, or agents of the Trust, or from owning Shares.

                 (ee) Trustees' Regulations. "Trustees' Regulations" shall mean the regulations adopted pursuant to Section 3.3.

                                   ARTICLE II

                                    Trustees

         2.1. Number, Term of Office, and Qualifications of Trustees. There shall be no less than five nor more than 15 Trustees. Within the limits set forth in this Section 2.1, the number of Trustees may be increased or decreased from time to time by the Trustees or by the Shareholders. Subject to the provisions of Section 2.3, each Trustee shall hold office until the expiration of his term and until the election and qualification of his successor. The terms of the Trustees executing this Declaration, or of any successor or successors to them, duly appointed hereunder prior to the first Annual Meeting of the Shareholders, to be held in the next calendar year following the year in which the close of the Trust's initial public offering of its shares occurs or by June of 1988, whichever later occurs, shall expire at such first Annual Meeting of the Shareholders. Thereafter, the term of each Trustee shall expire at the Annual Meeting of the Shareholders following the election and qualification of Trustees. Trustees may be re-elected.

         A Trustee shall be an individual at least 21 years of age who is not under legal disability. A Trustee shall qualify as such when he has either signed this Declaration or agreed in writing to be bound by it. Unless otherwise required by law or by action of the Trustees, no Trustee shall be required to give bond, surety or security in any jurisdiction for the performance of any duties or obligations hereunder. A Trustee, in the capacity as Trustee, shall not be required to devote his entire time to the business and affairs of the Trust. A majority of the Trustees shall at all times be persons who are not affiliates of the Sponsor or any of its affiliates or successor entities; provided, however, that upon a failure to comply with this requirement because of the death, resignation, or removal of a Non- Interested Trustee who is not such an affiliate, such requirement shall not be applicable for a period of 60 days.

         2.2. Compensation and Other Remuneration. The Trustees shall be entitled to receive such reasonable compensation for their services as Trustees as they may determine from time to time; provided, however, that Trustees and officers of the Trust who are affiliated with the Advisor or any of its affiliates shall not receive compensation from the Trust for their services as Trustees or officers of the Trust. The Trustees, either directly or indirectly, shall also be entitled to receive remuneration for services rendered to the Trust in any other capacity. Such services may include, without limitation, services as an officer of the Trust, legal, accounting, or other professional services, or services as a broker, transfer agent, or underwriter, whether performed by a Trustee or by any person affiliated with a Trustee.

         2.3. Resignation, Removal and Death of Trustees. The term of office of a Trustee shall terminate and vacancy shall occur in the event of the death, resignation, bankruptcy, adjudicated incompetence or other incapacity to exercise the duties of the office, or removal of a Trustee. A Trustee may resign at any time by giving written notice in recordable form to the remaining Trustees at the principal office of the Trust. Such resignation shall take effect on the date such notice is given, or at any later time specified in the notice, without need for prior or subsequent accounting. A Trustee may be removed at any time, with or without cause by vote or consent of holders of a majority of the outstanding Shares entitled to vote thereon, or by a majority of the remaining Trustees. A Trustee judged incompetent or bankrupt, or for whom a guardian or conservator has been appointed, shall be deemed to have signed as of the date of such adjudication or appointment. Upon the resignation or removal of any Trustee, or upon his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the conveyance of any Trust property held in his name and shall account to the remaining Trustee or Trustees, as they require, for all property which he holds as Trustee and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his legal representative shall perform the acts set forth in the preceding sentence, and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trustee or the estate of the deceased Trustee, as the case may be.

         2.4. Vacancies. If any or all of the Trustees cease to be Trustees hereunder, whether by reason of resignation, removal, incapacity, death, or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trustees (even though less than five) may exercise the powers of the Trustees hereunder. Vacancies (including vacancies created by increases in number) may be filled by the remaining Trustees, or by the vote or consent of holders of a majority of the outstanding Shares entitled to vote thereon. The Non-Interested Trustees shall nominate replacements for vacancies among the independent Trustees on the Board. If at any time there shall be no Trustees in office, successor Trustees shall be elected by the Shareholders as provided in Section 6.7.

         2.5. Successor and Additional Trustees. The right, title, and interest of the Trustees in and to the Trust Estate shall also vest for the benefit of the Shareholders in successor and additional Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Trustees hereunder. Such right, title, and interest shall vest in the Trustees, whether or not conveyance documents have been executed and delivered pursuant to Section 2.3; or otherwise.

         2.6. Actions by Trustees. A quorum for all meetings of the Trustees shall be a majority of the Trustees. Interested or affiliated Trustees may be counted in determining the presence of a quorum at a meeting of the Trustees. Unless specifically provided otherwise in this Declaration, the Trustees may act (i) by a vote or resolution at a meeting at which a quorum is present, or (ii) without a meeting by a written vote, resolution, or other writing consenting to said action, signed by a majority of the Trustees. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present is the act of the Trustees and is binding on the Trust. Any agreement, deed, mortgage, lease, or other instrument or writing executed by one or more of the Trustees, or by any person specifically authorized by resolution or in the Trustees' Regulations, shall be valid and binding upon the Trustees and upon the Trust when (i) authorized by a majority of the Trustees at a meeting by resolution, without a meeting, by consent of all of the Trustees, or in the Trustees' Regulations, or (ii) ratified by action of the Trustees at a later meeting or by written consent.
No commitment to invest or sell the Trust's funds or assets can be made by anyone other than the Trustees acting by a majority vote at a meeting or by unanimous written consent, except that (i) the Trustees may delegate authority to the Advisor to commit the Trust to certain investments or sales within guidelines established by the Trustees and entered into the minute book of the Trust; and (ii) actions by officers of the Trust related to the management and investment of reserves and initial capital raised during a public offering of shares. Authority to sign documents on behalf of the Trust shall be set forth in the Trustees' Regulations or in the minute book of the Trust. Notwithstanding anything to the contrary contained herein, a majority of the independent Trustees shall:

                 (i) frequently and at least annually review the investment policies of the Trust to determine that the investment policies are in the best interest of the shareholders;

                 (ii) take all reasonable steps to insure that annual reports are delivered to shareholders and that annual meetings are held;

                 (iii) require that any Advisory Contract entered into by the Trust be terminable by the majority of the independent Trustees or the Advisor upon 60 days' written notice without cause;

                 (iv) determine at least annually that the compensation which the Trust pays to the Advisor under an Advisory Contract is reasonable in relation to the nature and quality of services performed; and supervise the performance of the Advisor and the compensation paid to it by the Trust;

                 (v) determine at least annually that the total fees and expenses of the Trust are reasonable in light of the investment experience of the Trust, its net assets, net income and the fees and expenses of other comparable Advisors in real estate; and

                 (vi) select, when necessary in their opinion, a qualified independent real estate appraiser to appraise properties purchased by the Trust.

         2.7. Executive Committee. The Trustees may appoint from among their own number an Executive Committee of three or more persons to whom they may delegate from time to time such of the powers herein given to the Trustees as they may deem advisable. A majority of the Executive Committee shall at all times be Non-Interested Trustees; provided, however, that upon a failure to comply with this requirement because of the death, resignation, or removal of a Trustee who is not such an Affiliate, such requirement shall not be applicable for a period of 60 days.

         2.8. Audit Committee. The Trustees may appoint from among their number an Audit Committee of three or more persons to review the Trust's operating and accounting procedures. A majority of the Audit Committee shall at all times be Non-Interested Trustees; provided, however, that upon a failure to comply with this requirement because of the death, resignation, or removal of a Trustee who is not such an Affiliate, such requirement shall not be applicable for a period of 60 days.

                                  ARTICLE III

                                Trustees' Powers

         3.1. Power and Authority of Trustees. The Trustees, subject only to the specific limitations contained in this Declaration, shall have, without further or other authorization and free from any power or control on the part of the Shareholders, full, absolute, and exclusive power, control, and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, and may do all such acts and things as in their sole judgment and discretion are necessary for or incidental to or desirable for the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust. Any determination made in good faith by the Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Declaration, a presumption shall favor of the grant of powers and authority to the Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred herein upon the Trustees.

         3.2. Specific Powers and Authorities. Subject only to the express limitations contained in this Declaration and in addition to any powers and authorities conferred by this Declaration or which the Trustees may have by virtue of any present or future statute or rule or law, the Trustees, without any action or consent by the Shareholders, shall have and may exercise at any time and from time to time the following powers and authorities which may or may not be exercised by them in their sole judgment and discretion and in such manner and upon such terms and conditions as they may from time to time deem proper:

                 (a) To retain, invest, and reinvest the capital or other funds of the Trust in equity, leasehold and/or mortgage interests in real or personal property of any kind, all without regard to whether any such property is authorized by law for the investment of Trust funds or whether any investments may mature before the possible termination of the Trust, and to possess and exercise all the rights, powers, and privileges pertaining to the ownership of the Trust Estate and to increase the capital of the Trust at any time by the issuance of additional Shares for such consideration as they deem appropriate.

                 (b) For such consideration as they deem proper, to invest in, develop, and purchase or otherwise acquire for cash or other property or through the issuance of Shares through a public and/or private offering or through the issuance of notes, debentures, bonds, or other obligations of the Trust and hold for investment real, personal or mixed, tangible or intangible, property of any kind wherever located in the world, including without limitation, (i) the entire or any participating interest in rents, lease payments, or other income from, or the entire or any participating interest in the profits from, or the entire or any participating interest in the equity or ownership of, real property; (ii) the entire or any participating interest in notes, bonds, or other obligations which are secured by mortgages; (iii) in connection with any such investment, purchase, or acquisition, a share of rents, lease payments, or other gross income from or a share of the profits from or a share in the equity or ownership of real property, either directly or through joint venture, general or limited partnership, or other lawful combinations or associations; (iv) loans secured by the pledge or transfer of mortgages; and (v) securities of every nature, whether or not secured by mortgage loans. The Trustees shall have the power to pay fees and commissions in connection with such investments, including fees and commissions payable to the Sponsor or its affiliates.

                 (c) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer, or otherwise dispose of any and all of the Trust Estate or interests, including security interests, in the Trust Estate, by deeds, trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements, and other instruments for any of such purposes.

                 (d) To issue Shares, bonds, debentures, notes, or other evidences of indebtedness which may be secured or unsecured and may be subordinated to any indebtedness of the Trust and may be convertible into Shares and which include options, warrants, and rights to subscribe to, purchase, or acquire any of the foregoing, all without vote of or other action by the Shareholders to such persons for such cash, property, or other consideration (including securities issued or created by, or interests in any person) at such time or times and on such terms as the Trustees in their sole discretion and in good faith may deem advisable and to list any of the foregoing securities issued by the Trust on any securities exchange and to purchase, repurchase at fair market value, or otherwise acquire, hold, cancel, reissue, sell, and transfer any of such securities.

                 (e) To enter into leases, contracts, obligations, and other agreements for a term extending beyond the term of office of the Trustees and beyond the possible termination of the Trust or for a lesser term.

                 (f) To borrow money from independent third parties or affiliates of the Sponsor and give negotiable or non-negotiable instruments therefor; to guarantee, indemnify, or act as surety with respect to payment or performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber or hypothecate the Trust Estate or interests, including security interests, in the Trust Estate to secure any of the foregoing; provided that upon and after giving effect to any proposed borrowing the amount of outstanding, secured and unsecured indebtedness of the Trust for money borrowed from or guaranteed to others, including mortgages on acquired real property, would not exceed 300% of the Net Asset Value of the Trust.

                 (g)      To lend money, whether secured or unsecured.

                 (h)      To create reserve funds for any purpose.

                 (i) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses, or disbursements are, in the opinion of the Trustees, necessary for or incidental to or desirable for the carrying out of any of the purposes of the Trust or the conducting of the business of the Trust, including, without limitation, taxes and other governmental levies, charges, and assessments of whatever kind or nature, imposed upon or against the Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof, and for any of the purposes herein.

                 (j) To deposit funds or securities held by the Trust in banks, trust companies, savings and loan associations and other depositories, whether or not such deposits will draw interest, the same to be subject to withdrawal on such terms and in such manner and by such person or persons (including any one or more Trustees, officers, agents, or representatives) as the Trustees may determine and set forth by resolution from time to time.

                 (k) To possess and exercise all the rights, powers, and privileges appertaining to the ownership of all or any interests in, mortgages or securities issued or created by, any person, forming part of the Trust estate, to the same extent that an individual might, and, without limiting the generality of the foregoing, to vote or give any consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, which proxies and powers of attorney may be for meetings or actions generally, or for any particular meeting or action, and may include the exercise of discretionary powers.

                 (l) To enter, with affiliates or non-affiliates, into joint ventures, general or limited partnerships, leaseback agreements, and any other lawful combinations or associations for any purpose, including but not limited to the development of raw land.

                 (m) To elect, appoint, engage, or employ such officers for the Trust as the Trustees may determine, who may be removed or discharged at the discretion of the Trustees, such officers to have such powers and duties, and to serve such terms and at such compensation as may be prescribed by the Trustees or by the Trustees' Regulations; to engage or employ any persons (including, subject to the provisions of Sections 7.5 and 7.6, any Trustee or officer and any person with which any Trustee or officer is directly or indirectly connected) as agents, representatives, employees, or independent contractors (including, without limitation, real estate advisors, investment advisors, transfer agents, registrars, underwriters, accountants, attorneys at law, real estate agents, managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, and to pay compensation from the Trust for services in as many capabilities as such person may be so engaged or employed; and, except as prohibited by law, to delegate any of the powers and duties of the Trustees to any one or more Trustees, agents, representatives, officers, employees, independent contractors, or other persons.

                 (n) To determine whether monies, Securities or other assets received by the Trust shall be charged or credited to income or capital or allocated between income and capital, such determination including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital or to apportion the same between income and capital; to apportion the sale price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this subsection such monies, Securities, or other assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital or apportion the same between income and capital; to provide or fail to provide reserves for depreciation, amortization, or obsolescence in respect of all or any part of the Trust Estate subject to depreciation, amortization, or obsolescence in such amounts and by such methods as they shall determine; to allocate to the share of beneficial interest account less than all of the consideration received for Shares and to allocate the balance thereof to paid-in capital; and to determine the method or form in which the accounts and records of the Trust shall be kept and to change from time to time such method or form.

                 (o) To determine from time to time the value of all or any part of the Trust Estate and of any services, securities, assets, or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Estate in accordance with such appraisals or other information as are, in the Trustees' sole judgment, necessary and/or satisfactory.

                 (p) To collect, sue for, and receive all sums of money or other assets coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands, or other litigation relating to the Trust, the Trust Estate or the Trust's affairs; to enter into agreements therefor, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication, or settlement thereof.

                 (q) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

                 (r) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust and/or any or all of the Trustees, the Shareholders, officers, employees, agents, investment advisors, or independent contractors of the Trust against any and all claims and liabilities of every nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by any such Person as Trustee, Shareholder, officer, employee, agent, investment advisor or independent contractor, whether or not the Trust would have the power to indemnify such person against such liability.

                 (s) To cause legal title to any of the Trust Estate to be held by and/or in the name of the Trustees, or except as prohibited by law, by and/or in the name of the Trust or one or more of the Trustees or any other person, on such terms, in such manner, with such powers in such person as the Trustees may determine, and with or without disclosure that the Trust or Trustees are interested therein.

                 (t) To adopt a fiscal year for the Trust, and from time to time to change such fiscal year without the approval of the Shareholders.

                 (u) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

                 (v) To make, perform, and carry out, or cancel and rescind, contracts of every kind for any lawful purpose without limit as to amount, with any person, firm, trust, association, corporation, municipality, county, parish, state, territory, government, or other municipal or governmental subdivision. These contracts shall be for such duration and upon such terms as the Trustees in their sole discretion shall determine.

                 (w) To do all other such acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust; to promote any of the purposes for which the Trust is formed, and to carry out the provisions of this Declaration.

         3.3. Trustees' Regulations. The Trustees may make, adopt, amend, or repeal regulations containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees, or officers not inconsistent with law or with this Declaration.

         3.4. Additional Powers. The Trustees shall additionally have and exercise all the powers conferred by the laws of California upon business trusts or real estate investment trusts formed under such laws, insofar as such laws are not in conflict with the provisions of this Declaration.

         3.5. Incorporation. Upon a vote of two-thirds of the Trustees, and with the approval of the holders of a majority of the Shares voting at a meeting called for such a purpose, the Trustees shall have the power to cause to be organized or to assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association, or other organization to take over the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey, and transfer the Trust Estate or any part or parts thereof to any such corporation, trust, partnership, association, or organization in exchange for the Shares or Securities thereof or otherwise, and to lend money to, subscribe for the Shares or Securities of, and enter into any contracts with any such corporation, trust, partnership, association, or organization, or any corporation, trust, partnership, association, or organization in which the Trust holds or is about to acquire Shares or any other interest. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation if and to the extent permitted by law, provided that under the law then in effect, the federal income tax benefits available to qualified real estate investment trusts and their shareholders, or substantially similar benefits, are also available to such corporation, trust, partnership, association, or organization and its stockholders or members, and provided that the resulting investment would be substantially equal in quality and substantially the same in type as an investment in the Shares.

                                   ARTICLE IV

                    Advisor: Limitation on Operating Expense

         4.1. Employment of Advisor. The Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisors, managers, or independent contractors of the Trust as may be necessary to ensure that such business conforms to the provisions of this Declaration. However, the Trustees shall not be required personally to conduct all the business of the Trust, and consistent with their ultimate responsibility as stated above, the Trustees shall have the power to appoint, employ, or contract with any person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be directors, officers, stockholders, partners, or trustees) as the Trustees may deem necessary or proper for the transaction of the business of the Trust. The Trustees may therefor employ or contract with such person (herein referred to as the "Advisor"), and the Trustees may grant or delegate such authority to the Advisor as the Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by Trustees. Any such delegated authority shall be entered into the minute book of the Trust.

         The Trustees (subject to the provisions of Sections 4.2 and 4.4) shall have the power to determine the terms and compensation of the Advisor or any other person whom they may employ or with whom they may contract; provided, however, that any determination to employ or contract with any Trustee or any Person of which a Trustee is an affiliate, shall be valid only if made, approved, or ratified by a majority of the Trustees who are not affiliates of such person. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees, and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

         4.2. Term. The Trustees shall not enter into any contract with the Advisor unless such contract has an initial term of no more than two years and provides for annual renewal or extension thereafter, subject to approval by the Shareholders of the Trust. However, the first such term shall extend from the date of its execution to the date of the first annual meeting of the Shareholders. The Trustees shall not enter into such a contract with any person of which a Trustee is an affiliate unless such contract provides for renewal or extension thereof by the affirmative vote of a majority of the Non-Interested Trustees. The contract with the Advisor may be terminated without penalty by the Advisor upon 120 days' written notice, or by action of holders of a majority of the outstanding Shares of the Trust without penalty, or by the Trust without penalty by action of a majority of the Trustees, including a majority of the Non-Interested Trustees upon 60 days' written notice, in a manner to be set forth in the contract with the Advisor.

         4.3. Other Activities of Advisor. The Advisor shall not be required to administer the investment activities of the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of services and advice to other persons (including other real estate investment trusts) and the management of other investments (including investments of the Advisor and its affiliates). The Trustees pay request the Advisor to engage in other activities which complement the Trust's investments and to provide services requested by the borrowers or prospective borrowers from the Trust, and the Advisor may receive compensation or commissions therefor from the Trust or other persons.

         The Advisor shall be required to use its best efforts to present to the Trust a continuing and suitable investment program which is consistent with the investment policies and objectives of the Trust, but neither the Advisor nor any of its affiliates (subject to any applicable provisions of Section

7.6) shall be obligated to present any particular investment opportunity to the Trust even if such opportunity is of a character which, if presented to the Trust, could be taken by the Trust, and, subject to the foregoing, shall be protected in taking for its own account or recommending to others any such particular investment opportunity.

         Upon request of any Trustee, the Advisor and any person who controls, is controlled by, or is under common control with the Advisor, shall from time to time promptly furnish the Trustees with information on a confidential basis as to any investments within the Trust's investment policies made by the Advisor or such other person for its own account.

         4.4. Limitation on Operating Expenses. The Operating Expenses of the Trust for any fiscal year shall not exceed the lesser of (a) 1.5% of the average of the Book Values of Invested Assets of the Trust at the end of each calendar month of such fiscal year, or (b) the greater of 1.5% of the average of the Net Asset Value of the Trust at the end of each calendar month of such fiscal year or 25% of the Trust's Taxable Income, and each contract made with the Advisor shall specifically provide for a refund to the Trust of the amount, if any, by which the Operating Expenses so exceed the applicable amount; provided, however, that the Advisor shall not be required to refund to the Trust, with respect to any fiscal year, any amount which exceeds the aggregate of the Advisory Fee paid to the Advisor under such contract with respect to such fiscal year.

                                   ARTICLE V

                               Investment Policy

         5.1. General Statement of Policy. The Trustees intend initially, and to the extent funds are not fully invested in real property and mortgages as described below, to invest the Trust Estate in investments such as: (a) short-term government securities, (b) securities of government agencies, (c) bankers' acceptances, (d) certificates of deposit, (e) deposits in commercial banks, (f) participations in pools of mortgages or bonds and notes (including but not limited to Federal Home Loan Mortgage Corporation participation sale certificates ("FHLMCs"), Government National Mortgage Association modified pass-through certificates ("GNMAs") and Federal National Mortgage Association bonds and notes ("FNMAs")), and/or (g) obligations of municipal, state and federal governments and government agencies.

         The Trustees intend to invest the major portion of the Trust Estate to acquire and/or develop real property, and to acquire and/or fund all types of mortgage loans, to participate in joint venture or leasehold interests in real property with affiliated or unaffiliated persons, and to pay expenses reasonably related to the development of real property. The Trustees may also invest in ownership or other interests in real property and mortgages or in persons involved in owning, operating, leasing, developing, financing, or dealing in real property or mortgages (which investments shall ordinarily be made in connection with properties having income-producing capabilities). The Trustees may make commitments to make investments consistent with the foregoing policies. The Trustees may also participate in investments with other investors, including investors affiliated with the Advisor and investors having investment policies similar to those of the Trust, on the same or different terms. The Advisor may act as advisor to such other investors, including investors who have the same investment policies.

         The Trustees may retain, as permanent reserves, amounts, if any, which they deem reasonable in cash and in the types of investments described above at items (a)-(g) and at Section 5.2 (a)-(c). The amount of the reserves shall be set from time to time by resolution and entered into the minute book. The amount of the reserve may be changed by Trustee action at any time the Trustees deem such a change appropriate.

         Subject to the investment restrictions in Section 5.2 below, the Trustees may alter any or all of the above- described investment policies if they should determine such change to be in the best interest of the Trust. Subject to the preceding terms, the Trustees shall endeavor to invest the Trust's assets in accordance with the investment policies set forth in this
Article V, but the failure so to invest its assets shall not affect the validity of any investment made or action taken by the Trustees.

         The general purpose of the Trust is to seek income which qualifies under the REIT Provisions of the Code. The Trustees intend to make investments in such a manner as to comply with the requirements of the REIT Provisions of the Code with respect to the composition of the Trust's investments and the derivation of its income; provided, however, that no Trustee, officer, employee, agent, investment advisor, or independent contractor of the Trust shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except for that arising from his own bad faith, willful misconduct, gross negligence or reckless disregard of his duties; and provided further that for a period of time as the portfolio of investments is developed, the Trust's assets may be invested in investments producing income which does not qualify under the REIT Provisions of the Code.

         5.2.    Restrictions.  The Trustees shall not:

                 (a) invest in any foreign currency, bullion or commodities; for the purposes hereof, the reserve investments described in Section 5.1 or hedges or futures related to those investments shall be deemed not to be commodities;

                 (b) invest in contracts of sale for real estate, except temporarily to facilitate acquisition or sale of a particular parcel of real property in which the Trust otherwise intends to invest or when held as security for mortgages made or acquired by the Trust;

                 (c) Engage in any short sale, or borrow, on an unsecured basis, if such borrowing will result in an asset coverage of less than 300%, except that such borrowing limitation shall not apply to a first mortgage trust. "Asset coverage," for the purpose of this section, means the ratio which the value of the total assets of an issuer, less all liabilities and indebtedness except indebtedness for unsecured borrowings, bears to the aggregate amount of all unsecured borrowings of such issuer.

                 (d) Issue warrants, options, or rights to buy Shares, except as part of a ratable issue to Shareholders or as part of a public offering or as part of a financing arrangement with parties other than the Advisor or directors, Trustees, officers, or employees of the Trust or the Advisor or as part of a ratable distribution to Shareholders;

                 (e) Invest in excess of 10% of the assets of the Trust Estate in equity ownership of unimproved, non-income-producing real property, or in participations in the ownership of unimproved, non-income-producing real property, or in mortgage loans on unimproved non-income-producing real property, except pursuant to an agreement for the development of the land within a reasonable time.

                 (f) issue equity securities of more than one class (other than convertible obligations, warrants, rights, and options);

                 (g) invest in any equity security including the shares of other REITs;

                 (h) make any loan to the Sponsor of the Trust, or its affiliates except as to loans, which have been approved by a majority of the independent trustees and reviewed and determined to be commercially reasonable by an independent expert;

                 (i) engage in trading as compared with investment activities, or engage in the business of underwriting or agency distribution of securities issued by others but this prohibition shall not prevent the Trust from selling participations or interests in real property or mortgage loans or from selling or pledging a pool of notes receivable from property sales;

                 (j) hold property primarily for sale to customers in the ordinary course of the trade or business of the Trust, but this prohibition shall not be construed to deprive the Trust of the power to sell any property at any time;

                 (k) invest more than 10% of total Trust assets in junior mortgage loans, excluding wraparound loans;

                 (l) acquire securities in any company holding investments or engaging in activities prohibited by this section;

                 (m) issue "redeemable securities " as defined in Section 2(a)(32) of the Investment Company Act of 1940, face-amount certificates of the installment type," as defined in Section 2(a)15 thereof, and "periodic payment plan certificates," as defined in
         Section 2(a)(27) thereof;

                 (n) purchase, sell, or lease any real properties to or from the Sponsor or its affiliates, including any investor program in or of which the Sponsor may also be a general partner or sponsor; notwithstanding the foregoing, the Trust may form joint ventures or partnerships with affiliates for the acquisition, development, or lease of real property or the funding of mortgage loans;

                 (o) issue convertible or non-convertible debt securities to the public unless the historical cash flow of the Trust or the substantiated future cash flow of the Trust, excluding extraordinary items, is sufficient to cover the interest on the debt securities; or

                 (p) invest any of the assets of the Trust Estate in single-family homes.

                                   ARTICLE VI

                          The Shares and Shareholders

         6.1. Shares. The units into which the beneficial interest in the Trust will be divided shall be designated as Shares, which Shares shall be all of one class. All Shares shall have equal non-cumulative voting, distribution, liquidation and other rights. All Shares shall be without par value. The certificates evidencing the Shares shall be in such form and signed (manually or by facsimile) on behalf of the Trust in such manner as the Trustees may from time to time prescribe or as may be prescribed in the Trustees' Regulations. The certificates shall be negotiable, and title thereto and to the Shares presented thereby shall be transferred by assignment and delivery thereof to the same extent and in all respects as a Share certificate of a California corporation. There shall be no limit upon the number of Shares to be issued. The Shares may be issued for such consideration as the Trustees in their sole discretion and in good faith shall determine or by way of Share dividend or Share split in the discretion of the Trustees. Shares reacquired by the Trust shall no longer be deemed outstanding and shall have no voting or other rights unless and until re-issued. Shares reacquired by the Trust may be cancelled and restored to the status of authorized and unissued Shares by action of the Trustees. All Shares shall be fully paid and non-assessable by or on behalf of the Trust upon receipt of full consideration for which they have been issued or without additional consideration if issued by way of Share dividend or Share split. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, or exchange rights of any kind.

         6.2. Legal Ownership of Trust Estate. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Trustees, and the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares issued hereunder, and they shall have no right to compel any partition, division, dividend or distribution of the Trust or any of the Trust Estate.

         6.3. Shares Deemed Personal Property. The Shares shall be deemed personal property and shall confer upon the holders thereof only the interest and rights specifically set forth in this Declaration. The death, insolvency or incapacity of a Shareholder shall not dissolve or terminate the Trust or affect its continuity nor give his legal representative any rights whatsoever, whether against or in respect of other Shareholders, the Trustees or the Trust Estate or otherwise except the sole right to demand and, subject to the provisions of this Declaration, the Trustees' Regulations and any requirements of law, to receive a new certificate for Shares registered in the name of such legal representative, in exchange for the certificate held by such Shareholder.

         6.4. Share Record; Issuance and Transferability of Shares. Records shall be kept by or on behalf of and under the direction of the Trustees, which records shall contain the names and addresses of the Shareholders the number of Shares held by them respectively, and the numbers of the certificates representing the Shares, and in which there shall be recorded all transfers of Shares. Certificates shall be issued, listed and transferred in accordance with the Trustees' Regulations. The persons in whose names certificates are registered on the records of the Trust shall be deemed the absolute owners of the Shares represented thereby for all purposes of this Trust; but nothing herein shall be deemed to preclude the Trustees or officers, or their agents or representatives, from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Trust, the Trustees shall not be affected by any notice of such transfer, either actual or constructive. The receipt by the person in whose name any Shares are registered on the records of the Trust or by the duly authorized agent of such person, or if such Shares are so registered in the names of more than one person, the receipt by any one of such persons, or by the duly authorized agent of such persons, shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability to see the application thereof.

         Shares shall be transferable on the records of the Trust only by the record holder thereof or by his agent, thereunto duly authorized in writing upon delivery to the Trustees or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness of each such endorsement, execution, or authorization and of other matters as may reasonably be required by the Trustees or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Trust and a new certificate for the Shares so transferred shall be issued to the transferee, and in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Any person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Trustees or a transfer agent of instruments and other evidence required by the Trustees or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such necessary releases from applicable government authorities.

         In case of loss, mutilation, or destruction of any certificates for Shares, the Trustees may issue or cause to be issued a replacement certificate on such terms and subject to such rules and regulations as the Trustees may from time to time prescribe. Nothing in this Declaration shall impose upon the Trustee or a transfer agent a duty or limit his or its rights to inquire into adverse claims.

         6.5. Dividends or Distributions to Shareholders. The Trustees may from time to time declare and pay to Shareholders such dividends or distributions in cash or other form, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or financing of Trust obligations, or from the sale of portions of the Trust Estate or from any other source as the Trustees in their discretion shall determine. Shareholders shall have no right to any dividend or distribution unless and until such dividend or distribution is declared by the Trustees. The Trustees shall furnish the Shareholders with a statement in writing advising as to the source of the funds so distributed or, if the source thereof has not then been determined, the communication shall so state and in such event the statement as to such source shall be sent to the Shareholders not later than 60 days after the close of the fiscal year in which the distribution was made.

         The Trust intends to begin liquidating its assets in the normal course of business. The Trust may reinvest the net proceeds from liquidated assets; however, net cash proceeds from the sale or refinancing of equity investments received by the Trust five years or more from the termination of the initial public offering, or from the satisfaction of mortgage loan investments received 10 years or more from the termination of this offering are intended to be distributed to Shareholders. The Trustees may elect, however, to begin such self-liquidating distributions earlier.

         6.6. Transfer Agent, Dividend Disbursing Agent and Registrar. The Trustees shall have power to employ one or more transfer agents, dividend disbursing agents, warrant agents and registrars and to authorize them on behalf of the Trust to keep records, to hold and disburse any dividends and distributions, and to have and perform, in respect to all original issues and transfers of Shares, warrants, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents, warrant agents and registrars of a California corporation.

         6.7. Restrictions on Acquisitions of Shares. Notwithstanding any other provision of this Declaration of Trust, to protect its status as an REIT, no Shareholder shall be permitted, absent the consent of a majority of the Trustees of the Trust, to acquire Shares in an amount such that immediately following the acquisition such Shareholder would directly or indirectly own more than 5% of the Shares outstanding. These limitations shall apply to all Shares issued, including Shares issued upon the exercise of warrants.

         6.8. Shareholders' Meetings. There shall be an annual meeting of the Shareholders at such time and place as the Trustees' Regulations shall prescribe, at which the Trustees shall be elected and any other proper business may be conducted. The Annual Meeting of Shareholders shall be held after delivery to the Shareholders of the Annual Report and within six months after the end of each fiscal year, except that the first annual meeting shall be held in 1988 or in the fiscal year following the close of the initial public offering of Shares, whichever occurs later. Special meetings of Shareholders may be called upon the written request of Shareholders holding not less than 10% of the outstanding Shares of the Trust entitled to vote in the manner provided in the Trustees' Regulations. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Upon receipt of a written request, either in person or by registered mail, stating the purpose(s) of the meeting requested by Shareholders, the Trust shall provide all Shareholders, within ten business days after receipt of said request, written notice (either in person or by mail) of a meeting and the purpose of such meeting to be held on a date not less than 20 nor more than 60 days after receipt of said request, at a time and place convenient to Shareholders. A majority of the outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at any such meeting. Whenever any action is to be taken by the Shareholders, it shall, except as otherwise required by this Declaration or by law, be authorized by a majority of the votes cast at a meeting of Shareholders by holders of Shares entitled to vote thereon, which Shares are not entitled to cumulative voting. The affirmative vote at a meeting of Shareholders of the holders of a majority of all outstanding Shares shall be required to approve the principal terms of the transaction and the nature and amount of the consideration involving any sale, lease, exchange, or other disposition of 50% or more of the Trust Estate in a single sale. Whenever Shareholders are required or permitted to take any action, such action may be taken without a meeting on written consent setting forth the action so taken, signed by the holders of a majority of all outstanding Shares entitled to vote thereon, or such larger proportion thereof as would be required for a vote of Shareholders if acting at a meeting on the particular issue. The vote or consent of Shareholders shall not be required for the pledging, hypothecating, granting security interests in, mortgaging, or encumbering of all or any of the Trust Estate, or for the sale, lease exchange, or other disposition of less than 50% of the Trust Estate in a single sale.

         6.9. Proxies. Whenever the vote or consent of Shareholders is required or permitted under this Declaration, such vote or consent may be given either directly by the Shareholders or to proxies in the form prescribed in the Trustees' Regulations. The Trustees may solicit such proxies from the Shareholders or any of them in any matter requiring or permitting the Shareholders' vote or consent.

         6.10.   Reports to Shareholders.

                 (a) Not later than 120 days after the close of each fiscal year of the Trust, except that the first annual report shall be mailed in 1987 or in the fiscal year following the close of the initial two-year public offering of Shares, the Trustees shall mail a report of the business and operation of the Trust during such fiscal year to the Shareholders, which report shall constitute the accounting of the Trustees for such fiscal year. The report (hereinafter "Annual Report") shall be in such form and have such content as the Trustees deem proper. The Annual Report shall include a statement of assets and liabilities and a statement of income and expenses of the Trust, prepared in accordance with generally accepted accounting principles. Such financial statements shall be accompanied by the report of an independent certified public accountant thereon. A manually signed copy of the accountant's report shall be filed with the Trustees.

                 (b) At least quarterly the Trustees shall send to the Shareholders interim reports having such form and content as the Trustees deem proper.

         6.11. Fixing Record Date. The Trustees' Regulations may provide for fixing, or, in the absence of such provision, the Trustees may fix, in advance, a date as the record date for determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders or to express consent to any proposal without a meeting, or for the purpose of determining Shareholders entitled to receive payment of any dividend or distribution (whether before or after termination of the Trust) or any Annual Report or other communication from the Trustees, or for any other purpose. The record date so fixed shall be not less than five days nor more than 50 days prior to the date of the meeting or event for purposes for which it is fixed.

         6.12. Notice to Shareholders. Any notice of meeting or other notice, communication or report to any Shareholder shall be deemed duly delivered to such Shareholder when such notice, communication, or report is deposited, with postage thereon prepaid, in the United States mail, addressed to such Shareholder at his address as it appears on the records of the Trust or is delivered in person to such Shareholder.

         6.13. Shareholders' Disclosures: Redemption of Shares. The Shareholders shall, upon demand, disclose to the Trustees in writing such information with respect to direct and indirect ownership of the Shares as the Trustees deem necessary to comply with the REIT Provisions of the Code and the regulations thereunder, as the same shall be from time to time amended, or to comply with the requirements of any other taxing authority. If the Trustees shall at any time and in good faith be of the opinion that direct or indirect ownership of Shares of the Trust has or may become concentrated to an extent which would prevent the Trust from qualifying as a REIT under the REIT Provisions of the Code, the Trustees shall have the power by lot or other means deemed equitable by them to prevent the transfer of and/or call for redemption a number of such Shares sufficient in the opinion of the Trustees to maintain or bring the direct or indirect ownership of Shares of the Trust into conformity with the requirements for such a REIT. The redemption price shall be (i) the last reported sale price of the Shares on the last business day prior to the redemption date on the principal national securities exchange on which the Shares are listed or admitted to trading; or (ii) if the Shares are not so listed or admitted to trading, the average of the highest bid and lowest asked prices on such last business day as reported by the NASDAQ or a similar organization selected by the Trust for such purpose; or (iii) if not determined as aforesaid, as determined in good faith by the Trustees. From and after the date fixed for redemption by the Trustees, the holder of any Shares so called for redemption shall cease to be entitled to dividends, distributions, voting rights, and other benefits with respect to such Shares, excepting only to the right to payment of the redemption price fixed as aforesaid. For the purpose of this Section 6.12, the term "individual" shall be construed as provided in
Section 542 (a) (2) of the Code or any successor provision, and "ownership" of Shares shall be determined as provided in Section 544 of the Code or any successor provision.

         6.14. Right to Refuse to Transfer Shares. Whenever it is deemed by them to be reasonably necessary to protect the tax status of the Trust, the Trustees may require a statement or affidavit from each Shareholder or proposed transferee of Shares setting forth the number of Shares already owned by him and any related person specified in the form prescribed by the Trustees for that purpose. If, in the opinion of the Trustees, which shall be conclusive upon any proposed transferor or proposed transferee of Shares, any proposed transfer would jeopardize the status of the Trust as a REIT under the Code, as now enacted or as hereafter amended, the Trustees may refuse to permit such transfer.

Any attempted transfer for which the Trustees have refused their permission shall be void and of no effect to transfer any legal or beneficial interest in the Shares. All contracts for the sale or other transfer of Shares shall be subject to this provision.

         6.15. Issuance of Shares. Notwithstanding any other provision of this Declaration, the Trust may issue an unlimited number of Shares from time to time in the Trustees sole discretion and in good faith. Any Share or security shall have the same characteristics and entitle the registered holder thereof to the same rights as any identical securities of the same class or series issued separately by the Trust.

                                  ARTICLE VII

     Liabilities of Trustees, Shareholders and Officers, and Other Matters

         7.1. Exculpation of Trustees, Officers, and Others. No Trustee, officer, employee, or agent of the Trust shall be liable for obligations or contracts of the Trust or liable in tort or otherwise in connection with the affairs of this Trust, to the Trust, or to any Shareholder, Trustee, officer, employee, or agent of the Trust or to any other person for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust), except only that of liability arising from his own willful misfeasance, bad faith, gross negligence, or reckless disregard of duty.

         7.2. Limitation of Liability of Shareholders, Trustees, and Officers. The Trustees' officers, employees, and agents of the Trust, in incurring any debts, liabilities, or obligations or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees, officers, employees or agents of the Trust and not in their own individual capabilities. Except to the extent of liability arising from his own willful misfeasance, bad faith, gross negligence, or reckless disregard of duty, no Trustee, officer, employee or agent shall, nor shall any Shareholder, be liable for any debt, claim, demand, judgment, decree, liability or obligation of any kind, against or with respect to the Trust, arising out of any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor, and resort shall be had solely to the Trust Estate for the payment or performance thereof. Each Shareholder shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Shareholder shall be held to any personal liability.

         7.3. Express Exculpatory Clauses and Instruments. In all agreements, obligations, instruments, and actions in regard to the affairs of this Trust, this Trust and not the Shareholders, officers, employees, or agents shall be the principal and entitled as such to enforce the same, collect damages, and take all other action. All such agreements, obligations, instruments, and actions shall be made, executed, incurred, or taken by or in the name and on behalf of this Trust or by the trustees as Trustees hereunder, but not personally. All such agreements, obligations, and instruments shall acknowledge notice of this paragraph or shall refer to this Declaration and contain a statement to the effect that the name of this Trust refers to the Trustees as Trustees but not personally, and that no

Trustee, Shareholder, officer, employee, or agent shall be held to any personal liability thereunder; and neither the Trustees nor any officer, employee, or agent shall have any power or authority to make, execute, incur, or take any agreement, obligation, instrument, or action unless the requirements of this paragraph are met; however, the omission of such provisions from any such instrument shall not render the Shareholders or any Trustee or any officer, employee, or agent liable, nor shall the Trustees or any officer, employee, or agent of the Trust be liable to anyone for such omission.

         7.4. Indemnification and Reimbursement of Trustees and Officers. Any person made a party to any action, suit, or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator, or intestate was or is a Trustee or officer, employee, or agent or active in such capacity on behalf of the Trust shall be indemnified and held harmless by the Trust against judgments, fines, amounts paid on account thereof (whether in settlement or otherwise) and reasonable expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense of such action, suit, proceeding, claim, or alleged liability or in connection with any appeal therein, whether or not the same proceeds to judgment or is settled or otherwise brought to a conclusion; provided, however, that no such person shall be so indemnified or reimbursed for any claim, obligation, or liability which arose out of such Person's willful misfeasance, bad faith, gross negligence, or reckless disregard of duty; and provided further that such person gives prompt notice thereof, executes such documents, and takes such action as will permit the Trust to conduct the defense or settlement thereof and cooperates therein. In the event of a settlement approved by the Trustees of any such claim, alleged liability, action, suit, or proceeding indemnification and reimbursement shall be provided except as to such matters covered by the settlement which the Trust is advised by its counsel arose from such person's willful misfeasance, bad faith, gross negligence, or reckless disregard of duty. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Trust in advance of the final disposition of such action, suit or proceeding as authorized by the Trust in the specification upon receipt of an undertaking by or on behalf of a person indemnified to pay over such amount unless it shall ultimately be determined he is entitled to be indemnified by the Trust as authorized herein. Such rights of indemnification and reimbursement shall be satisfied only out of the Trust Estate. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse such person in any proper case even though not specifically provided for herein, nor shall anything contained herein restrict such person's right to contribution as may be available under applicable law. The Trust shall have power to purchase and maintain insurance on behalf of any person entitled to indemnity hereunder against any liability asserted against him and incurred by him in a capacity mentioned above, or arising out of his status as such, whether or not the Trust would have the power to indemnify him against such liability under the provisions hereof.

         7.5. Right of Trustees, Officers, and Others to Own Shares or Other Property and to Engage in Other Business. Any Trustee, officer, employee, or agent of the Trust may acquire, own, hold, and dispose of Shares in the Trust, for his individual account, and may exercise all rights of a Shareholder to the same extent and in the same manner as if he were not a Trustee, officer, employee, or agent of the Trust. Any Trustee, officer, employee, or agent of the Trust may have personal business interests and may engage in personal business activities, which interests and activities may include the acquisition, syndication, holding, management, operation, or disposition, for his own account or for the account of others, of interests in mortgages, interests in real property, or interests in persons engaged in real estate business. Subject to the provisions of Article IV, any Trustee, officer, employee, or agent may be interested as trustee, officer, director, stockholder, partner, member, advisor or employee, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to the Trust, and may receive compensation from such person as well as compensation as Trustee, officer, or otherwise hereunder. None of these activities shall be deemed to conflict with his duties and powers as Trustee or officer, provided, however, that any such relationship shall preclude that Trustee from serving as a Non-Interested Trustee.

         7.6. Transactions Between the Trust and Affiliated Persons. Except as prohibited by this Declaration, and in the absence of fraud, a contract, act, or other transaction between the Trust and any other person, or in which the Trust is interested, shall be valid even though (i) one or more of the Trustees or officers are directly or indirectly interested in, or connected with, or are trustees, partners, directors, officers, or retired officers of such other person; or (ii) one or more of the Trustees or officers of the Trust, individually or jointly with others, is a party or are parties to or directly or indirectly interested in, or connected with, such contract, act, or transaction. No Trustee or officer shall be under any disability from or have any liability as a result of entering into any such contract, act, or transaction, provided that (i) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize such contract, act, or other transaction by vote sufficient for such purpose by an affirmative vote of the Trustees not so interested; (ii) such interest or connection is disclosed or known to the Shareholders, and thereafter such contract, act, or transaction is approved by the Shareholders; and (iii) such contract, act, or transaction is fair and reasonable to the Trust at the time it is authorized by the Trustees or by the Shareholders. Further, any such interest shall cause an otherwise noninterested Trustee to be deemed an interested Trustee solely for the purpose of this transaction.

         The Trust shall not purchase or lease, directly or indirectly, any real property or purchase any mortgage from the Advisor or any affiliated person, or from any partnership in which any of the foregoing may also be a general partner or sponsor. The Trust will not sell or lease, directly or indirectly, any of its real property or sell any mortgages to any of the foregoing persons. The Sponsor or the Advisor may make mortgage loans, purchase real property, and assume loans in connection therewith in its own name and temporarily hold title thereto for the purpose of facilitating the acquisition of such real property or mortgage loans or the borrowing of money or obtaining of financing for the Trust, or for any other purpose related to the business of the Trust, provided that such real property or mortgage loan is purchased by the Trust for a price no greater than the cost of such real property or mortgage loan to the Sponsor or Advisor and provided there is no difference in interest rates of the loans related thereto at the time acquired by the Sponsor or Advisor and the time acquired by the Trust, nor any other benefit to the Sponsor or Advisor arising out of such transaction apart from compensation otherwise permitted by the prospectus describing the initial public offering of Shares.

         Notwithstanding any other provisions of this Declaration, the Trust shall not, directly or indirectly, engage in any transaction with any Trustee, officer, or employee of the Trust or any director, officer, or employee of the Advisor, or of any company or other organization of which any of the foregoing is an affiliate, except for (i) the execution and performance of the agreements contemplated by Article IV hereof; (ii) transactions involving the option to purchase or the purchase of securities of the Trust on the same terms on which such securities are then being offered to all holders of any class of securities of the Trust or to the public; (iii) entering into joint ventures or partnerships with the Advisor or its affiliates including other programs sponsored by the Advisor; and (iv) transactions with the Advisor or Affiliates thereof involving loans, real estate brokerage services, mortgage brokerage services, real property management services, the servicing of mortgages, the leasing of real or personal property, or other services, provided such transactions are on terms not less favorable to the Trust than the terms on which non-affiliated parties are then making similar loans or performing similar services for comparable entities in the same area and are not entered into on an exclusive basis with such person; provided, however, that any transaction referred to in clause (iv) may be entertained into only upon approval by affirmative vote or consent of a majority of the Trustees who are not interested in or affiliates of any person who is interested in the transaction. Real estate brokerage commissions may be paid by the seller or buyer of the property or by the Trust, and in the case of purchases the aggregate of the total purchase price of the investment property and such real estate brokerage commission shall not exceed the Appraised Value of such property. The simultaneous acquisition by the Trust and the Advisor or any affiliate of the Advisor of participations in any investment shall not be deemed to constitute the purchase or sale of property by one of them to the other. This Section 7.6 shall not prevent the payment to any person of commissions or fees for the so-called "private placement" of such securities with investors. The Trustees are not restricted by this Section 7.6 from forming a corporation, partnership trust, or other business association owned by the Trustees or by their nominees for the purpose of holding title to property of the Trust, providing the Trustees' motive for the formation of such business association is not for their own enrichment.

         7.7. Restriction of Duties and Liabilities. To the extent that the nature of this Trust (that is, as business trust) will permit, the duties and liabilities of Shareholders, Trustees, and officers shall in no event be greater than the duties and liabilities of shareholders, directors, and officers of a California corporation. The Shareholders, Trustees, and officers shall in no event have any greater duties or liabilities than those imposed by applicable laws as shall be in effect from time to time.

         7.8. Persons Dealing with Trustees or Officers. The Trustees may authorize any officer or officers or agent or agents to enter into any contract or execute any instrument in the name and on behalf of the Trust and/or Trustees. See Section 2.6 hereof.

         No person dealing in good faith with the Trustees or any of them or with the authorized officers, employees, agents, or representatives of the Trust shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees, or any of them, or of authorized officers, employees, agents, or representatives of the Trust for monies or other consideration, shall be binding upon the Trust.

         7.9. Reliance. The Trustees and officers may consult with counsel, and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers, in respect to any action taken or suffered by them in good faith and in reliance on and in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the chairman or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

         7.10. Income Tax Status. Anything to the contrary herein notwithstanding and without limitation of any rights of indemnification or non-liability of the Trustees herein, said Trustees by this Declaration make no commitment or representation that the Trust will qualify for the dividends paid deduction permitted by the Code and by the Rules and Regulations thereunder pertaining to REITs in any given year. The failure of the Trust to qualify as a real estate investment trust under the Internal Revenue Code shall not render the Trustees liable to the Shareholders or to any other person or in any manner operate to annul the Trust.

                                  ARTICLE VIII

          Duration, Amendment, Termination, and Qualification of Trust

         8.1. Duration of Trust. Unless the Trust is sooner terminated as otherwise provided herein, the Trust shall continue in such manner that the Trustees shall have all the powers and discretions, express and implied, conferred upon them by law or by this Declaration, until the expiration of 20 years after the death of the last survivor of the following persons:

                                             Date of
                Name                          Birth           Parents and Present Residence
                ----                          -----           -----------------------------
 Michael Paul McGinnis                       4/20/78          Mr. & Mrs. Steven K. McGinnis
                                                              205 Carol Court
                                                              Danville, CA 94526

 Dana Morgan Silverman                       12/15/83         Mr. & Mrs. Donald Silverman
                                                              70 Bates Boulevard
                                                              Orinda, CA 94563

 Scott Jay Kaplan                            4/16/80          Mr. & Mrs. Jay Kaplan
                                                              167 Avenida Miraflores
                                                              Tiburon, CA 94920

 Christopher Daniel Karlin                   7/23/84          Mr. & Mrs. Jeffrey H. Karlin
                                                              135 Donald Drive
                                                              Moraga, CA 94536

 Ryan G. W. Barnes                           4/22/80          Mr. & Mrs. G. W. Barnes
                                                              1322 E. Gadsden
                                                              Pensacola, FL 32501

         8.2.    Termination of Trust.

                 (a) The Trustees intend to begin to liquidate the assets of the Trust within ten years of the termination of its first public offering of Shares to the public by making liquidating distributions to Shareholders. The Trustees shall have full discretion, in their best judgment, however, to hold on to investments beyond ten years, should market conditions or other circumstances so dictate. The Trustees shall have full authority to direct such liquidation in such a manner as to protect the value of the assets of the Trust.

                 (b) The Trust may be terminated by the affirmative vote or written consent of the holders of a majority of all outstanding Shares entitled to vote thereon.

         Upon the termination of the Trust or as part of the process of intended self-liquidation:

                          (i) The Trust shall carry on no business except for the purpose of winding up its affairs.

                          (ii) The Trustees shall proceed to wind up the affairs of the Trust, and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, transfer, or otherwise dispose of all or any part of the remaining Trust Estate to one or more Persons at public or private sale for consideration which may consist in whole or in part of cash, securities, or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided, that any sale, conveyance, assignment, exchange, transfer, or other disposition of 50% or more of the Trust Estate in a single transaction prior to seven years from the termination of the initial public offering shall require approval of the principal terms of the transaction and the nature and amount of the consideration by vote or consent of the holders of a majority of all the outstanding Shares entitled to vote thereon.

                          (iii) After paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities, and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining Trust Estate, in cash or in kind, or partly in each, among the Shareholders according to their respective rights.

                 (c) After termination of the Trust and distribution to the Shareholders as herein provided, the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the facts of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

         8.3.    Amendment Procedure.

                 (a) This Declaration may be amended by Shareholders holding a majority of the outstanding Shares entitled to vote thereon. The Trustees may also amend this Declaration without the vote or consent of Shareholders to the extent they deem it necessary to cure any ambiguity or correct any inconsistency herein or to conform this Declaration to the requirements of the REIT Provisions of the Code or to other applicable federal or state laws, rulings, or regulations (including tax and securities laws, rulings or regulations), but the Trustees shall not be liable for failing to do so.

                 (b) No amendment may be made, under Section 8.3(a) above, which would change any rights with respect to any outstanding securities of the Trust by reducing the amount payable thereon upon liquidation of the Trust, or by diminishing or eliminating any voting rights pertaining thereto, except with the vote or consent of the holders of two-thirds of the outstanding Shares entitled to vote thereon.

                 (c) A certification, in recordable form, signed by a majority of the Trustees, setting forth an amendment and reciting that it was duly adopted by the Shareholders or by the Trustees as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust.

                 (d) Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exception from personal liability of the Shareholders, Trustees, officers, employees, and agents of this Trust.

         8.4. Qualification Under the REIT Provisions of the Internal Revenue Code. It is intended that the Trust shall qualify as a "REIT" under the REIT Provisions of the Code during such period as the Trustees shall deem it advisable so to qualify the Trust.

                                   ARTICLE IX

                                 Miscellaneous

         9.1. Applicable Law. This Declaration is executed and acknowledged by the Trustees in the state of California and with reference to the statutes and laws thereof and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the statutes and laws of said state.

         9.2. Index and Headings for Reference Only. The index and headings preceding the text, articles and sections hereof have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction, or effect of this Declaration. References to the masculine are intended to include feminine in the use of pronouns.

         9.3. Successors in Interest. This Declaration and the Trustees' Regulations shall be binding upon and inure to the benefit of the undersigned Trustees and their successors, assigns, heirs, distributees, and legal representatives and to the benefit of every Shareholder and his successors, assigns, heirs, distributees, and legal representatives.

         9.4. Inspection of Records. Trust records shall be available for inspection and copying by Shareholders at the same time and in the same manner and to the extent that comparable records of a California corporation would be available for inspection by shareholders under the laws of the state of California. Except as specifically provided for in this Declaration, Shareholders shall have no greater right than shareholders of a California corporation to require financial or other information from the Trust, Trustees, or officers. Any federal or state securities administration or other similar authority shall have the right, at reasonable times during business hours and for proper purposes, to inspect the books and records of the Trust.

         9.5. Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

         9.6.    Provisions of the Trust in Conflict with Law or Regulations.

                 (a) The Provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the REIT Provisions of the Code or with other applicable laws or regulations, the Conflicting Provisions shall be deemed never to have constituted a part of the Declaration; provided, however, that such determination by the Trustees shall not affect or impair any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted (including, but not limited to, the election of Trustees) prior to such determination. A certification in recordable form signed by a majority of the Trustees setting forth any such determination and reciting that it was duly adopted by the Trustees, or a copy of this Declaration, with the Conflicting Provisions removed pursuant to such determination, in recordable form, signed by a majority of the Trustees, shall be conclusive evidence of such determination when lodged in the records of the Trust. The Trustees shall not be liable for failure to make any determination under this Section 9.6(a). Nothing in this Section 9.6(a) shall in any way limit or affect the right of the Trustees to amend this Declaration as provided in Section 8.3(a).

                 (b) If any provisions of this Declaration shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration, and this Declaration shall be carried out as if any such invalid or unenforceable provision were not contained herein.

         9.7. Certifications. The following certifications shall be final and conclusive as to any persons dealing with the Trust:

                 (a) A certification of a vacancy among the Trustees by reason of resignation, removal, increase in the number of Trustees, incapacity, death or otherwise, when made in writing by a majority of the remaining Trustees;

                 (b) A certification as to the persons holding office as Trustees or officers at any particular time, when made in writing by the Secretary or Assistant Secretary of the Trust or by any Trustee;

                 (c) A certification that a copy of this Declaration or of the Trustees' Regulations is a true and correct copy thereof as then in force, when made in writing by the Secretary or Assistant Secretary of the Trust or by any Trustee;

                 (d) The certifications referred to in Sections 8.3(c) and 9.6(a) hereof; and

                 (e) A certification as to any actions by Trustees, other than the above when made in writing by the Secretary or Assistant Secretary of Trust, or by any Trustee.

         9.8. Recording and Filing. A copy of this Declaration and any amendments shall be recorded in the office of the County Recorder of the County of Alameda, California, and in the office of the County Recorder or its equivalent in every county where the Trust is or the Trustees are the record owner(s) of real property; provided, however, that provision is made in such local jurisdiction for such recording, and further provided that this Declaration is accepted for recording. This Declaration and any amendments may also be filed or recorded in such other places as the Trustees deem appropriate.

         IN WITNESS WHEREOF, the undersigned have executed this Declaration of Trust as of the date first hereinabove set forth.

/s/ DAVID V. JOHN                          /s/ BETTY L. HOOD-GIBSON
-----------------------------------        -----------------------------------
David V. John, Trustee                     Betty L. Hood-Gibson, Trustee


/s/ THOMAS J. FITZMYERS                    /s/ ROBERT J. THIEBAUT
-----------------------------------        -----------------------------------
Thomas J. Fitzmyers, Trustee               Robert J. Thiebaut, Trustee


/s/ FRED H. FIELD                          /s/ ROBERT J. BLAKE
-----------------------------------        -----------------------------------
Fred H. Field, Trustee                     Robert J. Blake, Trustee


/s/ DOUGLAS M. TEMPLE                      /s/ ALBERT H. SCHAAF
-----------------------------------        -----------------------------------
Douglas M. Temple, Trustee                 Albert H. Schaaf, Trustee

State of California       )
                          :       ss.
County of Alameda         )

         On this _____ day of April, 1987, before me, ____________________, a notary public for the state of California, duly commissioned and sworn, personally appeared Thomas J. Fitzmyers, David V. John, Betty L. Hood-Gibson, Robert J. Thiebaut, Robert J. Blaker, Fred H. Field, Albert H. Schaaf, and Douglas M. Temple, known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the county of Alameda, state of California, the day and year in this certificate first above written.



                                           -----------------------------------
                                           Notary Public, State of California
                                           My Commission Expires ________, 19__
(Seal)

                                   I N D E X


                                                                            Page
                                                                            ----
ARTICLE I:  The Trust:  Definitions                                          E-1

ARTICLE II:  Trustees                                                        E-7

ARTICLE III:  Trustees' Powers                                              E-10

ARTICLE IV:  Advisor:  Limitation on Operating Expenses                     E-15

ARTICLE V:  Investment Policy                                               E-17

ARTICLE VI:  The Shares and Shareholders                                    E-20

ARTICLE VII:  Liability of Trustees, Shareholders and Officers and Other
Matters                                                                     E-25

ARTICLE VIII:  Duration, Amendment, Termination, and Qualification of Trust E-29

ARTICLE IX:  Miscellaneous                                                  E-32

                          AMENDED DECLARATION OF TRUST

             AMENDMENT NUMBER 1 TO THE SECOND AMENDED AND RESTATED
            DECLARATION OF TRUST OF INCOME OPPORTUNITY REALTY TRUST
           (FORMERLY CONSOLIDATED CAPITAL INCOME OPPORTUNITY TRUST/2)


         The Second Amended and Restated Declaration of Trust for Income Opportunity Realty Trust (the "Declaration of Trust") is hereby amended as follows:

         The following language shall be added to Section 6.1 of the Declaration of Trust, Recorded on April 20, 1987, instrument No. 87-107217 in the Alameda County Records, following the seventh sentence of such Section:

                 The Trustees shall also have the power, in their sole discretion, to effect reverse share splits on a pro-rata basis and to redeem for cash any fractional Shares outstanding as a result thereof.

         IN WITNESS WHEREOF, I have executed this Amendment this 18th day of September, 1991.

                                        INCOME OPPORTUNITY REALTY TRUST


                                    /s/ William S. Friedman
                                        -----------------------------------
                                        William S. Friedman
                                        President and Trustee


STATE OF TEXAS

COUNTY OF DALLAS

         On this 18th day of September, 1991, before me, the undersigned a Notary Public, for the State of Texas duly commissioned and sworn, personally appeared William S. Friedman, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereunto set by hand and affixed my official seal in the County of Dallas, State of Texas, the day and year in this certificate first above written.



                                        -----------------------------------
                                        Notary Public, State of Texas

                          AMENDED DECLARATION OF TRUST

             AMENDMENT NUMBER 2 TO THE SECOND AMENDED AND RESTATED
            DECLARATION OF TRUST OF INCOME OPPORTUNITY REALTY TRUST
           (FORMERLY CONSOLIDATED CAPITAL INCOME OPPORTUNITY TRUST/2)


         The Second Amended and Restated Declaration of Trust for Income Opportunity Realty Trust (the "Declaration of Trust") is hereby amended as follows:

         The second paragraph of the Declaration of Trust, Recorded on April 20, 1987, instrument No. 87-107217 in Alameda County Records, shall be deleted and replaced in its entirety with the following:

                 William S. Friedman, Willie K. Davis, Raymond V. J. Schrag, Randall K. Gonzales, Bennett B. Sims, Ted P. Stokely, Dan L. Johnston, A. Bob Jordan and Geoffrey C. Etnire do hereby agree to hold in trust, as Trustees, any and all property, real personal, or otherwise, tangible or intangible, of every type and description, which is transferred, conveyed, or paid to them as such Trustees, and all rents, income, profits, and gains therefrom for the benefit of the Shareholders hereunder, subject to the terms and conditions and for the uses and purposes set forth.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of August 6, 1993.

/s/ WILLIAM S. FRIEDMAN                     /s/ WILLIE K. DAVIS
-----------------------------------         -----------------------------------
William S. Friedman                         Willie K. Davis


/s/ RAYMOND V. J. SCHRAG                    /s/ BENNETT B. SIMS
-----------------------------------         -----------------------------------
Raymond V. J. Schrag                        Bennett B. Sims


/s/ RANDALL K. GONZALEZ                     /s/ TED P. STOKELY
-----------------------------------         -----------------------------------
Randall K. Gonzalez                         Ted P. Stokely


/s/ DAN L. JOHNSTON                         /s/ A. BOB JORDAN
-----------------------------------         -----------------------------------
Dan L. Johnston                             A. Bob Jordan


/s/ GEOFFREY C. ETNIRE
-----------------------------------
Geoffrey C. Etnire

         On this 6th day of August, 1993 before me _______________________, a
Notary Public, for the State of Texas duly commissioned and sworn, personally appeared William S. Friedman, Willie K. Davis, Randall K. Gonzalez, Raymond V.
J. Schrag, Bennett B. Sims, Ted P. Stokely, Dan L. Johnston, A. Bob Jordan and Geoffrey C. Etnire, known to me to be the persons whose names are subscribed to the written instrument, and acknowledged to me that they executed the same.

         IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal in the County of Dallas, State of Texas, the day and year in this Amendment first above written.



                                        -----------------------------------
                                        Notary Public, State of Texas

STATE OF NEW YORK

COUNTY OF NEW YORK  ss.:

         On this ____ day of August, 1993, before me, the undersigned Notary Public in and for the County and State of New York, duly commissioned and sworn, personally appeared William S. Friedman, known to me to be the person whose name is subscribed to the foregoing written instrument, and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal in the County and State of New York, the day and year above written.



                                  ----------------------------------------------
                                             Mary Elizabeth Montagino,
                                  Notary Public in and for the State of New York

                          AMENDED DECLARATION OF TRUST

                    AMENDMENT NUMBER 2 TO THE SECOND AMENDED
                      AND RESTATED DECLARATION OF TRUST OF
                        INCOME OPPORTUNITY REALTY TRUST
           (FORMERLY CONSOLIDATED CAPITAL INCOME OPPORTUNITY TRUST/2)


         The Second Amended and Restated Declaration of Trust for Income Opportunity Realty Trust (the "Declaration of Trust") is hereby amended as follows:

         The second paragraph of the Declaration of Trust, Recorded on April 20, 1987, instrument No. 87-107217 in Alameda County Records, shall be deleted and replaced in its entirety with the following:

                 William S. Friedman, Willie K. Davis, Raymond V. J. Schrag, Randall K. Gonzalez, Bennett B. Sims, Ted P. Stokely, Dan L. Johnson, A. Bob Jordan and Geoffrey C. Etnire do hereby agree to hold in trust, as Trustees, any and all property, real personal, or otherwise, tangible or intangible, of every type and description, which is transferred, conveyed, or paid to them as such Trustees, and all rents, income, profits, and gains therefrom for the benefit of the Shareholders hereunder, subject to the terms and conditions and for the uses and purposes hereinafter set forth.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of August 6, 1933.


/s/ WILLIAM S. FRIEDMAN                     /s/ WILLIE K. DAVIS
-----------------------------------         -----------------------------------
William S. Friedman                         Willie K. Davis



/s/ RAYMOND V. J. SCHRAG                    /s/ BENNETT B. SIMS
-----------------------------------         -----------------------------------
Raymond V. J. Schrag                        Bennett B. Sims



/s/ RANDALL K. GONZALEZ                     /s/ TED P. STOKELY
-----------------------------------         -----------------------------------
Randall K. Gonzalez                         Ted P. Stokely



/s/ DAN L. JOHNSTON                         /s/ A. BOB JORDAN
-----------------------------------         -----------------------------------
Dan L. Johnston                             A. Bob Jordan


/s/ GEOFFREY C. ETNIRE
-----------------------------------
Geoffrey C. Etnire


         On this 6th day of August, 1993 before me Sheri L. Hall, a Notary Public, for the State of Texas duly commissioned and sworn, personally appeared William S. Friedman, Willie K. Davis, Randall K. Gonzalez, Raymond V. J. Schrag, Bennett B. Sims, Ted P. Stokely, Dan L. Johnson, A. Bob Jordan and Geoffrey C. Etnire, known to me to be the persons whose names are subscribed to the written instrument, and acknowledged to me that they executed the same.

         IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal in the County of Dallas, State of Texas, the day and year in this Amendment first above written.



                                        -----------------------------------
                                        Notary Public, State of Texas

STATE OF NEW YORK

COUNTY OF NEW YORK  ss.:

         On this ____ day of August, 1993, before me, the undersigned Notary Public in and for the County and State of New York, duly commissioned and sworn, personally appeared William S. Friedman, known to me to be the person whose name is subscribed to the foregoing written instrument, and acknowledged to me that he executed the same.

         IN WITNESS WHEREOF, I have hereto set my hand and affixed my official seal in the County and State of New York, the day and year above written.


                                  ----------------------------------------------
                                              Mary Elizabeth Montagino,
                                  Notary Public in and for the State of New York

                                                                     APPENDIX F




                         RESTATED TRUSTEES' REGULATIONS
                       OF INCOME OPPORTUNITY REALTY TRUST

                              As of April 21, 1989

                                   ARTICLE I

                                    Officers

       Section 1. Enumeration. The officers of the Trust shall be a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as are elected by the Trustees, including in their discretion a Chairman of the Board. Officers shall be elected by, and shall hold office at the pleasure of the Trustees. When the duties do not conflict, any two or more offices, except those of President and Secretary, or President and Assistant Secretary, may be held by the same person.

       Section 2. Powers and Duties of the Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Trustees and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees.

       Section 3. Powers and Duties of the President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Trust and, subject to the control of the Trustees, shall have general supervision, direction and control of the business of the Trust and shall exercise such general powers of management as are usually vested in the office of president of a corporation. The President shall preside at all meetings of the Shareholders and in the absence of the Chairman of the Board, or if there is none, at all meetings of the Trustees. The President shall be, ex officio, a member of all standing committees.

       Section 4. Powers and Duties of the Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Trustees or, if not ranked, the Vice President designated by the Trustees, shall perform all of the duties of the President and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other powers and perform such other duties as are prescribed for them from time to time by the Trustees.

       Section 5.    Duties of the Secretary.  The Secretary shall:

              (a) Minutes. Keep all and complete minutes of the meetings of the Trustees and of the meetings of the Shareholders and give notice, as required, of all such meetings;

              (b) Trust Seal. Keep the seal of the Trust, if any, and affix the same to all instruments executed by the Trust which require it;

              (c) Books and Other Records. Maintain custody of and keep the books of account and other records of the Trust except such as are in the custody of the Treasurer;

              (d) Share Register. Keep at the principal office of the Trust a share register, or duplicate share register if a transfer agent is employed to keep the original share register, showing the ownership and transfers of ownership of all Shares; and

              (e) General Duties. Generally, perform all duties which pertain to his office and which are required by the Trustees.

       Section 6.    Duties of the Treasurer.  The Treasurer shall:

              (a) Books and Other Records. Maintain custody of and keep books of account and other records of the Trust except such as are in the custody of the Secretary;

              (b) Receipt, Deposit, and Disbursement of Funds. Receive, deposit, and disburse funds belonging to the Trust; and

              (c) General Duties. Generally, perform all duties which pertain to his office and which are required by the Trustees.

                                   ARTICLE II

                                    Trustees

       Section 1. Number. Until changed by amendment of this Section 1 adopted by the Trustees or the Shareholders, the authorized number of Trustees shall be no less than 5 nor more than 15.

       Section 2. Qualifying Shares Not Required. Trustees need not be Shareholders of the Trust.

       Section 3. Quorum. A majority of the Trustees shall constitute a quorum.

       Section 4. Election. Trustees shall be elected at each Annual Meeting of Shareholders and shall continue in office until the election of their successors. If Trustees are not elected at an annual meeting or if such meeting is not held, Trustees may be elected at a special meeting of Shareholders.

       Section 5. Vacancies. Vacancies occurring among the Trustees (except in case of the removal of one or more Trustees under provisions of section 2.3 of the Declaration) shall be filled by appointment by a majority of the remaining Trustees, though less than a quorum, or by a sole remaining Trustee, and the person so appointed shall hold office until his successor is elected at an annual, regular, or special meeting of the Shareholders.

       Section 6. Place of Meeting. Meetings of the Trustees shall be held at the principal office of the Trust or at such place within or without the state of California as is fixed from time to time by resolution of the Trustees or by written consent of all Trustees. Whenever a place other than the principal office is fixed by resolution as the place at which future meetings are to be held, written notice thereof shall be sent not later than the following business day to all Trustees who are absent from the meeting at which the resolution was adopted.

       Section 7. Organization Meeting. Immediately following each Annual Meeting of Shareholders, a regular meeting of the Trustees shall be hold for the purposes of organizing, electing officers, and transacting other business. Notice of such meetings need not be given.

       Section 8. Regular Meetings. Regular meetings of the Trustees shall be hold at the principal office of the Trust or at any other place within the state of California which has been designated by the Trustees' Regulations or from time to time by resolution of the Trustees or by written consent of all of the Trustees on the first Wednesday, every month, at 8:00 a.m., or such other time as may be designated by the Trustees, and notice of such regular meetings of the Trustees is hereby dispensed with.

       Section 9. Special Meetings. Special meetings of the Trustees may be called at any time by the President or the Secretary or Assistant Secretary, and the President shall call a special meeting at any time upon the oral request of one Trustee. Notice of the time and place of a meeting shall be given to each Trustee, either by telephone or by sending notice by mail or by telegraph, charges prepaid, to his address appearing on the books of the Trust. In case of personal service, such notice shall be so delivered at least 24 hours prior to the time fixed for the meeting. If notice is not so given by the Secretary, it may be given by the President, or the Trustees requesting the meeting may issue the call and give the notice.

       Section 10. Adjourned Meetings A quorum of the Trustees may adjourn any Trustees' meeting to meet again at a stated day and hour. In the absence of a quorum, a majority of the Trustees present may adjourn from time to time to meet again at a stated day and hour prior to the time fixed for the next regular meeting of the Trustees. The motion for adjournment shall be noted in the records of the Trust. Notice of the time and place of an adjourned meeting need not be given to any Trustee if the time and place is fixed at the meeting adjourned.

       Section 11. Waiver of Notice. The transactions of any meeting of the Trustees, however called and noticed or wherever held, shall be as valid as though conducted at a meeting duly held after regular call and notice if a quorum is present, and no consent, waiver or notification is necessary to support the validity of such meetings.

       Section 12. Action Without Meeting. Any action required or permitted to be taken by the Trustees may be taken by the Trustees without a meeting, if a majority of the Trustees shall individually or collectively consent in writing to such action. Such written consent or consents shall be lodged with the records of the Trust. Such action by written consent shall have the same force and effect as if the action had been taken at a regular meeting.

       Section 13. Powers and Duties. The powers and duties of the Trustees, in addition to the powers and duties set forth in the Declaration, are:

               (a) Selection and Removal of Officers, Agents and Employees. To select all the other officers, agents, and employees of the Trust, to remove them at pleasure, either with or without cause, to prescribe for them duties consistent with the Declaration and the Trustees' Regulations, and to fix their compensation.

              (b) Authorization of Signatures. From time to time by resolution entered in the minute book of the Trust to designate the person or persons authorized to sign or endorse contracts, documents or other agreements on behalf of the Trust and checks, drafts, or other orders for the payment of money, issued in the name of or payable to the Trust. As to any action approved by resolution by the Board of Trustees or any action within the Advisor's authority to act for the Trust, as delegated by the Board of Trustees by resolution, any one Trustee can execute and deliver documents on behalf of the Trust in his capacity as Trustee and such documents shall be binding on the Trust. Further, as to any action within the Advisor's authority to act for the Trust, as delegated by the Board of Trustees by resolution, the Advisor, by a duly authorized officer or officers as reflected in the corporate minutes of the Advisor, can execute and deliver documents on behalf of the Trust and such documents shall be binding on the Trust. No other person or agent shall have authority to sign on behalf of the Trust.

              (c) Fixing Principal Office and Place of Meetings. From time to time to change the location of the principal office of the Trust and from time to time to designate any place within or without the state of California as the place at which meetings of the Trustees or of the Shareholders shall be held.

              (d) Committees. To appoint an executive committee, an audit committee, and other committees, and to delegate to the executive committee any of the powers and authority of the Trustees over the business and affairs of the Trustees except the power to declare dividends and to adopt, amend, or repeal Trustees' Regulations. The Trustees shall have the power to prescribe the manner in which proceedings of the executive committee, the audit committee and other committees shall be conducted. The executive committee and the audit committee shall be composed of three or more Trustees who are Non-Interested Trustees.

              (e) Audit Committee. An audit committee consisting of not less than three non-interested Trustees shall meet at such times the Trustees deem appropriate, but at least twice annually, to review the operating expenses and procedures of the Trust with the Trust's internal auditors and such persons as the Trustees deem appropriate. The audit committee shall meet at least once annually with the Trust's independent auditors to review the annual results, of the Trust's operations. Interested Trustees are not eligible to be a member of the Audit Committee.

              (f) General Powers. Generally to exercise such other powers as are usually vested in directors of corporations organized under the laws of the state of California.

       Section 14. Trustees' Compensation. Non-Interested Trustees shall receive reasonable compensation for their services as determined by the Trustees from time to time. Such compensation shall be $400 for each regular meeting and for each special meeting attended. Non-Interested Trustees shall, in addition, be reimbursed for expenses incurred in attending meetings of the Trustees. Interested Trustees shall not receive any direct compensation for serving as a Trustee or attending meetings.

                                  ARTICLE III

                               Advisory Trustees

       Section 1. Appointment. The Trustees may at their option appoint not more than 15 individuals to serve as Advisory Trustees for the Trust, whose duties will be to review the Trust operations, investments, and policies and make recommendations in connection therewith to the Trustees. The Trustees, however, shall not be bound by the recommendations of the Advisory Trustees, and the Advisory Trustees shall have no power or authority to, and no action taken by them shall, bind or restrict the Trustees of the Trust.

       Section 2. Election and Term of Office. The Advisory Trustees shall be elected annually by the Trustees at their organization meeting. Each Advisory Trustee shall hold office until his death, resignation, removal, or until his successor shall be elected and qualified.

       Section 3. Compensation to Advisory Trustees. The amount of compensation to be paid to Advisory Trustees shall be fixed from time to time by the Trustees provided that such compensation shall initially be the sum of $400 for each quarterly meeting attended by an Advisory Trustee, or $100 per meeting in the event the Trustees' meetings are held on a monthly basis. In addition to the foregoing, the Trustees may authorize the payment of expenses incurred by an Advisory Trustee to attend any meeting and may also authorize the payment of additional compensation to any Advisory Trustee for services actually rendered the Trust in addition to attending meetings.

       Section 4. Limitation of Liability. No Advisory Trustee shall be liable to the Trust, the Trustees hereunder, or the Shareholders in any amount except for disclosure or use of confidential information obtained by such Advisory Trustee in connection with his duties as an Advisory Trustee.

                                   ARTICLE IV

                                  Shareholders

       Section 1. Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting of Shareholders shall constitute a quorum for Shareholder action. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

       Section 2. Place of Meeting. Meetings of the Shareholders shall be held at the principal office of the Trust or at such place within or without the state of California as is designated by the Trustees or by the written consent of all Shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Trust.

       Section 3. Annual Meeting. A regular annual meeting of the Shareholders shall be held on such date and at such place to be designated in the notice of meeting sent to Shareholders. If the day so designated is a legal holiday the meeting shall be held at the same hour on the next succeeding business day. The regular time and place of the regular annual meeting may be changed by a majority of the Trustees upon reasonable notice to Shareholders.

       Section 4. Special Meetings. Special meetings of the Shareholders may be held at any time for any purpose or purposes. Such special meetings may be called at any time by the President or by the Trustees or by any two or more Trustees, or by one or more Shareholders holding not less than 66-2/3% of the outstanding Shares of the Trust.

       Section 5. Adjourned Meetings. Any meetings of Shareholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the vote of a majority of the Shares, the holders of which are either present at the meeting or represented by proxy. The motion for adjournment shall be lodged with the records of the Trust.

       Section 6. Notice of Regular or Special Meetings. Written notice specifying the place, day, and hour of any regular or special meeting, the general nature of the business to be transacted, and all other matters required by law, shall be given to each Shareholder of record entitled to vote, either personally or by sending a copy thereof by mail or telegraph, charges prepaid, to his address appearing on the books of the Trust. It shall be the duty of the Secretary to give notice of each Annual Meeting of the Shareholders at least ten days and not more than 120 days before the date on which it is to be held. If notice is not so given by the Secretary, it may be given by any other officer not less than seven days before such date. Whenever an officer has been duly requested to call a special meeting of Shareholders, it shall be his duty to fix the date and the hour thereof, which date shall be not less than ten days and not more than 60 days after the receipt of such request, if the request has been delivered in person, or after the date of mailing the request, as the case may be, and to give notice of such special meeting not less than seven days before the date on which the meeting is to be held. If the date of such special meeting in not so fixed and notice thereof given within seven days after the date of mailing the request, the date and hour of such meeting may be fixed by the person or persons calling or requesting the meeting and notice thereof shall be given by such person or persons not less than seven nor more than 60 days before the date on which the meeting is to be held.

       Section 7. Notice of Adjourned Meetings. It shall not be necessary to give any notice of the time and place of any adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken, except that when a meeting is adjourned for 30 days or more notice of the adjourned meeting shall be given as in the case of an original meeting.

       Section 8. Proxies. The appointment of a proxy, or proxies shall be made by an instrument in writing executed by the Shareholder or his duly authorized agent and filed with the Registrar or Secretary of the Trust. No proxy shall be valid after the expiration of 11 months from the date of its execution unless the Shareholder executing it specified therein the length of time for which it was to continue in force, which in no case shall exceed seven years from the date of its execution. At a meeting of Shareholders all questions concerning the qualification of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Secretary of the meeting unless inspectors of election are appointed pursuant to Section 11 of this Article IV, in which event such inspectors shall pass upon all questions and shall have all other duties specified in said section.

       Section 9.    Action Without Meeting.

              (a) Action by Written Consent. Any action which is required to be or may be taken at any annual or special meeting of Shareholders of the Trust may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, shall have been signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all Shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the action without a meeting and by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.

              (b) Record Date. The record date for determining Shareholders entitled to express consent to action in writing without a meeting shall be fixed by the Board of Trustees of the Trust (the "Board"). Any Shareholder seeking to have the Shareholders authorize or take action by written consent without a meeting shall, by Written notice, request the Board of Trustees to fix a record date. The Board shall, upon receipt of such a request, fix the record date as the 15th day following receipt of the request or such later date as may be specified by such Shareholder. If the record date falls on a Saturday, Sunday or legal holiday, the record date shall be the day next following which is not a Saturday, Sunday or legal holiday.

              (c) Date of Consent. The date for determining if an action has been consented to by the holder or holders of Shares having the requisite voting power to authorize or take the action specified therein (the "Consent Date") shall be the close of business on the 31st day after the later of (x) the record date fixed pursuant to paragraph (b) of this
       Section 9 and (y) the date on which materials soliciting consents are mailed to Shareholders if such materials are required to be mailed under applicable law. If the Consent Date falls on a Saturday, Sunday or legal holiday, the Consent Date shall be the day next following which is not a Saturday, Sunday or legal holiday. On or prior to the Consent
       Date, consents may be revoked by written notice (i) to the Trust, (ii) to the Shareholder or Shareholders soliciting consents or soliciting revocations in opposition to action by consent proposed by the Trust
       (the "Soliciting Shareholders"), or (iii) to a proxy solicitor or other agent designated by the Trust or the Soliciting Shareholder(s).

              (d) Procedures. In the event of the delivery to the Trust of a written consent or consents purporting to authorize or take action and/or related revocations (each such written consent and related revocation being referred to in this Section 9 as a "Consent"), the Secretary of the Trust shall provide for the safekeeping of such Consent and, as soon as practicable after the Consent Date, shall conduct such reasonable investigation as he deems necessary or appropriate for the purpose of ascertaining the validity of such Consent and all matters incident thereto, including, without limitation, whether the holders of Shares having the requisite voting power to authorize or take the action specified in the Consent have given consent; provided, however, that if the action to which the Consent relates is the removal or replacement of one or more members of the Board, the Secretary of the Trust shall designate two persons, who may not be members of the Board or otherwise affiliated with the Trust, or a firm of nationally recognized independent inspectors of election, to serve as Inspectors with respect to such Consent and such Inspectors shall discharge the functions of the Secretary of the Trust under this paragraph (d). If after such investigation the Secretary or the Inspectors (as the case may be) shall determine that the Consent is valid, that fact shall be certified on the records of the Trust kept for the purpose of recording the proceedings of meeting of Shareholders, and the Consent shall be filed in such records, at which time the Consent shall become effective as Shareholder action as of the fifth business day following such certification.

       Section 10. Voting Rights. If no future date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only persons in whose names Shares entitled to vote stand on the share records of the Trust on the day of any meeting of Shareholders shall be entitled to vote at such meeting.

       Section 11. Inspectors of Election. In advance of any meeting of Shareholders the Trustees may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any meeting of Shareholders may and, on the request of any Shareholder or his proxy, shall appoint inspectors of election at the meeting. The number of inspectors shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as Chairman. The inspectors of election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity, and effect of proxies, receive votes, ballots, or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count, and tabulate all votes or consents determine the results, and do such acts as may be proper to conduct the election or vote with fairness to all Shareholders.
If there are three inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. On request of the Chairman of the meeting or of any Shareholder or his proxy, the inspector shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any facts found by them.

       Section 12. Excess Shares. No person shall at any time be or become the owner of more than 9.8% of the outstanding shares of the Trust. Any shares held in excess of this limit shall be "Excess Shares" which shall not be entitled to voting rights or dividends (until they cease to become Excess Shares) and are subject to redemption by the Trustees. This provision can be waived or suspended at any time by the formal action of the Trustees acting in accordance with these Regulations.

                                   ARTICLE V

                                 Miscellaneous

       Section 1. Record Dates and Closing of Transfer Books. From time to time the Trustees may fix a future date, not exceeding 50 days preceding: (i) the date of any meeting of Shareholders; (ii) the date fixed for the payment of any dividend or distribution or for the allotment of rights; or (iii) the date any change or conversion or exchange of Shares is to go into effect, as the record date for the determination of the Shareholders entitled to notice of and to vote at any such meeting or to receive any such dividend or distribution or any allotment of rights or to exercise the rights with respect to any such change, conversion or exchange of Shares. If a time is so fixed, only Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such dividend or distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of Shares on the books of the Trust after the record date so fixed. The Trustees may close the books of the Trust against transfers of Shares during the whole or any part of the period between the record date and the date so fixed for the meeting, payment, distribution, allotment, change or exercise of rights.

       Section 2. Inspection of Trust Records. The share register or duplicate share register, the books of account, and the minutes of the proceedings of the Shareholders and Trustees shall be open to inspection upon the written demand of any Shareholder at any reasonable time and for a purpose reasonably related to his interests as a Shareholder and shall be exhibited at any time when required by the demand of 10% or more of the Shares represented at any Shareholders' meeting. Such inspection may be made in person or by an agent or attorney and shall include the right to make extracts. Demand of inspection other than at a Shareholders' meeting shall be made in writing to the President, Secretary, or Assistant Secretary of the Trust.

       Section 3. Inspection of Trustees' Regulations. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Trustees' Regulations as amended to date, certified by the Secretary, which Regulations shall be open to inspection by the Shareholders at all reasonable times during office hours.

       Section 4. Representation of Shares of Corporations. The President or any Vice President and the Secretary or Assistant Secretary of the Trust, acting either in person or by a proxy or proxies designated in a written instrument duly executed by said officers, are authorized to vote, represent, and exercise on behalf of the Trust all rights incident to any shares of any corporation standing in the name of the Trust.

                                   ARTICLE VI

                                      Seal

       The Trust may elect to have a seal containing the words: "INCOME OPPORTUNITY REALTY TRUST, a California business trust, organized December 14, 1984, California." However, no seal is necessary to effect contracts, transfers or other documents on behalf of the Trust.

                                  ARTICLE VII

                                   Amendments

       Section 1. By Shareholders. Except for any change for which a larger number is specifically required, these Trustees' Regulations may be amended or repealed, or new or additional Trustees' Regulations may be adopted by the vote or written consent or Shareholders entitled to exercise a majority of the voting power of the Trust.

       Section 2. By Trustees. These Trustees, Regulations may be amended or repealed, or new or additional Trustees, Regulations may be adopted by the vote or written consent of the Trustees, but the Trustees may not decrease the authorized number of Trustees below five or increase the authorized number of Trustees above 15 without the vote or written consent of Shareholders entitled to exercise a majority of the voting power of the Trust. The power hereby delegated may be revoked by the vote or written consent of Shareholders entitled to exercise a majority of the voting power of the Trust.

                                  ARTICLE VIII

                                  Definitions

       All terms defined in the Declaration of Trust dated December 14, 1984, as amended to date, shall have the same meaning when used in these Trustees' Regulations.

                                     DRAFT



                               ADVISORY AGREEMENT

                                    BETWEEN

                   INCOME OPPORTUNITY REALTY INVESTORS, INC.

                                      AND

                         BASIC CAPITAL MANAGEMENT, INC.


    THIS AGREEMENT dated as of ______________, 1995, between Income Opportunity Realty Investors, Inc., a Nevada corporation (the "Company"), and Basic Capital Management, Inc. (the "Advisor"), a Nevada corporation.

                         W  I  T  N  E  S  S  E  T  H:

         1.      The Company owns a portfolio of real estate and mortgages.

         2. The Advisor and its employees have extensive experience in the administration of real estate assets and the origination, structuring and evaluation of real estate and mortgage investments.

    NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties agree as follows:

         1. DUTIES OF THE ADVISOR. Subject to the supervision of the Board of Directors, the Advisor will be responsible for the day-to-day operations of the Company and, subject to Section 17 hereof, shall provide such services and activities relating to the assets, operations and business plan of the Company as may be appropriate, including:

                 (a) preparing and submitting an annual budget and business plan for approval by the Board of the Company (the "Business Plan");

                 (b) using its best efforts to present to the Company a continuing and suitable investment program consistent with the investment policies and objectives of the Company as set forth in the Business Plan;

                 (c) using its best efforts to present to the Company investment opportunities consistent with the Business Plan and such investment program as the Directors may adopt from time to time;

                 (d) furnishing or obtaining and supervising the performance of the ministerial functions in connection with the administration of the day-to-day operations of the Company including the investment of reserve funds and surplus cash in short-term money market investments;

                 (e) serving as the Company's investment and financial advisor and providing research, economic, and statistical data in connection with the Company's investments and investment and financial policies;

                 (f) on behalf of the company, investigating, selecting and conducting relations with borrowers, lenders, mortgagors, brokers, investors, builders, developers and others; provided however, that the Advisor shall not retain on the Company's behalf any consultants or third party professionals, other than legal counsel, without prior Board approval;

                 (g) consulting with the Directors and furnishing the Directors with advice and recommendations with respect to the making, acquiring (by purchase, investment, exchange or otherwise), holding and disposition (through sale, exchange, or otherwise) of investments consistent with the Business Plan of the Company;

                 (h) obtaining for the Directors such services as may be required in acquiring and disposing of investments, disbursing and collecting the funds of the Company, paying the debts and fulfilling the obligations of the Company, and handling, prosecuting, and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens securing investments;

                 (i) obtaining for and at the expense of the Company such services as may be required for property management, loan disbursements, and other activities relating to the investments of the Company, provided, however, the compensation for such services shall be agreed to by the Company and the service provider;

                 (j) advising the Company in connection with public or private sales of shares or other securities of the Company, or loans to the Company, but in no event in such a way that the Advisor could be deemed to be acting as a broker dealer or underwriter;

                 (k) quarterly and at any time requested by the Directors, making reports to the Directors regarding the Company's performance to date in relation to the Company's approved Business Plan and its various components, as well as the Advisor's performance of the foregoing services;

                 (l) making or providing appraisal reports, where appropriate, on investments or contemplated investments of the Company;

                 (m) assisting in preparation of reports and other documents necessary to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective communications with stockholders of the Company; and

                 (n) doing all things necessary to ensure its ability to render the services contemplated herein, including providing office space and office furnishings and personnel necessary for the performance of the foregoing services as Advisor, all at its own expense, except as otherwise expressly provided for herein.

         2. NO PARTNERSHIP OR JOINT VENTURE. The Company and the Advisor are not partners or joint venturers with each other, and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

         3. RECORDS. At all times, the Advisor shall keep proper books of account and records of the Company's affairs which shall be accessible for inspection by the Company at any time during ordinary business hours.

         4. ADDITIONAL OBLIGATIONS OF THE ADVISOR. The Advisor shall refrain from any action (including, without limitation, furnishing or rendering services to tenants of property or managing or operating real property) that would (a) adversely affect the status of the Company as a real estate investment trust, as defined and limited in Sections 856-860 of the Internal Revenue Code, (b) violate any law, rule, regulation, or statement of policy of any governmental body or agency having jurisdiction over the Company or over its securities, (c) cause the Company to be required to register as an investment company under the Investment Company Act of 1940, or (d) otherwise not be permitted by the Articles of Incorporation of the Company.

         5. BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in its own name, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds in any such account shall be commingled with funds of the Advisor; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Directors and to the auditors of the Company.

         6. BOND. The Advisor shall maintain a fidelity bond with a responsible surety company in such amount as may be required by the Directors from time to time, covering all directors, officers, employees, and agents of the Advisor handling funds of the Company and any investment documents or records pertaining to investments of the Company. Such bond shall inure to the benefit of the Company in respect to losses of any such property from acts of such directors, officers, employees, and agents through theft, embezzlement, fraud, negligence, error, or omission or otherwise, the premium for said bond to be at the expense of the Company.

         7. INFORMATION FURNISHED ADVISOR. The Directors shall have the right to change the Business Plan at any time, effective upon receipt by the Advisor of notice of such change. The Company shall furnish the Advisor with a certified copy of all financial statements, a signed copy of each report prepared by independent certified public accountants, and such other information with regard to the Company's affairs as the Advisor may from time to time reasonably request.

         8. CONSULTATION AND ADVICE. In addition to the services described above, the Advisor shall consult with the Directors, and shall, at the request of the Directors or the officers of the Company, furnish advice and recommendations with respect to any aspect of the business and affairs of the Company, including any factors that in the Advisor's best judgment should influence the policies of the Company.

         9. ANNUAL BUSINESS PLAN AND BUDGET. No later than January 15th of each year, the Advisor shall submit to the Directors a written Business Plan for the current Fiscal Year of the Company. Such Business Plan shall include a twelve-month forecast of operations and cash flow with explicit assumptions and a general plan for asset sales or acquisitions, lending, foreclosure and borrowing activity, other investments or ventures and proposed securities offerings or repurchases or any proposed restructuring of the Company. To the extent possible, the Business Plan shall set forth the Advisor's recommendations and the basis therefor with respect to all material investments of the Company. Upon approval by the Board of Directors, the Advisor shall be authorized to conduct the business of the Company in accordance with the explicit provisions of the Business Plan, specifically including the borrowing, leasing, maintenance, capital improvements, renovations and sale of investments set forth in the Business Plan. Any transaction or investment not explicitly provided for in the approved Business Plan shall require the prior approval of the Board of Directors unless made pursuant to authority expressly delegated to the Advisor. Within sixty (60) days of the end of each calendar quarter, the Advisor shall provide the Board of Directors with a report comparing the Company's actual performance for such quarter against the Business Plan.

         10. DEFINITIONS. As used herein, the following terms shall have the meanings set forth below:

                 (a) "Affiliate" shall mean, as to any Person, any other Person who owns beneficially, directly, or indirectly, 1% or more of the outstanding capital stock, shares or equity interests of such Person or of any other Person which controls, is controlled by, or is under common control with such Person or is an officer, retired officer, director, employee, partner, or trustee (excluding noninterested trustees not otherwise affiliated with the entity) of such Person or of any other Person which controls, is controlled by, or is under common control with, such Person.

                 (b) "Appraised Value" shall mean the value of a Real Property according to an appraisal made by an independent qualified appraiser who is a member in good standing of the American Institute of Real Estate Appraisers and is duly licensed to perform such services in accordance with the applicable state law, or, when pertaining to Mortgage Loans, the value of the underlying property as determined by the Advisor.

                 (c) "Book Value" of an asset or assets shall mean the value of such asset or assets on the books of the Company, before provision for amortization, depreciation, depletion or valuation reserves and before deducting any indebtedness or other liability in respect thereof, except that no asset shall be valued at more than its fair market value as determined by the Directors.

                 (d) "Book Value of Invested Assets" shall mean the Book Value of the Company's total assets (without deduction of any liabilities), but excluding (i) goodwill and other intangible assets, (ii) cash, and (iii) cash equivalent investments with terms which mature in one year or less.

                 (e) "Business Plan" shall mean the Company's investment policies and objectives and the capital and operating budget based thereon, approved by the Board as thereafter modified or amended.

                 (f) "Fiscal Year" shall mean any period for which an income tax return is submitted to the Internal Revenue Service and which is treated by the Internal Revenue Service as a reporting period.

                 (g) "Gross Asset Value" shall mean the total assets of the Company after deduction of allowance for amortization, depreciation or depletion and valuation reserves.

                 (h) "Mortgage Loans" shall mean notes, debentures, bonds, and other evidences of indebtedness or obligations, whether negotiable or non-negotiable, and which are secured or collateralized by mortgages, including first, wraparound, construction and development, and junior mortgages.

                 (i) "Net Asset Value" shall mean the Book Value of all the assets of the Company minus all the liabilities of the Company.

                 (j) "Net Income" for any period shall mean the Net Income of the Company for such period computed in accordance with generally accepted accounting principles after deduction of the Gross Asset Fee, but before deduction of the Net Income Fee, as set forth in Sections 11(a) and 11(b), respectively, herein, and inclusive of gain or loss of the sale of assets.

                 (k) "Net Operating Income" shall mean rental income less property operating expenses.

                 (l) "Operating Expenses" shall mean the aggregate annual expenses regarded as operating expenses in accordance with generally accepted accounting principles as determined by the independent auditors selected by the Directors and including the Gross Asset Fee payable to the Advisor and fees and expenses paid to the Directors who are not employees or Affiliates of the Advisor.

                 (m) The operating expenses shall exclude, however, the following:

                          (i)     the cost of money borrowed by the Company;

                          (ii) income taxes, taxes and assessments on real property and all other taxes applicable to the Company;

                          (iii) expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities (including legal, auditing, accounting, underwriting, brokerage, printing, engraving and other fees);

                          (iv) fees and expenses paid to independent mortgage servicers, contractors, consultants, managers and other agents retained by or on behalf of the Company;

                          (v)     expenses directly connected with the
                     purchase, origination, ownership and disposition of Real Properties or Mortgage Loans (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair and property improvement services) other than expenses with respect thereto of employees of the Advisor, except legal, internal auditing, foreclosure and transfer agent services performed by employees of the Advisor;

                          (vi) expenses of maintaining and managing real estate equity interests and processing and servicing mortgage and other loans;

                          (vii)   expenses connected with payments of
                     dividends, interest or distributions by the Company to shareholders;

                          (viii) expenses connected with communications to shareholders and bookkeeping and clerical expenses for maintaining shareholder relations, including the cost of printing and mailing share certificates, proxy solicitation materials and reports;

                          (ix) transfer agent's registrar's and indenture trustee's fees and charges; and

                          (x) the cost of any accounting, statistical, bookkeeping or computer equipment necessary for the maintenance of books and records of the Company.

                     Additionally, the following expenses of the Advisor shall be excluded:

                          (i)     employment expenses of the Advisor's
                     personnel (including Directors, officers and employees of the Company who are directors, officers or employees of the Advisor or its Affiliates), other than the expenses of those employee services listed at (v) above.

                          (ii) rent, telephone, utilities and office furnishings and other office expenses of the Advisor (except those relating to a separate office, if any, maintained by the Company); and

                          (iii) the Advisor's overhead directly related to performance of its functions under this Agreement.

                 (n) "Person" shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

                 (o) "Real Property" shall mean and include land, rights in land, leasehold interests (including but not limited to interests of a lessor or lessee therein), and any buildings, structures, improvements, fixtures, and equipment located on or used in connection with land, leasehold interests, and rights in land or interests therein.

                 All calculations made pursuant to this Agreement shall be
             based on statements (which may be unaudited, except as provided herein) prepared on an accrual basis consistent with generally accepted accounting principles, regardless of whether the Company may also prepare statements on a different basis. All other terms shall have the same meaning as set forth in the Company's Articles of Incorporation and Bylaws.

             11.     ADVISORY COMPENSATION.

                 (a) Gross Asset Fee. On or before the twenty-eighth day of each month during the term hereof, the Company shall pay to the Advisor, as compensation for the basic management and advisory services rendered to the Company hereunder, a fee at the rate of .0625% per month of the average of the Gross Asset Value of the Company at the beginning and at the end of the next preceding calendar month. Without negating the provisions of Sections 18, 19, 22 and 23 hereof, the annual rate of the Gross Asset Fee shall be .75% per annum.

                 (b) Net Income Fee. As an incentive for successful investment and management of the Company's assets, the Advisor will be entitled to receive a fee equal to 7.5% per annum of the Company's Net Income for each Fiscal Year or portion thereof for which the Advisor provides services. To the extent the Company has Net Income in a quarter, the 7.5% Net Income fee is to be paid quarterly on or after the third business day following the filing of the report on Form 10-Q with the Securities and Exchange Commission, except for the payment for the fourth quarter, ended December 31, which is to be paid on or after the third business day following the filing of the report on Form 10-K with the Securities and Exchange Commission.

                 The 7.5% Net Income Fee is to be cumulative within any Fiscal
             Year, such that if the Company has a loss in any quarter during the Fiscal Year, each subsequent quarter's payment during such Fiscal Year shall be adjusted to maintain the 7.5% per annum rate, with final settlement being made with the fourth quarter payment and in accordance with audited results for the Fiscal Year. The 7.5% Net Income Fee is not cumulative from year to year.

                 (c) Acquisition Commission. For supervising the acquisition, purchase or long term lease of Real Property for the Company, the Advisor is to receive an Acquisition Commission equal to the lesser of (i) up to 1% of the cost of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers; of (ii) the compensation customarily charged in arm's-length transactions by others rendering similar property acquisition services as an ongoing public activity in the same geographical location and for comparable property.

             The aggregate of each purchase price of each property including the Acquisition Commissions and all real estate brokerage fees) may not exceed such property's Appraised Value at acquisition.

                 (d) Incentive Sales Compensation. To encourage periodic sales of appreciated Real Property at optimum value and to reward the Advisor for improved performance of the Company's Real Property, the Company shall pay to the Advisor, on or before the 45th day after the close of each Fiscal Year, an incentive fee equal to 10% of the amount, if any, by which the aggregate sales consideration for all Real Property sold by the Company during such Fiscal Year exceeds the sum of: (i) the cost of each such Real Property as originally recorded in the Company's books for tax purposes (without deduction for depreciation, amortization or reserve for losses), (ii) capital improvements made to such assets during the period owned by the Company, and (iii) all closing costs, (including real estate commissions) incurred in the sale of such Real Property; provided, however, no incentive fee shall be paid unless (a) such Real Property sold in such Fiscal Year, in the aggregate, has produced an 8% simple annual return on the Company's net investment, including capital improvements, calculated over the Company's holding period before depreciation and inclusive of operating income and sales consideration and (b) the aggregate Net Operating Income from all Real Property owned by the Company for all of the prior Fiscal Year and the current Fiscal Year shall be at least 5% higher in the current Fiscal Year than in the prior Fiscal Year.

                 (e) Mortgage or Loan Acquisition Fees. For the acquisition or purchase from an unaffiliated party of any existing mortgage or loan by the Company, the Advisor or an Affiliate is to receive a Mortgage or Loan Acquisition Fee equal to the lesser of
             (a) 1% of the amount of the mortgage or loan purchased by the Company or (b) a brokerage or commitment fee which is reasonable and fair under the circumstances. Such fee will not be paid in connection with the origination or funding by the Company of any mortgage loan.

                 (f) Mortgage Brokerage and Equity Refinancing Fees. For obtaining loans to the Company or refinancing on Company properties, the Advisor or an Affiliate is to receive a Mortgage Brokerage and Equity Refinancing Fee equal to the lesser of (a) 1% of the amount of the loan or the amount refinanced or (b) a brokerage or refinancing fee which is reasonable and fair under the circumstances; provided, however that no such fee shall be paid on loans from the Advisor or an Affiliate without the approval of the Board of Directors. No fee shall be paid on loan extensions.

         12. LIMITATION ON THIRD PARTY MORTGAGE PLACEMENT FEES. The Advisor or any of its Affiliates shall pay to the Company, one-half of any compensation received by the Advisor or any such Affiliate from third parties with respect to the origination, placement or brokerage of any loan made by the Company, provided, however, the compensation retained by the Advisor or Affiliate shall not exceed the lesser of (a) 2% of the amount of the loan committed by the Company or (b) a loan brokerage and commitment fee which is reasonable and fair under the circumstances.

         13. STATEMENTS. The Advisor shall furnish to the Company not later than the tenth day of each calendar month, beginning with the second calendar month of the term of this Agreement, a statement showing the computation of the fees, if any, payable in respect to the next preceding calendar month (or, in the case of incentive compensation, for the preceding Fiscal Year, as appropriate) under the Agreement. The final settlement of incentive compensation for each Fiscal Year shall be subject to adjustment in accordance with, and upon completion of, the annual audit of the Company's financial statements; any payment by the Company or repayment by the Advisor that shall be indicated to be necessary in accordance therewith shall be made promptly after the completion of such audit and shall be reflected in the audited statements to be published by the Company.

         14. COMPENSATION FOR ADDITIONAL SERVICES. If and to the extent that the Company shall request the Advisor or any director, officer, partner, or employee of the Advisor to render services for the Company other than those required to be rendered by the Advisor hereunder, such additional services, if performed, will be compensated separately on terms to be agreed upon between such party and the Company from time to time. In particular, but without limitation, if the Company shall request that the Advisor perform property management, leasing, loan disbursement or similar functions, the Company and the Advisor shall enter into a separate agreement specifying the obligations of the parties and providing for reasonable additional compensation to the Advisor for performing such services.

         15. EXPENSES OF THE ADVISOR. Without regard to the amount of compensation or reimbursement received hereunder by the Advisor, the Advisor shall bear the following expenses:

                 (a) employment expenses of the personnel employed by the Advisor (including Directors, officers, and employees of the Company who are directors, officers, or employees of the Advisor or of any company that controls, is controlled by, or is under common control with the Advisor), including, but not limited to, fees, salaries, wages, payroll taxes, travel expenses, and the cost of employee benefit plans and temporary help expenses except for those personnel expenses described in Sections 16(e) and (p);

                 (b) advertising and promotional expenses incurred in seeking investments for the Company;

                 (c) rent, telephone, utilities, office furniture and furnishings, and other office expenses of the Advisor and the Company, except as any of such expenses relates to an office maintained by the Company separate from the office of the Advisor; and

                 (d) miscellaneous administrative expenses relating to performance by the Advisor of its functions hereunder.

         16. EXPENSES OF THE COMPANY. The Company shall pay all of its expenses not assumed by the Advisor, including without limitation, the following expenses:

                 (a)      the cost of money borrowed by the Company;

                 (b) income taxes, taxes and assessments on real property, and all other taxes applicable to the Company;

                 (c) legal, auditing, accounting, underwriting, brokerage, listing, registration and other fees, printing, and engraving and other expenses, and taxes incurred in connection with the issuance, distribution, transfer, registration, and stock exchange listing of the Company's securities;

                 (d) fees, salaries, and expenses paid to officers, and employees of the Company who are not directors, officers or employees of the Advisor, or of any company that controls, is controlled by, or is under common control with the Advisor;

                 (e) expenses directly connected with the origination or purchase of Mortgage Loans and with the acquisition, disposition and ownership of real estate equity interests or other property (including the costs of foreclosure, insurance, legal, protective, brokerage, maintenance, repair, and property improvement services) and including all compensation, traveling expenses, and other direct costs associated with the Advisor's employees or other personnel engaged in (i) real estate transaction legal services,
             (ii) internal auditing, (iii)
             foreclosure and other mortgage finance services, (iv) sale or solicitation for sale of mortgages, (v) engineering and appraisal services, and (vi) transfer agent services;

                 (f) expenses of maintaining and managing real estate equity interests;

                 (g) insurance, as required by the Directors (including Directors' liability insurance);

                 (h) the expenses of organizing, revising, amending, converting, modifying, or terminating the Company;

                 (i) expenses connected with payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company;

                 (j) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing certificates for securities and proxy solicitation materials and reports to holders of the Company's securities;

                 (k) the cost of any accounting, statistical, bookkeeping or computer equipment or computer time necessary for maintaining the books and records of the Company and for preparing and filing Federal, State and Local tax returns;

                 (l) transfer agent's, registrar's, and indenture trustee's fees and charges;

                 (m) legal, accounting, investment banking, and auditing fees and expenses charged by independent parties performing these services not otherwise included in clauses (c) and (e) of this
             Section 16;

                 (n) expenses incurred by the Advisor, arising from the sales of Company properties, including those expenses related to carrying out foreclosure proceedings;

                 (o) commercially reasonable fees paid to the Advisor for efforts to liquidate mortgages before maturity, such as the solicitation of offers and negotiation of terms of sale;

                 (p) costs and expenses connected with computer services, including, but not limited to, employee or other personnel compensation, hardware and software costs, and related development and installation costs associated therewith;

                 (q) costs and expenses associated with risk management (i.e. insurance relating to the Company's assets);

                 (r)      loan refinancing compensation; and

                 (s) expenses associated with special services requested by the Directors pursuant to Section 14 hereof.

         17. OTHER ACTIVITIES OF ADVISOR. The Advisor, its officers, directors, or employees or any of its Affiliates may engage in other business activities related to real estate investments or act as advisor to any other person or entity (including another real estate investment trust), including those with investment policies similar to the Company, and the Advisor and its officers, directors, or employees and any of its Affiliates shall be free from any obligation to present to the Company any particular investment opportunity that comes to the Advisor or such persons, regardless of whether such opportunity is in accordance with the Company's Business Plan. However, to minimize any possible conflict, the Advisor shall consider the respective investment objectives of, and the appropriateness of a particular investment to each such entity in determining to which entity a particular investment opportunity should be presented. If appropriate to more than one entity, the Advisor shall present the investment opportunity to the entity that has had sufficient uninvested funds for the longest period of time.

         18. LIMITATION ON OPERATING EXPENSES. To the extent that the Operating Expenses of the Company for any Fiscal Year exceed the lesser of (a) 1.5% of the average of the book Values of Invested Assets of the Company at the end of each calendar month of such fiscal year, of (b) the greater of 1.5% of the average of the Net Asset Value of the Company at the end of each calendar month of such fiscal year or 25% of the Company's Net Income, the Advisor shall refund to the Company from the fees paid to the Advisor the amount, if any, by which the Operating Expenses so exceed the applicable amount, provided, however, that the Advisor shall not be required to refund to the Company, with respect to any fiscal year, any amount which exceeds the aggregate of the Gross Asset Fees paid to the Advisor under this Agreement with respect to such fiscal year.

         19. TERM; TERMINATION OF AGREEMENT. This Agreement shall continue in force until the next Annual Meeting of Stockholders of the Company, and, thereafter, it may be renewed from year to year, subject to any required approval of the Stockholders of the Company and, if any Director is an Affiliate of the Advisor, the approval of a majority of the Directors who are not so affiliated. Notice of renewal shall be given in writing by the Directors to the Advisor not less than 60 days before the expiration of this Agreement or of any extension thereof. This Agreement may be terminated for any reason without penalty upon 60 days' written notice by the Company to the Advisor or 120 days' written notice by the Advisor to the Company, in the former case by the vote of a majority of the Directors who are not Affiliates of the Advisor or by the vote of holders of a majority of the outstanding shares of the Company. Notwithstanding the foregoing, however, in the event of any material change in the ownership, control or management of the Advisor, the Company may terminate this Agreement without penalty and without advance notice to the Advisor.

         20. AMENDMENTS. This Agreement shall not be changed, modified, terminated or discharged in whole or in part except by an instrument in writing signed by both parties hereto, or their respective successors or assigns, or otherwise as provided herein.

         21. ASSIGNMENT. This Agreement shall not be assigned by the Advisor without the prior consent of the Company. The Company may terminate this Agreement in the event of its assignment by the Advisor without the prior consent of the Company. Such an assignment or any other assignment of this Agreement shall bind the assignee hereunder in the same manner as the Advisor is bound hereunder. This Agreement shall not be assignable by the Company without the consent of the Advisor, except in the case of assignment by the Company to a corporation, association, trust, or other organization that is a successor to the Company. Such successor shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound hereunder.

         22. DEFAULT, BANKRUPTCY, ETC. At the option solely of the Directors, this Agreement shall be and become terminated immediately upon written notice of termination from the Directors to the Advisor if any of the following events shall occur:

             (a) If the Advisor shall violate any provision of this Agreement, and after notice of such violation shall not cure such default within 30 days; or

             (b) If the Advisor shall be adjudged bankrupt or insolvent by a court of competent jurisdiction, or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator, or trustee of the Advisor or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Advisor for its reorganization, and such adjudication or order shall remain in force or unstayed for a period of 30 days; or

             (c) If the Advisor shall institute proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal bankruptcy laws, or for relief under any law for the relief of debtors, or shall consent to the appointment of a receiver of itself or of all or substantially all its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally, as they become due.

             The Advisor agrees that if any of the events specified in subsections (b) and (c) of this Section 22 shall occur, it will give written notice thereof to the Directors within seven days after the occurrence of such event.

         23. ACTION UPON TERMINATION. From and after the effective date of termination of this Agreement, pursuant to Sections 19, 21 or 22 hereof, the Advisor shall not be entitled to compensation for further services hereunder but shall be paid all compensation accruing to the date of termination. The Advisor shall forthwith upon such termination:

             (a) pay over to the Company all monies collected and held for the account of the Company pursuant to this Agreement;

             (b) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of any monies held by it, covering the period following the date of the last accounting furnished to the Directors; and

             (c) deliver to the Directors all property and documents of the Company then in the custody of the Advisor.

         24. MISCELLANEOUS. The Advisor shall be deemed to be in a fiduciary relationship to the stockholders of the Company. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and shall not be responsible for any action of the Directors in following or declining to follow any advice or recommendations of the

Advisor. Neither the Advisor nor any of its shareholders, directors, officers, or employees shall be liable to the Company, the Directors, the holders of securities of the Company or to any successor or assign of the Company for any losses arising from the operation of the Company if the Advisor had determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company and the liability or loss was not the result of negligence or misconduct by the Advisor. However, in no event will the directors, officers or employees of the Advisor be personally liable for any act or failure to act unless it was the result of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

         25. NOTICES. Any notice, report, or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report, or other communication is accepted by the party to whom it is given, and shall be given by being delivered at the following addresses of the parties hereto:

    The Directors and/or the Company:

         Income Opportunity Realty Investors, Inc.
         10670 North Central Expressway
         Suite 600
         Dallas, Texas 75231
         Attention: President

    The Advisor:

         Basic Capital Management, Inc.
         10670 North Central Expressway
         Suite 600
         Dallas, Texas 75231
         Attention:  Executive Vice President and
                     Chief Financial Officer

    Either party may at any time give notice in writing to the other party of a change of its address for the purpose of this Section 25.

         26. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

         27. GOVERNING LAW. This Agreement has been prepared, negotiated and executed in the State of Texas. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely in the State of Texas.

         28. EXECUTION. This instrument is executed and made on behalf of the Company by an officer of the Company, not individually but solely as an Officer, and the obligations under this Agreement are not binding upon, nor shall resort be had to the private property of, any of the Directors, stockholders, officers, employees, or agents of the Company personally, but bind only the Company property.

    IN WITNESS WHEREOF, INCOME OPPORTUNITY REALTY INVESTORS, INC. and BASIC CAPITAL MANAGEMENT, INC., by their duly authorized officers, have signed these presents all as of the day and year first above written.

                                        INCOME OPPORTUNITY REALTY
                                        INVESTORS, INC.


                                        By:
                                           -----------------------------------
                                              Randall M. Paulson
                                              President


                                        BASIC CAPITAL MANAGEMENT, INC.


                                        By:
                                           -----------------------------------
                                              Thomas A. Holland
                                              Executive Vice President

No person is authorized to give any information or to make any representation not contained in this Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus constitutes neither an offer to sell, nor a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus, nor the solicitation of a proxy, in any jurisdiction to or from any person to or from whom it is unlawful to make such offer or solicitation of an offer or proxy solicitation in such jurisdiction.

                                ________________


                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
Summary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Certain Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
General Shareholder Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Proposed Incorporation Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Market Prices of the Shares; Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Business and Properties of IORI Nevada  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Business and Properties of the Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Selected Historical Consolidated Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
Management's Discussion and Analysis of Financial Condition and Results of Operations . . . . . . . . . . . . . . . .  94
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Solicitation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100





                           INCOME OPPORTUNITY REALTY
                                     TRUST
                                _______________

                                PROXY STATEMENT
                                _______________


                           INCOME OPPORTUNITY REALTY
                                INVESTORS, INC.

                                _______________

                                   PROSPECTUS
                                _______________



                                 791,444 Shares

                                of Common Stock

                          (par value $0.01 per share)



                              January ___, 1996


___________

During the 25-day period following the effective time of the Merger, all dealers effecting transactions in the shares of Common Stock of IORI Nevada, whether or not participating in this distribution, may be required to deliver a copy of this Proxy Statement/Prospectus.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 The Articles of Incorporation and By-Laws of IORI Nevada provide, in substance, that IORI Nevada shall indemnify its directors, officers, and employees to the fullest extent permitted by the Nevada Revised Statutes (the "NRS") and other applicable law. See "The Management Liability Provision" above. Section 78.751 of the Nevada Revised Statutes permits indemnification of officers, directors, employees and agents under certain conditions and subject to certain limitations. Pursuant to the NRS, a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The NRS further provides that a corporation may indemnify persons for attorneys' fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. The corporation may also indemnify directors for amounts paid in judgments and settlements in such a suit, but only if ordered by a court after determining that the person is "fairly and reasonably" entitled to indemnity.

         Currently, each of the Trustees of the Trust has been offered contractual indemnification to the fullest extent permitted by the Declaration of Trust or to the fullest extent not prohibited under applicable law.

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                 (a)      Exhibits:

        The following exhibits are filed as part of this Registration Statement:

 Exhibit
  Number         Description of Document
 -------         -----------------------
   2.1           Form of Agreement and Plan of Merger by and between Income
                 Opportunity Realty Corporation and Income Opportunity Realty
                 Investors, Inc. (included herewith as Appendix B)

   3.1 Articles of Incorporation of Income Opportunity Realty Investors, Inc. (included herewith as Appendix C)

   3.2 By-Laws of Income Opportunity Realty Investors, Inc. (included herewith as Appendix D)

  *5.1 Opinion of Andrews & Kurth L.L.P., counsel to the Registrant, regarding legality of the Common Stock being offered

  *5.2 Opinion of Kummer Kaempfer Bonner & Renshaw regarding legality of the Common Stock being offered


 **8.1           Opinion of Andrews & Kurth L.L.P. regarding tax matters


  10.1 Advisory Agreement dated as of March 7, 1995 between Income Opportunity Realty Trust and Basic Capital Management, Inc. (incorporated by reference to Appendix A of Income Opportunity Realty Trust's Proxy Statement dated January 18, 1995 for the Annual Meeting of Shareholders To Be Held on March 7, 1995).

  10.2 Brokerage Agreement dated December 1, 1992 between Income Opportunity Realty Trust and Carmel Realty, Inc. (incorporated by reference to Exhibit No. 10.5 to Income Opportunity Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1992).

  10.3 Brokerage Agreement dated as of February 11, 1994, between Income Opportunity Realty Trust and Carmel Realty, Inc. (incorporated by reference to Exhibit No. 10.3 to Income Opportunity Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1993).

  10.4 Brokerage Agreement dated as of February 11, 1995, between Income Opportunity Realty Trust and Carmel Realty, Inc. (incorporated by reference to Exhibit No. 10.4 to Income Opportunity Realty Trust's Annual Report on Form 10-K/A for the year ended December 31, 1994).


**23.1 Consent of BDO Seidman, LLP, independent accountants (Pages S-1 and S-2 hereto)


  23.2           Consent of Andrews & Kurth L.L.P. (included as part of
                 Exhibit 8.1)

  23.3 Consent of Kummer Kaempfler Bonner & Renshaw (included as part of Exhibit 5.2)


 *24.1 Power of Attorney (set forth on pages, pages II - 5 and II - 6 of the Registration Statement (File No. 33-62211) filed with the Commission on August 29, 1995)


  27.0           Financial Data Schedule


**99.1           Form of Proxy Card


_______________


*  Previously filed
**  Filed herewith.





                 (b)      Financial Statement Schedules:

Schedule
 Number          Description of Schedule
--------         -----------------------
   III           Real Estate and Accumulated Depreciation

    IV           Mortgage Loans on Real Estate

                 (c)      Not applicable

ITEM 22.         UNDERTAKINGS

The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (1) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                 (2) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                 (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering (in the event the Incorporation Procedure is not approved by the shareholders of the Trust);

         (d) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form;

         (e)     That every Prospectus (i) that is filed pursuant to paragraph
                 (d) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (f) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (g) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

         (h) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to Registration Statement No. 62211 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on January 23, 1996.


                                        INCOME OPPORTUNITY REALTY INVESTORS,
                                        INC.


                                        By:   /s/ RANDALL M. PAULSON
                                           ------------------------------------
                                              Randall M. Paulson, President

                               POWER OF ATTORNEY


         Pursuant to requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement No. 62211 has been signed by the following persons in the capacities and on the dates indicated:



Signature                                  Title                                     Date
---------                                  -----                                     ----
/s/ RANDALL M. PAULSON                     President (Principal Executive            January 23, 1996
------------------------------             Officer)
Randall M. Paulson


    THOMAS A. HOLLAND*                     Executive Vice President and              January 23, 1996
------------------------------             Chief Financial Officer
Thomas A. Holland                          (Principal Financial and
                                           Accounting Officer)


                                           Director
-----------------------------------
Geoffrey C. Etnire



    JOHN P. PARSONS*                       Director                                  January 23, 1996
-----------------------------------
John P. Parsons



    BENNETT B. SIMS*                       Director                                  January 23, 1996
-----------------------------------
Bennett B. Sims



    TED P. STOKELY*                        Director                                  January 23, 1996
-----------------------------------
Ted P. Stokely



    MARTIN L. WHITE*                       Director                                  January 23, 1996
-----------------------------------
Martin L. White



    EDWARD G. ZAMPA*                       Director                                  January 23, 1996
-----------------------------------
Edward G. Zampa



* By: /s/ RANDALL M. PAULSON
     ------------------------------------
     Randall M. Paulson, Attorney-in-Fact

                                                                    SCHEDULE III
                        INCOME OPPORTUNITY REALTY TRUST
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1994


                                                                        Cost
                                                                    Capitalized
                                                                   Subsequent to       Gross Amounts of Which Carried
                                         Initial Cost to Trust     Acquisition               at End of Year
                                        ----------------------- ---------------  --------------------------------------
                                                     Building &                                  Building &        (1)
  Property/Location       Encumbrances     Land    Improvements   Improvements      Land      Improvements      Total
----------------------    ------------  ---------  ------------ ---------------  -----------  ------------   -----------
                                                         (dollars in thousands)
Properties Held For Sale
------------------------

APARTMENTS
----------

Cedars.................   $     -      $    198    $    792     $      -         $       198  $        792   $      990
    Irving, Texas

Eastpoint..............         1,922     1,181       2,749               321          1,181         3,070        4,251
    Mesquite, Texas

Plumtree...............         5,875     1,751       5,038               824          1,751         5,862        7,613
    Martinez, California

Treehouse..............         1,886       375       2,124               185            375         2,309        2,684
    San Antonio, Texas

Porticos...............        10,084     2,897      11,588                50          2,897        11,638       14,535
    Milwaukee, Wisconsin

OFFICE BUILDINGS
----------------

Saratoga...............           -       2,577      10,306               388          2,583        10,688       13,271
    Saratoga, California

Town Center Plaza......           -         554       2,214                99            554         2,313        2,867

    Boca Raton, Florida

                          -----------  --------    --------     -------------    -----------  ------------   ----------
                          $    19,767  $  9,533    $ 34,811     $       1,867    $     9,539  $     36,672       46,211
                          ===========  ========    ========     =============    ===========  ============
Allowance for estimated
    losses...............                                                                                          (121)
                                                                                                             ----------
                                                                                                                 46,090
                                                                                                             ==========




                                                                              Life on Which
                                                                               Depreciation
                                                                                In Latest
                                                                                 Statement
                                       Accumulated        Date of       Date    of Operation
                                      Depreciation      Construction  Acquired   is Computed
                                      ------------      ------------  --------   -----------
                                                         (dollars in thousands)
Properties Held For Sale
------------------------

APARTMENTS
----------

Cedars.................               $    -               1964          12/94       40 years
    Irving, Texas

Eastpoint..............                    998             1985          01/86   5 - 40 years
    Mesquite, Texas

Plumtree...............                  1,642             1986          02/86   5 - 40 years
    Martinez, California

Treehouse..............                    358             1975          09/89   5 - 40 years
    San Antonio, Texas

Porticos...............                    929             1973          11/91       40 years
    Milwaukee, Wisconsin

OFFICE BUILDINGS
----------------

Saratoga...............                    886             1986          12/91   3 - 40 years
    Saratoga, California

Town Center Plaza......                    242             1985          03/91   5 - 40 yea

    Boca Raton, Florida               --------
                                      $  5,055
                                      ========
Allowance for estimated
    losses...............


--------------------------

(1)           The aggregate cost for Federal income tax purposes is $45,587.

                                                                    SCHEDULE III
                                                                     (Continued)


                        INCOME OPPORTUNITY REALTY TRUST
                    REAL ESTATE AND ACCUMULATED DEPRECIATION



                                                               1994                  1993                1992
                                                          --------------        -------------       -------------
                                                                               (dollars in thousands)
Reconciliation of Real Estate

Balance at January 1,....................                $       45,040        $      44,906       $       46,681

   Additions

           Improvements..................                           184                  134                  191
           Foreclosure...................                           990                  -                    -
           Other.........................                            (3)                 -                     31


   Deductions

           Sale of real estate...........                           -                    -                 (1,997)
                                                         --------------        -------------       --------------


Balance at December 31,..................                $       46,211        $      45,040       $       44,906
                                                         ==============        =============       ==============



Reconciliation of Accumulated
   Depreciation

Balance at January 1,....................                $        4,088        $       3,139       $        2,370
   Additions

           Depreciation..................                           967                  949                  910

   Deductions

           Sale of real estate...........                           -                    -                   (141)
                                                         --------------        -------------       --------------


Balance at December 31,..................                $        5,055        $       4,088       $        3,139
                                                         ==============        =============       ==============


                                                                     SCHEDULE IV




                        INCOME OPPORTUNITY REALTY TRUST
                         MORTGAGE LOANS ON REAL ESTATE
                               December 31, 1994





                                       Final                                                                      Carrying
                             Interest maturity                                        Prior     Face amount       amounts
      Description              rate     date         Periodic payment terms           liens     of mortgage    of mortgage (1)
-------------------------   --------  --------    -----------------------------    ----------   -----------    ---------------
                                                                                                    (dollars in thousands)
WRAPAROUND MORTGAGE NOTE

Twin Oaks................     10.00%     08/98    Monthly interest - only payments    $   813    $    2,000        $  2,000
Secured by shopping                               due through maturity, at which      =======    ==========        ========
center in Joliet, IL.                             time the entire principal balance
                                                  and all accrued and unpaid
                                                  interest are due.

Interest Receivable                                                                                                      17

Discount on Notes
  Receivable                                                                                                            (43)
                                                                                                                   --------

                                                                                                                      1,974
Allowance for Estimated
  Losses                                                                                                                 -
                                                                                                                   --------
                                                                                                                   $  1,974
                                                                                                                   ========




                                                             Principal amount of
                                                               loans subject to
                                                             delinquent principal
      Description                                                or interest
-------------------------                                    -------------------
WRAPAROUND MORTGAGE NOTE

Twin Oaks................                                       $      -
Secured by shopping                                             =============
center in Joliet, IL.



Interest Receivable

Discount on Notes
  Receivable



Allowance for Estimated
  Losses

------------------------

(1)    The aggregate cost for Federal income tax purposes is $3,135.

                                                                     SCHEDULE IV
                                                                     (Continued)




                        INCOME OPPORTUNITY REALTY TRUST
                         MORTGAGE LOANS ON REAL ESTATE





                                                    1994           1993             1992
                                                 ---------       ---------       ---------
                                                          (dollars in thousands)
Balance at January 1,..........                  $   3,050      $   3,050      $     2,000

    Additions
      New mortgage loans.......                       -              -               1,050


    Deductions
      Foreclosure..............                     (1,050)          -                 -
                                                 ---------      ---------      -----------
Balance at December 31,........                  $   2,000      $   3,050      $     3,050
                                                 =========      =========      ===========

              Consent of Independent Certified Public Accountants


Board of Directors of
  Income Opportunity Realty Investors, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 25, 1995, relating to the consolidated financial statements of Income Opportunity Realty Investors, Inc. which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                BDO Seidman, LLP


Dallas, Texas

January 23, 1996

              Consent of Independent Certified Public Accountants

Board of Trustees of
  Income Opportunity Realty Trust and
  The Partners of Tri-City Limited Partnership

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our reports dated February 28, 1995, relating to the consolidated financial statements and schedules of Income Opportunity Realty Trust and the financial statements and schedules of Tri-City Limited Partnership, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                BDO Seidman, LLP

Dallas, Texas

January 23, 1996

                                EXHIBIT INDEX





 Exhibit
  Number                      Description of Document                                    Page
 -------                      -----------------------                                    ----
   2.1           Form of Agreement and Plan of Merger by and between Income
                 Opportunity Realty Corporation and Income Opportunity Realty
                 Investors, Inc. (included herewith as Appendix B)

   3.1           Articles of Incorporation of Income Opportunity Realty
                 Investors, Inc. (included herewith as Appendix C)

   3.2 By-Laws of Income Opportunity Realty Investors, Inc. (included herewith as Appendix D)

  *5.1 Opinion of Andrews & Kurth L.L.P., counsel to the Registrant, regarding legality of the Common Stock being offered

  *5.2 Opinion of Kummer Kaempfer Bonner & Renshaw regarding legality of the Common Stock being offered

 **8.1           Opinion of Andrews & Kurth L.L.P. regarding tax matters

  10.1           Advisory Agreement dated as of March 7, 1995 between Income
                 Opportunity Realty Trust and Basic Capital Management, Inc.
                 (incorporated by reference to Appendix A of Income Opportunity
                 Realty Trust's Proxy Statement dated January 18, 1995 for the
                 Annual Meeting of Shareholders To Be Held on March 7, 1995).

  10.2           Brokerage Agreement dated December 1, 1992 between Income
                 Opportunity Realty Trust and Carmel Realty, Inc. (incorporated by reference to Exhibit No. 10.5 to Income Opportunity Realty
                 Trust's Annual Report on Form 10-K for the year ended December
                 31, 1992).

  10.3           Brokerage Agreement dated as of February 11, 1994, between
                 Income Opportunity Realty Trust and Carmel Realty, Inc.
                 (incorporated by reference to Exhibit No. 10.3 to Income
                 Opportunity Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1993).

  10.4           Brokerage Agreement dated as of February 11, 1995, between
                 Income Opportunity Realty Trust and Carmel Realty, Inc.
                 (incorporated by reference to Exhibit No. 10.4 to Income
                 Opportunity Realty Trust's Annual Report on Form 10-K/A for the year ended December 31, 1994).

**23.1           Consent of BDO Seidman, LLP, independent accountants (Pages
                 S-1 and S-2 hereto)

  23.2           Consent of Andrews & Kurth L.L.P. (included as part of
                 Exhibit 8.1)

  23.3 Consent of Kummer Kaempfler Bonner & Renshaw (included as part of Exhibit 5.2)

**24.1 Power of Attorney (set forth on pages, pages II - 5 and II - 6 of the Registration Statement (File No. 33-62211) filed with the Commission on August 29, 1995)

  27.0           Financial Data Schedule

**99.1           Form of Proxy Card



_______________



*   Previously filed
**  Filed herewith.